As filed with the Securities and Exchange Commission on May 8, 1998

                                  Registration Statement No. 333-_____________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           __________

                            FORM S-4

                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                           __________

                            XCL LTD.
    (Exact name of co-registrant as specified in its charter)

          Delaware                           1311                 51-0305643
(State or other jurisdiction of (Primary Standard Industrial    (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                         XCL-CHINA LTD.
    (Exact name of co-registrant as specified in its charter)

    British Virgin Islands                  1311               Not Applicable
(State or other jurisdiction of  (Primary Standard Industrial   (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                 110 Rue Jean Lafitte, 2nd Floor
                   Lafayette, Louisiana 70508
                         (318) 237-0325
       (Address, including zip code, and telephone number,
including area code, of co-registrants' principal executive offices)
                      ____________________

                      Benjamin B. Blanchet
                            XCL Ltd.
                 110 Rue Jean Lafitte, 2nd Floor
                   Lafayette, Louisiana 70508
                         (318) 237-0325
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                      ____________________

                            Copy to:

                    Peter A. Basilevsky, Esq.
              Satterlee Stephens Burke & Burke LLP
                         230 Park Avenue
                    New York, New York 10169
                         (212) 818-9200
              ____________________________________

      Approximate date of commencement of proposed  sale  to  the public:

      As soon as practicable after the effective date of this registration statement.

                ------------------------------
      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE
=================================================================================================
   Title Of Each Class Of    Amount To Be   Proposed Maximum   Proposed Maximum     Amount Of
Securities To Be Registered   Registered     Offering Price         Aggregate    Registration Fee
                                                Per Note        Offering Price
-------------------------------------------------------------------------------------------------
13.50% Senior Secured Notes
  due May 1, 2004 (1)         $75,000,000          100%           $75,000,000      $22,125.00
-------------------------------------------------------------------------------------------------
Guaranty of 13.50% Senior
 Secured Notes due
 May 1, 2004 (1)                  (2)               (2)               (2)             (2)
=================================================================================================
(1)     The issuer of the Notes registered hereby is XCL Ltd.
  The guaranty registered hereby is made by XCL-China Ltd.

(2) No additional consideration will be received for the guaranty of the Notes registered hereby.

The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


     SUBJECT TO COMPLETION, DATED MAY 8, 1998

PROSPECTUS

                                XCL LTD.

                           OFFER TO EXCHANGE
     13.50% SENIOR SECURED NOTES DUE MAY 1, 2004, SERIES B
     FOR ANY AND ALL OUTSTANDING 13.50% SENIOR SECURED NOTES
                       DUE MAY 1, 2004, SERIES A

      THE  EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT  5:00 P.M.,
      NEW  YORK  CITY TIME, ON _____________________,  1998,  UNLESS EXTENDED

                         _________________________

      XCL  Ltd.,  a  Delaware  corporation (the  "Company"),  hereby offers,  upon the terms and subject to the conditions set  forth  in this  Prospectus  (as the same may be amended or  supplemented  from time  to  time,  this "Prospectus") and the accompanying  letter  of transmittal  (the  "Letter of Transmittal," and together  with  this
Prospectus,  the  "Exchange  Offer"), to exchange  $1,000  principal amount of its 13.50% Senior Secured Notes due May 1, 2004, Series  B
(the  "Exchange  Notes"),  which  have  been  registered  under  the
Securities Act of 1933, as amended (the "Securities Act"),  pursuant to  the Exchange Offer Registration Statement (as defined herein) of which  this Prospectus constitutes a part, for each $1,000 principal amount  of  its outstanding 13.50% Senior Secured Notes due  May  1,
2004,  Series  A  (the "Old Notes"), of which $75,000,000  principal amount  is  outstanding.  The Exchange Notes are being  offered  for exchange  in  order to satisfy certain obligations  of  the  Company under  the  Registration Rights Agreement dated as of May  20,  1997
(the  "Registration  Rights Agreement"),  between  the  Company  and
Jefferies & Company, Inc. (the "Initial Purchaser").  The  form  and terms  of  the Exchange Notes are identical in all material respects to  the  form and terms of the Old Notes except for certain transfer restrictions and registration rights relating to the Old Notes.  The
Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (as
defined   herein).   In  the  event  that  the  Exchange  Offer   is
consummated,   any   Old   Notes  that  remain   outstanding   after
consummation of the Exchange Offer and the Exchange Notes issued  in the Exchange Offer will vote together as a single class for purposes of  determining  whether  holders of  the  requisite  percentage  in outstanding principal amount of the Notes have taken certain actions or exercised certain rights under the Indenture.  The Exchange Notes and  the  Old  Notes  are collectively referred  to  herein  as  the
"Notes."

      The  Old Notes represent and the Exchange Notes will represent senior  obligations of the Company and the Old Notes  rank  and  the
Exchange  Notes  will rank pari passu in right of payment  with  all indebtedness of the Company and senior to any indebtedness  that  is expressly  subordinated to the Notes.  The Old  Notes  are  and  the
Exchange  Notes will be secured by (i) a pledge of all  the  capital stock  of XCL-China Ltd., a company organized under the laws of  the
British  Virgin Islands and a wholly-owned subsidiary of the Company
("XCL-China"),  and  any  other  future  Restricted  Subsidiary  (as
defined   herein),   and  (ii)  the  guarantees   (the   "Subsidiary
Guarantees")  of  XCL-China and any other Subsidiary  Guarantor  (as
defined  herein).   The Subsidiary Guarantees are general  unsecured
obligations  of  the Subsidiary Guarantors and rank  pari  passu  in
right   of   payment   to  all  existing  and  future   subordinated
indebtedness   of   the  Subsidiary  Guarantors.    The   Subsidiary
Guarantees  are effectively subordinated to any secured indebtedness of  the  Subsidiary Guarantors to the extent of  the  value  of  the assets securing such indebtedness (see "Description of the Notes").

     The Company will accept for exchange any and all Old Notes that are  validly tendered on or prior to 5:00 p.m., New York City  time,
on   the   date   the  Exchange  Offer  expires,   which   will   be
_________________, 1998, unless the Exchange Offer is extended.  See
"The  Exchange  Offer  -- Expiration Date; Extensions;  Amendments."
Tenders  of  Old Notes may be withdrawn at any time  prior  to  5:00
p.m.,  New  York  City  time,  on the  business  day  prior  to  the
Expiration Date (as defined herein), unless previously accepted  for
exchange.   The Exchange Offer is not conditioned upon  any  minimum
principal amount of Old Notes being tendered for exchange.  However, the  Exchange  Offer is subject to certain conditions which  may  be waived  by  the  Company  and to the terms  and  provisions  of  the
Registration  Rights Agreement.  Old Notes may be tendered  only  in denominations  of  $1,000 principal amount  and  integral  multiples thereof.  The Company has agreed to pay the expenses of the Exchange
Offer.  See "The Exchange Offer."

     See "Risk Factors" beginning on page [.] of this Prospectus for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

THESE  SECURITIES  HAVE  NOT BEEN APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES   AND   EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
COMMISSION  NOR  HAS THE SECURITIES AND EXCHANGE COMMISSION  OR  ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY  OF
THIS  PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A  CRIMINAL
OFFENSE.

     The date of this Prospectus is _____________, 1998.

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

      The  Exchange Notes will bear interest at the rate  of  13.50%
per  annum, payable semi-annually on May 1 and November  1  of  each year,  commencing  November 1, 1998.  Holders of Exchange  Notes  of
record  on  October 15, 1998 will receive interest  on  November  1,
1998  from  the  date  of issuance of the Exchange  Notes,  plus  an amount  equal  to  the accrued and additional interest  on  the  Old
Notes  from  May 1, 1998 to the date of exchange thereof.   Interest
on  the  Old  Notes accepted for exchange will cease to accrue  upon issuance of the Exchange Notes.

      The  Old  Notes were sold by the Company on May  20,  1997  to the  Initial  Purchaser in a transaction not  registered  under  the
Securities  Act  in  reliance upon Section 4(2)  of  the  Securities
Act.   The  Old  Notes  were then offered and sold  by  the  Initial
Purchaser  only to "qualified institutional buyers" (as  defined  in
Rule  144A  under  the Securities Act) and to a  limited  number  of
institutional   "accredited   investors"   (as   defined   in   Rule
501(a)(1),  (2),  (3)  or  (7) under the Securities  Act),  each  of whom  agreed  to  comply  with  certain  transfer  restrictions  and other  conditions.  Accordingly, the Old Notes may not  be  offered,
resold   or  otherwise  transferred  unless  registered  under   the
Securities   Act  or  unless  an  applicable  exemption   from   the
registration requirements of the Securities Act is available.

      The  Company is making the Exchange Offer in reliance  on  the position  of  the  staff of the Division of Corporation  Finance  of
the   Securities  and  Exchange  Commission  (the  "Commission"   or
"SEC")  as  set forth in certain interpretive letters  addressed  to third  parties  in  other transactions.  However,  the  Company  has not  sought  its  own  interpretive  letter  and  there  can  be  no assurance  that  the  staff of the Division of  Corporation  Finance of  the  SEC would make a similar determination with respect to  the
Exchange  Offer  as  it has in such interpretive  letters  to  third
parties.   Based  on  these interpretations  by  the  staff  of  the
Division   of  Corporation  Finance,  including  no-action   letters
issued  by  the  staff  of  the Division of Corporation  Finance  to
Exxon   Capital   Holdings   Corporation,   SEC   No-Action   Letter
(available  April  13, 1989), Morgan Stanley &  Co.  Inc.,  SEC  No-
Action   Letter  (available  June  5,  1991)  (the  "Morgan  Stanley
Letter")  and  Mary  Kay  Cosmetics,  Inc.,  SEC  No-Action   Letter
(available  June  5, 1991), the Company believes that  the  Exchange
Notes  issued  pursuant to the Exchange Offer  may  be  offered  for
resale,   resold   and  otherwise  transferred  by  the   respective
holders  thereof  (other  than  by a  "Restricted  Holder")  without
compliance   with   the   registration   and   prospectus   delivery
provisions  of  the  Securities Act,  provided  that  such  Exchange
Notes   are  acquired  in  the  ordinary  course  of  such  holder's business  and  such  holder  is not participating  in,  and  has  no arrangement  with  any  person  to participate  in,  a  distribution
(within  the  meaning  of  the  Securities  Act)  of  such  Exchange
Notes.   Eligible  holders  wishing to  accept  the  Exchange  Offer must  represent to the Company that such conditions have  been  met.
Holders  who  tender  Old  Notes in  the  Exchange  Offer  with  the intention  to  participate in a distribution of the  Exchange  Notes may  not  rely  upon the Morgan Stanley Letter or similar  no-action
letters.   In  addition, a Restricted Holder is (i) a  broker-dealer
who   purchased   Old  Notes  exchanged  for  such  Exchange   Notes
directly  from the Company to resell pursuant to Rule  144A  or  any other  available  exemption  under the  Securities  Act  or  (ii)  a person  that  is an affiliate of the Company within the  meaning  of
Rule  405  under  the Securities Act.  Such person will  be  subject to  restrictions  on  resales or transfers of  the  Exchange  Notes.
In  the  event that applicable interpretations by the staff  of  the
Division  of  Corporation Finance of the SEC change or otherwise  do not  permit  resales of the Exchange Notes without  compliance  with
the   registration  and  prospectus  delivery  requirements  of  the
Securities  Act,  holders of Exchange Notes  who  transfer  Exchange
Notes  in  violation of the prospectus delivery  provisions  of  the
Securities   Act   or   without  an  exemption   from   registration
thereunder  may  incur  liability  thereunder.   See  "The  Exchange
Offer  --  General."   Each  broker-dealer  that  receives  Exchange
Notes  for  its  own  account pursuant to the  Exchange  Offer  must acknowledge  that  it will deliver a prospectus in  connection  with any  resale  of such Exchange Notes.  A broker-dealer that  delivers such  a  prospectus  to purchasers in connection with  such  resales will  be  subject  to  certain  of the  civil  liability  provisions under  the  Securities Act and will be bound by  the  provisions  of
the     Registration    Rights    Agreement    (including    certain
indemnification  rights and obligations).  This  Prospectus,  as  it may  be  amended or supplemented from time to time, may be  used  by a  broker-dealer  in  connection  with  resales  of  Exchange  Notes received  in  exchange  for  Old Notes where  such  Old  Notes  were
acquired   by  such  broker-dealer  as  a  result  of  market-making
activities  or  other trading activities.  The  Company  has  agreed that  it  will make this Prospectus and any amendment or  supplement to  this  Prospectus  available  to any  broker-dealer  for  use  in connection  with  any such resale for a period of  up  to  180  days
after   consummation   of  the  Exchange  Offer.    See   "Plan   of
Distribution."

      The  Company  will not receive any proceeds from the  Exchange
Offer.

      The  Exchange Notes will constitute a new issue of  securities with  no  established trading market, and there can be no  assurance as  to  the  liquidity  of  any markets that  may  develop  for  the
Exchange  Notes  or  as  to the ability of or  price  at  which  the holders  of  Exchange  Notes would be able to  sell  their  Exchange
Notes.   Future  trading prices of the Exchange  Notes  will  depend on  many  factors,  including,  among  others,  prevailing  interest rates,  the  Company's operating results and the market for  similar
securities.   The Company does not intend to apply  for  listing  of
the  Exchange  Notes  on  any  securities  exchange.   [The  Initial
Purchaser  has  informed the Company that it  currently  intends  to make  a  market  for  the Exchange Notes.  However,  it  is  not  so obligated,  and  any such market making may be discontinued  at  any time  without notice.] Accordingly, no assurance can be  given  that an  active  public  or other market will develop  for  the  Exchange
Notes  or  as  to  the liquidity of or the trading  market  for  the
Exchange Notes.

      THE  EXCHANGE  OFFER  IS  NOT BEING  MADE  TO,  NOR  WILL  THE
COMPANY  ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF  OLD  NOTES
IN  ANY  JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE  ACCEPTANCE
THEREOF  WOULD  NOT  BE IN COMPLIANCE WITH THE  SECURITIES  OR  BLUE
SKY LAWS OF SUCH JURISDICTION.

                      AVAILABLE INFORMATION

      The  Company  is subject to the informational requirements  of the  Securities  Exchange  Act of 1934, as  amended  (the  "Exchange
Act"),  and,  in  accordance therewith,  files  reports,  proxy  and information  statements and other information with  the  Commission.
Such   reports,   proxy   and  information  statements   and   other
information  can  be  inspected and copied at the  public  reference facilities  maintained  by the Commission at  Judiciary  Plaza,  450
Fifth  Street,  N.W., Washington, D.C. 20549, and at  the  following regional  offices  of  the Commission:  Seven  World  Trade  Center,
Suite  1300,  New  York,  New York 10048 and  Citicorp  Center,  500
West  Madison  Street,  Suite  1400, Chicago,  Illinois  60661-2511.
Copies  of  such materials can be obtained by mail from  the  Public
Reference  Section  of  the  Commission,  at  Judiciary  Plaza,  450
Fifth  Street,  N.W., Washington, D.C. 20549, at  prescribed  rates.
In  addition, the Commission maintains a site on the Word  Wide  Web that  contains reports, proxy and information statements  and  other
information   filed   electronically  by  the   Company   with   the
Commission   which   can   be  accessed   over   the   Internet   at
http://www.sec.gov.  The Company's Common Stock  is  listed  on  the
American   Stock   Exchange.    Reports,   proxy   and   information
statements  and  other information relating to the  Company  can  be inspected  at  the  offices of the American  Stock  Exchange  at  86
Trinity  Place,  New  York,  NY 10006-1881.   While  any  Old  Notes
remain   outstanding,   the  Company  will  make   available,   upon
request,  to  any  holder  and  any  prospective  purchaser  of  Old
Notes,  the  information required pursuant to Rule 144A(d)(4)  under the  Securities  Act during any period in which the Company  is  not
subject  to  Section  13  or 15(d) of the Exchange  Act.   Any  such
request  should  be directed to the Secretary of  the  Company,  110
Rue Jean Lafitte, 2nd Floor, Lafayette, Louisiana 70508.

      This  Prospectus constitutes part of a registration  statement on  Form  S-4  (herein, together with all amendments  and  exhibits, referred  to  as the "Exchange Offer Registration Statement")  filed by  the  Company  with  the  Commission under  the  Securities  Act.
This  Prospectus omits certain of the information set forth  in  the
Exchange   Offer  Registration  Statement.   Consult  the   Exchange
Offer   Registration   Statement  and  its  exhibits   for   further
information  about  the Company and the securities  covered  hereby.
Statements  made herein about the provisions of contracts  or  other documents  are  not  necessarily complete, and each  such  statement is  qualified  in  its entirety by reference  to  the  copy  of  the applicable  contract  or other document filed with  the  Commission.
Copies  of  the  Exchange  Offer  Registration  Statement  and   its
exhibits  are on file at the offices of the Commission  and  may  be obtained  upon  payment of the fee prescribed by the Commission,  or may  be  examined without charge at the public reference  facilities of the Commission described above.

      NO  PERSON  HAS  BEEN AUTHORIZED TO GIVE  ANY  INFORMATION  OR
MAKE   ANY   REPRESENTATIONS   OTHER   THAN   THOSE   CONTAINED   OR
INCORPORATED  BY  REFERENCE IN THIS PROSPECTUS AND THE  ACCOMPANYING
LETTER  OF  TRANSMITTAL AND, IF GIVEN OR MADE, SUCH  INFORMATION  OR
REPRESENTATIONS  MUST NOT BE RELIED UPON AS HAVING  BEEN  AUTHORIZED
BY  THE  COMPANY  OR THE EXCHANGE AGENT.  NEITHER  THE  DELIVERY  OF
THIS  PROSPECTUS  OR  THE  ACCOMPANYING LETTER  OF  TRANSMITTAL,  OR
BOTH  TOGETHER,  NOR  ANY  SALE  MADE  HEREUNDER  SHALL  UNDER   ANY
CIRCUMSTANCES  CREATE AN IMPLICATION THAT THERE HAS BEEN  NO  CHANGE
IN  THE  AFFAIRS  OF  THE COMPANY SINCE THE  DATE  HEREOF.   NEITHER
THIS  PROSPECTUS  NOR  THE ACCOMPANYING LETTER  OF  TRANSMITTAL,  OR
BOTH  TOGETHER,  CONSTITUTE AN OFFER TO SELL OR  A  SOLICITATION  OF
AN  OFFER  TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE  IN
ANY  JURISDICTION  IN  WHICH  SUCH  OFFER  OR  SOLICITATION  IS  NOT
AUTHORIZED   OR   IN  WHICH  THE  PERSON  MAKING   SUCH   OFFER   OR
SOLICITATION  IS  NOT QUALIFIED TO DO SO OR TO ANY  PERSON  TO  WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


           DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

       This  Prospectus  includes  (or  incorporates  by  reference)
"forward-looking   statements."  All   statements   made   in   this
Prospectus,  other  than  historical facts  (whether  set  forth  or
incorporated   by   reference),   are  forward-looking   statements.
Although  the  Company believes such statements are  reasonable,  it can give no assurance that they will prove to be correct.

      It  is  difficult  to estimate quantities of  proved  oil  and natural  gas  reserves  and to project future  rates  of  production and  timing  of  development  costs.  Those  estimates  depend  upon
many  factors  the  Company  cannot  control.   Reserve  engineering
involves  estimating underground accumulations of  oil  and  natural gas  that cannot be measured in an exact way.  The accuracy  of  any
reserve   estimate  depends  on  the  quality  of  available   data,
interpretation  of  that  data  and  the  judgment  of  the  reserve
engineers.   As  a  result, estimates made  by  different  engineers
are   often   different.   Because  reserve   estimates   are   only
estimates,  the  actual  amounts of oil and  natural  gas  recovered are  usually  different  from the estimates.  Results  of  drilling, testing  and  production subsequent to the date of an  estimate  may
require  reserve  estimates  to  be  revised  and  may  change   the
schedule of production and development drilling.

      Additional  important factors that could cause actual  results
to   differ   materially   from  the  Company's   expectations   are
disclosed under "Risk Factors" and elsewhere in this Prospectus.


                       PROSPECTUS SUMMARY

      Because  this  is  a  summary, it does  not  contain  all  the information  that  may  be important to you.  You  should  carefully read  the  whole  Prospectus  and its appendices,  as  well  as  the
information   incorporated  by  reference  into   this   Prospectus.
Usually  in  this  Prospectus,  the terms  "XCL"  or  the  "Company"
refer   to  XCL  Ltd.  and  all  of  its  subsidiaries.  Except   as
otherwise  noted,  the reported reserve data are  based  on  reserve estimates  made  by  the Company's independent petroleum  engineers.
See  "Glossary  of  Terms" for definitions of certain  oil  and  gas terminology.

                           The Company
                           -----------

       XCL  is  principally  engaged  in  the  exploration  for  and development  of  oil  and gas in the Zhao Dong Block  (the  "Block")
located  in  the  shallow waters of the Bohai Bay  in  the  People's
Republic  of  China  ("China").  The Block  is  located  in  one  of
China's  major  oil-producing basins. The Company  believes  that  a portion  of  the  Block is an extension of the  onshore  Dagang  oil field  complex  to  the  west, estimated by Chinese  authorities  to have  an  ultimate recovery of more than one billion  barrels  (with
approximately  700  million barrels produced  already).   The  Block
is  about  40 miles northwest of the Shengli oil field, the  largest in  the  basin, which Chinese authorities estimate has  an  ultimate recovery  of more than seven billion barrels (with about  4  billion barrels produced already).

      In  early 1993, XCL became the first foreign company to  enter into  an  onshore  Production  Sharing Agreement  (the  "Contract"), with  the  China  National Oil and Gas Exploration  and  Development
Corporation   ("CNODC"),  providing  for  exploration,  development,
and  production  of  the  Block.  The  Contract  provides  that  the
"Foreign  Contractor"  (the  Company and  Apache  Corporation  as  a
group,  working through a participation agreement)  is  to  pay  all
exploration   costs.  The  Contract  also  states   that,   when   a
commercial  discovery is made, CNODC may choose  to  participate  in development,  with  51% of all development and operating  costs  and allocable  remainder oil and gas production allocated to  CNODC  and
49%  to  the Foreign Contractor.  The Foreign Contractor's share  is
divided  equally  between  XCL and Apache.   See  "Business  --  The
Contract" and "Business -- Apache Farmout."

      XCL and Apache have successfully tested six of nine wells drilled to date on the Block, with total test rates exceeding
39,500 barrels of oil per day (or an average per well rate of 6,647 barrels of oil per day). Of the three wells not tested, one
(the D-3) was proven productive by wire line samples and tests in several sands but was not drill-stem tested, while a second (the
F-1) was drilled but not fully evaluated. Drilling activities on the F-1 have been abandoned. Development of the C-D Field for production is now proceeding.

      Projections  made  by H.J. Gruy and Associates  ("Gruy"),  the
Company's  independent  petroleum  engineers,  in  January  of  1998 anticipate  gross  proved  undeveloped reserves  in  the  C-D  Field drilled  to  date  of  46.26  million barrels  of  recoverable  oil.
Consequently,   the   Company's  net   interest   in   such   proved
undeveloped   reserves  is  estimated  to  be  approximately   11.76
million  barrels  of  oil  with  a PV-10  of  $62.5  million  as  of
January  1, 1998.  The Company believes that the C-D Field  and  the
remainder   of   the  Block  hold  the  potential   for   additional
significant  increases in oil reserves.  See "Business  --  Oil  and
Gas Reserves" and Appendix A attached hereto.


                The Company's Development Program
                ---------------------------------

      The  C-D Field was discovered by the drilling of the  C-1  and
D-1  Wells.  The Field has been appraised by the C-2,  C-2-2,  C-2-2
sidetrack,   C-3,  D-2,  and  D-3  Wells.  On  the  basis   of   the
calculated  reserves,  Apache  and  XCL  have  prepared  an  Overall
Development  Program  ("ODP")  for the  Field.   The  ODP  presently
projects  the  drilling of 45 wells, of which 32  are  producers,  8 are  water  injection  wells for the purpose of  reservoir  pressure maintenance  to  achieve  higher  levels  of  recovery  of  ultimate
reserves  and  5  are  water  disposal  wells.   The  ODP  has  been
approved   by   the  Joint  Management  Committee   ("JMC"),   which
oversees  operations on the Block, and has been  approved  by  China
National    Petroleum   Company   ("CNPC")   subject   to    certain
modifications  that XCL and Apache are studying.   CNODC  has  given
notice  that it will participate as to its full 51% share in the  C-
D Field.

       XCL,   Apache  and  CNODC  are  currently  collaborating   on
engineering  studies  to  refine the ODP,  both  to  reduce  capital
commitments  for  development and to accelerate production.   It  is
expected   that   these   studies  will  assist   the   parties   in
determining  the   most efficient method for development,  including
the  practicability of beginning production before  all  development operations  have been completed.  The Company has been  informed  by
CNODC  that they desire that production on the Block begin  in  1998 and  the  parties  are  assessing how  and  whether  that  would  be
commercially   feasible.   Initial  results   indicate   that   1998
production  is  possible  and the Company,  Apache  and  CNODC  have decided to attempt to commence initial production in 1998.

      XCL's  current estimate (which is subject to revision  as  the project  moves  forward)  of the costs to develop  the  reserves  in the  C-D  Field  that  are identified in the  ODP  by  the  Operator
(which  are  higher than the reserves identified by XCL's  petroleum engineers)  is  approximately $185 million  (of  which  XCL's  share would  be  approximately $45.3 million).  This is less than  amounts projected  earlier  by  the Operator in the  original  ODP  in  part because  of  the  initial inclusion in the ODP  estimates  of  large
contingencies,  which  all  parties  believe  are  too   high.    In
addition,  cost  reductions are expected in  part  based  on  design
changes   that  would  eliminate  one  drilling  platform  and   one
production  platform  from the ODP.  While formal  Chinese  approval for  these  changes has not yet been obtained, all  parties  believe that  such  approval can be secured.  Further, cost  reductions  are expected  as  a  result of preliminary bids that suggest  that  cost estimates  in the ODP have been too high. Cost reductions  from  the
Operator's  projections  are also based on the  assumption  that  if the  project  moves forward with dispatch, the current  weakness  of certain  Asian  currencies  could result in  substantial  reductions in the costs of steel and fabrication for the project.

      The revised ODP design anticipates that once production and loading facilities have been installed in the field, wells will be placed on production as they are drilled. In this case, cash flow from this production would be available to fund part of XCL's capital requirements for the development of the C-D Field.
The Company's financial plans include the use of such cash flow as part of the Company's source of funds.

      Production  tests  of  the  C-4  Well,  announced  by  XCL  on
October  7,  1997, indicate a combined daily rate from  8  zones  of
15,359  barrels of oil per day, and 6,107 Mcf of gas, plus  a  ninth zone  daily  rate  of 4,600 Mcf and 14 barrels of  condensate.  This well  suggests a new field discovery on the Block. CNODC,  XCL,  and
Apache  have  agreed  to drill a well in 1998 to  appraise  the  C-4
Well.   If  this proves successful, early production  from  the  two initial  wells  in  the  C-4  Well area  may  begin  late  in  1998;
initial  feasibility studies indicate that this  is  possible.   The
capital  costs  attributable  to  such  early  production  are   not
included   in   the  1998  work  program  and  budget.    Successful
appraisal  of the C-4 Well could also cause XCL and Apache  to  move promptly toward development of this area.


                The Company's Additional Ventures
                ---------------------------------

      The  Company  is  also  proceeding with certain  other  energy related  ventures  in  China, including a joint  venture  with  CNPC
United   Lube  Oil  Corporation  to  engage  in  the  manufacturing,
distribution  and  marketing  of  lubricating  oil  in   China   and
Southeast  Asian markets and a cooperative venture  with  the  China
National  Administration  of Coal Geology  to  explore  and  develop
coalbed   methane  in  two  areas  of  China.   See   "BUSINESS   --
United/XCL   Lube  Oil  Joint  Venture"  and  "--  Coalbed   Methane
Project."


        The Private Placement and Use of Proceeds Thereof
        -------------------------------------------------

      The  Old  Notes were sold by the Company on May  20,  1997  to the  Initial  Purchaser and were thereupon offered and sold  by  the
Initial  Purchaser  only  to certain qualified  buyers.   The  $60.4
million  of  net  proceeds  received by the  Company  in  connection with  the  sale  of  the Old Notes was and will  be  used  to  repay
indebtedness,   for   development   expenditures   and   contractual
exploration  obligations  and  for working  capital  purposes.   See
"Private Placement" and "Capitalization."


     The Exchange Offer
     ------------------

       The  Exchange  Offer  relates  to  the  exchange  of  up   to
$75,000,000   principal  amount  of  Exchange  Notes   for   up   to
$75,000,000  principal amount of Old Notes.  The form and  terms  of the  Exchange  Notes are identical in all material respects  to  the form  and  terms  of the Old Notes, except that the  Exchange  Notes
have  been  registered  under  the  Securities  Act  and  will   not
contain  certain  transfer restrictions and hence are  not  entitled to  the  benefits of the Registration Rights Agreement  relating  to
the   contingent  increases  in  the  interest  rate  provided   for
pursuant  thereto.  The Exchange Notes will evidence the  same  debt as  the  Old Notes and will be issued under and be entitled  to  the
benefits   of   the  Indenture  governing  the   Old   Notes.    See
"Description of the Notes."

The Exchange Offer...............Each $1,000  principal  amount  of
                                 Exchange   Notes  will  be   issued
                                 in   exchange   for   each   $1,000
                                 principal   amount  of  outstanding
                                 Old   Notes.    As  of   the   date
                                 hereof,    $75,000,000    principal
                                 amount  of  Old  Notes  are  issued
                                 and   outstanding.    The   Company
                                 will   issue  the  Exchange   Notes
                                 to   tendering   holders   of   Old
                                 Notes  on  or  promptly  after  the
                                 Expiration Date.

Resale...........................The Company believes that the Exchange Notes issued  pursuant  to  the  Exchange
                                 Offer   generally  will  be  freely
                                 transferable   by    the    holders
                                 thereof  without  registration   or
                                 any       prospectus       delivery
                                 requirement        under        the
                                 Securities    Act,    except    for
                                 certain   Restricted  Holders   who
                                 may    be   required   to   deliver
                                 copies   of   this  Prospectus   in
                                 connection  with  any   resale   of
                                 the   Exchange  Notes   issued   in
                                 exchange   for  such   Old   Notes.
                                 See   "The   Exchange   Offer    --
                                 General"      and     "Plan      of
                                 Distribution."

Expiration Date..................5:00 p.m., New York City time,   on
                                 ____________,  1998,   unless   the
                                 Exchange  Offer  is  extended,   in
                                 which  case  the  term  "Expiration
                                 Date"  means  the  latest  date  to
                                 which   the   Exchange   Offer   is
                                 extended.     See   "The   Exchange
                                 Offer     --    Expiration    Date;
                                 Extensions; Amendments."

Interest on the Notes............The   Exchange  Notes   will   bear
                                 interest    payable   semi-annually
                                 on  May  1 and November 1  of  each
                                 year,   commencing   November    1,
                                 1998.  Holders  of  Exchange  Notes
                                 of   record  on  October  15,  1998
                                 will     receive    interest     on
                                 November  1,  1998  from  the  date
                                 of   issuance   of   the   Exchange
                                 Notes,  plus  an  amount  equal  to
                                 the  accrued interest  on  the  Old
                                 Notes  from  May  1,  1998  to  the
                                 date   of  exchange  thereof,  plus
                                 additional                 interest
                                 attributable  to  the  late  filing
                                 and     effectiveness    of     the
                                 Exchange     Offer     Registration
                                 Statement.            Consequently,
                                 assuming      this     registration
                                 statement   is  declared  effective
                                 on    June   30,   1998   and   the
                                 Exchange   Offer   is   consummated
                                 prior   to  the  record   date   in
                                 respect  of  the November  1,  1998
                                 interest   payment  for   the   Old
                                 Notes,    holders   who    exchange
                                 their   Old   Notes  for   Exchange
                                 Notes   will   receive   the   same
                                 interest  payment  on  November  1,
                                 1998    that   they   would    have
                                 received   had  they  not  accepted
                                 the    Exchange   Offer,   together
                                 with    additional   interest    of
                                 $5.93    for    each   $1,000    in
                                 outstanding    principal    amount.
                                 Interest    on   the   Old    Notes
                                 accepted   for     exchange    will
                                 cease   to   accrue  upon  issuance
                                 of   the   Exchange   Notes.    See
                                 "The  Exchange  Offer  --  Interest
                                 on    the   Exchange   Notes"   and
                                 "Description   of  the   Notes   --
                                 Registration Rights."

Procedures for Tendering Old
  Notes..........................Each holder of the Old Notes wishing to accept the Exchange  Offer  must
                                 complete, sign and date the Letter of
                                 Transmittal,   or    a    facsimile
                                 thereof,  in  accordance  with  the
                                 instructions    contained    herein
                                 and    therein,   and    mail    or
                                 otherwise   deliver   such   Letter
                                 of     Transmittal,     or     such
                                 facsimile,     or    an     Agent's
                                 Message    (as   defined    herein)
                                 together  with  the  Old  Notes  to
                                 be    exchanged   and   any   other
                                 required   documentation   to   the
                                 Exchange   Agent  at  the   address
                                 set  forth  herein and  therein  or
                                 effect   a  tender  of  Old   Notes
                                 pursuant  to  the  procedures   for
                                 book-entry  transfer  as   provided
                                 for   herein.   See  "The  Exchange
                                 Offer     --     Procedures     for
                                 Tendering."

Special Procedures for Beneficial
  Holders........................Any beneficial holder whose Old Notes
                                 are registered in the  name  of   a
                                 broker,      dealer,     commercial
                                 bank,   trust  company   or   other
                                 nominee    and   who   wishes    to
                                 tender   in   the  Exchange   Offer
                                 should   contact  such   registered
                                 holder    promptly   and   instruct
                                 such    registered    holder     to
                                 tender     on     the    beneficial
                                 holder's    behalf.     If     such
                                 beneficial   holder    wishes    to
                                 tender        directly,        such
                                 beneficial   holder   must,   prior
                                 to  completing  and  executing  the
                                 Letter    of    Transmittal     and
                                 delivering    the    Old     Notes,
                                 either       make       appropriate
                                 arrangements      to       register
                                 ownership  of  the  Old  Notes   in
                                 such  holder's  name  or  obtain  a
                                 properly   completed   bond   power
                                 from    the   registered    holder.
                                 The      transfer     of     record
                                 ownership   may  take  considerable
                                 time.  See  "The Exchange  Offer  -
                                 - Procedures for Tendering."

Guaranteed Delivery Procedures...Holders  of Old  Notes  who
                                 wish  to  tender  their  Old  Notes
                                 and   whose  Old  Notes   are   not
                                 immediately   available   or    who
                                 cannot  deliver  their  Old   Notes
                                 and  a  properly  completed  Letter
                                 of   Transmittal   or   any   other
                                 documents    required    by     the
                                 Letter   of  Transmittal   to   the
                                 Exchange   Agent   prior   to   the
                                 Expiration  Date,  or  who   cannot
                                 complete  the procedure  for  book-
                                 entry    transfer   on   a   timely
                                 basis   and   deliver  an   Agent's
                                 Message,   may  tender  their   Old
                                 Notes     according     to      the
                                 guaranteed    delivery   procedures
                                 set    forth   in   "The   Exchange
                                 Offer    --   Guaranteed   Delivery
                                 Procedures."

Withdrawal Rights................Tenders of Old Notes may be withdrawn at  any  time prior to  5:00  p.m.,
                                 New   York   City  time,   on   the
                                 business   day   prior    to    the
                                 Expiration       Date,       unless
                                 previously       accepted       for
                                 exchange.    See   "The    Exchange
                                 Offer     --     Withdrawal      of
                                 Tenders."

Termination of the Exchange Offer...... The    Company    may
                                 terminate  the  Exchange  Offer  if
                                 it  determines  that  the  Exchange
                                 Offer   violates   any   applicable
                                 law   or   interpretation  of   the
                                 staff  of  the  SEC.   Holders   of
                                 Old   Notes   will   have   certain
                                 rights    against    the    Company
                                 under   the   Registration   Rights
                                 Agreement   should   the    Company
                                 fail  to  consummate  the  Exchange
                                 Offer.   See  "The  Exchange  Offer
                                 --         Termination"         and
                                 "Description   of  the   Notes   --
                                 Registration Rights."

Acceptance of Old Notes and
Delivery of Exchange Notes....... Subject  to certain  conditions
                                 (as     summarized     above     in
                                 "Termination   of   the    Exchange
                                 Offer"  and  described  more  fully
                                 in    "The   Exchange   Offer    --
                                 Termination"),  the  Company   will
                                 accept  for  exchange any  and  all
                                 Old   Notes   which  are   properly
                                 tendered  in  the  Exchange   Offer
                                 prior   to  5:00  p.m.,  New   York
                                 City   time,   on  the   Expiration
                                 Date.      The    Exchange    Notes
                                 issued  pursuant  to  the  Exchange
                                 Offer     will     be     delivered
                                 promptly       following        the
                                 Expiration    Date.     See    "The
                                 Exchange Offer -- General."

Exchange Agent...................State Street Bank and Trust Company
                                 is serving as  exchange  agent (the
                                 "Exchange   Agent")  in  connection
                                 with   the  Exchange  Offer.    The
                                 mailing  address  of  the  Exchange
                                 Agent   is:    State  Street   Bank
                                 and    Trust   Company,   Corporate
                                 Trust  Department,  P.O.  Box  778,
                                 Boston,   MA   02102-0078.     Hand
                                 deliveries   and   deliveries    by
                                 overnight    courier   should    be
                                 addressed    to:    State    Street
                                 Bank     and     Trust     Company,
                                 Corporate     Trust     Department,
                                 Fourth   Floor,  Two  International
                                 Place,   Boston,  MA  02110.    For
                                 information  with  respect  to  the
                                 Exchange   Offer,   the   telephone
                                 number   for  the  Exchange   Agent
                                 is    (800)   531-0368   and    the
                                 facsimile    number     for     the
                                 Exchange   Agent  is   (617)   664-
                                 5739.      (Confirm     fax      by
                                 telephone:      (617)    664-5456.)
                                 See     "The    Exchange    Offer--
                                 Exchange Agent."

Use of Proceeds..................There will be no cash proceeds payable
                                 to    the    Company    from    the
                                 issuance  of  the  Exchange   Notes
                                 pursuant  to  the  Exchange  Offer.
                                 See  "Use  of  Proceeds."   For   a
                                 discussion  of  the  use   of   the
                                 net   proceeds  received   by   the
                                 Company  from  the  sale   of   the
                                 Old     Notes,     see     "Private
                                 Placement."


                       Terms of the Notes
                       ------------------

Notes Outstanding............... $75,000,000  principal amount  of  13.50%
                                 Senior  Secured Notes  due  May  1,
                                 2004.

Maturity Date................... May 1, 2004.

Interest on the Notes............Interest  on  the Notes  will  accrue from  May  20,  1997  and  will  be
                                 payable  semi-annually  on  May   1
                                 and    November    1,    commencing
                                 November  1,  1997, at  a  rate  of
                                 13.50%     per     annum.       See
                                 discussion       of      additional
                                 interest   due  on  the  Notes   in
                                 "Registration Rights" below.

Optional Redemption..............Except  as  described under "Change  of
                                 Control"   below,  the  Notes   are
                                 not  redeemable  prior  to  May  1,
                                 2002,   except  that  the   Company
                                 may  redeem,  at  its  option,   up
                                 to     35%    of    the    original
                                 aggregate   principal   amount   of
                                 the   Notes   at   the   redemption
                                 price   set   forth  herein,   plus
                                 accrued  and  unpaid  interest,  if
                                 any,  to  the  date of  redemption,
                                 with   the  net  proceeds  of   any
                                 Equity    Offering   (as    defined
                                 below)  completed  within  90  days
                                 prior   to  such  redemption.    On
                                 or  after  May 1, 2002,  the  Notes
                                 are  redeemable at  the  option  of
                                 the   Company,  in  whole   or   in
                                 part,   at  the  redemption  prices
                                 set   forth  herein,  plus  accrued
                                 and  unpaid  interest, if  any,  to
                                 the   date   of  redemption.    See
                                 "Description   of  the   Notes   --
                                 Redemption."

Mandatory Redemption.............None,   except  as  set  forth   below
                                 under "Change of Control."

Change of Control................Upon a Change of Control, each Holder will  have  the  right  to  require
                                 the   Company   to  purchase   such
                                 Holder's  Notes at  a  price  equal
                                 to  101%  of  the principal  amount
                                 thereof,    plus    accrued     and
                                 unpaid     interest,    if     any,
                                 thereon,    to    the    date    of
                                 purchase.     In   addition,    the
                                 Company   will   be  obligated   to
                                 offer  to  purchase  the  Notes  at
                                 100%   of   the  principal   amount
                                 thereof  plus  accrued  and  unpaid
                                 interest,  if  any,  to  the   date
                                 of   purchase,  in  the  event   of
                                 certain asset sales.

Security.........................The Old Notes are and the Exchange
                                 Notes will be secured by a pledge
                                 by the  Company  of  all   of   the
                                 outstanding   capital   stock    of
                                 XCL-China   Ltd.,  a   wholly-owned
                                 British        Virgin       Islands
                                 subsidiary   through   which    the
                                 Company   conducts  its  operations
                                 in   the  Zhao  Dong  Block  ("XCL-
                                 China")    and    all   outstanding
                                 capital   stock   of   any   future
                                 Restricted     Subsidiary.      See
                                 "Description   of  the   Notes   --
                                 Security."   The  Old  Notes   have
                                 been,   and   the  Exchange   Notes
                                 will  be,  issued  pursuant  to  an
                                 indenture     (the     "Indenture")
                                 prohibiting  the  Company  and  its
                                 Restricted    Subsidiaries     from
                                 incurring    or   permitting    any
                                 liens    on   their   assets    and
                                 properties  other  than   Permitted
                                 Liens  (as  defined  below).    See
                                 "Description   of  the   Notes   --
                                 Certain   Covenants  --  Limitation
                                 on Liens."

Guarantees.......................The Company's   payment  obligations
                                 under the Notes are jointly and
                                 severally guaranteed (the "Subsidiary
                                 Guarantees")         on          an
                                 unconditional     senior      basis
                                 initially  only  by  XCL-China  and
                                 under   certain  circumstances   by
                                 other    Restricted    Subsidiaries
                                 (the    "Subsidiary   Guarantors").
                                 See   "Description  of   Notes   --
                                 Subsidiary Guarantees."

Certain Covenants................The Indenture   contains   certain
                                 covenants    that,   among    other
                                 things,   limit  the   ability   of
                                 the   Company   or   any   of   its
                                 Restricted     Subsidiaries      to
                                 incur    additional   indebtedness,
                                 transfer     or    sell     assets,
                                 transfer   assets  to  subsidiaries
                                 or  create  new  subsidiaries,  pay
                                 dividends  or  make  certain  other
                                 restricted  payments,  enter   into
                                 certain      transactions      with
                                 affiliates,    or   consummate    a
                                 merger,   consolidation   or   sale
                                 of  all  or  substantially  all  of
                                 its    assets.    These   covenants
                                 are      subject     to     certain
                                 exceptions    and   qualifications.
                                 See  "Description of  the  Notes  -
                                 - Certain Covenants."

Registration Rights..............Pursuant to a registration   rights
                                 agreement     (the    "Registration
                                 Rights   Agreement")  between   the
                                 Company     and     the     Initial
                                 Purchaser,   the  Company   agreed,
                                 and    agreed    to    cause    any
                                 Subsidiary   Guarantors,   (i)   to
                                 file   a   registration   statement
                                 (the         "Exchange        Offer
                                 Registration    Statement")    with
                                 respect  to  an offer  to  exchange
                                 the  Old  Notes  and  any  existing
                                 Subsidiary     Guarantees      (the
                                 "Exchange   Offer")   for    senior
                                 secured   notes  of  the   Company,
                                 with     substantially    identical
                                 terms   to   the  Old   Notes   and
                                 guarantees      (the      "Exchange
                                 Notes")     (except    that     the
                                 Exchange  Notes  will  not  contain
                                 terms   with  respect  to  transfer
                                 restrictions)   within   60    days
                                 after   the   Trigger   Date    (as
                                 defined   under   "Description   of
                                 the     Notes    --    Registration
                                 Rights"),   (ii)   to   use   their
                                 best    efforts   to   cause   such
                                 registration      statement      to
                                 become    effective    under    the
                                 Securities  Act  within  150   days
                                 after   the   Trigger   Date    and
                                 (iii)   upon  the  Exchange   Offer
                                 Registration    Statement     being
                                 declared   effective,   to    offer
                                 the   Exchange  Notes  in  exchange
                                 for  surrender  of  the  Old  Notes
                                 and    any    existing   Subsidiary
                                 Guarantees.     The    Registration
                                 Statement     of     which      the
                                 Prospectus      is      a      part
                                 constitutes  such  Exchange   Offer
                                 Registration  Statement.   In   the
                                 event   that  applicable   law   or
                                 interpretations  of  the  staff  of
                                 the    Division   of    Corporation
                                 Finance   of   the  Commission   do
                                 not  permit  the  Company  and  any
                                 Subsidiary  Guarantors  to   effect
                                 the   Exchange  Offer,  or  if  for
                                 any   other  reason  the   Exchange
                                 Offer  is  not consummated,  or  if
                                 certain   holders  of   the   Notes
                                 are      not      permitted      to
                                 participate   in,   or    do    not
                                 receive   the   benefit   of,   the
                                 Exchange    Offer,   the    Company
                                 will   use  its  best  efforts   to
                                 cause    a    shelf    registration
                                 statement  with  respect   to   the
                                 resale   of   the  Old   Notes   to
                                 become   effective  and   to   keep
                                 such       shelf       registration
                                 statement   effective   until   the
                                 earlier  of  two  years  after  the
                                 Issue   Date   (or   such   earlier
                                 date  as  may  be authorized  under
                                 Rule   144(k),   as   it   may   be
                                 amended  from  time  to  time)   or
                                 such   time  when  all  the   Notes
                                 have   been   sold  thereunder   or
                                 are   all  otherwise  eligible  for
                                 sale  under  Rule  144  under   the
                                 Securities   Act  by  the   holders
                                 without  reduction  by  virtue   of
                                 the   operation   of   the   volume
                                 limitations  set  forth   in   such
                                 Rule.   The  interest rate  on  the
                                 Old    Notes    is    subject    to
                                 increase       under        certain
                                 circumstances   if   the    Company
                                 and   any   Subsidiary   Guarantors
                                 are    not   in   compliance   with
                                 their    obligations   under    the
                                 Registration   Rights    Agreement.
                                 As  a  result  of the  Registration
                                 Default    in   the   filing    and
                                 effectiveness   of   the   Exchange
                                 Offer    Registration    Statement,
                                 the   interest  rate  on  the   Old
                                 Notes   has   been   increased   by
                                 1.5%,   resulting   in   additional
                                 interest  due  on May  1,  1998  of
                                 $3.34  per  $1,000  of  outstanding
                                 principal   amount   of   the   Old
                                 Notes.   See  "Description  of  the
                                 Notes -- Registration Rights."

Transfer Restrictions............The Old Notes  were not  registered
                                 under   the  Securities   Act   and
                                 may   not   be  offered   or   sold
                                 within  the  United  States  to  or
                                 for    the   benefit   of    United
                                 States   persons,  except  pursuant
                                 to  an  exemption  from,  or  in  a
                                 transaction  not  subject  to,  the
                                 registration    requirements     of
                                 the     Securities    Act.      See
                                 "Transfer   Restrictions   on   Old
                                 Notes."

       For   additional  information  regarding   the   Notes,   see
"Description of the Notes."


     Risk Factors
     ------------

      See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Notes.


     Summary Historical Financial Information
     ----------------------------------------

        The    following   tables   represent   summary   historical
consolidated  financial  data of the Company.   The  information  in
these  tables  should  be  read  in conjunction  with  "Management's
Discussion  and  Analysis  of Financial  Condition  and  Results  of
Operations,"   "Selected   Consolidated   Financial    Data,"    the
Consolidated  Financial  Statements and the notes  thereto  included elsewhere in this Prospectus.


                                               Year Ended   December 31
                               ---------------------------------------------------------------
                                            1993(a)     1994(b)    1995(c)      1996(e)       1997(g)
                                            -------     -------    -------      -------       -------
                                          (In thousands, except per share data)
Statement of Operations Data:
  Revenues                              $    8,499     $   4,336   $   2,480     $  1,136     $     236
  Operating expenses                         2,449         1,341         985          342           210
  General and administrative expenses        3,840         4,553       4,551        3,487         4,910
  Depreciation, depletion and
     amortization                            5,788         3,292       2,266          579           126
  Operating loss                           (12,518)      (33,875)    (85,673)      (9,793)       (8,058)
  Net interest expense                       1,329         1,831       2,998        2,415         8,450
  Interest income                              141           508         133            8         2,212
  Net loss                                 (15,197)      (36,622)    (87,837)     (12,074)      (13,994)
  Net loss attributable to common stock    (19,978)      (41,529)    (92,658)     (17,430)      (27,722)
  Net loss per common share
      Basic                                  (2.52)        (3.14)      (5.77)       (0.98)        (1.36)
      Diluted                                (2.52)        (3.14)      (5.77)       (0.98)        (1.36)
  Weighted average common
     shares outstanding - basic              7,933        13,220      16,047       17,705        20,451
  Weighted average common
     shares outstanding - diluted            7,933        13,220      16,047       17,705        20,451
Deficiency of earnings to combined
     fixed charges                            (i)           (i)         (i)           (i)         (i)

Balance Sheet Data (at end of period):
  Total working capital (deficit)        $ (15,562)    $  (1,563)  $ (24,239)   $ (46,705)   $   22,399
  Total assets                             157,377       149,803      72,336       60,864       119,089
  Long-term debt, net of current
    maturities                              53,965 (d)    41,607(d)   15,644           -- (f)    61,310 (h)
  Stockholders' equity                      84,609        95,200      16,900       11,041        40,825

_________________

(a) Includes provision for impairment of domestic oil and gas properties of $8 million.

(b) Includes provision for impairment of domestic oil and gas properties of $25.9 million and provision for write-down of other assets of $2.2 million and an extraordinary loss of $1.7 million.

(c) Includes provision for impairment of domestic oil and gas properties of $75.3 million and provision for write-down of other assets of $4.5 million.

(d)      Includes  non-recourse  debt of an aggregate  $0.7  million
     and   $3.7   million  as  of  December  31,  1994   and   1993,
     respectively, included in the Lutcher Moore Debt.

(e) Includes provision for impairment of domestic oil and gas properties of $3.85 million; provision for write-down of investment of $2.4 million; and loss on sale of investments of $0.7 million.

(f) All of the Company's debt ($38.02 million) was classified as currently due at December 31, 1996.

(g) Includes extraordinary loss for early extinguishment of debt of $551,000.

(h)      Long  term  debt is net of unamortized discount of  $13,690 associated  with  the  value allocated to  the  stock  purchase warrants issued with the Senior Secured Notes.

(i)      The  earnings were inadequate to cover fixed charges.   The
     dollar  amount  of the coverage deficiency was   $16.5  million
     in  1993;  $38.5 million in 1994; $90.8 million in 1995;  $14.5 million  in  1996; and $22.4 million for the nine months  ended
     September 30, 1997.

                          RISK FACTORS

      In  addition to the other information in this Prospectus,  the following  factors should be carefully evaluated before  buying  any
Securities  covered by this Prospectus. See also the  discussion  on
page    [5]    entitled   "Disclosure   Regarding    Forward-Looking
Statements."

High Degree of Leverage
-----------------------

       The   Company   is   currently  highly   leveraged.    Future
operations   will  be  significantly  affected  by  its   level   of
indebtedness.  Much  of  its  cash  flow  from  operations  will  be dedicated  to  interest payments. Large amounts  of  money  will  be
required  to  continue its operations in China.   Covenants  in  the
Indenture   governing  the  Notes  (the  "Indenture")  require   the
Company  to  meet  certain financial tests and limit  the  Company's ability  to  dispose of assets or to borrow additional funds.  These
covenants  may  affect  the  Company's  business  flexibility,   and
could  possibly  limit acquisition activity.   See  "Description  of
Notes -- Certain Covenants."

      The  Company's  ability to meet its debt  service  obligations
and   to  reduce  its  indebtedness  will  depend  upon  its  future
performance.   This,   in   turn,  will   depend   upon   successful
completion  of  the activities called for in the ODP, the  Company's access  to  additional  capital,  general  economic  conditions,  as well  as  on financial, business, and other factors, many  of  which are beyond the Company's control.

Adequacy of Collateral; Risks of Foreclosure
--------------------------------------------

      The  Company  has  pledged  to the Trustee,  for  the  ratable benefit  of  the  holders  of  the Notes,  all  of  the  outstanding capital  stock  of  XCL-China, through which the  Company  owns  and conducts  its  operations on the Block.  The Company  and  XCL-China
have   executed   and  delivered  a  supplement  to  the   Indenture
pursuant  to  which  the  Notes will be unconditionally  guaranteed,
jointly   and  severally,  by  XCL-China  and  any  other   of   the
Company's  Restricted Subsidiaries.  See "Description of  the  Notes
-- Security" and "-- Subsidiary Guarantees."

      In  the  event of foreclosure on the XCL-China capital  stock, there  can  be no assurance that the Trustee would be able  to  sell any  of  the  pledged shares without substantial  delays  and  other risks  or that the proceeds obtained will be sufficient to  pay  all
amounts  owing  to  holders  of the Notes.   Furthermore,  there  is
some  risk  that  the  Chinese government might  take  the  position that  its  permission is required for sales of the  pledged  shares.
In  addition, Apache has a right of first refusal on the  direct  or indirect  sale of the Company's interest in the Block,  as  well  as
an   option  to  purchase  the  Company's  interest  in  the   Block
(subject  to  necessary Chinese approval) for the fair market  value
of  that  interest.   Apache's  right to  exercise  this  option  is
triggered  by  certain defaults by the Company,  the  insolvency  or liquidation  of  the Company or XCL-China, or the transfer  of  more than  a  49%  interest in XCL-China.  The existence of, or  Apache's exercise  of  rights  under,  its right  of  first  refusal  or  its option  could  have  an  adverse impact on the Noteholders'  ability to  realize  value  from their security.  See  "Business  --  Apache
Farmout."

Ranking of Indebtedness and Subsidiary Guarantees
-------------------------------------------------

      The  Notes  (i)  represent senior obligations of  the  Company and  rank  pari  passu  in right of payment to all  indebtedness  of
the   Company  (other  than  any  indebtedness  that  is   expressly
subordinated  to  the Notes) and (ii) are secured  by  a  pledge  of all  of  the  outstanding capital stock of XCL-China and any  future
Subsidiary   Guarantors.   However,  the   Notes   are   effectively
subordinated  to any future secured indebtedness of the  Company  to the  extent  of  the value of the assets securing such indebtedness.
See  "Description of the Notes." The Indenture with respect  to  the
Notes  contains a covenant limiting the ability of the  Company  and its  Restricted  Subsidiaries to incur any liens upon  their  assets
other  than  certain  permitted  liens.   See  "Description  of  the
Notes -- Certain Covenants -- Limitation on Liens."

       When  issued,  the  Subsidiary  Guarantees  will  be  general unsecured  obligations of the Subsidiary Guarantors  and  will  rank pari  passu  in right of payment to all unsubordinated  indebtedness of  the  Subsidiary  Guarantors and senior in right  of  payment  to
all  subordinated  indebtedness of the Subsidiary  Guarantors.   The
Subsidiary  Guarantees will be effectively subordinated  to  secured indebtedness  of  the Subsidiary Guarantors to  the  extent  of  the value  of  the  assets securing such indebtedness.  See "Description of  Notes  -- Subsidiary Guarantees." As of December 31, 1997,  XCL-
China,   the   initial  Subsidiary  Guarantor,  had  no  outstanding
indebtedness  other  than amounts due under the operating  agreement with  Apache  (which, except for certain amounts in  dispute,  which are  currently subject to arbitration, were paid with  the  proceeds
of    the  Prior  Equity  Offering,  as  defined  below)  and  $52.4 million  due  to the Company on account of parent company  advances.
See "Business -- - Apache Farmout."

Repurchase  of  Notes  Upon  a  Change  of  Control;  Certain  Anti-
takeover Charter Provisions
--------------------------------------------------------------------

      Upon the occurrence of a Change of Control, the Company must offer to purchase all of the Notes then outstanding at a price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase (a "Change of Control Offer").
See "Description of the Notes -- Change of Control."

      Prior  to  commencing such an offer to purchase,  the  Company may  be  required  to  (i)  repay in full all  indebtedness  of  the
Company  that  would  prohibit the purchase of the  Notes,  or  (ii)
obtain  any  requisite  consent to permit the  repurchase.   If  the
Company  were  unable  to  repay all of such  indebtedness  or  were unable  to  obtain  the necessary consents, then the  Company  would be  unable  to  offer to purchase the Notes and such  failure  would constitute  an Event of Default under the Indenture.  There  can  be
no   assurance   that  the  Company  will  have   sufficient   funds
available  at  the  time of any Change of Control  to  purchase  the
Notes.

      The  events that require a Change of Control Offer  under  the
Indenture  may  also  constitute events of default  under  a  credit
facility  that  the  Company may enter into  in  the  future.   Such
events  may  permit  the  lenders  under  such  credit  facility  to accelerate  the payment of the debt and, if the debt  is  not  paid, to  commence litigation which could ultimately result in a  sale  of substantially  all  of  the assets of the  Company  to  satisfy  the debt,  thereby  limiting  the Company's ability  to  raise  cash  to repurchase  the  Notes  and reducing the practical  benefit  of  the offer to purchase provisions to the holders of the Notes.

       The   Company's   Amended   and   Restated   Certificate   of
Incorporation  contains  certain  provisions  which  the  Board   of
Directors  believes  may  impede a  third  party  from  effecting  a sudden  or  surprise  change of majority control  of  the  Company's
Board  of  Directors or successfully completing a  takeover  of  the
Company  without  the support of the incumbent Board  of  Directors.
See  "Description  of  Capital Stock  --  Common  Stock  --  Special
Charter  and  By-Law  Provisions."  The  Change  of  Control   Offer
provisions  of  the Indenture likewise may make a  takeover  of  the
Company more difficult.

Oil and Gas Properties; Capital Expenditures
--------------------------------------------

      The  Company's total reserves, as of December 31,  1997,  were
all   classified  as  proved  and  unevaluated,  on  a  BOE   basis.
Recovery  of  such  reserves will require both  significant  capital expenditures  and  successful drilling,  completion  and  production
operations.    The   Company  will  also  have  additional   capital
expenditures for exploration activity on the Block.

      The  Company  plans  to  generate the additional  cash  needed through  the  sale  or  financing of its domestic  assets  held  for sale  and  the  completion  of  additional  equity,  debt  or  joint
venture  transactions.   There is no assurance,  however,  that  the
Company  will  be able to sell or finance its assets held  for  sale or  to  complete  other transactions in the future  on  commercially reasonable  terms, if at all, or that it will be able  to  meet  its
future   contractual   obligations.   The   Indenture   limits   the
Company's  ability  to obtain additional debt financing,  and  there can  be  no  assurance that additional debt or equity financing,  or additional  cash from operations, will be available.  If  funds  are raised  on  an  equity  basis, there may be  a  dilutive  effect  to current shareholders.

      If  production  from the oil and gas properties  commences  in
late   1998  or  the  first  half  of  1999,  as  anticipated,   the
Company's  proportionate  share of the related  cash  flow  will  be available  to  help  satisfy cash requirements.  However,  there  is likewise  no  assurance  that such development  will  be  successful and  production  will  commence, and that such  cash  flow  will  be
available.    See   "Management's   Discussion   and   Analysis   of
Financial   Condition  and  Results  of  Operations  --   Liquidity,
Capital  Resources  and Management's Plans" and  "Use  of  Proceeds"
and  "Description  of  Notes -- Certain Covenants."   The  Company's
failure  to  meet  certain  financial obligations  under  the  Joint
Operating  Agreement  between the Company and  Apache  (in  addition to  certain  other actions) may trigger Apache's option to  purchase the  Company's  interest in the Contract.  See "Business  --  Apache
Farmout."

Reliance on Estimates of Proved Reserves and Future Net Revenue
---------------------------------------------------------------

       The  reserve  data  included  in  this  Prospectus  are  only
estimates   and  may  not  prove  to  be  correct.    In   addition,
estimates  of  future  net  revenue from proved  reserves  are  also
estimates  that  may  not  prove  to  be  correct.   In  particular,
estimates  of  crude  oil  and  natural  gas  reserves,  future  net revenue  from  proved reserves and the PV-10 thereof for  the  crude oil  and  natural  gas properties described in this  Prospectus  are based  on  the assumption that the Block is developed in  accordance with  the  ODP, modified to accelerate production and reduce  costs, and  that  future  crude oil prices for production  from  the  Block remain  at  least  at  the  levels assumed for  December  31,  1997.
These  assumptions  include  an assumption  that  the  Company  will receive  a  premium for the C-D Field oil because of  its  potential for  use  as  a  lubricating  oil  base  stock,  the  Company's  49%
ownership  in  the  CNPC  lubricating  oil  joint  venture  and  the
Company's   right   under   the  joint  venture   to   market   both
lubricating   oil   and   lubrication  oil   fluid   stock.    These
assumptions   may   prove  to  be  inaccurate.   See   "Management's
Discussion  and  Analysis  of Financial  Condition  and  Results  of
Operations   --   Liquidity,  Capital  Resources  and   Management's
Plans" and "Business -- Oil and Gas Reserves."

Foreign Operations
------------------

      The  Company's  future  operations and  earnings  will  depend
upon  the  results of the Company's operations in China.   If  these
operations  are  not  successful, the Company's financial  position, results of operations and cash flows will suffer greatly.

      The  success  of the Company's operations is subject  to  many matters  beyond  management's control,  like  general  and  regional
economic   conditions,  prices  for  crude  oil  and  natural   gas,
competition,  and  changes in regulation.  Also, since  the  Company is  dependent  on  international operations, specifically  those  in
China,   it   will  be  subject  to  various  additional  political,
economic  and  other  uncertainties. The Company's  operations  will be  subject  to  the  risks of restrictions on  transfer  of  funds;
export  duties,  quotas  and embargoes; domestic  and  international
customs   and  tariffs;  and  changing  taxation  policies,  foreign
exchange   restrictions,  political  conditions,  and   governmental
regulations.

      The  United  States government has publicly  criticized  China
from  time  to  time with respect to various matters.   The  Company
cannot  predict  whether  political  developments  like  these  will
adversely  affect  the  Company's Chinese operations.   The  Company
believes  that  neither  the Chinese nor the U.S.  government  wants
to  impair  U.S.  Chinese  commercial relations.   The  Company  has
excellent   relations  with  Chinese  governmental  authorities   in
charge of the development of China's energy resources.

      In  recent  months there have been substantial disruptions  in several  Asian  financial  markets and many  Asian  currencies  have undergone  significant devaluations.  These events can  be  expected to  have  negative  near, and possibly long  term,  effects  on  the flow  of  investment  capital  into and  out  of  Asian  denominated
assets.   As  of  this  time, China has been largely  unaffected  by these  events.  However, it is impossible to  predict  the  ultimate outcome  of these events and their possible negative effect  on  the
Company's investments in China.

History of Losses
-----------------

      The  Company has experienced recurring losses.  For the  years ended  December  31, 1993, 1994, 1995, 1996 and  1997,  the  Company
recorded   net   losses  of  approximately  $15.2   million,   $36.6
million,   $87.8   million,   $12.1   million   and   $14   million,
respectively.   See "Selected Consolidated Financial  Data."   There
can  be  no  assurance that the Company will be  profitable  in  the
future.   See  "Management's Discussion and  Analysis  of  Financial
Condition   and   Results   of   Operations"   and   the   Company's
Consolidated  Financial  Statements and the notes  thereto  included elsewhere in this Prospectus.

Volatility of Oil and Gas Prices; Impact on Company's Profitability
-------------------------------------------------------------------

      The  Company's  revenue,  profitability  and  future  rate  of growth  are  substantially  dependent  upon  prevailing  prices  for crude  oil  and natural gas.  Crude oil and natural gas  prices  can be  extremely  volatile and in prior years have  been  depressed  by
excess  total  supplies.   Prices are also affected  by  actions  of
the   United   States  and  foreign  governments  and  international
cartels.   Further,  prices are often seasonal.   There  can  be  no
assurance  that  current  levels  for  crude  oil  and  natural  gas prices  can  be  sustained. Any substantial or extended  decline  in such  prices  would have a material adverse effect on the  Company's financial  condition  and results of operations,  including  reduced cash flow and borrowing capacity.

Qualified Accountants' Report
-----------------------------

       The   Company's   and   XCL-China's  consolidated   financial
statements  as  of  and  for  the  year  ended  December  31,  1997, audited  by  the  Comopany's independent  accountants  contained  an explanatory  paragraph  concerning  the  Company's  and  XCL-China's ability  to  continue as a going concern in view  of  their  minimal
revenues,   limited  cash  position,  and  the  need   to   generate
additional  cash  flow  to satisfy its development  and  exploratory
obligtions   with   respect   to   its   China   properties.     See
"Management's  Discussion and Analysis of  Financial  Condition  and
Results of Operations" and "Index to Financial Statements."

Operating Hazards; Uninsured Risks
----------------------------------

       The  nature  of  the  crude  oil  and  natural  gas  business involves  many operating hazards such as crude oil and  natural  gas
blowouts,   explosions,   encountering  formations   with   abnormal
pressures,   cratering  and  crude  oil  spills   and   fires,   and
inclement  weather.   Any  of these could result  in  damage  to  or
destruction  of  crude  oil and natural gas  wells,  destruction  of producing  facilities,  damage to life or  property,  suspension  of operations,  environmental  damage and  possible  liability  to  the
Company.   In  accordance  with customary  industry  practices,  the
Company  maintains  insurance against some, but  not  all,  of  such
risks  and  losses.   The  Company does not maintain  any  insurance
against  the  risks  of  expropriation and  nationalization  of  its business  interests in China.  The occurrence of such an  event  not fully  covered  by  insurance could have a material  adverse  effect on  the  financial  condition  and  results  of  operations  of  the
Company.

Competition
-----------

      The  oil  and  gas  industry is marked by  strong  competition from  major  oil  companies and independent operators  in  acquiring properties  and  leases for the exploration for, and production  of, crude  oil  and  natural gas.  Competition is  particularly  intense with  respect  to  the  acquisition of desirable  undeveloped  crude oil  and  natural  gas  properties.  The  Company  anticipates  such competition  in connection with any expansion of its  activities  in
China.   The  principal competitive factors in  the  acquisition  of such  undeveloped crude oil and natural gas properties  include  the staff  and  data  necessary  to identify,  investigate  and  acquire interests  in  such  properties, close  working  relationships  with
governmental   authorities  who  control  acquisition,  exploration,
production  and  marketing activities in China,  and  the  financial
resources  necessary to acquire and develop such  properties.   Many
of  the  Company's competitors have substantially greater  financial resources, staff and facilities.

      The  principal raw materials and resources necessary  for  the exploration  and  production  of  crude  oil  and  natural  gas  are interests  in  prospective  properties, drilling  rigs  and  related
equipment   to   explore   for  such  reserves   and   knowledgeable
personnel  to  conduct  all  phases of crude  oil  and  natural  gas
operations.   The  Company must compete for such raw  materials  and
resources   with   both  major  integrated  energy   companies   and
independent  operators.   Although the  Company  believes  that  its
current   operating  and  financial  resources   are   adequate   to
preclude  any  significant  disruption  of  its  operations  in  the immediate  future,  the  continued availability  of  such  materials and resources to the Company cannot be assured.

Depletion of Reserves
---------------------

      The  rate  of  production  from  crude  oil  and  natural  gas
properties  declines  as  reserves  are  depleted.   Except  to  the
extent   the   Company  acquires  additional  properties  containing
proved  reserves,  conducts successful exploration  and  development activities  or,  through engineering studies, identifies  additional
behind-pipe  zones  or  secondary  recovery  reserves,  the   proved
reserves  of  the  Company will decline as  reserves  are  produced.
Future  crude  oil  and natural gas production is  therefore  highly dependent  upon  the  Company's level of  success  in  acquiring  or finding additional reserves.  See Appendix A attached hereto.

Government Regulation
---------------------

      The  Company's  business is subject  to  certain  Chinese  and
United  States  federal,  state,  and  local  laws  and  regulations relating  to  the  exploration for and development,  production  and marketing  of  crude oil and natural gas, as well  as  environmental
and   safety   matters.    In  addition,  the   Chinese   government
regulates  various aspects of foreign company operations  in  China.
Such  laws  and regulations have generally become more stringent  in
recent   years   in  the  United  States,  often  imposing   greater
liability  on  a  larger number of potentially responsible  parties.
It  is  not  unreasonable  to expect that the  same  trend  will  be encountered  in  China.  Because the requirements  imposed  by  such
laws  and  regulations  are  frequently  changed,  the  Company   is
unable  to  predict the ultimate cost of compliance.   There  is  no
assurance  that  laws and regulations enacted  in  the  future  will
not   adversely   affect  the  Company's  financial  condition   and
results of operations.

Fraudulent Conveyance
---------------------

      The  Old  Notes are and the Exchange Notes will be secured  by a  pledge  of all of the outstanding capital stock of XCL-China  and
any   other   future  Subsidiary  Guarantors  and  an  unconditional
guarantee   by   XCL-China   and   any   other   future   Subsidiary
Guarantors.    Under   certain   circumstances   other    Restricted
Subsidiaries  will  be obligated to unconditionally  guarantee  such obligations  of  the  Company.  Various fraudulent  conveyance  laws enacted  for  the  protection of creditors may apply  to  the  Notes
and   the   Subsidiary  Guarantors'  issuance  of   the   Subsidiary
Guarantees.   To the extent that a court were to find that  (x)  the
obligations  under  the  Notes  or the  Subsidiary  Guarantees  were
incurred    by   the   Company   or   the   Subsidiary    Guarantor,
respectively,  with actual intent to hinder, delay  or  defraud  any present  or  future creditor or (y) the Company or  such  Subsidiary
Guarantor   did   not  receive  fair  consideration  or   reasonably
equivalent   value   for  issuing  the  Notes  or   the   Subsidiary
Guarantee,   respectively,  and  the  Company  or  such   Subsidiary
Guarantor  (i)  was  insolvent,  (ii)  was  rendered  insolvent   by
reason  of  the  issuance of the Notes or the Subsidiary  Guarantee, respectively,  (iii) was engaged or about to engage  in  a  business
or   transaction   for   which  its  remaining  assets   constituted
unreasonably  small  capital  to  carry  on  its  business  or  (iv)
intended  to  incur, or believed that it would incur,  debts  beyond its  ability  to  pay such debts as they matured,  the  court  could avoid  or  subordinate  the  Notes or the  Subsidiary  Guarantee  in favor  of  the  Company's  or the Subsidiary Guarantor's  respective
creditors.   Among other things, a legal challenge of  a  Subsidiary
Guarantee  on  fraudulent  conveyance  grounds  may  focus  on   the
benefits,  if  any,  realized  by  the  Subsidiary  Guarantor  as  a
result  of  the  issuance  by the Company  of  the  Notes.   To  the
extent  any  Notes  or  Subsidiary  Guarantees  were  avoided  as  a fraudulent  conveyance or held unenforceable for any  other  reason, the  claims  of  holders of the Notes against the  Company  and  the shares  of  XCL-China pledged as security for  the  Notes  would  be adversely  affected  and  such holders would,  to  such  extent,  be unsecured  creditors of the Company.  To the extent  the  claims  of the  holders  of  the Notes against the Company were recharacterized as  unsecured claims, they would be ranked pari passu  in  right  of
payment  with  all  unsecured debt of the Company.   To  the  extent
the  claims  of the holders of the Notes against the  issuer  of  an invalid  Subsidiary  Guarantee  were  subordinated,  they  would  be
subject   to   the  prior  payment  of  all  liabilities   of   such
Subsidiary  Guarantor.   There  can  be  no  assurance  that,  after
providing  for  all  prior claims, there would be sufficient  assets to  satisfy the claims of the holders of the Notes relating  to  any voided portion of any of the Notes or Subsidiary Guarantees.

      The  measure  of  insolvency for  purposes  of  the  foregoing considerations  will  vary depending upon the  law  applied  in  any
such   proceeding.    Under  one  measure,  the   Company   or   the
Subsidiary  Guarantor,  as  the  case  may  be,  may  be  considered
insolvent   if   the   sum   of  its  debts,  including   contingent
liabilities,  exceeded the fair market value of all  of  its  assets at  a  fair  valuation or if the present fair market  value  of  its assets  was less than the amount that would be required to  pay  its probable  liability  on  its  existing debts,  including  contingent liabilities, as they become absolute and mature.

      Based upon financial and other information, the Company believes that the Notes and the Subsidiary Guarantees have been or, when issued, will be, issued for proper purposes and in good faith and that the Company is, and each Subsidiary Guarantor is, or in the case of future Subsidiary Guarantors, will be, solvent and will continue to be solvent after issuing the Notes and its Subsidiary Guarantee, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company.

Dependence on Key Personnel
---------------------------

      The  Company depends to a large extent on Marsden  W.  Miller,
Jr.,  its  Chairman  of the Board and Chief Executive  Officer,  for
its  management  and business and financial contacts  in  China  and its  relationship  with Chinese authorities.  See "Management."  The unavailability  of Mr. Miller would have a material  adverse  effect
on   the   Company's  business.   The  Company's  success  is   also
dependent  upon  its ability to retain skilled technical  personnel.
While  the  Company  has  not  to date experienced  difficulties  in employing  or  retaining such personnel, its failure  to  do  so  in the  future  could adversely affect its business.  The Company  does not  maintain  key  man life insurance on any of its  executives  or other personnel.

Limitations  on  the  Availability of the  Company's  Net  Operating
Loss Carryforwards
--------------------------------------------------------------------

       The   Company   has  incurred  net  operating  loss   ("NOL")
carryforwards  as  at  December 31, 1997 of $183  million.   Use  of
the  NOLs  by  the Company are subject to limitations under  Section
382  of  the  Internal  Revenue Code of 1986 relating  to  ownership changes.  The various stock offerings made by the Company  may  have triggered  those limits.  Also uncertainties as to  the  future  use of  the  NOLs  exist  under  the criteria  set  forth  in  Financial
Accounting   Standards   Board   ("FASB")   Statement    No.    109,
"Accounting   for   Income  Taxes."   The  Company   established   a
valuation   allowance  of  $81.1  million  and  $83.6  million   for
deferred tax assets at December 31, 1996 and 1997, respectively.

Lack of Public Market
---------------------

       There   is   no  existing  trading  market  for  the   Notes.
[Although  the  Initial Purchaser has advised the  Company  that  it currently  intends  to  make  a market  in  the  Notes,  it  is  not obligated  to  do  so and it may discontinue such  market-making  at
any   time   without   notice.   In  addition,  such   market-making
activity  may be limited during the Exchange Offer.]  There  can  be no  assurance  as to the development of any market or the  liquidity
of  any  market  that may develop for the Notes.   The  Company  and
any  Subsidiary  Guarantors were obligated to file, within  60  days
after   the  Trigger  Date,  a  registration  statement  under   the
Securities  Act  with  respect to the  Exchange  Notes  and  to  use their  best  efforts  to have such registration  statement  declared effective  by  the  Commission within 150  days  after  the  Trigger
Date.   The  Company  did not file the Exchange  Offer  Registration
Statement  within  the required time period, nor will  the  Exchange
Offer  Registration  Statement  be  declared  effective  within  the
required  time  period.   The Commission  has  broad  discretion  to
determine  whether  any  registration  statement  will  be  declared effective  and  may  delay  or deny the effectiveness  of  any  such registration  statement  filed  by the  Company  for  a  variety  of
reasons.   Failure  to  have  the  registration  statement  declared
effective  could  adversely affect the liquidity and  price  of  the
Notes.   As  a  result  of  the  failure  of  the  Company  and  any
Subsidiary    Guarantors   to   comply   with   their   registration
obligations  with  respect  to  the  Exchange  Notes  in  a   timely
manner,  the  Company  will be required to pay  additional  interest on  the  Notes,  as liquidated damages, until such  obligations  are
complied  with.   See  "Description of  the  Notes  --  Registration
Rights."

Year 2000 Compliance
--------------------

      The  Company  has  conducted a review of its computer  systems to  identify  the systems that could be affected by the "Year  2000"
issue.   The  Year  2000 problem is the result of computer  programs being  written  using two digits (rather than four)  to  define  the
applicable   year   and   equipment  with  time-sensitive   embedded
components.   Any  of  the  Company's  programs  that   have   time-
sensitive  software  or  equipment that has time-sensitive  embedded components  may  recognize  a  date using  "00"  as  the  year  1900 rather  than  the year 2000.  This could result in  a  major  system failure  or  miscalculations.  Although no assurance  can  be  given
because   of  the  potential  wide  scale  manifestations  of   this
problem  which  may  affect the Company's  business,  XCL  presently believes  that  the  Year  2000 problem will  not  pose  significant operational  problems for its computer systems  and  that  the  Year
2000  problem  will  not  have a material impact  on  its  costs  of
operations.    The   Company  also  may  be  vulnerable   to   other
companies'  Year 2000 issues. The inability of the  Company  or  any
of   its  principal  vendors  or  customers  to  become  Year   2000
compliant  in  a timely manner could have a material adverse  effect on  the  Company's  financial condition or  results  of  operations.
See  "Management's  Discussion and Analysis of  Financial  Condition
and Results of Operations -- Year 2000 Compliance."


                        PRIVATE PLACEMENT

      On  May  20,  1997,  the  Company consummated  (i)  a  private
offering   (the  "Note  Offering")  of  75,000  units   (the   "Note
Units"),  each  consisting of $1,000 principal  amount  of  the  Old
Notes  and  one  Common  Stock Purchase Warrant  (collectively,  the
"Note  Warrants")  to  purchase 85 shares of  the  Company's  common stock  and  (ii)  a private offering of 294,118 units  (the  "Equity
Units,"  and  together  with  the Note  Units,  the  "Units"),  each
consisting   of   one   share  of  Amended  Series   A,   Cumulative
Convertible  Preferred Stock, par value $1.00  per  share  ("Amended
Series  A  Preferred Stock") and one Common Stock  Purchase  Warrant
(collectively,  the  "Equity Warrants") to  purchase  21  shares  of the  Company's  common  stock,  as adjusted  for  a  one-for-fifteen
stock   split  effective  December  17,  1997  (the  "Reverse  Stock
Split")  (the  "Prior Equity Offering," and together with  the  Note
Offering,  the  "Offerings").  The Units were sold  to  the  Initial
Purchaser  in  transactions not registered under the Securities  Act in  reliance  upon Section 4(2) of the Securities Act and  thereupon
offered   and  sold  by  the  Initial  Purchaser  only  to   certain
qualified   institutional   buyers  and   institutional   accredited
investors.   As  partial  compensation, the  Initial  Purchaser  was
issued   15,006   Common   Stock  Purchase   Warrants   ("Additional
Warrants")  to purchase 85 shares of Common Stock, as  adjusted  for the Reverse Stock Split.

      The  proceeds  of  the Note Offering were  deposited  in  cash collateral  accounts  pending approval of  the  Overall  Development
Plan  ("ODP")  by the requisite Chinese governmental authority.  The
ODP   was  approved  in  principle  and  on  October  15,  1997  the proceeds of the Note Offering were released to the Company.

      The  Company  has applied or will apply the $91.5  million  in
net   proceeds   received  from  the  Offerings   (after   deducting
offering  fees  and  expenses  payable  by  the  Company   of   $8.5
million)  as  follows:   (i) approximately $41.6  million  to  repay
indebtedness;   (ii)   approximately  $16.1  million  for  capital
expenditures;  (iii)  approximately $1.8  million  for  investments;
(iv)  approximately  $14.6  million  (escrowed)  for payment  of interest on the Notes through November 1, 1998; and (v) approximately
$17.4 million for additional working  capital  for general corporate purposes.


                       THE EXCHANGE OFFER

General
-------

      In  connection with the sale of the Old Notes, the  purchasers thereof  became  entitled  to the benefits of  certain  registration
rights  under  the  Registration  Rights  Agreement.   The  Exchange
Notes   are  being  offered  hereunder  in  order  to  satisfy   the
obligations   of   the   Company  under  the   Registration   Rights
Agreement.  See "Description of Notes -- Registration Rights."

      For  each $1,000 principal amount of Old Notes surrendered  to the  Company  pursuant to the Exchange Offer,  the  holder  of  such
Old  Notes  will receive $1,000 principal amount of Exchange  Notes.
Upon  the  terms  and subject to the conditions set  forth  in  this
Prospectus  and  in  the  accompanying Letter  of  Transmittal,  the
Company  will accept all Old Notes properly tendered prior  to  5:00
p.m.,  New  York  City time, on the Expiration  Date.   Holders  may
tender  some  or  all of their Old Notes pursuant  to  the  Exchange
Offer in integral multiples of $1,000 principal amount.

      Under  existing  interpretations of  the  staff  of  the  SEC,
including   Exxon  Capital  Holdings  Corporation,   SEC   No-Action
Letter  (available  April 13, 1989), the Morgan Stanley  Letter  and
Mary  Kay Cosmetics, Inc., SEC No-Action Letter (available  June  5,
1991),  the  Company  believes  that the  Exchange  Notes  would  in general  be  freely  transferable after the Exchange  Offer  without further  registration  under the Securities Act  by  the  respective
holders   thereof   (other  than  a  "Restricted  Holder")   without
compliance   with   the   registration   and   prospectus   delivery
provisions  of  the  Securities Act,  provided  that  such  Exchange
Notes   are  acquired  in  the  ordinary  course  of  such  holder's business  and  such  holder  is not participating  in,  and  has  no arrangement  with  any  person  to participate  in,  a  distribution
(within  the  meaning  of  the  Securities  Act)  of  such  Exchange
Notes.   Eligible  holders  wishing to  accept  the  Exchange  Offer must  represent to the Company that such conditions have  been  met.
Any  holder of Old Notes who tenders in the Exchange Offer  for  the purpose  of  participating in a distribution of the  Exchange  Notes could  not  rely  on  the interpretation by the  staff  of  the  SEC enunciated  in  the  Morgan  Stanley Letter  and  similar  no-action letters,  and  must  comply  with the  registration  and  prospectus delivery  requirements  of the Securities  Act  in  connection  with any  resale  transaction.  In addition, a Restricted Holder  is  (i)
a   broker-dealer  who  purchased  Old  Notes  exchanged  for   such
Exchange  Notes  directly from the Company  to  resell  pursuant  to
Rule  144A  or  any other available exemption under  the  Securities
Act  or  (ii)  a  person that is an affiliate of the Company  within
the  meaning  of  Rule 405 under the Securities Act.   Such  persons
will  be  subject  to restrictions on resales or  transfers  of  the
Exchange Notes.

      Each  holder  of  Old Notes who wishes to exchange  Old  Notes for  Exchange Notes in the Exchange Offer will be required  to  make certain  representations, including (i) that any Exchange  Notes  to be  received  by it will be acquired in the ordinary course  of  its business,  (ii)  that  at  the  time  of  the  commencement  of  the
Exchange   Offer  it  has  not  entered  into  any  arrangement   or
understanding  with  any person to participate in  the  distribution
(within  the  meaning of Securities Act) of the  Exchange  Notes  in
violation  of  the  Securities  Act,  (iii)  that  it  is   not   an
"affiliate"   (as  defined  in  Rule  405  promulgated   under   the
Securities   Act)   of  the  Company  or  any  of   the   Subsidiary
Guarantors,  (iv)  if  such holder is not a broker-dealer,  that  is
not   engaged   in,  and  does  not  intend  to   engage   in,   the
distribution of Exchange Notes and (v) if such holder is  a  broker-
dealer   (a   "Participating  Broker-Dealer")  that   will   receive
Exchange  Notes  for  its  own account in exchange  for  Notes  that were  acquired  as  a  result  of  market-making  or  other  trading activities,  that  it will deliver a prospectus in  connection  with any  resale  of  such Exchange Notes.  Each of the Company  and  any
Subsidiary  Guarantors  will  make  available,  during  the   period
required   by   the  Securities  Act,  a  prospectus   meeting   the
requirements   of  the  Securities  Act  for  use  by  Participating
Broker-Dealers  and  other persons, if any, with similar  prospectus delivery  requirements  for use in connection  with  any  resale  of
Exchange  Notes.   The staff of the SEC has taken  the  position  in
no-action  letters  issued  to third parties  including  Shearman  &
Sterling,  SEC  No-Action  Letter (available  July  2,  1993),  that
Participating   Broker-Dealers   may   fulfill   their    prospectus
delivery  requirements  with respect to the  Exchange  Notes  (other than  a  resale  of  an unsold allotment from the original  sale  of
Old   Notes)  with  this  Prospectus,  as  it  may  be  amended   or
supplemented  from  time  to time.  Under  the  Registration  Rights
Agreement,  the  Company is required to allow Participating  Broker-
Dealers   to   use  this  Prospectus,  as  it  may  be  amended   or
supplemented  from time to time, in connection with  the  resale  of such Exchange Notes.  See "Plan of Distribution."

      The  Exchange  Offer shall be deemed to have been  consummated upon  the  earlier  to  occur of (i) the  Company  having  exchanged
Exchange  Notes  for  all  outstanding Old  Notes  (other  than  Old
Notes  held  by a Restricted Holder) pursuant to the Exchange  Offer and  (ii)  the  Company having exchanged, pursuant to  the  Exchange
Offer,  Exchange  Notes for all Old Notes that  have  been  tendered and  not  withdrawn  on  the  date that is  30  days  following  the commencement  of  the  Exchange Offer.  In such  event,  holders  of
Old  Notes  seeking  liquidity in their  investment  would  have  to
rely   on   exemptions  to  registration  requirements   under   the
securities laws, including the Securities Act.

      As  of  the  date  of  this Prospectus, $75,000,000  aggregate
principal  amount  of  Old  Notes are issued  and  outstanding.   In
connection  with  the  issuance  of  the  Old  Notes,  the   Company
arranged  for  the  Old  Notes to be eligible  for  trading  in  the
Private  Offering,  Resale  and Trading through  Automated  Linkages
(PORTAL)  Market,  the National Association of  Securities  Dealers'
screen  based, automated market trading of securities  eligible  for resale under Rule 144A.

      The  Company  shall  be deemed to have accepted  for  exchange validly  tendered  Old Notes when, as and if the Company  has  given
oral  or  written  notice thereof to the Exchange  Agent.   See  "--
Exchange  Agent."   The Exchange Agent will act  as  agent  for  the
tendering  holders  of  Old  Notes  for  the  purpose  of  receiving
Exchange  Notes  from the Company and delivering Exchange  Notes  to
such  holders.   If  any  tendered Old Notes are  not  accepted  for
exchange  because  of  an  invalid  tender  or  the  occurrence   of
certain  other events set forth herein, certificates  for  any  such unaccepted  Old  Notes  will be returned, without  expense,  to  the tendering  holder  thereof  as promptly  as  practicable  after  the
Expiration  Date.  Holders of Old Notes who tender in  the  Exchange
Offer  will  not  be required to pay brokerage commissions  or  fees or,  subject  to  the  instructions in the  Letter  of  Transmittal, transfer  taxes  with respect to the exchange of Old Notes  pursuant
to  the  Exchange  Offer.   The Company will  pay  all  charges  and
expenses,  other  than certain applicable taxes, in connection  with the Exchange Offer.  See "-- Fees and Expenses."

      This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

Expiration Date; Extensions; Amendments
---------------------------------------

      The  term  "Expiration  Date" shall mean  _____________,  1998 unless  the  Company, in its sole discretion, extends  the  Exchange
Offer,  in  which  case the term "Expiration Date"  shall  mean  the latest  date to which the Exchange Offer is extended.  In  order  to extend  the  Expiration Date, the Company will notify  the  Exchange
Agent  of any extension by oral or written notice and will  mail  to the  record  holders  of  Old  Notes an announcement  thereof,  each prior  to  9:00 a.m., New York City time, on the next  business  day
after    the    previously   scheduled   Expiration   Date.     Such
announcement  may state that the Company is extending  the  Exchange
Offer  for  a  specified period of time.  The Company  reserves  the right  (i)  to  delay  acceptance of any Old Notes,  to  extend  the
Exchange  Offer  or to terminate the Exchange Offer  and  to  refuse to  accept  Old  Notes  not  previously  accepted,  if  any  of  the conditions  set  forth  herein  under "--  Termination"  shall  have occurred  and  shall  not  have  been  waived  by  the  Company  (if permitted  to be waived by the Company), by giving oral  or  written notice  of  such  delay, extension or termination  to  the  Exchange
Agent,  and  (ii) to amend the terms of the Exchange  Offer  in  any manner  deemed by it to be advantageous to the holders  of  the  Old
Notes.   Any  such  delay in acceptance, extension,  termination  or amendment  will be followed as promptly as practicable  by  oral  or written  notice  thereof.  If the Exchange Offer  is  amended  in  a manner  determined by the Company to constitute a  material  change, the  Company  will  promptly disclose such  amendment  in  a  manner reasonably  calculated to inform the holders of  the  Old  Notes  of such  amendment.  Without limiting the manner in which  the  Company
may   choose   to  make  public  announcements  of  any   delay   in
acceptance,  extension,  termination or amendment  of  the  Exchange
Offer,   the   Company   shall  have  no  obligation   to   publish,
advertise,  or  otherwise communicate any such public  announcement, other  than  by  making  a timely release  to  the  Dow  Jones  News
Service.

Interest on the Exchange Notes
------------------------------

      The  Exchange  Notes will bear interest payable  semi-annually on  May  1  and  November  1 of each year,  commencing  November  1,
1998.   Holders  of  Exchange Notes of record on  October  15,  1998 will  receive  interest  on  November  1,  1998  from  the  date  of issuance  of  the  Exchange  Notes, plus  an  amount  equal  to  the accrued  interest on the Old Notes from May 1, 1998 to the  date  of exchange  thereof  plus additional interest ("Additional  Interest")
as  a  result  of the late filing and effectiveness of the  Exchange
Offer   Registration   Statement  as  described   in   "Registration
Rights"  below.   Consequently,  assuming  the  Exchange  Offer   is
consummated  prior  to the record date in respect  of  the  November
1,  1998  interest payment for the Old Notes, holders  who  exchange their  Old  Notes for Exchange Notes will receive the same  interest payment  on  November  1,  1998 that they would  have  received  had they  not  accepted  the Exchange Offer plus any accrued  Additional
Interest.   Interest  on the Old Notes accepted  for  exchange  will
cease to accrue upon issuance of the Exchange Notes.

Procedures for Tendering
------------------------

      To  tender  in  the  Exchange Offer, a holder  must  complete, sign  and  date  the Letter of Transmittal, or a facsimile  thereof, have  the  signatures thereon guaranteed if required by  the  Letter of  Transmittal,  and  mail  or otherwise  deliver  such  Letter  of
Transmittal  or  such  facsimile, or  an  Agent's  Message  together with  the  Old  Notes  and  any  other required  documents,  to  the
Exchange  Agent  prior  to 5:00 p.m., New York  City  time,  on  the
Expiration  Date.   In  addition, either (i)  the  certificates  for
such  Old  Notes must be received by the Exchange Agent  along  with the  Letter of Transmittal or (ii) a timely confirmation of a  book-
entry  transfer  (a "Book-Entry Confirmation") of  such  Old  Notes, if  such  procedure is available, into the Exchange Agent's  account
at   The   Depository   Trust  Company  (the  "Book-Entry   Transfer
Facility")  pursuant  to  the  procedure  for  book-entry   transfer
described  below, must be received by the Exchange  Agent  prior  to the  Expiration  Date  or  (iii) the holder  must  comply  with  the guaranteed  delivery procedures described below.  The  tender  by  a holder  of  Old  Notes  will constitute an  agreement  between  such holder  and  the  Company in accordance with the terms  and  subject
to   the   conditions  set  forth  herein  and  in  the  Letter   of
Transmittal.   Delivery  of  all  documents  must  be  made  to  the
Exchange  Agent at its address set forth herein.  Holders  may  also request  that  their respective brokers, dealers, commercial  banks, trust companies or nominees effect such tender for such holders.

      The  term  "Agent's Message" means a message,  transmitted  by
the   Book-Entry  Transfer  Facility  to,  and  received   by,   the
Exchange  Agent  and  forming a part of a  Book-Entry  Confirmation, which  states  that such Book-Entry Transfer Facility  has  received an  express  acknowledgment from the participant in such  Book-Entry
Transfer  Facility  tendering Old Notes which  are  the  subject  of such  Book-Entry  Confirmation that such  participant  has  received and  agrees  to be bound by the terms of the Letter of  Transmittal, and  that  the  Company  may  enforce such  agreement  against  such participant.

      The  method  of  delivery  of Old  Notes  and  the  Letter  of
Transmittal  and  all  other  required  documents  to  the  Exchange
Agent  is  at  the  election and risk of the  holders.   Instead  of
delivery  by  mail, it is recommended that holders use an  overnight or  hand  delivery  service.  In all cases, sufficient  time  should be  allowed  to  assure timely delivery.  No Letter  of  Transmittal or  Old  Notes should be sent to the Company.  Only a holder of  Old
Notes  may  tender such Old Notes in the Exchange Offer.   The  term
"holder"  with  respect to the Exchange Offer means  any  person  in whose  name  Old  Notes are registered on the books of  the  Company or  any  other  person who has obtained a properly  completed  stock power from the registered holder.

      Any  beneficial holder whose Old Notes are registered  in  the name  of  such  holder's  broker,  dealer,  commercial  bank,  trust company  or  other nominee and who wishes to tender  should  contact
such   registered  holder  promptly  and  instruct  such  registered
holder  to  tender  on  behalf of the beneficial  holder.   If  such
beneficial   holder  wishes  to  tender  directly,  such  beneficial
holder  must,  prior  to  completing and  executing  the  Letter  of
Transmittal  and  delivering his Old Notes, either make  appropriate arrangements  to  register  ownership  of  the  Old  Notes  in  such holder's  name  or obtain a properly completed bond power  from  the
registered  holder.   The  transfer of  record  ownership  may  take
considerable  time.  If the Letter of Transmittal is signed  by  the record  holder(s) of the Old Notes tendered thereby,  the  signature must  correspond  with the name(s) written on the face  of  the  Old
Notes  without  alteration, enlargement or  any  change  whatsoever.
If  the  Letter  of  Transmittal  is  signed  by  a  participant  in
Depositary  Trust  Company  ("DTC"), the signature  must  correspond with  the  name  as it appears on the security position  listing  as
the   holder  of  the  Old  Notes.   Signatures  on  a   Letter   of
Transmittal  or  a notice of withdrawal, as the case  may  be,  must
be   guaranteed   by   a  member  firm  of  a  registered   national
securities  exchange  or of the National Association  of  Securities
Dealers,  Inc.,  a  commercial  bank  or  trust  company  having  an office  or  correspondent  in  the United  States  or  an  "eligible guarantor  institution" within the meaning  of  Rule  17Ad-15  under the  Exchange Act (an "Eligible Institution") unless the  Old  Notes tendered  pursuant  thereto are tendered (i) by a registered  holder
(or  by  a  participant  in DTC whose name  appears  on  a  security position  listing  as  the  owner) who has  not  completed  the  box
entitled   "Special  Issuance  Instructions"  or  "Special  Delivery
Instructions"  on the Letter of Transmittal and the  Exchange  Notes
are  being  issued directly to such registered holder (or  deposited into  the  participant's account at DTC) or (ii) for the account  of an  Eligible  Institution.  If the Letter of Transmittal  is  signed by  a  person  other than the registered holder  of  any  Old  Notes listed  therein, such Old Notes must be endorsed or  accompanied  by appropriate  bond powers which authorize such person to  tender  the
Old  Notes  on  behalf  of  the registered holder,  in  either  case signed  as  the name of the registered holder or holders appears  on the  Old  Notes.  If the Letter of Transmittal or any Old  Notes  or
bond  powers  are  signed  by  trustees, executors,  administrators, guardians,  attorneys-in-fact, officers of  corporations  or  others acting  in  a  fiduciary  or representative capacity,  such  persons
should   so  indicate  when  signing,  and  unless  waived  by   the
Company,  evidence  satisfactory to the Company of  their  authority to so act must be submitted with the Letter of Transmittal.

      A  tender will be deemed to have been received as of the  date when  the  tendering  holder's  duly signed  Letter  of  Transmittal accompanied  by Old Notes (or a timely confirmation  received  of  a
book-entry   transfer  of  Old  Notes  into  the  Exchange   Agent's
account  at  DTC with an Agent's Message) or a Notice of  Guaranteed
Delivery  from an Eligible Institution is received by  the  Exchange
Agent.   Issuances  of  Exchange Notes in  exchange  for  Old  Notes
tendered  pursuant  to  a  Notice  of  Guaranteed  Delivery  by   an
Eligible  Institution  will be made only  against  delivery  of  the
Letter  of  Transmittal (and any other required documents)  and  the tendered  Old Notes (or a timely confirmation received  of  a  book-
entry  transfer  of Old Notes into the Exchange Agent's  account  at
DTC) with the Exchange Agent.

       All   questions   as  to  the  validity,  form,   eligibility
(including  time  of  receipt), acceptance  and  withdrawal  of  the tendered  Old Notes will be determined by the Company  in  its  sole
discretion,  which  determination will be final  and  binding.   The
Company  reserves  the  absolute right to reject  any  and  all  Old
Notes   not  properly  tendered  or  any  Old  Notes  the  Company's acceptance  of  which would, in the opinion of the  Company  or  its
counsel,  be  unlawful.   The  Company also  reserves  the  absolute
right  to  waive any conditions of the Exchange Offer or defects  or
irregularities   in  tender  as  to  particular  Old   Notes.    The
Company's  interpretation  of  the  terms  and  conditions  of   the
Exchange  Offer  (including  the  instructions  in  the  Letter   of
Transmittal)  shall  be final and binding on  all  parties.   Unless
waived,  any  defects or irregularities in connection  with  tenders of  Old  Notes  must be cured within such time as the Company  shall
determine.   Neither  the  Company,  the  Exchange  Agency  nor  any
other  person  shall  be  under any duty  to  give  notification  of defects  or  irregularities with respect to  tenders  of  Old  Notes nor  shall  any  of  them incur any liability for  failure  to  give
such  notification.   Tenders of Old Notes will  not  be  deemed  to
have  been  made  until  such  irregularities  have  been  cured  or
waived.   Any  Old  Notes received by the Exchange  Agent  that  are
not   properly   tendered  and  also  to  which   the   defects   or
irregularities  have  not  been cured or  waived  will  be  returned without  cost  by  the  Exchange Agent to the  tendering  holder  of
such   Old  Notes  unless  otherwise  provided  in  the  Letter   of
Transmittal,  as  soon  as  practicable  following  the   Expiration
Date.   In  addition, the Company reserves the  right  in  its  sole discretion  to  (i) purchase or make offers for any Old  Notes  that remain  outstanding subsequent to the Expiration Date,  or,  as  set forth  under  "--Termination," to terminate the Exchange  Offer  and
(ii)  to  the  extent  permitted  by applicable  law,  purchase  Old
Notes  in  the  open  market, privately negotiated  transactions  or
otherwise.   The  terms of any such purchases or offers  may  differ
from the terms of the Exchange Offer.

Book-Entry Transfer
-------------------

      The  Exchange Agent will establish an account with respect  to the  Old  Notes at DTC within two business days after  the  date  of
this   Prospectus,  and  any  financial  institution  which   is   a
participant  in DTC may make book-entry delivery of  the  Old  Notes by  causing  DTC  to  transfer  such Old  Notes  into  the  Exchange
Agent's  account  in  accordance  with  DTC's  procedure  for   such
transfer.   Although delivery of Old Notes may be  effected  through
book-entry  transfer into the Exchange Agent's account  at  DTC,  an
Agent's  Message  must  be  transmitted  to  and  received  by   the
Exchange  Agent on or prior to the Expiration Date  at  one  of  its
addresses  set  forth  below  under  "--Exchange  Agent,"   or   the
guaranteed  delivery  procedure described  below  must  be  complied
with.   DELIVERY  OF  DOCUMENTS TO DTC DOES NOT CONSTITUTE  DELIVERY
TO  THE  EXCHANGE  AGENT.   All references  in  this  Prospectus  to
deposit  or  delivery of Old Notes shall be deemed to include  DTC's book-entry delivery method.

Guaranteed Delivery Procedures
------------------------------

      Holders  who  wish  to tender their Old Notes  and  whose  Old
Notes  are  not  immediately available or who cannot  deliver  their
Old   Notes,  the  Letter  of  Transmittal  or  any  other  required documents  to  the Exchange Agent prior to the Expiration  Date,  or who  cannot  complete  the procedure for book-entry  transfer  on  a timely  basis  and deliver an Agent's Message, may effect  a  tender
if:    (i)   the   tender  is  made  by  or  through   an   Eligible
Institution;  (ii)  prior  to  the  Expiration  Date,  the  Exchange
Agent  receives  from such Eligible Institution a properly  complete and  duly  executed  Notice  of Guaranteed  Delivery  (by  facsimile transmission,  mail  or hand delivery) setting forth  the  name  and address  of  the  holder of the Old Notes, the  registration  number or  numbers  of  such  Old  Notes (if  applicable),  and  the  total principal  amount  of Old Notes tendered, stating  that  the  tender is  being  made thereby and guaranteeing that, within five  business
days   after   the  Expiration  Date,  the  Letter  of  Transmittal,
together  with  the  Old Notes in proper form  for  transfer  (or  a confirmation  of  a  book-entry transfer into the  Exchange  Agent's account  at DTC) and any other documents required by the  Letter  of
Transmittal,  will  be  deposited by the Eligible  Institution  with
the   Exchange   Agent;  and  (iii)  such  properly  completed   and
executed  Letter  of  Transmittal, together with the  certificate(s)
representing  all  tendered Old Notes in proper  form  for  transfer
(or  a  confirmation of such a book-entry transfer)  and  all  other documents  required  by the Letter of Transmittal  are  received  by the  Exchange  Agent within five business days after the  Expiration
Date.

Terms and Conditions of the Letter of Transmittal
--------------------------------------------------

      The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

      Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no agreement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes, and that such holder is not a Restricted Holder.

      Old  Notes  tendered  in exchange for  Exchange  Notes  (or  a timely  confirmation  of a book-entry transfer  of  such  Old  Notes into  the Exchange Agent's account at DTC) must be received  by  the
Exchange  Agent,  with  the  Letter of  Transmittal  or  an  Agent's
Message  and  any  other required documents, by the Expiration  Date or  within  the time periods set forth above pursuant  to  a  Notice
of  Guaranteed Delivery from an Eligible Institution.   Each  holder
tendering  the  Old Notes for exchange sells, assigns and  transfers the  Old  Notes to the Exchange Agent, as agent of the Company,  and irrevocably  constitutes  and appoints the  Exchange  Agent  as  the holder's  agent and attorney-in-fact to cause the Old  Notes  to  be transferred  and exchanged.  The holder warrants that  it  has  full
power   and   authority  to  tender,  exchange,  sell,  assign   and
transfer  the  Old Notes and to acquire the Exchange Notes  issuable upon  the  exchange  of such tendered Old Notes, that  the  Exchange
Agent,   as   agent   of  the  Company,  will   acquire   good   and
unencumbered  title to the tendered Old Notes,  free  and  clear  of all  liens,  restrictions, charges and encumbrances,  and  that  the
Old  Notes  tendered  for exchange are not subject  to  any  adverse claims  when  accepted  by  the Exchange  Agent,  as  agent  of  the
Company.   The  holder also warrants and agrees that it  will,  upon
request,  execute  and deliver any additional  documents  deemed  by the  Company  or the Exchange Agent to be necessary or desirable  to complete  the  exchange, sale, assignment and transfer  of  the  Old
Notes.   All  authority conferred or agreed to be conferred  in  the
Letter  of  Transmittal  by  the  holder  will  survive  the  death, incapacity  or dissolution of the holder and any obligation  of  the holder  shall  be  binding upon the heirs, personal representatives, successors and assigns of such holder.

Withdrawal of Tenders
---------------------

      Except  as  otherwise provided herein, tenders  of  Old  Notes may  be  withdrawn  at any time prior to 5:00 p.m.,  New  York  City time,  on  the  business  day prior to the Expiration  Date,  unless previously  accepted  for exchange.  To withdraw  a  tender  of  Old
Notes  in  the  Exchange Offer, a written or facsimile  transmission notice  of  withdrawal  must be received by the  Exchange  Agent  at its  address  set  forth herein prior to 5:00 p.m.,  New  York  City time,  on  the business day prior to the Expiration Date  and  prior
to  acceptance  for  exchange thereof  by  the  Company.   Any  such
notice  of  withdrawal  must (i) specify  the  name  of  the  person having  deposited  the Old Notes to be withdrawn (the  "Depositor"),
(ii)  identify  the  Old  Notes  to  be  withdrawn  (including,   if
applicable,   the   registration  number  or   numbers   and   total
principal  amount  of  such  Old Notes),  (iii)  be  signed  by  the
Depositor  in  the  same  manner as the original  signature  on  the
Letter  of  Transmittal  by  which  such  Old  Notes  were  tendered
(including  any  required signature guarantees)  or  be  accompanied by  documents  of  transfer sufficient to permit  the  Trustee  with respect  to  the  Old  Notes to register the transfer  of  such  Old
Notes  into  the name of the Depositor withdrawing the tender,  (iv)
specify   the  name  in  which  any  such  Old  Notes  are   to   be
registered,  if  different from that of the  Depositor  and  (v)  if applicable  because  the Old Notes have been  tendered  pursuant  to the  book-entry  procedures, specify the  name  and  number  of  the participant's  account  at  DTC to be credited,  if  different  than that  of  the  Depositor.  All questions as to  the  validity,  form and  eligibility  (including  time of receipt)  of  such  withdrawal notices  will  be  determined  by the Company,  whose  determination
shall  be  final  and  binding on all parties.   Any  Old  Notes  so
withdrawn  will  be  deemed not to have been  validly  tendered  for purposes  of  the  Exchange  Offer and no  Exchange  Notes  will  be issued  with  respect thereto unless the Old Notes so withdrawn  are
validly  retendered.   Any Old Notes which have  been  tendered  but
which  are  not  accepted  for exchange  will  be  returned  to  the holder  thereof  without cost to such holder as soon as  practicable
after  withdrawal,  rejection  of  tender  or  termination  of   the
Exchange  Offer.   Properly withdrawn Old Notes  may  be  retendered
by  following  one  of  the  procedures described  above  under  "--
Procedures  for  Tendering"  at any time  prior  to  the  Expiration
Date.

Termination
-----------

      Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange any Old Notes not theretofore accepted for exchange, and may terminate the Exchange Offer if it determines that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC.

      If  the  Company determines that it may terminate the Exchange
Offer,  as  set  forth above, the Company may (i) refuse  to  accept any  Old  Notes and return any Old Notes that have been tendered  to the  holders  thereof,  (ii) extend the Exchange  Offer  and  retain all  Old  Notes  tendered prior to the Expiration  of  the  Exchange
Offer,  subject  to  the  rights of such  holders  of  tendered  Old
Notes  to  withdraw  their tendered Old Notes or  (iii)  waive  such termination  event  with respect to the Exchange  Offer  and  accept
all  properly  tendered Old Notes that have not been withdrawn.   If
such  waiver  constitutes a material change in the  Exchange  Offer, the  Company  will disclose such change by means of a supplement  to
this   Prospectus  that  will  be  distributed  to  each  registered holder  of  Old  Notes,  and the Company will  extend  the  Exchange
Offer  for  a  period of five to ten business days,  depending  upon the  significance  of  the waiver and the manner  of  disclosure  to the  registered  holders of the Old Notes,  if  the  Exchange  Offer would  otherwise expire during such period.  Holders  of  Old  Notes
will   have   certain   rights  against  the   Company   under   the
Registration   Rights   Agreement  should  the   Company   fail   to
consummate the Exchange Offer.

Exchange Agent
--------------

      State  Street  Bank and Trust Company, the trustee  under  the
Indenture,  has  been appointed as Exchange Agent for  the  Exchange
Offer.   Questions  and  requests for assistance  and  requests  for
additional   copies  of  this  Prospectus  or  of  the   Letter   of
Transmittal  should be directed to the Exchange Agent  addressed  as follows:

By Mail:                                  By Hand or Overnight Courier:

State  Street  Bank and Trust Company     State Street Bank and Trust Company
Corporate  Trust  Department              Corporate   Trust Department
P.O. Box 778                              Fourth Floor
Boston, MA 02102-0078                     Two International Place
                                          Boston, MA 02110

     Facsimile Transmission:  (617) 664-5739
     Confirm by Telephone:    (617) 664-5456


Fees and Expenses
-----------------

      The  expenses of soliciting tenders pursuant to  the  Exchange
Offer  will  be  borne  by the Company.  The principal  solicitation for  tenders pursuant to the Exchange Offer is being made  by  mail.
Additional  solicitations  may  be  made  by  officers  and  regular
employees   of  the  Company  and  its  affiliates  in  person,   by
telegraph  or  telephone.  The Company will not  make  any  payments to  brokers,  dealers  or  other persons soliciting  acceptances  of the  Exchange  Offer.  The Company, however, will pay  the  Exchange
Agent  reasonable  and  customary fees for  its  services  and  will reimburse  the  Exchange  Agent  for  its  reasonable  out-of-pocket
expenses  in  connection  therewith.   The  Company  may  also   pay
brokerage  houses  and  other custodians, nominees  and  fiduciaries
the   reasonable  out-of-pocket  expenses  incurred   by   them   in
forwarding  copies  of this Prospectus, Letters of  Transmittal  and related  documents  to the beneficial owners of the  Old  Notes  and in handling or forwarding tenders for exchange.

      The  other  expenses incurred in connection with the  Exchange
Offer,  including  fees  and  expenses of  the  Exchange  Agent  and
Trustee  and  accounting  and  legal  fees,  will  be  paid  by  the
Company.   The  Company  will  pay  all  transfer  taxes,  if   any,
applicable  to  the exchange of Old Notes pursuant to  the  Exchange
Offer.   If,  however, Exchange Notes or Old Notes not  tendered  or accepted  for  exchange  are  to be  delivered  to,  or  are  to  be registered  or  issued  in the name of, any person  other  than  the registered  holder  of the Old Notes tendered, or  if  tendered  Old
Notes  are  registered  in the name of any  person  other  than  the person  signing the Letter of Transmittal, or if a transfer  tax  is imposed  for  any  reason  other than  the  exchange  of  Old  Notes pursuant  to  the  Exchange  Offer, then  the  amount  of  any  such transfer  taxes  (whether imposed on the registered  holder  or  any
other  persons)  will  be  payable  by  the  tendering  holder.   If
satisfactory  evidence  of  payment  of  such  taxes  or   exemption
therefrom  is  not  submitted with the Letter  of  Transmittal,  the amount  of  such  transfer  taxes will be billed  directly  to  such tendering holder.

Accounting Treatment
--------------------

      No  gain  or  loss for accounting purposes will be  recognized
by  the  Company upon the consummation of the Exchange  Offer.   The
expenses  of  the Exchange Offer will be amortized  by  the  Company over  the  term  of  the  Exchange Notes  under  generally  accepted accounting principles.


                         USE OF PROCEEDS

      The  Company  will  not  receive any cash  proceeds  from  the issuance  of  the  Exchange Notes offered hereby.  In  consideration
for   issuing   the   Exchange  Notes  as   contemplated   in   this
Prospectus,  the Company will receive in exchange a  like  principal amount  of  Old  Notes,  the terms of which  are  identical  in  all
material   respects   to  the  Exchange  Notes.    The   Old   Notes
surrendered  in  exchange for the Exchange  Notes  will  be  retired and  canceled  and  cannot  be reissued.  Accordingly,  issuance  of
the   Exchange   Notes   will   not  result   in   any   change   in
capitalization of the Company.


                     FINANCIAL RESTRUCTURING

      The  Company has recently taken steps to simplify its  capital structure.  Effective  November 10, 1997, the Company  recapitalized
and   combined  its  outstanding  shares  of  Series  A,  Cumulative
Convertible  Preferred  Stock and Series E,  Cumulative  Convertible
Preferred  Stock  into  an aggregate of 790,163  shares  of  Amended
Series   A,   Cumulative  Convertible  Preferred  Stock   (including
accrued  and  unpaid dividends paid in kind).  There  are  currently
1,183,115  shares  of Amended Series A Preferred  Stock  issued  and
outstanding   with   an   aggregate   liquidation   preference    of
approximately  $101  million.  Effective  January  16,   1998,   the
Series  F,  Cumulative Convertible Preferred Stock  was  mandatorily converted  into an aggregate of 633,893 shares of Common  Stock.  On
March  3,  1998,  the Company settled litigation instituted  by  the holder  of  its Series B, Cumulative Preferred Stock (the "Series  B
Preferred   Stock").    The   holder  revoked   and   withdrew   its
redemption  notice and sold its shares of Series B  Preferred  Stock
and  accompanying  warrants.   The purchasers  exchanged  the  stock
and  warrants  for  44,465 shares of Amended  Series  B,  Cumulative
Convertible  Preferred Stock ("Amended Series  B  Preferred  Stock")
and  warrants  to purchase 250,000 shares of Common  Stock,  subject to  adjustment,  and  received 2,620  shares  of  Amended  Series  B
Preferred  Stock in payment of all accrued and unpaid  dividends  on
the  Series  B Preferred Stock.  See "Business -- Litigation."   For
a  description  of  the  material terms  of  the  Amended  Series  A
Preferred  Stock  and  the Amended Series  B  Preferred  Stock,  see
"Description  of  Capital  Stock  --  Preferred  Stock  --   Amended
Series  A  Preferred  Stock"  and "--  Amended  Series  B  Preferred
Stock."
                         CAPITALIZATION

       The   following  table  sets  forth  the  total  consolidated
capitalization  of  the Company at December 31,  1997.   This  table
should  be  read  in  conjunction with  the  Consolidated  Financial
Statements  of  the  Company and the notes  thereto  and  the  other financial information included elsewhere in this Prospectus.

                                                    (in thousands)
      Lutcher Moore Group limited recourse debt      $      2,524
      Total debt, including current maturities:
          13.50% Senior Secured Notes due
            May 1, 2004, net of unamortized discount       61,310
                                                        ---------
                     Total debt                      $     63,834
                                                        ---------
      Shareholders' equity:
           Preferred stock
                Amended Series A Preferred Stock            1,129
                Series B Preferred Stock                       45
                Series F Preferred Stock                       22
           Common Stock(1)                                    217
           Treasury stock (69,471 shares)                      (1)
           Unearned compensation                          (12,021)
           Additional paid-in capital                     298,588
           Accumulated deficit                           (247,154)
                                                        ---------
           Total shareholders' equity                 $    40,825
                                                        ---------
           Total capitalization                       $   104,659
                                                        =========
____________________

(1)      Excludes  shares of Common Stock issuable  upon  conversion
  of   Preferred  Stock  or  exercise  of  outstanding  options  and warrants  at  December  31,  1997.  See  "Description  of  Capital
  Stock."

                   PRICE RANGE OF COMMON STOCK

      The  Common  Stock trades on the AMEX under the  symbol  "XCL"
and  on  the London Stock Exchange.  The following table  shows  the range  of  the quarterly high and low sales prices on  the  AMEX  to
date  during  1998 and for each quarter during 1997  and  1996.   On
December  17,  1997  the Company effected the Reverse  Stock  Split.
The  high  and  low prices for the periods shown have been  adjusted to reflect that Reverse Stock Split.


1998                              High                    Low
----                              ----                    ---
    First  Quarter              $   6.50               $  3.50
    Second Quarter
     (through April 30, 1998)       4.94                  3.89

1997
----
    First  Quarter              $   5.63               $  2.81
    Second Quarter                  4.69                  2.81
    Third  Quarter                  6.56                  2.81
    Fourth Quarter                 13.13                  3.88

1996
----
    First  Quarter           $      6.60               $  2.85
    Second Quarter                  7.50                  2.85
    Third Quarter                   5.70                  1.95
    Fourth Quarter                  3.75                  1.95

     On  April  30, 1998, the closing price for the Common Stock  on
the  AMEX  was  $4.00.   As  of  April 30,  1998,  the  Company  had
approximately  3,600  shareholders of record  with  respect  to  its
Common Stock.


                         DIVIDEND POLICY

           XCL  has not paid any cash dividends on the Common  Stock
to  date  and  has no plans for Common Stock cash dividend  payments in  the  foreseeable future.  The payment of future  dividends  will depend  on  the  Company's future earnings and financial  condition.
The  Company  is  restricted  from  paying  cash  dividends  on  its
equity  securities under the terms of the Indenture.   In  addition,
so  long  as  there  are any dividend defaults  on  the  outstanding shares  of  Preferred  Stock, under the  terms  of  such  Stock  the
Company  is  restricted  from paying cash dividends  on  the  Common
Stock.  See  "Description  of  Notes  --  Certain  Amendments"   and
"Description of Capital Stock -- Preferred Stock" herein.

              SELECTED CONSOLIDATED FINANCIAL DATA

       The   following   table  sets  forth  selected   consolidated
financial  data  of the Company for and at the end of  each  of  the five  years  ended  December  31,  1997  derived  from  the  audited financial  statements  of  the Company included  elsewhere  in  this
Prospectus  (except  for  1994  and  1993  which  are  not  included
herein)   and,   in   the   opinion  of  Management,   reflect   all
adjustments,    consisting   of   normal   recurring    adjustments,
necessary  for  a  fair  presentation  of  that  information.    The
following   table   should  also  be  read   in   conjunction   with
"Management's  Discussion and Analysis of  Financial  Condition  and
Results  of  Operations" and the Consolidated  Financial  Statements
and notes thereto included elsewhere herein.



                                                               Year Ended December 31
                                              ------------------------------------------------------------
                                              1993(a)      1994(b)     1995(c)       1996(e)      1997(g)
                                              -------      -------     -------       -------      -------
                                                         (In thousands, except per share data)
Statement of Operations Data:
  Revenues                                 $    8,499     $  4,336     $   2,480     $  1,136     $     236
  Operating expenses                            2,449        1,341           985          342           210
  General and administrative expenses           3,840        4,553         4,551        3,487         4,910
  Depreciation, depletion and
     amortization                               5,788        3,292         2,266          579           126
  Operating loss                              (12,518)     (33,875)      (85,673)      (9,793)       (8,058)
  Net interest expense                          1,329        1,831         2,998        2,415         8,450
  Interest income                                 141          508           133            8         2,212
  Net loss                                    (15,197)     (36,622)      (87,837)     (12,074)      (13,994)
  Net loss attributable to common stock       (19,978)     (41,529)      (92,658)     (17,430)      (27,722)
  Net loss per common share
      Basic                                     (2.52)       (3.14)        (5.77)       (0.98)        (1.36)
      Diluted                                   (2.52)       (3.14)        (5.77)       (0.98)        (1.36)
  Weighted average common
     shares outstanding - basic                 7,933       13,220        16,047       17,705        20,451
  Weighted average common
     shares outstanding - diluted               7,933       13,220        16,047       17,705        20,451
  Deficiency of earnings to combined
     fixed charges and                           (i)          (i)           (i)          (i)           (i)

Balance Sheet Data (at end of period):
  Total working capital (deficit)          $  (15,562)    $ (1,563)    $ (24,239)   $ (46,705)   $   22,399
  Total assets                                157,377      149,803        72,336       60,864       119,089
  Long-term debt, net of current
    maturities                                 53,965 (d)   41,607(d)     15,644           -- (f)    61,310 (h)
  Stockholders' equity                         84,609       95,200        16,900       11,041        40,825

_________________

(a) Includes provision for impairment of domestic oil and gas properties of $8 million.

(b) Includes provision for impairment of domestic oil and gas properties of $25.9 million and provision for write-down of other assets of $2.2 million and an extraordinary loss of $1.7 million.

(c) Includes provision for impairment of domestic oil and gas properties of $75.3 million and provision for write-down of other assets of $4.5 million.

(d)      Includes  non-recourse  debt of an aggregate  $0.7  million
     and   $3.7   million  as  of  December  31,  1994   and   1993,
     respectively, included in the Lutcher Moore Debt.

(e) Includes provision for impairment of domestic oil and gas properties of $3.85 million; provision for write-down of investment of $2.4 million; and loss on sale of investments of $0.7 million.

(f) All of the Company's debt ($38.02 million) was classified as currently due at December 31, 1996.

(g) Includes extraordinary loss for early extinguishment of debt of $551,000.

(h) Long term debt is net of unamortized discount of $13,690 associated with the value allocated to the stock purchase warrants issued with the Senior.

(i) The earnings were inadequate to cover fixed charges. The dollar amount of the coverage deficiency was $16.5 million in 1993; $38.5 million in 1994; $90.8 million in 1995; $14.5 million in 1996; and $22.4 million in 1997.


               SUMMARY OF OIL AND GAS RESERVE DATA

      Based on the wells drilled to date, Gruy has projected gross proved undeveloped reserves for the segments of the C-D Field drilled to date of 46.26 million barrels of recoverable oil. CNODC has exercised its option to pay 51% of all development costs and receive 51% of oil production. Consequently, the Company's net interest in such proved undeveloped reserves is estimated to be approximately 11.76 million barrels of oil with a
PV-10 of $62.5 million as of January 1, 1998. The Company believes that the C-D Field and the remainder of the Block hold the potential for additional significant increases in oil reserves. The Company's remaining domestic oil and gas properties are now classified as assets held for sale. See "Risk Factors -- Reliance on Estimates of Proved Reserves and Future Net Revenue" and the Gruy Report which is attached hereto as Appendix A.

Production, Sales and Cost Data
-------------------------------

      The following table sets forth certain information regarding the production volumes, revenues, average prices received and average production costs associated with the Company's sale of oil and gas from properties held for sale for the periods indicated.

                                        Year Ended December 31,
                                        -----------------------
                                        1997     1996     1995
                                        ----     ----     ----
Net Production: (a)
   Gas (MMcf).....................       72       467      1,474
   Oil (MBbl).....................        4         9         19
   Gas equivalent (MMcfe).........       95       522      1,588

Oil and gas sales ($ in 000's)(b)
   Gas............................   $   166   $   955   $ 1,953
   Oil and other..................        70       181       527
                                       -----    ------    ------
       Total oil and gas sales....   $   236   $ 1,136   $ 2,480
                                       =====    ======    ======

Average sales price:
   Gas ($ per Mcf)................      2.28      1.84      1.33
   Oil ($ per Bbl)................     18.34     19.80     19.58
   Gas equivalent ($ per Mcfe)....      2.47      2.18      1.56

Oil and gas costs ($ per Mcfe):
   Production expenses and taxes..      2.41      0.74      0.71
Depreciation, depletion and amortization
    of oil and gas properties......     0.81      0.96      1.23
________________

(a)     Excludes gas consumed in operations.
(b)       Includes  plant  products  recovered  from  treating   and
     processing operations.

      The following table shows the 1997 production of oil and natural gas liquids and natural gas by major fields. All of the Company's net production was attributable to the Cox Field and the Frenier Field (on the Lutcher Moore Tract).

                              1997 Net Production
                             -----------------------
                               (MBbls)       (MMcf)
                             ----------    ----------
Field                        Oil     %     Gas     %
-----                        ---    ---    ---    ---
Cox Field.............       --     --     72     100
Frenier Field.........        4     100     --     --

Oil and Gas Acreage
-------------------

      The oil and gas acreage in which the Company has leasehold or other contractual interest at December 31, 1997, and which are not classified as assets held for sale are summarized in the following table. "Gross" acres are the total number of acres subject to the Contract. "Net" acres are gross acres multiplied by the Company's fractional share of the costs of production before CNODC's reversionary interest.

                                                Undeveloped
                                               -------------
                                               Gross     Net
                                               -----     ----
      The People's Republic of China......    48,677    24,338


Drilling Activity
-----------------

      The following tables set forth wells drilled by the Company in the periods indicated.

                                       Year Ended December 31,
                      ------------------------------------------------
                           1997             1996                1995
                      -------------     -------------     -------  -----
United States         Gross     Net     Gross     Net     Gross     Net
-------------         -----     ---     -----     ---     -----     ---
Exploratory:
    Productive......    --      --        --      --        --       --
    Nonproductive...    --      --        --      --        --       --
                       ----    ----      ----    ----      ----     ----
         Total......    --      --        --      --        --       --

Development:
   Productive.......    --      --        --      --         1       0.2
   Nonproductive....    --      --        --      --        --       --
                       ----    ----      ----    ----      ----      ----
        Total.......    --      --        --      --         1       0.2

                                      Year Ended December 31,
                        -----------------------------------------
-------
                             1997            1996              1995 (a)
                        --------------   ------------      ------  -------
The People's Republic
  of China              Gross     Net    Gross    Net      Gross     Net
  ------------------    -----     ---    -----    ---      -----     ---
Exploratory:
    Productive......       2      1.0       1     0.5         2      1.0
    Nonproductive...       1      0.5       --     --         1      0.5
                         ----    ----     ----   ----       ----    ----
         Total......       3      1.5       1     0.5         3      1.5

Development:
   Productive.......       --      --       --     --        --       --
   Nonproductive....       --      --       --     --        --       --
                          ----    ----     ----   ----      ----     ----
        Total.......       --      --       --     --        --       --
____________

(a) Pursuant to the Second Participation Agreement dated May 10, 1995, between XCL and Apache, Apache's interest in the Zhao Dong Block was increased from 33% to 50% of the Foreign Contractor's interest.


Producing Well Data
-------------------

       At December 31, 1997, the Company had interests in 4 producing gas wells (3.45 net) in the Cox Field, which are included in assets held for sale.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS

       The following discussion and analysis should be read together with the Consolidated Financial Statements, the notes thereto and the supplemental data included in this Prospectus. References to Notes in this section of the Prospectus are to the notes to the audited Consolidated Financial Statements. See also the discussion on page [5] entitled "Disclosure Regarding Forward-Looking Statements."

Liquidity, Capital Resources and Management's Plans
---------------------------------------------------

     Background
     ----------

      The Company's management decided in the fourth quarter of 1995 to focus on the Company's operations in China and to sell its other assets. The excellent well test results on the China properties and the Company's reserve assessments support this decision. The Company has, therefore, focused financially on (i) raising funds to meet capital requirements for Chinese operations, (ii) selling its other properties and (iii) simplifying its capital structure to make it easier to raise capital. The Company intends to continue these activities and to work with Apache and CNODC to refine the ODP to reduce expenditures and accelerate production.

      The Company has made significant capital expenditures since acquiring its interest in the Block in 1992. Despite incurring losses since 1992, the Company, because of the high quality of the Block, has been able to obtain all required funds for the exploration and development of the Block. All of its contractual obligations to CNODC and Apache have been met and the Company believes that it will continue to do so.

      The  Company's  opinion that it will be  able  to  obtain  the funds  necessary  to  pay its share of capital expenditures  to  the point where cash flow is sufficient to pay costs is based on the Company's assessment of the ultimate quantity of oil reserves which will be produced from the Block. Presently proven gross oil reserves under the Block of approximately 47 million barrels represents only 6.5% of the Company's independent engineers' estimates of approximately 725 million of ultimately recoverable gross oil reserves in all categories of proven, probable, possible and exploration. Additionally, the Company believes, based on discussions with the Chinese authorities during the last year, that it may acquire additional oil and gas exploration and development blocks in China, with proven oil reserves, which will further enhance the Company's ability to timely obtain adequate funds for its obligations in China.

      Additional funds may be available from a number of sources, including cash flow from production on the Block, the sale or recapitalization of the Lutcher Moore Tract and the other assets held for sale, project financing, increasing the amount of senior secured debt, supplier financing, additional equity, including the exercise of currently outstanding warrants to buy common stock and joint ventures with other oil companies. Based on continuing discussions with major stockholders, investment bankers, potential purchasers and other oil companies, the Company believes that such funds will be available. There is no assurance, however, that such funds will be available and, if available, that they will be available on commercially reasonable terms, or that sufficient cash flow will be available from the Block. New debt will require approval of the holders of the Company's long term debt. See "Risk Factors."

      Liquidity and Capital Resources
      -------------------------------

      The Company offered and sold $75 million of Notes and $25 million of equity on May 20, 1997. During 1997 such funds were used to pay costs of the offering, the Company's 1997 exploration and development costs and $38 million of debt. At December 31, 1997, the Company had an unrestricted operating cash balance of $22.0 million and restricted cash held in escrow for the payment of interest on the Notes of $10.3 million. The Company had net working capital of $22.4 million.

      As a result of the Company's decision to focus on China and sell its U.S. assets, the Company presently has no source of material revenues. Revenues for 1997 were $236,000 versus $1,136,000 in 1996. The Company incurred a loss for fiscal 1997 of $13,994,000 and expects to incur a loss in 1998 as well because production and related cash flow from the Block is not expected until late 1998 at the earliest.

      Management's Plan
      -----------------

      The Company's unrestricted cash will be required for working capital and exploration, development and production expenditures on the Block. CNODC has given written notice that it will participate as to its full 51% share of the C-D Field and has urged that production begin during 1998. Except for exploratory wells on which Apache has an obligation to pay for the Company's costs, the Company is required to fund 50% of all exploration expenditures and 24.5% of all development and production expenditures. The Company estimates that its share of actual development expenditures for the C-D Field for the remainder of 1998 will be approximately $8 million, which is available from current unrestricted cash reserves. The Company estimates that its share of unpaid exploration expenses for the remainder of
1998 will be approximately $13 million. The Company presently projects and plans that these funds will be available from current unrestricted cash reserves and a portion of the proceeds from the sale or refinancing of the Lutcher Moore Tract. The Company estimates that its share of development expenses for 1999 will be approximately $22 million. After expenditure of those 1998 and 1999 projected development expenses, the Company projects that proceeds from production will pay for additional expenditures. After participation in the projected exploration program for 1998, the Company presently projects and plans that 1999 development funds will be available from proceeds from a portion of the sale of Lutcher Moore, a financing of the final payment which Apache owes XCL for the 1995 purchase of an additional 8.325% interest in the C Field and proceeds from the early exercise of at least a portion of the currently outstanding warrants to purchase common stock. Furthermore, although the
Company believes that by the end of 1998 all obligatory exploration wells will have been drilled, the Company anticipates that additional exploration wells will be drilled during 1999. Funds for these exploratory wells will be obtained from the same sources. Again, there is no assurance that the sources of funds projected in this paragraph will be available. If not available, the Company plans to utilize other sources of funds, as referred to above under "Background."

      Due to the successful results of the D-3 and C-4 Wells, the 1998 work program and budget exceed the Company's initial preliminary projections earlier in 1997. This results from the necessity of drilling at least one appraisal well offsetting the C-4 exploratory well and the decision to extend the Contract into its third exploratory period because of the successful drilling of the D-3 and C-4 wells. XCL, Apache, and CNODC are working together to reduce capital costs for the Block and to determine whether the commencement of production from the C-4 Well area can be accelerated into late 1998. This work has already resulted in reductions of estimated capital costs of approximately $35 million based on a change in the conceptual design, and a determination that it is technically feasible to commence production from the C-4 well area in 1998. The Company, Apache and CNODC have now all agreed to make every effort to achieve initial production in 1998.

      Longer term liquidity is dependent upon the Company's future performance, including commencement of production in China, as well as continued access to capital markets. In addition, the Company's efforts to secure additional financing could be impaired if its common stock is delisted from the AMEX.

      Although the Company is not obligated to make any additional capital payments to such projects, the Company may also have capital requirements for its lubricating oil and coalbed methane projects. The Company believes that both businesses will be successful and grow and that the Company will make additional investments in the businesses.

Other General Considerations
----------------------------

      Pursuant to the Company's December 17, 1997 shareholders' meeting, whereby several compensation plans were approved, the Company recorded unearned compensation of approximately $12.8 million. This amount will be amortized ratably over future periods of up to five years and is recorded as a non-cash expense in the Statement of Operations. Because certain of these awards are based on market capitalization there may be additional amounts which may become payable. Approximately $0.9 million of compensation expense was recorded in connection with these awards during 1997.

      The Company believes that inflation has had no material impact on its sales, revenues or income during the reporting periods. In light of increased oil and gas exploration activity worldwide, and in the Bohai Bay in particular, increased rates for equipment and services, and limited rig availability may have an impact in the future.

      The  Company  is  subject  to existing  domestic  and  Chinese federal, state and local laws and regulations governing environmental quality and pollution control. Although management believes that such operations are in general compliance with applicable environmental regulations, risks of substantial costs and liabilities are inherent in oil and gas operations, and there can be no assurance that significant costs and liabilities will not be incurred.

New Accounting Pronouncements
-----------------------------

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for the Company's year ending December 31, 1998. SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. The Company will be analyzing SFAS No. 130 during 1998 to determine what, if any, additional disclosures will be required.

      In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which is effective for the Company's year ended December 31, 1998. This statement establishes standards for reporting of information about operating segments. The Company will be analyzing SFAS No. 131 during 1998 to determine what, if any, additional disclosures will be required.

Results of Operations
---------------------

1997 compared to 1996
---------------------

       The Company incurred a loss of $14 million in 1997, as compared with a loss of $12 million in 1996. Included in the loss for 1997 is a charge of $0.9 million for non-cash compensation charges, related to stock and appreciation options, which are classified in general and administrative expenses. In addition, 1997 includes a $2.8 million provision for estimated settlements in connection with various disputes and litigation matters. Such amount is reflected in Other in the Statement of Operations. In addition, $0.6 million of non-cash charges relate to early extinguishment of debt.

      Interest expense, net of amounts capitalized, increased $6.0 million in 1997 primarily as a result of increased borrowings and higher interest rates on the new debt. In addition, interest expense includes amortization of $1.3 million relating to the value assigned to warrants issued with the $75 million debt offering completed in May 1997.

      The net loss for 1996 includes a $3.85 million noncash charge for the provision of impairment of domestic oil and gas properties classified as held for sale. The loss in 1996 also reflects the effect of a $2.4 million write-down and $0.7 million loss on sale of the Company's investments.

      Oil and gas revenues from properties held for sale for the year ended December 31, 1997 were $236,000, compared to approximately $1.1 million during 1996. Revenues will continue to decline as the Company completes its announced program of selling substantially all of its U.S. producing properties. Interest income increased $2.2 million during the year ended December 31, 1997, compared with 1996. The primary reason for this increase was the interest earned on the $75 million held in escrow from the Note Offering.

       As the Company continues to focus its resources on exploration and development of the Block, future oil and gas revenues will initially be directly related to the degree of drilling success experienced. The Company does not anticipate significant increases in its oil and gas production in the short-term and expects to incur operating losses until such time as net revenues from the China projects are realized.

      General and administrative expenses increased $1.4 million during 1997 as compared with 1996, as reflected in the following table.

                                        1997               1996
                                        ----               ----
                                              (thousands)
Payroll, benefits and travel          $  1,554         $  1,683
Non-cash compensation cost                 853               --
Legal and professional                   1,284              510
Public company and corporate expenses      574              539
Lafayette office expense                   304              374
Corporate insurance                        341              381
                                        ------           ------
                                      $  4,910         $  3,487
                                        ======           ======

      The increase in legal and professional fees of $774,000 were principally related to fees of $214,000 on one lawsuit, an increase of $287,000 for outside consulting and the remainder of the increase for general and corporate legal and accounting services.

  1996 compared to 1995
  ---------------------

      The Company reported a net loss for fiscal 1996 of $12.1 million before preferred dividends of $5.4 million, or a total of $0.07 per share, compared to a net loss for fiscal 1995 of $87.8 million before preferred dividends of $4.8 million, or $0.38 per share. The net loss for 1996 includes a $3.85 million noncash charge for impairment of domestic oil and gas properties, classified as assets held for sale. The loss in 1996 also reflects a $2.4 million write-down and $0.7 million loss on the sale of the Company's investments.

      The net loss for 1995 includes a $75.3 million noncash charge for the provision of impairment of domestic oil and gas properties. The carrying amounts of the Company's properties in Texas were written down by $16.5 million during 1995, in order to comply with the ceiling limitation prescribed by the Commission. This was principally due to downward revisions in estimated reserves in the second quarter and reduced present values of reserves attributable to delays in development drilling scheduled in the third quarter. During the fourth quarter, to reflect the expected results of its announced program to divest itself of its U.S. oil and gas properties, the Company recorded an additional $58.8 million noncash write-down, reducing the recorded value of its domestic oil and gas properties to their estimated fair market value. The loss in 1995 also reflects the effects of a $4.5 million write-down of the Company's other assets and investments.

      Earnings per common share are based on the weighted average number of shares of common and common equivalent shares outstanding:  265,573,020  for 1996,  compared  to  240,707,015  for
1995.   The  increase  for 1996 primarily related  to  the  sale  of approximately 3.8 million shares of Common Stock in Regulation S unit offerings in March and April 1996, approximately 2.8 million units in a private placement concluded in September 1996, approximately 1.5 million shares of Common Stock issued as consideration for a consulting agreement, approximately 5.5 million shares of Common Stock issued in respect of warrants exercised in November and December 1996 and approximately 12.8 million shares of Common Stock issued in payment of interest on the Subordinated Debt, all as set forth in the Consolidated Statements of Shareholders' Equity. See Notes 6 and 7.

      Oil and gas revenues from properties held for sale in 1996 were $1.1 million as compared to $2.5 million in 1995, primarily due to continued reduction in volume sold. The Company does not anticipate material revenues until late 1998 at the earliest when production in China may commence.

       General and administrative expenses for 1996 were $3.5 million as compared to $4.6 million in 1995. General and administrative costs are expected to remain relatively unchanged during the upcoming year. Operating costs are expected to decline due to the further disposition of domestic oil and gas properties.

      Interest expense decreased in 1996, due primarily to the Company's principal payments on its institutional debt in the first quarter of 1996.

Subsequent Events
-----------------

      Effective January 16, 1998, the Series F Preferred Stock was mandatorily converted into an aggregate of 633,893 shares of Common Stock. Due to the Series F Preferred Stock being redeemed and the Series A and E Preferred Stock being converted to Amended Series A Preferred Stock, the Company's Preferred Stock dividend obligations in respect of such securities have been eliminated. The effect of the recapitalization of the Series A and the Series E Preferred Stock has resulted in an increase in the Company's Preferred Stock dividend obligations of $3.7 million annually which can now be paid in kind in shares of Amended Series A Preferred Stock (valued at $85 per share). Aggregate liquidation preference increased from $63.3 million in 1996 to $103 million in 1997.

      Effective December 31, 1997, the Company entered into an interim settlement agreement with the holder of the Series B Preferred Stock whereby the Company paid such holder $1 million as a deposit in anticipation of the settlement of a lawsuit commenced by such holder for a claimed aggregate redemption price of such stock of approximately $5.0 million and accrued and unpaid dividends to the redemption date. The final settlement took place on March 3, 1998, and the lawsuit was dismissed with prejudice on March 9, 1998. Pursuant to the settlement, the holder of the Series B Preferred Stock sold the stock and warrants and the buyers exchanged the Series B Preferred Stock for Amended Series B Preferred Stock and warrants, returned the old warrants to the Company for cancellation and received payment of accrued and unpaid dividends on the Series B Preferred Stock in shares of Amended Series B Preferred Stock. The $1 million deposit was returned upon receipt of the proceeds from the sale of the Series B Preferred Stock.

Year 2000 Compliance
--------------------

      The Company has conducted a review of its computer systems to identify the systems that could be affected by the "Year 2000" issue. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year and equipment with time-sensitive embedded components. Any of the Company's programs that have time-sensitive software or equipment that has time-sensitive embedded components may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. Although no assurance can be given because of the potential wide scale manifestations of this problem which may affect the Company's business, XCL presently believes that the Year 2000 problem will not pose significant operational problems for its computer systems and that the Year 2000 problem will not have a material impact on its costs of operations.

      The Company also may be vulnerable to other companies' Year 2000 issues. The Company's current estimates of the impact of the Year 2000 problem on its operations and financial results do not include costs and time that may be incurred as a result of any vendors' or customers' failure to become Year 2000 compliant on a timely basis. The Company intends to initiate formal communications with all of its significant vendors and customers with respect to such persons' Year 2000 compliance programs and status. However, there can be no assurance that such other companies will achieve Year 2000 compliance or that any conversions by such companies to become Year 2000 compliant will be compatible with the Company's computer system. The inability of the Company or any of its principal vendors or customers to become Year 2000 compliant in a timely manner could have a material adverse effect on the Company's financial condition or results of operations.


            SIGNIFICANT EVENTS AFFECTING THE COMPANY
                      SINCE MARCH 31, 1998

       Since March 31, 1998, the following significant events affecting the Company have occurred:

      On April 7, 1998, the Board of Directors declared a dividend on the Amended Series A Preferred Stock, payable in additional shares of Amended Series A Preferred Stock valued at $85.00 per share, at the semiannual dividend rate of $4.0375 per share. Such dividend payment resulted in the issuance of an aggregate of 53,650 shares of Amended Series A Preferred Stock to holders of record on April 15, 1998.


                            BUSINESS

      The Company's principal business is the exploration for and development and production of crude oil and natural gas. Building on the success of its first such project in China, the joint venture on the Block (see "Prospectus Summary -- The Company"), the Company's strategy is to expand those operations and, selectively, to enter into additional energy-related joint ventures. The Company is confident that the undeveloped energy resources of China are extensive and that China's energy needs are growing at a high rate and will continue to expand in the foreseeable future. The Chinese government, further, has recently encouraged foreign participation in the development of its energy resources, and has demonstrated a willingness to include independent oil and gas exploration companies such as the Company in additional energy-related joint ventures. On the basis of the Company's excellent relationship with the Chinese energy-related industry representatives, it believes that it can remain competitive in that country. See "The Zhao Dong Block," below.

      To expand its energy-related activities in China, on July 17, 1995 the Company signed a contract with CNPC United Lube Oil Corporation to engage in the manufacturing, distribution, and marketing of lubricating oil in China and in southeast Asian markets. See "United/XCL Lube Oil Joint Venture," below. And on
December 14, 1995, the Company signed a Memorandum of Understanding with the China National Administration of Coal Geology ("CNACG"), pursuant to which the parties have begun cooperative exploration and development of coalbed methane in two areas of China. See "Coalbed Methane Project," below.

Corporate History; Address; Employees
-------------------------------------

      Before 1993, the Company operated primarily in the Gulf Coast area of the United States. Formerly The Exploration Company of Louisiana, Inc., XCL Ltd. was incorporated in Delaware in 1987. It is the successor to a Louisiana corporation of the same name, incorporated in 1981. The Company's principal executive offices are at 110 Rue Jean Lafitte, 2nd Floor, Lafayette, Louisiana 70508. Its telephone number is (318) 237-0325.

      As of December 31, 1997, the Company's employees totaled 23. No employees are subject to any union contracts. The Company believes it maintains good relations with its employees.

The Zhao Dong Block
-------------------

     Geology and Geophysics
     ----------------------

      The Block extends from the shoreline of the Dagang oil field complex on Bohai Bay to water depths of approximately 5 meters. It encompasses approximately 197 square kilometers (roughly 50,000 gross acres). The Company believes that a portion of the Block is a seaward extension of the Dagang oil field complex which is one of China's largest. According to information furnished by Chinese authorities, Dagang has produced over 700 million barrels of oil and has an estimated ultimate recovery of more than one billion barrels.

       Tertiary formations constitute a major portion of the Block's production, its geology being in many respects similar to the U.S. Gulf Coast. Bohai Bay sediments are however non-marine and oil prone, while the U.S. Gulf Coast sediments are open-marine and gas and condensate prone. Seismic and subsurface data appear to indicate a thick, structured sedimentary section in the contract area. Proximity to producing fields and highly productive test results from the wells which have been drilled suggest excellent source rock.

     Seismic
     -------

      Seismic data were acquired in and around the Block by shallow water and transition zone seismic crews from 1986 to 1988. While the original processing of the data was fair in reflection continuity, the Company's initial evaluation involved reprocessing 721 km., resulting in dramatic improvement for both structural and stratigraphic interpretation. This reprocessing, plus 390 km. of new seismic data (outlined below), make available a current total of 1,111 km. of 2D seismic data in and around the Block.

      From 1993 through 1995 the Company acquired an additional 390 km of 2D seismic data shot by Dagang Geophysical, a Chinese firm, all of which assisted the Company in assessing the Block's potential.

       A 1997 3-D seismic program was designed to delineate development well locations in the C-D Field and to better define exploration prospects on the remainder of the Block. The program covered approximately 100 square kilometers and cost approximately $5.5 million; the Company's share was approximately $2.75 million. A similar program (at a comparable cost) will be undertaken in 1998 to cover most of the rest of the Block.

     Drilling Results
     ----------------

      Mapping of seismic events on shallow, medium, and deep reflections delineated possibly productive lead areas. Subsequent exploratory drilling resulted in three successful discoveries along the Zhao Bei fault system. Appraisal tests have structurally and stratigraphically delineated the aerial extent of both the "C" and the "D" segments of the C-D Field. Hydrocarbons have been found in the Lower Minghuazhen (Pliocene), the Guantao (Miocene), and the Shahejie (Oligocene) formations. Appraisal drilling is planned for 1998 to delineate the extent of the 1997 C-4 discovery located northeast of the C-D Field. The C-4 well is productive from the Shahejie Formation and, additionally from Jurrasic and Permian Age sediments.

     The Company's drilling programs, year by year, have been as follows:

     1994 Drilling
     -------------

           Zhao Dong C-1. The first of three Phase 1 exploratory wells, C-1 was spudded in April 1994, and drilled to a depth of 9,843 feet. Oil was tested in two Pliocene sands of the Lower Minghuazhen Formation, from perforations shot between 4,278 and 4,462 feet, and yielded a combined test rate of 2,160 BOPD with no water. Total net pay for the zones tested was 97 feet.

           Zhao Dong C-2. Spudded and drilled in October 1994, the C-2 appraisal well was drilled to a depth of 7,134 feet and confirmed the C-1 discovery. Tested from four intervals, between 4,267 and 4,481 feet, the combined rate of three of the zones was 3,640 BOPD with no water. Total net pay for the zones tested was 47 feet.

     1995 Drilling
     -------------

           Zhao Dong C-2-2. Drilled directionally in April 1995 to a measured depth of 5,625 feet (5,034 feet true vertical depth), the C-2-2 appraisal was shaled out for prospective sands in the Minghuazhen and then plugged back and sidetracked as C-2-2A.

           Zhao Dong C-2-2A. After plugging and abandoning the bottom section of the C-2-2 well, the C-2-2A sidetrack well was drilled structurally updip of the original wellbore to a measured depth of 5,084 feet (4,956 true vertical depth).
     Although Minghuazhen prospective sands were present and not shaled out, the objective sands were water wet. Accordingly, the well was plugged and abandoned.

            Zhao Dong D-1. Designed to test the Ordovician Carbonate section, the D-1 exploratory well reached a depth of 8,784 feet in June 1995. Although no hydrocarbon potential was found in the Ordovician Carbonates, oil was found in the Lower Minghuazhen, proving this shallower section to be productive upthrown to the Zhao Bei fault system. Drill-stem testing, with perforations at 4,185 to 4,205 feet, confirmed hydrocarbons with an initial rate of 1,330 BOPD. The net pay for this zone was 20 feet.

           Although the D-1 was designed primarily to test deeper Paleozoic objectives, from 3,523 to 6,268 feet it yielded another 15 sands ranging in age from Pliocene Minghuazhen to Permian with hydrocarbon shows in mudlogs and/or sidewall cores. One Permian sand tested water with a trace of 30 gravity oil; one Minghuazhen sand tested water with 2% oil.

           Located on the eastern edge of the C-D structural complex, the D-1 was not optimally placed to explore the shallower hydrocarbon-containing sands. But the fact that it tested 1,330 BOPD from one sand, tested water with smaller amounts of oil from two other sands, and had shows in numerous additional sands, suggests proximity to the limits of a significant oil accumulation. Accordingly, the D-2 well, discussed under 1996 Drilling, below, was designed to appraise the D-1 discovery at a much higher structural position. See also the discussion, immediately below, of a parallel relationship between and among the C-3, C-2, and C-1 wells.

           Zhao  Dong  C-3.   Although scheduled to  be  drilled  to
     5,004 feet, this appraisal well, drilled in July 1995, reached a total depth of 6,773 feet. Analysis of geological information during drilling had shown that the C-3 was structurally higher than both the C-1 and C-2, and so drilling continued to test the Shahejie Formation until, at approximately 6,595 feet, the Zhao Bei fault was crossed. Eight different sands had drill-stem tests; seven were found to be productive, as compared to only three and two for the C-2 and C-1. (The C-1 and C-2 did however have oil shows in several sands found to be productive in the C-3.) Cumulative rate potential was 5,830 BOPD and 460 Mcfpd; one Shahejie sand tested oil at 1,356 BOPD until water production began. (Initial analysis indicates the water was coned due to pressure draw-down during testing.) Total net pay for the zones tested was 143 feet.

           The C-3 thus indicates that Shahejie Formation sands are oil productive with significant appraisal and exploration potential, both in the C-D Field and over much of the as yet undrilled portion of the Block. Initial seismic stratigraphic analysis indicates additional lacustrine fan systems could be present downdip.

     1996 Drilling
     -------------

            Zhao  Dong  D-2.  Spudded  in  November  1996,  the  D-2
     appraisal well was designed to test the Minghuazhen (Pliocene) and Guantao (Miocene) sands upthrown to the Zhao Bei fault system, as well as the Shahejie (Oligocene) Formation downthrown to a bifurcated fault of the same fault system. It was drilled to a measured depth of 7,501 feet (6,180 feet true vertical depth), on an upthrown fault closure approximately 1.5 km. west of and structurally higher than the D-1 discovery well.

           Five intervals (six drill-stem tests) from perforations at 3,285 to 5,445 feet (3,277 to 4,950 feet true vertical depth) tested at a combined rate of 11,571 BOPD, confirming the lateral productivity of several sands previously seen productive and, in the Guantao Formation, establishing production in several new sands. This well also demonstrated much higher initial flow rates without the need for artificial lift, one zone flowing 4,370 BOPD with 774 Mcfpd of gas, and a second zone flowing 2,471 BOPD with 168 Mcfpd of gas.

           Sands seen productive in this well appear to be present over the entire area, adding significantly to the overall potential of the C-D Field as well as the rest of the Block. Total net pay for the zones tested was 243 feet.

     1997 Drilling
     -------------

            Zhao  Dong  F-1.  Planned  as  an  exploratory  well  to
     fulfill  Phase  I  drilling commitments, the F-1  was  designed
     to   test   an  1,800+  foot  thick  section  of  the  Shahejie
     Formation on a four-way dip structural closure. This exploratory well was spudded in October 1996 and directionally drilled, from a drill pad built at the shoreline, to a measured depth of 14,501 feet (10,968 true vertical depth). Severe mechanical problems prevented the well from being fully evaluated, and two sidetrack attempts were unsuccessful. Drilling operations under a turnkey contract have been abandoned. A number of Shahejie sands were encountered with some apparent oil shows.

           Zhao Dong D-3. The second appraisal well for the D-1 discovery, and located approximately 1 km. north of the D-1, the D-3 was spudded in June 1997 and drilled to a depth of 5,740 feet. Although no drill-stem tests were performed (since the data collected were sufficient to confirm the productive nature of the reservoirs and since the rig was needed to drill the C-4 Well), using wireline tools, oil was recovered from several sands, most of which had tested oil in the D-2 and D-1 wells, as well as from three new productive sands for the "D" segment. Total net pay for the productive zone was 89 feet. The D-3 Well thus solidified structural interpretation and confirmed productive areas.

           Zhao Dong C-4. An exploratory well designed to test Pre-Tertiary and Shahejie Formations, the C-4 was spudded in July 1997, on a separate structure approximately 2 kms. northeast of the C-1, and was drilled to a depth of 8,993 feet. Eight zones tested at a combined rate of 15,349 BOPD, 6,107 Mcfpd of gas, and 14 barrels of condensate per day. Total net pay for the zones tested was 209 feet.

            The C-4 proved the presence and productivity of multiple Oligocene Age Shahejie sands on the Block's northern portion. The C-4 also found multiple high-quality Cretaceous and Jurassic sands, not encountered in previous drilling, present and productive, indicating that such sands may be present and prospective elsewhere. Significantly, the Shahejie, Cretaceous and Jurassic sands contained higher gravity oil (28 to 38 degree API) and more gas, indicating higher reservoir energy than previously encountered. All zones tested exhibited natural flow.

Exploration Potential
---------------------

      Reconnaissance seismic surveys on the Block have led the Company's independent petroleum engineers to identify, in addition to the C-D Field and the C-4 discovery, twenty-six prospective areas with exploratory potential. Seismic data over these prospective areas have been analyzed and the potential reserves are being evaluated.

Future Drilling Plans
---------------------

      The Company, Apache, and CNODC have approved a five-well drilling program for 1998, which will include an appraisal well to appraise the C-4 discovery and four exploratory wells, at least two of which will be in the "C" and "D" segments.

The Contract
------------

       The Company acquired the rights to the exploration, development and production of the Block by executing a Production Sharing Agreement with CNODC, a Chinese state enterprise, effective May 1, 1993 (the "Contract"). The Contract includes the following terms:

      The Foreign Contractor (the Company and Apache as a group, working through a participation agreement) must pay for all exploration costs. If a commercial discovery is made and if CNODC exercises its option to participate, development and operating costs and allocable remainder oil and gas production are shared up to 51% by CNODC and the remainder by the Foreign Contractor.

       The work under the Contract is divided into three categories, Exploration, Development and Production. Exploration, Development and Production operations can occur concurrently on different areas of the Block. The Contract is not to continue beyond 30 consecutive years. All exploration work must be completed during the Exploration Period (which expires April 30, 2000). The Production Period for each oil field covered by the Contract is 15 years, starting with the date of first production for that field.

     Exploration Period
     ------------------

      Work  performed  and  expenses incurred  during  this  period, consisting of three phases totaling seven contract years and beginning as of May 1, 1993, are the exclusive responsibility of the Foreign Contractor. The Contract mandates certain minimal requirements for drilling, seismic and expenditures during each phase of the Exploration Period. The Foreign Contractor has elected to enter the third exploration phase (expiring April 30,
2000).   The  Foreign  Contractor is required to  drill  exploratory
wells  prior  to  the  expiration of the  Exploration  Period.   The
minimum work requirements for seismic and the minimum expenditures for the balance of the Contract have been met.

     Development Period
     ------------------

      The Development Period for any field discovered during the Exploration Period commences on the date the requisite Chinese governmental authority approves the development plan for an oil and/or gas field. The C-D Field is now in the Development Period.

     Production Period
     -----------------

      The Production Period for any oil and/or gas field covered by the Contract (the "Contract Area") will be 15 consecutive years (each of 12 months), commencing for each such field on the date of commencement of commercial production (as determined under the terms of the Contract). However, prior to the Production Period, and during the Development Period, oil and/or gas may be produced and sold during a long-term testing period.

     Relinquishment
     --------------

      The Company expects that no relinquishment will be required until Exploration Phase 3 has been concluded. After April 30, 2000, the portions of the Contract area, not including areas in which development and/or production activities have been undertaken, must be relinquished.

     Termination of the Contract
     ---------------------------

      The Contract may be terminated by the Foreign Contractor at the end of each phase of the Exploration Period, without further obligation. The parties have elected to go into the third phase of the Exploration Period.

     Post-Production Operating and Exploration Costs
     -----------------------------------------------

      After commercial production has begun, the operating costs incurred in any given calendar year for an oil field shall be recovered in kind from 60% of that year's oil production. After recovery of operating costs, the 60% is applied to exploration costs. Unrecovered operating costs shall be carried forward.

      After recovery of operating and exploration costs for any field, development costs shall be recovered by the Foreign Contractor and CNODC from 60% of the remaining oil production, plus deemed interest at 9%.

      Natural gas shall be allocated according to the same general principles, but in order to ensure reasonable benefit for the Foreign Contractor the allocation percentages shall be adjusted in the light of actual economic conditions.

      Annual  gross  production ("AGP") of each oil  and  gas  field
shall   be  allocated  in  kind  in  the  following  sequences   and
percentages:

     (1) 5 percent of AGP shall be allocated to pay Chinese taxes.

      (2) The Chinese government shall receive a sliding scale royalty, determined on a field by field basis, calculated as follows (as amended by the Ministry and State Taxation Bureau, effective January 1, 1995):

          METRIC TONS OF ANNUAL
          CRUDE OIL PRODUCTION               ROYALTY RATE
          (One metric ton is roughly equivalent
          to seven  barrels of crude oil.)

          Up to and including 1,000,000 .................Zero
          1,000,000 to 1,500,000 ........................  4%
          1,500,000 to 2,000,000 ........................  6%
          2,000,000 to 3,000,000 ........................  8%
          3,000,000 to 4,000,000 ........................ 10%
          Over 4,000,000.................................12.5%

      (3) 60% of AGP shall be deemed "cost recovery oil" and used for cost recovery, first of operating costs, and second for exploration and development costs (including deemed interest). Cost recovery oil shall not be reduced by any royalty due the Chinese government.

       (4) After recovery of operating, exploration, and development costs (including deemed interest), the remainder of AGP shall be considered "remainder oil," which shall then be further divided into "allocable remainder oil" and "Chinese share oil." Allocable remainder oil shall be calculated for each field, based upon a sliding scale formula applied to each such field's annual production, and shall be shared by the parties in proportion to their respective interests under the Contract. All oil remaining after the above allocations shall be designated Chinese share oil and allocated to CNODC or other Chinese government designee.

Administration of the Contract; Arbitration
-------------------------------------------

      The Contract is administered by the JMC, consisting of an equal number of representatives designated by CNODC and by the Foreign Contractor. Disputes must be resolved, first through negotiation, and then arbitration (though CNODC may have the right to seek resolution in Chinese courts). CNODC has not waived sovereign immunity in any proceedings commenced in China.

     If accepted by the parties, arbitration will be conducted by the China International Economic and Trade Commission under its provisional rules. If that is not accepted by the parties, disputes may be arbitrated by a panel of three arbitrators, each party to appoint one and the third appointed by the two thus chosen or, failing such appointment, by the Arbitration Institute of the Stockholm (Sweden) Chamber of Commerce. Arbitration shall be conducted under the rules of the UN Commission on International Trade Law of 1976 (subject however to such rules as expressly provided in the Contract). Awards shall be final and binding on the parties. The Contract is governed by Chinese law.

Apache Farmout
--------------

       In March 1994, by means of a participation agreement ("Participation Agreement"), the Company farmed out a one-third interest in the Foreign Contractor's interest in the Block to
Apache in exchange for certain cash payments and Apache's agreement to assume its pro rata share of expenditures and liabilities with respect to exploration and development. As required by the Participation Agreement, in June 1994, Apache and the Company entered into a Joint Operating Agreement (the "Operating Agreement"). To further reduce the Company's exploration capital requirements and accelerate the development of the Block, the Company and Apache entered into an agreement on May 10, 1995 (the "Second Participation Agreement") pursuant to which Apache increased its interest in the Contract to 50% of the Foreign Contractor's interest and assumed operatorship, obligating  itself  to  pay  100%  of  the  costs  of  drilling  and
testing  four  exploratory  wells  (the  "Carried  Wells")  on   the
Block. The drilling and testing of the C-3, D-1, D-2 and F-1 wells will satisfy the obligations regarding four Carried Wells. All of these wells have been drilled and tested with the exception of the F-1 Well, drilling operations on which have been abandoned. The Company does not believe that such operations on the F-1 Well to date satisfy Apache's obligations to deliver a fourth Carried Well. The amounts advanced by Apache for the Company's share of the Carried Wells are recoverable from a portion of the Company's share of cost recovery revenues from the Block. In addition, Apache obligated itself to pay the Company 16.667% of the value of the recoverable proved reserves attributable to the portion of the Block delineated by the drilling of the C-1 and C-2 and C-3 wells, the combined area designated in the agreement as the "C Field," all as agreed to by the Company and Apache in the Second Participation Agreement. Payment for this purchase will be computed in accordance with evaluation methodology as set forth in the Second Participation Agreement and made to the Company from time to time as each segment of the field is placed on production.

      In consideration of the above described payments, Apache assumed operatorship of the Block and increased its interest from 33.33% to 50% of the Foreign Contractor's share. All future exploration expenditures in excess of the Carried Wells will be borne 50% each by the Company and Apache. Under the Operating Agreement, approval of a successor operator requires the vote of not less than 55% of the Foreign Contractor's interest; if the operator reduces its participating interest to less than 25%, a committee established under the Operating Agreement comprised of Apache and XCL (the "Operating Committee") shall vote on whether a successor operator should be named. The appointment of a successor or replacement operator requires government approval. CNODC has the right to become operator of production operations in certain circumstances described in the Contract.

      All work under the Contract must be pursuant to a work program and budget approved by the JMC. Each year, the Operating Committee must submit a proposed work program and budget to the JMC. Operating Committee approval of this work program and budget requires the vote of not less than 55% of the Foreign Contractor's interest. If 55% of the Foreign Contractor's interest does not vote in favor of a proposed work program and budget, the operator must submit the minimum work program and budget necessary to meet the contractual obligations of the Foreign Contractor under the Contract.

       Under the Participation Agreement and the Operating Agreement, Apache and the Company each has a right of first refusal with respect to any sale or transfer of interest in the Foreign Contractor's share of the Contract. In addition, under the Participation Agreement Apache and the Company each has a right of first refusal with respect to the sale of 50% or more of outstanding voting capital stock of their respective subsidiaries party to the Contract and the Participation Agreement. Accordingly, absent waiver from Apache, foreclosure on the shares of XCL-China pledged to secure the Notes would trigger this right, possibly impairing the ability of the Noteholders to realize fully on their security. In addition, each party has the option to purchase the other party's interest in the Contract upon the occurrence of certain "option events." Option events include the failure more than twice in one year to pay sums due under the Operating Agreement, after receiving written notice of default and failing to cure within any applicable cure period provided by the Operating Agreement (if nonpayment is the subject of dispute and arbitration under the Operating Agreement, it does not constitute a "failure to pay" until an arbitral decision is rendered against the nonpayor), the inability of a party to pay its debts as they fall due or a final unappealable order by a court of competent jurisdiction liquidating the party or appointing a receiver to take possession of all of the party's assets, the transfer of more than 49% of the voting shares of the Apache subsidiary holding the interest in the Block or XCL-China, Ltd. ("XCL-China"), the XCL subsidiary holding XCL's interest in the Block, by their respective parents, or certain other defaults under the Operating Agreement or the Contract. The consideration to be paid on the exercise of the option to purchase is the fair market value of the interest assigned. If the parties cannot agree on the fair market value of the interest, it is to be determined by arbitration. This option runs only to the benefit of Apache and XCL-China and may not be transferred by either of them to any third party.

United/XCL Lube Oil Joint Venture
----------------------------------

      On July 17, 1995, the Company signed a contract with CNPC United Lube Oil Corporation to form a joint venture company to engage in the manufacturing, distribution and marketing of lubricating oil in China and southeast Asian markets. The joint venture has a 30-year life unless extended. The registered capital of the joint venture is $4.9 million, with the Company to contribute $2.4 million for its 49% interest, the last installment of which was paid in late 1997. As its investment for 51% of the stock, the Chinese contributed an existing lubricating oil blending plant in Langfang, China, with a Chinese government appraised value of $2.5 million. The registration of the  joint  venture  was  approved by Chinese  authorities  and  the effective date of the joint venture is January 1, 1998. In a letter of intent executed contemporaneously with the contract, the parties have agreed to consider the feasibility of (i) contributing to the joint venture a second existing plant in southwest China and (ii) other projects, including constructing oil terminals on the north and south coasts of China and engaging in upgrading certain existing refineries within China.

      The Langfang plant is located 50 km. southeast of Beijing. The facility is built on a 10-acre site and has been evaluated on the basis of U.S. Gulf Coast costs at a replacement value of $7.0 million, without taking into account the land value. The plant currently produces and markets approximately 5,000 metric tons of lube oil per year. Approximately $1.5 million of the Company's investment has been allocated to the physical upgrading of the facility, including the installation of automated filling lines and packaging systems. Upon completion of the upgrading, the plant's production capacity will be approximately 20,000 metric tons per year, assuming one eight hour shift, five days per week. Additional capacity will be available by adding shifts and expanding the work week. Further capital improvements estimated to cost $15 million could increase capacity to approximately 100,000 metric tons per year.

      It is the Company's opinion that an essential element to the success of the lube oil business in China will be the ability to distribute the product. In order to assure adequate distribution of the joint venture's products, the Company has entered into a memorandum of understanding with the Coal Ministry in China which is expected to be reduced to a formal distribution contract. The Coal Ministry operates 125 major integrated distribution centers throughout China and the Company expects to market the joint venture's products through this system.

Coalbed Methane Project
-----------------------

      On March 31, 1995, the Company signed an agreement with the CNACG, pursuant to which the parties will commence cooperation for the exploration and development of coalbed methane in two areas in China. During the study period contemplated by the agreement, the Company will evaluate the properties, after which the parties are expected to enter into a comprehensive agreement as to the specifically designated areas, which may provide the basis for coalbed methane development in other areas of China. On December 14, 1995, the Company signed a Memo of Understanding with CNACG to develop a contract for exploration, development and utilization of coalbed methane in the two areas. The March 31, 1995 agreement expired by its terms on December 31, 1996; however, the Company has been informally advised that CNACG will extend the term of the agreement.

Domestic Properties
-------------------

      U.S. Exploration and Production Activities. The Company has sold substantially all of its U.S. producing properties except for an interest in the Berry R. Cox Field (the "Cox Field") in South Texas and is seeking to sell or joint venture its interest. The Company holds a 60% to 100% working interest in 1,265 acres in this field on which there are four producing wells (3.45 net wells). The Company's 1997, 1996 and 1995 annual net sales of natural gas from the Company's interest in the Cox Field was
72,200, 467,000 and 1,474,000 Mcf, respectively on a sale basis. The December 1997, 1996 and 1995 gas price for the Company's remaining domestic properties was $2.28, $1.84 and $1.33 per Mcf, respectively. During 1996, litigation was instituted against the Company in connection with the Cox Field which has effectively
impeded  the  Company's  ability  to  consummate  a  sale  of   such
property. Upon resolution of the litigation, the Company will continue its efforts to divest itself of these properties. See "-
- Litigation" below.

      Lutcher  Moore Tract.  The Company holds, in partnership  with one of its subsidiaries, a fee interest in a 62,500 acre undeveloped tract of Louisiana fee property located in Ascension, St. James and St. John the Baptist Parishes, Louisiana (the "Lutcher Moore Tract"). Expressions of interest to purchase the property have been received from several parties and the Company is presently evaluating such proposals with the intent to sell the property. The Company is also evaluating the possibility of developing the property into a source of wetland mitigation credits. In connection with the acquisition of the Lutcher Moore Tract, the Company's indirect ownership of such tract is subject to a first mortgage, with a current principal balance of approximately $2.30 million, and a number of sellers' notes, with an aggregate current principal balance of approximately $0.5 million (collectively, the "Lutcher Moore Debt"). Recourse by the holder of the first mortgage and the holders of the sellers' notes is limited to the Lutcher Moore Tract, with neither the Company nor its wholly-owned subsidiaries, XCL-Land Ltd. and The Exploration Company of Louisiana, Inc., liable for the debt.

Oil and Gas Reserves
--------------------

       Based   on   the   wells  drilled  to  date,  the   Company's
independent engineering firm, H.J. Gruy and Associates, Inc. ("Gruy"), has projected gross proved undeveloped reserves for the segments of the C-D Field drilled to date of 46.26 million barrels of recoverable oil. CNODC has exercised its option to pay 51% of all development costs and receive 51% of oil production. Consequently, the Company's net interest in such proved undeveloped reserves is estimated to be approximately
11.76 million barrels of oil with a PV-10 of $62.5 million as of January 1, 1998. The Company believes that the C-D Field and the remainder of the Block hold the potential for additional significant increases in oil reserves. See "Risk Factors -- Reliance on Estimates of Proved Reserves and Future Net Revenues" and Appendix A attached hereto.

      Gruy has been preparing reserve estimates for the Company's oil and gas reserves since August 1996. Gruy was selected by the Company for this task based upon its reputation, experience and expertise in this area. Gruy is an international petroleum consulting firm with offices in Houston and Dallas, Texas. Their staff includes petroleum engineers and geologic consultants. Services they provide include reserve estimates, fair value appraisals, geologic studies, expert witness testimony and arbitration. In 1997 the Company paid Gruy approximately $68,400 in fees for reserve report valuations and other services. No instructions were given and no limitations were imposed by the Company on the scope of or methodology to be used in preparing the reserve estimates.

Offices
-------

      On March 31, 1997, the Company sold its office building located at 110 Rue Jean Lafitte, Lafayette, Louisiana for $900,000. On the same day, the Company entered into a lease with the purchaser for one floor (approximately 9,500 square feet) of the two-story building for a term of 22 months with an option to extend for an additional eight-month period, at a monthly rental of $7,500 for the first 21 months and $6,039 for the last month
(which is offset against mortgage payments due from the new owner of the building). The outstanding balance of the underlying mortgage was repaid in full upon the sale of the building. In
March  1998,  the  Company  entered into a lease  for  approximately
3,400 square feet of office space located at 5487 San Felipe, Suite 2110 in Houston, Texas. The lease expires December 31, 2000 and has a monthly rental of $4,932.

Litigation
----------

      During December 1993, the Company and two of its wholly-owned subsidiaries, XCL-Texas, Inc. and XCL Acquisitions, Inc., were sued in separate law suits entitled Ralph Slaughter, Secretary of the Department of Revenue and Taxation, State of Louisiana versus The Exploration Company of Louisiana, Inc. (15th Judicial District, Parish of Lafayette, Louisiana, Docket No. 93-
5449); Ralph Slaughter, Secretary of the Department of Revenue and Taxation, State of Louisiana versus XCL-Texas, Incorporated (15th Judicial District, Parish of Lafayette, Louisiana, Docket No. 93-5450); and Ralph Slaughter, Secretary, Department of Revenue and Taxation versus XCL Acquisitions, Inc. (15th Judicial District, Parish of Lafayette, Louisiana, Docket No. 93-5337) by the Louisiana Department of Revenue for Louisiana State corporate franchise and income taxes for the 1987 through 1991 fiscal years in an aggregate amount (including penalties and interest through September 1, 1993) of approximately $2.2 million. Statutory interest at the rate of 15% per annum on the principal will continue to accrue from September 1, 1993 until paid. The Louisiana Department of Revenue has also assessed additional Louisiana State franchise tax against the Company and/or XCL
Acquisitions, Inc. for the tax years 1991 through 1996 and additional income tax against XCL Acquisitions, Inc. for the tax years 1991 and 1995 on the same basis as those set forth in the lawsuits. The Company protested the assessments and small adjustments were made by the Department of Revenue. The additional income tax assessment for the 1991 and 1995 tax years is $89,688 and the additional franchise tax assessment for the tax years 1991 through 1996 totals $1.6 million plus statutory interest of 15% per annum from the due date until paid and penalties not to exceed 25% of the total tax due. The Company believes that these assessments have been adequately provided for in the consolidated financial statements. The Company has filed answers to each of these suits and intends to defend them vigorously. The Company intends to continue to protest these assessments. The Company believes that it has meritorious defenses and has instructed its counsel to contest these claims.

      On July 26, 1996, three lawsuits were filed against XCL-Texas, Inc., a wholly-owned subsidiary of the Company, entitled Stroman Ranch Company Ltd., el al. v. XCL-Texas, Inc. (229th Judicial District, Jim Hogg County, Texas, Cause No. 4550), Frank Armstrong, et al. v. XCL-Texas, Inc. (229th Judicial District,
Jim Hogg County, Texas, Cause No. 4551), and Stroman Ranch Company Ltd., et al. v. XCL-Texas, Inc. (229th Judicial District, Jim Hogg County, Texas, Cause No. 4552). The lawsuits allege various claims, including a claim that one of the oil and gas leases in the Berry R. Cox Field should be terminated. The Company believes the claims made in the lawsuits are without merit and intends to vigorously defend itself. The lawsuits have prevented the Company from selling its interest in the Cox Field.

      In July 1997, China Investment and Development Corporation ("CIDC"), holders of the Company's Series B Preferred Stock sued the Company and each of its directors in an action entitled China Investment and Development Corporation vs. XCL Ltd.; Marsden W. Miller, Jr.; John T. Chandler; David A. Melman; Fred Hofheinz; Arthur W. Hummel, Jr.; Michael Palliser; and Francis J. Reinhardt, Jr. (Court of Chancery of the State of Delaware in and for New Castle County, Civil Action No. 15783-NC). The suit alleged breach of (i) contract, (ii) corporate charter, (iii) good faith and fair dealing and (iv) fiduciary duty with respect to the alleged failure of the Company to redeem CIDC's Series B Preferred shares for a claimed aggregate redemption price of approximately $5.0 million. Effective December 31, 1997, the Company and CIDC entered into an interim settlement agreement pursuant to which the Company paid CIDC $1 million as a deposit in anticipation of a final settlement and dismissal of the lawsuit. On March 3, 1998, the final settlement took place and, shortly thereafter, the deposit was returned to XCL. On March 9, 1998, the lawsuit was dismissed with prejudice.

      Other than as disclosed above, as of the date hereof, there are no material pending legal proceedings to which either the Company or any of its subsidiaries is a party or to which any of their properties are subject which would have a material adverse effect on the business or properties of the Company, taken as a whole.

                           MANAGEMENT

      Officers of the Company and its wholly owned subsidiaries serve at the pleasure of the Board of Directors and are appointed annually at the meeting of the Board of Directors immediately following the annual meeting of shareholders. The following individuals were officers and directors of the Company and its subsidiaries as of December 31, 1997:


                                                                                     Officer  Director
         Name                            Position                               Age    Since    Since
         ----                            --------                               ---    -----    -----
Marsden W. Miller, Jr.      Chairman of the Board and Chief
                            Executive Officer of the Company (1)                56     1981     1981

John T. Chandler            Vice Chairman of the Board of the
                            Company and Chairman and Chief
                            Executive Officer of XCL-China Ltd. (1)(4)          65     1982     1983

Danny M. Dobbs              President and Chief Operating Officer of
                            the Company and President of XCL-China Ltd. (4)     52     1991      --

Benjamin B. Blanchet        Executive Vice President and
                            Director of the Company (1)                         45     1997     1997

Steven B.Toon               Chief Financial Officer of the Company              49     1997      --

Richard K. Kennedy          Vice President of Engineering of the Company        44     1989      --

R. Carter Cline             Vice President-Land of the Company                  49     1990      --

Herbert F. Hamilton         Executive Vice President Operations,
                            XCL-China Ltd.(4)                                   61     1995      --

John H. Haslam              Treasurer of the Company                            56     1996      --

Lisha C. Falk               Secretary of the Company                            36     1997      --

Fred Hofheinz               Director of the Company, Attorney at Law (2)(3)     59     --       1991

Arthur W. Hummel, Jr.       Director of the Company,
                            Independent Consultant (2)(3)                       77     --       1994

Sir Michael Palliser        Director of the Company,
                            Independent Consultant (2)(3)                       75     --       1994

Francis J. Reinhardt, Jr.   Director of the Company,
                            Partner in Carl H. Pforzheimer & Co.(2)(3)          68     --       1992

R. Thomas Fetters, Jr..     Director of the Company,
                            Independent Consultant (2)(3)                       58     --       1997

_______________

(1)      Member  of  the  Executive Committee.   The  Committee  met
     once during 1997 and, subject to certain statutory limitations on its authority, has all of the powers of the Board of Directors while the Board is not in session, except the power to declare dividends, make and alter Bylaws, fill vacancies on the Board or the Executive Committee, or change the membership of the Executive Committee.

(2) Member of the Compensation Committee. The Committee met once in 1997. It is charged with the responsibility of administering and interpreting the Company's stock option plans; it also recommends to the Board the compensation of employee-directors, approves the compensation of other executives and recommends policies dealing with compensation and personnel engagements.

(3) Member of the Audit Committee. The Committee met once in 1997. It reviews with the independent auditors the general scope of audit coverage. Such review includes consideration of the Company's accounting practices, procedures and system of internal accounting controls. The Committee also recommends to the Board the appointment of the Company's independent auditors, and at least annually the Committee reviews the services performed and the fees charged by the independent auditors engaged by the Company.

 (4) XCL-China Ltd. is an International Business Company incorporated under the laws of the British Virgin Islands, wholly owned by the Company, which manages the Company's oil and gas operations in China.

      Under the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company, the Board of Directors is divided into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of shareholders and to hold office until the end of their term and until their successors have been elected and qualified. The current Class I directors, whose terms of office expire at the 2000 annual meeting of shareholders, are Messrs. Arthur W. Hummel, Jr., Michael Palliser
and Benjamin B. Blanchet; the current Class II directors, whose terms of office expire at the 1998 annual meeting of shareholders, are Messrs. Marsden W. Miller, Jr., R. Thomas Fetters, Jr. and Francis J. Reinhardt, Jr.; and the current Class III directors, whose terms of office expire at the 1999 annual meeting of shareholders, are Messrs. John T. Chandler and Fred Hofheinz. On April 7, 1998 Mr. Peter F. Ross was appointed as a Class II director.

       The Board held five meetings in 1997. The average attendance by directors at these meetings was 100%, and all directors attended 100% of the Board and Committee meetings they were scheduled to attend.

      Under Delaware law and the Bylaws, incumbent directors have the power to fill any vacancies on the Board of Directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise. Any director elected by the Board to fill a vacancy would hold office for the unexpired term of the director whose place has been filled except that a director elected to fill a newly-created directorship resulting from an increase in the number of directors, whether elected by the Board or shareholders, would hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor is elected and qualified. If the size of the Board is increased, the additional directors would be apportioned among
the   three  classes  to  make  all  classes  as  nearly  equal   as
possible.

      The holders of the Amended Series A Preferred Stock are entitled to cast the same number of votes (voting together with the Common Stock as a single class) as the number of shares of Common Stock issuable upon conversion of the Amended Series A Preferred Stock.

      The holders of the Amended Series B Preferred Stock are entitled to cast 50 votes per share (voting together with the Common Stock as a single class).

       There are no arrangements or understandings with any directors pursuant to which they have been elected a director nor are there any family relationships among any directors or executive officers.

Biographical Information
------------------------

      MARSDEN W. MILLER, JR., Chairman, has been Chief Executive Officer and a director since the Company's incorporation in 1981. He has engaged in the independent domestic and international oil business since 1964 on an individual basis, as a stockholder and officer in several companies and as a practicing attorney. In addition to the U.S. and China, he has been involved in various aspects of the oil business in Southeast Asia, Africa, Europe, South America, several former Soviet Republics and Canada. Mr. Miller graduated from Louisiana State University in 1964.

      JOHN T. CHANDLER is Vice Chairman of the Board and Chairman and Chief Executive Officer of XCL-China. He joined the Company in June 1982, becoming a director in May 1983. From 1976 until he joined the Company he was the Managing Partner of the Oil and Gas Group of GSA Equity, Inc., New York and director of Executive Monetary Management, Inc., the parent company of GSA Equity, Inc. From 1972 to 1976, he was director and Vice President of Exploration and Production of Westrans Petroleum, Inc. and a director of a number of its subsidiaries. During 1971 and 1972, he was a petroleum consultant and manager of the oil department of Den norske Creditbank in Oslo, Norway. Mr. Chandler was Vice President and Manager of the Petroleum Department of the Deposit Guaranty National Bank in Jackson, Mississippi from 1969 to
August 1971 and, from 1967 to February 1969, was a petroleum engineer first for First National City Bank (now known as
Citibank, N.A.) and then The Bank of New York. From March 1963 to July 1967, he was employed by Ashland Oil and Refining Company as a petroleum engineer. From 1959 to 1963, he held the same position with United Producing Company, Inc., which was acquired by Ashland Oil.

      Mr. Chandler graduated from the Colorado School of Mines with a Professional degree in petroleum engineering and is a Registered Professional Engineer in the States of Colorado and Texas, a member of the Society of Petroleum Evaluation Engineers and a member of AIME.

      DANNY M. DOBBS is the President and Chief Operating Officer of the Company effective December 17, 1997. Mr. Dobbs previously served as Executive Vice President and Chief Operating Officer of the Company and prior to that as Vice President-Exploration of XCL Exploration & Production, Inc., a wholly-owned subsidiary of the Company, having joined the Company in 1985 as Senior Exploration Geologist. From 1981 to 1985 Mr. Dobbs was a consulting geologist. From 1976 to 1981, he held the position of Exploration Geologist in the South Louisiana District for Edwin
L. Cox in Lafayette, Louisiana. He served in various geologic positions with Texaco, Inc. from 1971 to 1976, his experience encompassing management, structural and stratigraphic mapping, coordination of seismic programs and budget evaluation and preparation. Mr. Dobbs holds B.S. and M.S. degrees in geology from the University of Alabama, Tuscaloosa, Alabama.

      BENJAMIN B. BLANCHET is Executive Vice President and a director of the Company. Prior to joining the Company in August 1997, and since 1983, he was a partner in the law firm of Gordon, Arata, McCollam & Duplantis, L.L.P. in its Lafayette, Louisiana office. During that time, he practiced in the areas of commercial  litigation,  corporate  mergers  and  acquisitions,  oil and gas transactions, secured financings, securities, tax and international law matters. Since 1985, he has provided substantial  legal  services  to  the  Company,  and  has  been  the
Company's   lead  attorney  in  China.   During  that  period,   Mr.
Blanchet's  activities  in  the  Company's  China  operations   have
become more oriented to management responsibilities than legal ones. He served on the Management Committee of Gordon, Arata, McCollam & Duplantis, L.L.P. from 1991 to 1997 and as the
Managing Partner of the firm for four years from 1992 through 1995. He practiced law with the firm of Monroe & Lemann in New Orleans from 1978 through 1983. He is a member of the Louisiana Bar and admitted to practice before the United States Tax Court. Mr. Blanchet holds a B.A. degree, with highest distinction, from the University of Southwestern Louisiana and a J.D., cum laude, from Harvard Law School.

      STEVEN B. TOON has been Chief Financial Officer of the Company since October 6, 1997. Prior to joining the Company, Mr. Toon provided consulting services to the Company, beginning in
June 1997. Since 1995 he has engaged in private consulting/CPA practice with various clients in the energy and services sectors in Houston. During the last six months of 1994, he served as
Chief Financial Officer of Xavier Mines, Ltd. He was Chief Financial Officer of Lend Lease Trucks, Inc. prior to the sale of its assets to Ryder System Inc. in mid-1994. From 1977 until 1992, Mr. Toon served as Vice President Finance and Treasurer of United Energy Resources, Inc. and United Gas Pipe Line Company. From 1971 to 1977, he was a Vice President in Bank of America's
World Banking Division. Mr. Toon holds a B.B.A. degree from the University of Houston, an M.B.A. degree from California State University, Fullerton and is a certified public accountant.

      RICHARD K. KENNEDY is Vice President of Engineering and responsible for certain engineering aspects of the Company's oil and gas operations. From 1987, until he joined the Company in 1989, he was an operations engineer for Wintershall Corporation. From 1981 to 1986 he was with Borden Energy, originally as a petroleum engineer and later as regional operations manager. From 1979 to 1981, Mr. Kennedy was employed with Marathon Oil Company as a reservoir engineer, then as a drilling engineer. He was employed with Shell Oil Company as a petroleum engineer and reservoir engineer from 1977 to 1979. Mr. Kennedy graduated from Louisiana Tech University with a B.S. degree in petroleum engineering. He is a registered professional engineer in the State of Louisiana and a member of the Society of Petroleum Engineers.

      R. CARTER CLINE is Vice President-Land, having joined the Company in October 1990. He has over 20 years of exploration and management experience. From 1982, until joining the Company, he was employed by Pacific Enterprises Oil Company (USA), successor by merger to Sabine Corporation, as East Gulf Coast Regional Land Manager in Houston, Texas. From 1979 to 1982, he served as Vice President-Land for Dynamic Exploration, Inc. in Lafayette, Louisiana. From 1974 to 1979, he served as Region Landman in
Dallas and Division Land Manager in Houston, Texas, for Sabine Corporation, and from 1971 to 1974 was employed by Getty Oil Company in Houston, Texas and New Orleans, Louisiana. Mr. Cline holds a B.B.A. degree in Petroleum Land Management from the
University  of  Texas  at  Austin  and  is  a  Certified   Petroleum
Landman.

      HERBERT F. HAMILTON is Vice President Operations of XCL-China, having joined the Company in 1995. Mr. Hamilton has more than 30 years of experience in the fields of engineering, construction, construction management and consulting on heavy civil works, offshore platforms, submarine pipelines and construction equipment in over 35 countries. From 1990 to 1993, Mr. Hamilton served as Senior Project Manager for Earl and Wright in Houston, Texas. From 1993 to 1994, he served as President and a consultant to Planterra, Inc. in Houston, Texas and from 1994 until joining the Company he was an independent consultant. Mr. Hamilton is a Registered Professional Engineer
and holds a B.S. in Architectural Engineering from the University of Texas at Austin.

      JOHN H. HASLAM is Treasurer, having joined the Company in 1990. From 1988 until joining the Company, he was employed by
United Gas Pipeline as Credit Manager. From 1986 to 1988, he served as Director of Internal Audit for TransAmerican Natural Gas Corporation. From 1981 to 1986 he was the Audit Manager for ENSTAR Corporation. He was with Getty Oil from 1963 until 1981, as Audit Manager of Joint Venture Operations and various other accounting positions. Mr. Haslam holds a B.B.A. degree in Marketing from Baylor University.

      LISHA FALK is Corporate Secretary, having joined the Company in 1981. Since joining the Company Ms. Falk has served in various administrative positions, most recently as Assistant Secretary.

       R. THOMAS FETTERS, JR. is an independent oil and gas consultant. He has over 25 years of exploration, production and management experience, both domestic and foreign. From 1995 to 1997 Mr. Fetters was Senior Vice President of Exploration of National Energy Group, Inc., Dallas, Texas, and from February 1990, until September 1995, he was Vice President of Exploration of XCL Ltd., and President of XCL-China Ltd. During 1989, until joining the Company, he served as Chairman and Chief Executive
Officer of Independent Energy Corporation. From 1984 to 1989, he served as President and Chief Executive Officer of CNG Producing Company in New Orleans, Louisiana, and from 1983 to 1984 as
General   Manager  of  the  Planning  and  Technology  Division   of
Consolidated Natural Gas Service Co. in Pittsburgh, Pennsylvania. From 1966 to 1983, he served in various positions, from Geologist to Exploration Manager, with several divisions of Exxon, primarily in the Gulf Coast region of the U.S. and internationally, in Malaysia and Australia. Mr. Fetters holds B.S. and M.S. degrees in geology from the University of Tennessee.

      FRED HOFHEINZ is an attorney at law in Houston, Texas. From 1984 to 1987, he served as President of Energy Assets International Corporation, a fund management company, now a subsidiary of Torch Energy Advisors, serving as a consultant to Torch Energy Advisors until 1989. Mr. Hofheinz also served as the
Mayor of Houston, Texas from 1974 to 1978. He, along with his family, developed the Astrodome in Houston, and owned the Houston Astros baseball team until 1974. He is founder and director of United Kiev Resources, Inc., an oil and gas production company operating in the Republic of the Ukraine in the name of its wholly-owned subsidiary, Carpatsky Petroleum Company. Mr. Hofheinz earned a Ph.D. degree in Economics from the University of Texas and his law degree from the University of Houston. He was appointed as a director by the Board at a meeting held March 21, 1991.

      ARTHUR W. HUMMEL, JR., a director since April 1994, is the former U.S. Ambassador to the People's Republic of China during the period 1981 to 1985. Since his 1985 retirement from the State Department after 35 years of service, he has been active in consulting with firms doing business in East Asia, and participating in academic and scholarly conferences in the U.S. and in the East Asia region. He is a member and trustee of many academic, business, and philanthropic organizations involved in international affairs.

      Mr. Hummel was born in China. After education in the U.S. he returned to China prior to Pearl Harbor. Interned by the Japanese, he escaped and fought with Chinese guerrillas behind the Japanese lines in north China until the end of the war.

      He obtained an M.A. (Phi Beta Kappa) in Chinese studies from the University of Chicago in 1949, and joined the State Department in 1950. His early foreign assignments include Hong Kong, Japan and Burma. He was Deputy Director of the Voice of America in 1961-1963; Deputy Chief of Mission of the American
Embassy in Taiwan, 1965-1968; Ambassador to Burma, 1968-1970; Ambassador to Ethiopia, 1975-1976; Ambassador to Pakistan, 1977-1981; and Ambassador to the Peoples Republic of China, 1981-1985. He was Assistant Secretary of State for East Asia 1976-1977. He has received numerous professional awards from within and outside the Government.

      SIR MICHAEL PALLISER, a director since April 1994, was, from 1984 to 1993, Chairman of Samuel Montagu & Co. Limited, the London merchant bank which was owned by Midland Bank, of which he was Deputy Chairman from 1987 to 1991, and which is now part of the Hong Kong & Shanghai Banking Corporation. He was Vice
Chairman  of  Samuel  Montagu from 1993 to  1996.  He  is  a  former
Director  of BAT Industries, Bookers, Eagle Star, Shell  and  United
Biscuits.

      In 1947, he joined the British Diplomatic Service and served in a variety of overseas and Foreign Office posts before becoming head of the Planning Staff in 1964-1966, Private Secretary to the Prime Minister, 1966-1969, Minister in the British Embassy in Paris, 1969-1971, and the British Ambassador and Permanent Representative to the European Communities in Brussels from 1971-1975. He was, from 1975 until his retirement in 1982, Permanent Under-Secretary of State in the Foreign and Commonwealth Office, and Head of the Diplomatic Service. From April to July 1982, he was a special adviser to the Prime Minister in the Cabinet Office during the Falklands War. He was appointed a Member of the Privy Council in 1983. Effective December 31, 1995, Mr. Palliser
resigned  as  President  of  the China-Britain  Trade  Group  and  a
director of the UK-Japan 2000 Group, and effective February 29, 1996, he resigned as Deputy Chairman of British Invisibles. Mr. Palliser currently is a member of the Trilateral Commission, a director of the Royal National Theatre, and Chairman of the Major Projects Association, designed to assist in and for the handling of major industrial projects. Mr. Palliser also serves as Vice-Chairman of the Salzburg Seminar, a center for intellectual exchange based in Middlebury, Vermont, with its conference center in Salzburg, Austria.

      Sir Michael Palliser was educated at Wellington College and Merton College, Oxford. He saw wartime service in the British Army with the Coldstream Guards.

      FRANCIS  J.  REINHARDT,  JR., is a partner  in  the  New  York investment banking firm of Carl H. Pforzheimer & Co. Mr. Reinhardt has been a partner in the firm for 30 years and has held various positions, specializing in independent oil and gas securities, mergers and acquisitions, placements participation and institutional sales since 1956. Mr. Reinhardt holds a B.S. degree from Seton Hall University and received his M.B.A. from New York University. Mr. Reinhardt is a member of the New York Society of Security Analysts, a member of and has previously served as president of the Oil Analysts Group of New York, a member and past president of the National Association of Petroleum Investment Analysts and a member of the Petroleum Exploration Society of New York. Mr. Reinhardt also serves as a director of Mallon Resources Corporation, a Nasdaq traded petroleum and mining company, as well as several privately held companies. Mr. Reinhardt was appointed as a director of the Company at a Board meeting held December 11, 1992.

      PETER F. ROSS, was appointed Chairman of Dawnay Day Capital Markets in March 1998. Dawnay Day & Co. is a London based private investment banking firm. Mr. Ross retired as Chairman of Henderson Crosthwaite Institutional Brokers on December 31, 1996, after holding that position since 1987. Under Mr. Ross' term as Chairman, Henderson Crosthwaite became one of the leading firms in London in the area of oil and gas placements. From 1977 to 1986 he was head of Henderson Crosthwaite's institutional sales department, with special responsibility for the oil and gas division, until its acquisition by Guinness Mahon Bank in 1986.

      Mr. Ross was commissioned into the British Army serving with the 5th Royal Inniskilling Dragoon Guards, his last posting being to Libya where he retired and set up an industrial services business. Following the Islamic Revolution in 1971, he returned to the United Kingdom and joined London stockbrokers Northcote & Co. In 1974, he joined George Henderson & Co., becoming a partner in 1975, upon the merger with Fenn and Crosthwaite. Mr. Ross was appointed as a director of the Company at a meeting of the Board held April 7, 1998.

Executive Compensation
----------------------

      The following table sets forth information regarding the total compensation of the Chief Executive Officer and each of the four most highly compensated executive officers of the Company at the end of 1997, as well as the total compensation paid to each such individual for the Company's two previous fiscal years.
Each of the named individuals has held his respective office throughout the entire fiscal year.

                             Summary Compensation Table



Long Term Compensation
-------------------------------------
                                         Annual Compensation             Awards             Payouts
                                        ------------------------   -------------------  ----------------
                                                            (1)       (2)       (3)
                                                           Other   Restricted
   Name and                                               Annual      Stock   Options/  LTIP   All Other
   Principal                            Salary    Bonus   Compen-    Awards     SARs   Payout   Compen-
   Position                    Year       ($)      ($)    sation       (#)      (#)      (#)   sation ($)
   --------                    ----     ------    -----   --------  --------   ------- ------  ----------
Marsden W. Miller, Jr.         1997     150,000     -         -     1,000,000     -        -        -
Chairman and                                                  -       110,000
  Chief Executive Officer      1996     150,000     -         -          -        -        -        -
                               1995     150,000     -         -          -        -        -        -

John T. Chandler (4)           1997     150,000     -         -       333,333  133,333     -        -
Vice Chairman; Chairman                                                20,000    5,000
  and Chief Executive          1996     150,000     -         -          -        -        -        -
  Officer of XCL-China, Ltd.   1995     150,000     -         -          -       8,000     -        -

Danny M. Dobbs                 1997     136,875     -         -          -     400,000     -        -
President and Chief                                                             25,000
Operating Officer              1996     135,000     -         -          -       6,466     -        -
                               1995     116,250     -         -          -        -        -        -

Richard K. Kennedy             1997     112,500     -         -          -     266,666     -        -
Vice President                                                                   5,000
                               1996      75,000     -         -          -        -        -        -
                               1995      75,000     -         -          -        -        -        -

Herbert F. Hamilton            1997     144,000     -         -          -        -        -        -
Executive Vice President       1996     144,000     -         -          -        -        -        -
  Operations, XCL-China        1995      98,800     -         -          -      13,333     -        -

_________________

(1) Excludes the cost to the Company of other compensation that, with respect to any above named individual, does not exceed the lesser of $50,000 or 10% of such individual's salary and bonus.

(2) Represents grants of restricted stock awards under the Long-Term Stock Incentive Plan, as amended and restated in 1997 (adjusted as to Common Stock to give effect to the Reverse Stock Split). The first line under 1997 reflects restricted stock awards for shares of Common Stock and the second line reflects restricted stock awards for shares of Amended Series A Preferred Stock. See "Awards to Management."

(3) Represents awards of stock options granted under the Company's Long-Term Stock Incentive Plan, as amended and restated in 1997 (adjusted as to Common Stock to give effect to the Reverse Stock Split). The first line under 1997 reflects nonqualified stock options for Common Stock and the second line reflects nonqualified stock options for shares of Amended Series A Preferred Stock. See "Awards to Management."

(4)       XCL-China  Ltd.   is  a  wholly-owned  subsidiary  of  the
     Company which manages the Company's operations in China.

(5)      Mr.   Hamilton  commenced employment with  the  Company  on
     April 24, 1995. As part of his employment package he was awarded options to purchase 13,333 shares of Common Stock (adjusted to give effect to the Reverse Stock Split).


Stock Options
-------------

      The Company currently maintains one stock option plan which was adopted by shareholders in 1992 and was amended and restated in 1997. The plan is administered by the Compensation Committee and provides for the granting of options to purchase shares of Common Stock to key employees and directors of the Company, and certain other persons who are not employees of the Company but who from time to time provide substantial advice or other assistance or services to the Company.

      On June 2, 1992, shareholders approved the Long-Term Stock Incentive Plan ("1992 LTSIP"). The 1992 LTSIP was adopted with the view of conforming the Company's prior plans to certain regulatory changes adopted by the Commission and affording holders of previously granted options the opportunity to exchange their options for equivalent options under the 1992 LTSIP. By action of the Board of Directors, effective June 1, 1997, the 1992 LTSIP was amended and restated, and certain awards were granted thereunder, all subject to approval by shareholders which was secured at the Company's Special Meeting in Lieu of Annual Meeting of Shareholders held on December 17, 1997.

     1997 LTSIP Restatement
     ----------------------

       Nature  of  Awards.      The  1997  LTSIP  Restatement  makes
available to the Compensation Committee the power to grant certain awards ("Awards") to acquire shares of the Company's Preferred Stock as well as shares of Common Stock. In common with the 1992 LTSIP, the 1997 LTSIP Restatement makes available to the Compensation Committee a number of incentive devices in addition to Incentive Stock Options ("ISOs") (which are not available with respect to Preferred Stock) and Nonqualified Stock Options ("NSOs"), including reload options ("ROs") (which are not available with respect to Preferred Stock), restricted stock awards ("RSAs"), and performance units ("PUs") or appreciation options ("AOs") (which were not authorized under the 1992 LTSIP), each of which is described below and in the 1997 LTSIP Restatement. NSOs to acquire Preferred Stock, a new feature, may include an accrued dividend feature. The Board believes that these award alternatives will enable the Committee to tailor the type of compensation to be granted to key personnel to meet both the Company's and such employee's requirements in the most efficient manner possible.

      Number of Awards. For Common Stock Awards, the 1997 LTSIP Restatement authorizes an aggregate of 4 million shares (as adjusted for the Reverse Stock Split) of Common Stock for issuance pursuant to awards granted thereunder, including grants to non-employee directors. For Preferred Stock Awards, the 1997 LTSIP Restatement authorizes an aggregate of 200,000 shares of the Company's Amended Series A Preferred Stock, or any other series of Preferred Stock of the Company as designated by the Committee with respect to an Award.

      Description of Awards. As set forth above, and like the 1992 LTSIP, the 1997 LTSIP Restatement authorizes the
Compensation Committee to grant NSOs, ISOs, ROs (i.e., the granting of additional options, where an employee exercises an option with previously owned stock, covering the number of shares tendered as part of the exercise price), RSAs (i.e., stock awarded to an employee, subject to forfeiture in the event of a premature termination of employment, failure of the Company to meet certain performance objectives or other conditions), PUs (i.e., share-denominated units credited to the employee's account for delivery or cash-out at some future date based upon performance criteria to be determined by the Compensation Committee), and "tax-withholding" (i.e., where the employee has the option of having the Company withhold shares on exercise of an award to satisfy tax withholding requirements). AOs (i.e., awards in which payments are based upon appreciation in shares or other criteria determined by the Compensation Committee) are a new feature added to the 1992 LTSIP by the 1997 LTSIP Restatement.

      Outside Director Awards. The 1997 LTSIP Restatement also authorizes the Board to grant Awards to non-employee directors and to set the terms and conditions of such Awards, without the restrictions previously set forth in the 1992 LTSIP which were required by certain federal securities law rules since abolished.

      Administration  of Plan.  In keeping with  the  provisions  of the 1992 LTSIP, the Compensation Committee will develop administration guidelines from time to time which will define specific eligibility criteria, the types of awards to be employed, whether such awards relate to Common Stock or Preferred Stock, and the value of such awards. Specific terms of each Award will be provided in individual Award agreements granted each Award recipient. Key employees and other individuals who, in the judgment of the Committee, may provide a valuable contribution to the success of the Company and its affiliates will be eligible. The Committee may establish different general Award eligibility criteria for Awards involving Preferred Stock which may require a higher level of management responsibility and authority.

      Change in Control Provisions. The 1997 LTSIP Restatement contains change-in-control provisions which provide that the threshold for determining if a "change in control of XCL" has occurred as a result of a person or entity acquiring Company stock has been lowered from 30% to 20% (disregarding the acquisition of such stock by certain shareholders of the Company). The 1997 LTSIP Restatement retains the 1992 LTSIP's provisions pursuant to which a "change in control of XCL" will be deemed to occur as a result of certain contested Board of Director elections. If a "change in control of XCL" occurs pursuant to the provisions described above, ISOs and NSOs then outstanding will become exercisable in full, the forfeiture restrictions on any RSAs to the extent then applicable will lapse and amounts payable with respect to PUs and AOs then outstanding will become payable in full. Also, under certain Awards made under the 1997 LTSIP Restatement (see discussion below) the occurrence of a "change in control of XCL" could obligate the Company with respect to making payments with respect to Awards in cash rather than in kind, or in obligating the Company to repurchase individuals' shares of Common Stock or Preferred Stock received under certain 1997 LTSIP Restatement Awards. Under certain circumstances which are unforeseen at this time, the existence of the change in control protections for individuals receiving Awards under the 1997 LTSIP Restatement and resulting obligations to the Company may impede the consummation of a change in control of the Company.

      Option Exercise Price. Under the 1997 LTSIP Restatement, the Compensation Committee shall determine the option price of all NSOs and ISOs; provided, however, in the case of ISOs, the option price shall not be less than the fair market value of the Common Stock on the date of grant. Such "fair market value" is the average of the high and low prices of a share of Common or Preferred Stock traded on the relevant date, as reported on the Exchange, or other national securities exchange, or an automated quotation system, or pursuant to a good faith determination by the Board of Directors, if not so traded in a public market.

      The 1997 LTSIP Restatement does not extend the term of the 1992 LTSIP and, therefore, the 1997 LTSIP Restatement will terminate (and no further awards thereunder will be granted after) June 2, 2002. In view of the fact that there is no public market for the Amended Series A Preferred Stock, the fair market value of the Amended Series A Preferred Stock on November 10, 1997, determined in good faith by the Board of Directors based upon the last bid price of the Amended Series A Preferred Stock in the PORTAL Market, as reported to the Company by Jefferies, was $80.00 per share.

Awards to Management
--------------------

      On  June  5,  1997, the Board made certain  Awards  under  the
1997 LTSIP Restatement. These Awards were approved by the shareholders of the Company in connection with the approval of the 1997 LTSIP Restatement voted on at the Special Meeting of Shareholders.

      Effective June 1, 1997, M. W. Miller, Jr. was granted an Appreciation Option with respect to appreciation in the Company's total market capitalization (as defined) from and after June 1, 1997. See "Appreciation Option for M.W. Miller, Jr." below for a more detailed discussion of such grant.

      The  closing price of the Company's Common Stock on  the  AMEX
on   a  recent  date  is  set  forth  on  the  cover  page  of  this
Prospectus.

      The following tables set forth, for those persons named in the "Summary Compensation Table," information on stock options granted during 1997 and all stock options outstanding as of December 31, 1997, adjusted to reflect the Reverse Stock Split. The closing price on the AMEX on June 2, 1997 for the Common Stock was $0.21875 (which price is not adjusted to reflect the
Reverse Stock Split), and the fair market value of the Amended Series A Preferred Stock, based upon last sales price information in the PORTAL Market, as supplied by Jefferies, was $85.00 on June 2, 1997. Mr. Miller's Appreciation Option (described below) is not included in the following table because of the indeterminate nature of the Award.

              Option/SAR Grants in Last Fiscal Year


                                                                                    Potential Realizable Value
                                                                                      at Assumed Annual Rates
                                                                                   of Stock Price Appreciation
                                              Individual Grants                          for Option Term
                      ----------------------------------------------------------  ----------------------------
        (a)               (b)           (c)              (d)         (e)         (f)     (g)         (h)
                                     % of Total
                                      Options/
                                        SARs
                                     Granted to
                       Options/     Employees in     Exercise or
                         SARs           Fiscal        Base Price   Expiration
       Name           Granted (#)        Year         ($/Share)       Date      0% ($)     5% ($)     10% ($)
       ----           -----------   ------------     ------------  -----------  -------    ------     -------

M.W. Miller, Jr. (1)     110,000 *       64.7           85.00      June 1, 2007     -     5,880,165     33,601,492

J.T. Chandler (2)        133,333 +        6.7            3.75      June 1, 2007     -       212,641      1,634,758
                           5,000 *        2.9           85.00      June 1, 2007     -       267,280      1,527,341

D.M. Dobbs (3)           400,000 +       20.0            3.75      June 1, 2007     -       637,924      4,904,287
                          25,000 *       14.7           85.00      June 1, 2007     -     1,336,401      7,636,703

R.K. Kennedy (4)         266,666 +       13.3            3.75      June 1, 2007     -       425,282      3,269,516
                           5,000 *        2.9           85.00      June 1, 2007     -       267,280      1,527,341

H.F. Hamilton                  -           -              -               -         -           -             -

*Amended Series A Preferred Stock.
+Common Stock.


_______________

(1) Effective June 1, 1997, M. W. Miller, Jr. was granted an NSO to purchase 110,000 shares of Amended Series A Preferred Stock for an option exercise price of $85.00 per share (aggregate purchase price of $9,350,000). Such NSO is exercisable as follows: as to 27,500 shares on June 1, 2000; as to 66,000 shares on June 1, 2001, and as to 16,500 shares on June 1, 2002. Mr. Miller's NSO will expire on June 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

(2) Effective June 1, 1997, John T. Chandler was granted an NSO to purchase 133,333 shares of Common Stock (adjusted for the Reverse Stock Split) for an option exercise price (adjusted for the Reverse Stock Split) of $3.75 per share (aggregate purchase price of approximately $500,000) and an NSO to purchase 5,000 shares of Amended Series A Preferred Stock for an option exercise price of $85.00 per share
     (aggregate purchase price of $425,000). Such Common Stock NSO is exercisable as follows: as to 44,445 shares on June 1, 1999; as to 44,444 shares on June 1, 2000. Such Amended
     Series A Preferred Stock NSO is exercisable as follows: as to 1,250 shares on June 1, 2000; as to 1,750 shares on June
     1,  2001;  and  as  to  2,000  shares  on  June  1,  2002.  Mr.
     Chandler's Common Stock NSO and his Amended Series A Preferred Stock NSO will each expire on June 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

(3)      Effective June 1, 1997, Danny M. Dobbs was granted  an  NSO to purchase 400,000 shares of Common Stock (adjusted for the Reverse Stock Split) for an option exercise price (adjusted for the Reverse Stock Split) of $3.75 per share (aggregate purchase price of $1,500,000) and an NSO to purchase 25,000 shares of Amended Series A Preferred Stock for an option exercise price of $85.00 per share (aggregate purchase price of $2,125,000). Such Common Stock NSO is exercisable as follows: as to 133,334 shares on June 1, 1999; as to 133,333 shares on June 1, 2000; and as to 133,333 shares on
     June 1, 2001. Such Amended Series A Preferred Stock NSO is exercisable as follows: as to 6,250 shares on June 1, 2000; as to 8,750 shares on June 1, 2001; and as to 10,000 shares on June 1, 2002. Mr. Dobbs' Common Stock NSO and his Amended Series A Preferred Stock NSO will each expire on June 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

(4) Effective June 1, 1997, Mr. Richard Kennedy was granted an NSO to purchase 266,666 shares of Common Stock (adjusted for the Reverse Stock Split) at an exercise price (adjusted for the Reverse Stock Split) of $3.75 per share (aggregate purchase price of approximately $1,000,000), and an NSO to purchase 5,000 shares of Amended Series A Preferred Stock at an exercise price of $85.00 per share (aggregate purchase price of $425,000). Such Common Stock NSO is exercisable as follows: as to 88,890 shares on June 1, 1999; as to 88,888 shares on June 1, 2000; and as to 88,888 shares on June 1,
     2001. Mr. Kennedy's Common Stock NSO will expire on June 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason. Such Amended Series A Preferred Stock NSO is exercisable as follows: as to 1,250 shares on June 1, 2000; as to 1,750 shares on June
     1,  2001;  and  as  to  3,000  shares  on  June  1,  2002.  Mr.
     Kennedy's Amended Series A Preferred Stock NSO will expire on August 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.



               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

        (a)               (b)         (c)                 (d)                         (e)
                        Shares                   Number of Securities        Value of Unexercised
                       Acquired                 Underlying Unexercised          in-the-Money
                          on         Value          Options/SARs at            Options/SARs at
                       Exercise     Realized       Fiscal Year-End (#)       Fiscal Year-End ($)(3)
       Name              (#)           ($)    Exercisable   Unexercisable  Exercisable   Unexercisable
       ----            --------     --------  -----------   -------------  -----------   -------------
Marsden W. Miller, Jr.     -            -     334,994 (1)         -           -            -
                           -            -           - (2)   110,000 (2)       -            -
                                              160,000 (3)         -           -            -

John T. Chandler           -            -      75,330 (1)   133,333 (1)       -         558,332
                           -            -           - (2)     5,000 (2)       -            -
                                               74,999 (3)         -           -            -

Richard K. Kennedy         -            -      16,629 (1)   266,666 (1)       -        1,116,664
                           -            -           - (2)     5,000 (2)       -            -

Danny M. Dobbs             -            -      22,653 (1)   402,155 (1)       -        1,675,000
                           -            -           - (2)    25,000 (2)       -            -
                                               38,799 (3)         -           -            -

Herbert F. Hamilton        -            -      13,332 (1)         -           -            -

_______________

(1) Represents options to purchase shares of Common Stock exercisable under the Company's stock option plans at December 31, 1997 (as adjusted to reflect the Reverse Stock Split).

(2) Represents options to purchase shares of Amended Series A Preferred Stock exercisable under the Company's 1997 LTSIP Restatement at December 31, 1997.

(3) Represents the aggregate number of five-year stock purchase warrants, received (a) upon surrender of an employment agreement with the Company, determined based upon a formula whereby each of the individuals was to be offered a warrant, based upon the length of time of employment with the Company, for a maximum of two shares of Common Stock for each dollar of compensation remaining to be paid to such individual under his agreement (based upon the product of his highest monthly base salary and the number of months remaining under his contract), at an exercise price of $18.75 per share, and (b) for each dollar of salary reduction for the 15-month period commencing January 1, 1993 through March 31, 1994, based on the same formula and at the same exercise price used in the granting of warrants upon surrender of employment agreements. See "Employment
     Agreements; Termination of Employment and Change-in-Control Arrangements" below.

(4) At December 31, 1997, the Company's Common Stock price was lower than the option and/or warrant exercise prices (as adjusted to reflect the Reverse Stock Split) with the exception of options granted effective June 1, 1997.

(5)      At  December  31,  1997,  the Company's  Amended  Series  A
     Preferred  Stock  price  was  equal  to  the  option   exercise
     price.

      These options were all awarded under the Company's stock option plans or the exchange of stock purchase warrants for the surrender of employment agreements, all of which are described above.

     Appreciation Option for M.W. Miller, Jr.
     -----------------------------------------

      Pursuant to the 1997 LTSIP Restatement, the Board approved an Appreciation Option for M. W. Miller, Jr., which was approved by shareholders at the December 17, 1997 Special Meeting of the Shareholders. The Board determined that the Appreciation Option to M. W. Miller, Jr. was in the best interests of the Company and its shareholders, and is required in order to retain the services of Mr. Miller, who has been instrumental in developing the
Company's China activities and in successfully concluding the Company's Offerings. The Appreciation Option would also provide Mr. Miller with additional incentive to increase the value of the Company based upon its market capitalization, thereby directly benefiting the shareholders of the Company by increasing the value of their investments in the Company.

                    Long-Term Incentive Plans
                   Awards in Last Fiscal Year


                                                              Estimated Future Payouts
                                                          Under Non-Stock Price Based Plans
                                                          ----------------------------------
         (a)             (b)              (c)               (d)          (e)         (f)
                                     Performance or
                     Number of         Other Period
                   Shares, Units     Until Maturation     Threshold     Target     Maximum
         Name     or Other Rights        or Payout         ($ or #)     ($ or #)   ($ or #)
         ----     ---------------    ----------------      --------     --------   --------

Marsden W. Miller, Jr.     (1)              (1)               (1)          (1)        (1)

_____________

(1) The Appreciation Option Agreement provides Mr. Miller with the right, upon his payment of the Exercise Price (as defined below), to additional compensation (payable in cash or in shares of Common Stock or Preferred Stock or a combination thereof, as elected by the Company) based upon 5% of the difference between the market capitalization of the Company as of June 1, 1997 and the market capitalization of the Company as of the date that Mr. Miller exercises the Appreciation Option. For purposes of the Appreciation Option, the Company's market capitalization is the total fair market value of the Company's outstanding shares of Common Stock, Preferred Stock and outstanding options and warrants. In general, fair market value is determined based on the trading price of marketable securities and by the Board of Directors as to the fair market value for securities for which there is no ready market. Fair market value as of the date of exercise of the Option is based on the average fair market value of the 30-day period immediately preceding the date of the Appreciation Option exercise. On June 1, 1997 and December 31, 1997, the aggregate market capitalization of the Company was $161,547,223 and $177,572,416, respectively. Upon exercise of his Option, in the event the Company elects to settle the Option with shares of Stock, Mr. Miller must pay the Company twenty percent (20%) of the amount he is entitled to receive upon exercise of the Appreciation Option (before any reduction as hereinafter set forth), or any increment thereof, up to an aggregate maximum of $5 million (the "Exercise Price") in cash. In the event the Company elects to settle the Option in cash, the amount of cash Mr. Miller will receive will be reduced by the amount of the Exercise Price. Because Mr. Miller's Appreciation Option contemplates compensation determined with reference to increases in the Company's market capitalization without restriction, there is no effective limit on the amount of compensation which may become payable thereunder. Mr. Miller may exercise his Appreciation Option as of any June 1 or December 1 commencing June 1, 2002, upon 45 days written notice, in whole or in 10% increments. In the event that Mr. Miller exercises his Appreciation Option for less than the total amount available thereunder, the percentage increment as to which it is exercised will cease to be available to create additional compensation opportunity for Mr. Miller based upon subsequent appreciation in the Company's market capitalization. Mr. Miller's Appreciation Option expires on June 1, 2007 and will remain exercisable at any time prior to such expiration notwithstanding his termination of employment with the Company unless such employment is terminated by the Company for "cause" or is terminated by Mr. Miller without "good reason." In keeping with the provisions of the 1997 LTSIP Restatement discussed in "1997 LTSIP Restatement - Change of Control Provisions," in the
     event  of  a  "change  in  control  of  XCL"  the  Appreciation
     Option will become immediately exercisable and the Company will be obligated to pay Mr. Miller, in cash, upon any exercise of his Appreciation Option, at least 40% of the net amount payable. This obligation may impede the consummation of a change of control of the Company.

Certain Federal Income Tax Effects
----------------------------------

      The  following  is a general summary of the principal  federal income tax effects to the Company under current law of the various awards which may be granted under the 1997 LTSIP Restatement. These descriptions do not purport to cover all potential tax consequences.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits deductibility of certain compensation for the Company's Chief Executive Officer and the additional four executive officers of the Company who are highest paid and employed at year end to $1 million per year unless certain conditions are met which result in compensation being characterized as "performance-based." Awards under the Plan will not satisfy the conditions necessary to cause the compensation earned under them to qualify as "performance-based" compensation, which is not subject to the deductibility limit of Section 162(m) of the Code. It is the position of the Board of Directors that the approach necessary for the design of incentive compensation that will satisfy the criteria under Section 162(m) of the Code would compromise the best interests of the Company and its shareholders.

      Certain provisions in the 1997 LTSIP Restatement may afford the recipient of an Award under the 1997 LTSIP Restatement with special protections or payments which are contingent upon a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company's assets. To the extent that they are triggered by the occurrence of any such event, these special protections or payments may constitute "parachute payments" which, when aggregated with other "parachute
payments"   received  by  the  recipient,  could   result   in   the
recipient receiving "excess parachute payments." The Company would not be allowed a deduction for any such "excess parachute payments" and the recipient of such "excess parachute payments" would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed with respect to such payments.

Section 401(k) Plan
-------------------

      In  1989,  the Company adopted an employee benefit plan  under
Section 401(k) of the Internal Revenue Code for the benefit of employees meeting certain eligibility requirements. The Company has obtained a favorable determination from the Internal Revenue Service regarding the tax-favored status of this plan. Employees can contribute up to 10% of their compensation. The Company, at its discretion and subject to certain limitations, may contribute up to 75% of the contributions of each participant. The Company did not make any contributions to the 401(k) Plan in 1997.

Compensation of Directors and Other Arrangements
------------------------------------------------

      The Company reimburses its directors for travel and lodging expenses incurred in attending meetings of the Board of Directors. Effective January 1, 1990, directors (other than Messrs. Hummel and Palliser and those directors who are officers of the Company) were paid an annual retainer of $18,000 plus a fee of $1,000 for each Board meeting attended. In addition, such directors were paid a fee of $1,000 for each committee meeting attended.

      In April 1994, the Company entered into separate consulting agreements with Messrs. Hummel and Palliser, upon their becoming directors. Each of the agreements is terminable by either of the parties thereto upon written notice and provides that the individuals will render consulting services to the Company in their respective areas of expertise. Pursuant to the terms of the agreements, each of those directors receives compensation at the rate of $50,000 per annum, which includes the compensation they would otherwise be entitled to receive as directors and for attending meetings of the Board. In addition, pursuant to the terms of the 1992 LTSIP, Messrs. Hummel, Palliser, Reinhardt and Hofheinz, each a non-employee director, were each granted stock options for 6,666 shares of Common Stock exercisable at prices ranging from $18.75 to $31.59 per share (adjusted for the Reverse Stock Split).

       In June 1997, the Company entered into a consulting agreement with Mr. Fetters, a director of the Company. The agreement is for a one-year term ending July 31, 1998, to continue thereafter on a month to month basis. The agreement may be terminated by either party on thirty days written notice. Pursuant to the terms of the agreement, Mr. Fetters is to consult with the Company on all aspects of the Company's exploration, development and production projects. For his services Mr. Fetters is to receive $30,000 per annum, which is in addition to the compensation he receives as a director for attending meetings of the Board. In addition to the above compensation, Mr. Fetters is entitled to receive a finder's fee on certain specifically identified projects.

      Effective June 1, 1997, Messrs. Hummel, Palliser, Reinhardt, Hofheinz and Fetters were each granted nonqualified stock options to purchase 66,666 shares of Common Stock (adjusted for the reverse Stock Split) exercisable at $3.75 (adjusted for the
Reverse Stock Split) per share under the 1997 LTSIP Restatement. See "Stock Options - 1997 LTSIP Restatement - Awards to Management" herein.

      Benjamin B. Blanchet, in his capacity as Executive Vice President, is entitled to a salary of $80,000 per year for up to 80 hours per month of services.

       Effective August 1, 1997, the Company entered into a Services Agreement with Mr. Blanchet. The Agreement is terminable by either party at any time without cause. Under the
Agreement, Mr. Blanchet is engaged to act as counsel to the Company to perform from time to time such services as the Company may request of him in that capacity. In general, compensation for services under the Services Agreement will be at the rate of $175 per hour for up to 80 hours per month. Also, under the
Services Agreement, the Company has agreed to provide Mr. Blanchet with office space, supplies, secretarial assistance, a library allowance, professional liability insurance, reimbursement for continuing legal education expenses and bar dues. Under the Services Agreement, Mr. Blanchet may, except as prohibited by law or the Louisiana Rules of Professional
Responsibility, represent other clients and engage in business for his own account.

       In connection with his employment by the Company, Mr. Blanchet received from the Company a $100,000 loan to replace benefits that he forfeited when he withdrew as a partner of Gordon, Arata, McCollam & Duplantis, L.L.P. to become Executive Vice President of the Company. The loan is to be repaid over eight years from annual bonus payments equal to interest, at the rate of 6.5% per annum, plus one-eighth of the original principal balance to be paid by the Company to Mr. Blanchet each year and shall be forgiven in its entirety if (i) the Company shall fail to pay timely any such bonus payment, shall breach the Services Agreement or shall terminate his employment without "cause" or
(ii) Mr. Blanchet terminates his employment with "good reason," in either case as such terms are defined in the note evidencing such loan.

       Effective August 1, 1997, the Company entered into a Services Agreement with Mr. Blanchet. The Agreement is terminable by either party at any time without cause. Under the
Agreement, Mr. Blanchet is engaged to act as counsel to the Company to perform from time to time such services as the Company may request of him in that capacity. In general, compensation for services under the Services Agreement will be at the rate of $175 per hour for up to 80 hours per month. Also, under the
Services Agreement, the Company has agreed to provide Mr. Blanchet with office space, supplies, secretarial assistance, a library allowance, professional liability insurance, reimbursement for continuing legal education expenses and bar dues. Under the Services Agreement, Mr. Blanchet may, except as prohibited by law or the Louisiana Rules of Professional
Responsibility, represent other clients and engage in business for his own account.

      Effective August 1, 1997, Benjamin B. Blanchet was granted an NSO to purchase 400,000 shares of Common Stock for an option exercise price of $3.75 per share (aggregate purchase price of $1,500,000.00). Such Common Stock NSO is exercisable as to 133,334 shares on August 1, 1999; as to 133,333 shares on August 1, 2000 and as to 133,333 shares on August 1, 2001. On that same date Mr. Blanchet was granted an NSO to purchase 25,000 shares of Amended Series A Preferred Stock for an option exercise price of $85.00 per share (aggregate purchase price of $2,125,000). Such Amended Series A Preferred Stock NSO is exercisable as to 6,250 shares on August 1, 2000; as to 8,750 shares on August 1, 2001 and as to 10,000 shares on August 1, 2002. Mr. Blanchet's NSOs will expire on August 1, 2007 or, if earlier, the date his employment is terminated by the Company for cause or the date he voluntarily terminates his employment without good reason.

       During 1997 all regular employees were provided health insurance, a portion of the premium for which is paid by the Company, and life and disability insurance based upon a factor of the employee's base salary.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements
--------------------------------------------------------------------

      Effective April 1, 1994, Messrs. M.W. Miller, Jr., J.T. Chandler, D.A. Melman, D.M. Dobbs, and R.C. Cline, in their capacities as executive and administrative officers of the Company and its various subsidiaries, agreed to surrender their employment agreements in consideration of the issuance of five-
year warrants to purchase Common Stock at an exercise price of $18.75 per share (adjusted for the Reverse Stock Split), subject to customary anti-dilution adjustments. The number of warrants issued to such individuals was determined based upon a formula whereby each of the individuals was offered a warrant to purchase, based upon the length of time of employment with the Company, a maximum of two shares of Common Stock for each dollar of compensation remaining to be paid to such individual under his agreement (based upon the product of his highest monthly base salary and the number of months remaining under his agreement). Accordingly, Mr. Miller received warrants to purchase 125,000 shares; Mr. Chandler, 68,333 shares; Mr. Dobbs, 38,333 shares; and Mr. Cline, 16,666 shares, all adjusted for the Reverse Stock Split.

      Effective January 1, 1989, the Company adopted a policy addressing severance upon separation from the Company. Under this policy benefits due upon a change-in-control as therein defined range from three months salary for employees with less than one year of service to 24 months salary for employees with more than 10 years of service.

Report on Repricing of Options/SARs
-----------------------------------

      During the fiscal year ended December 31, 1997, there were no repricings of stock options awarded to any of the named executive officers.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

       For the year ended December 31, 1997, the following nonexecutive directors of the Company, served as members of the Compensation Committee of the Board of Directors: Messrs. M. Palliser, A.W. Hummel, Jr., F. Hofheinz (Chairman) and F.J. Reinhardt, Jr. None of the members of the Compensation Committee were formerly, nor are any members currently, officers or employees of the Company or any of its subsidiaries.

     Compensation Committee Report on Executive Compensation
     -------------------------------------------------------

       The Compensation Committee of the Board of Directors ("Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and certain other managers, and administers the Stock Option Plans and Long Term Stock Incentive Plan. The Committee currently consists of four independent, nonemployee directors: Messrs. F. Hofheinz, who serves as Chairman, M. Palliser, Arthur W. Hummel, Jr. and Francis J. Reinhardt, Jr.

Compensation Policies and Philosophy
------------------------------------

      The Committee has determined that the compensation program of the Company should not only be adequate to attract, motivate and retain executives, key employees and other individuals who the Company believes may make significant contribution to the Company's results, but should also be linked to the value delivered to shareholders as reflected in the price of the Company's Common Stock.

       The Committee believes that the cash compensation of executive officers, as well as other key employees, should be competitive with other similarly situated companies while, within the Company, being fair and discriminating on the basis of personal performance. In general, in establishing total cash compensation for its executives, the Committee has taken into account the median cash compensation of executives employed by competitors including some of the companies reflected in the peer group identified in the Performance Graph set forth below, which the Committee believes represent the Company's most direct competition for executive talent. The Committee receives recommendations from management as to executive compensation and, in light of the Company's performance and the economic conditions facing the Company, determines appropriate compensation levels for recommendation to the Board of Directors. The Committee does not assign relative weights to individual factors and criteria used in determining executive compensation and does not use
quantifiable  targets in determining compensation.   For  1997,  the
Company did not retain the services of a compensation consulting firm.

       Awards of stock options are intended both to retain executives, key employees and other individuals who the Company believes may make significant contributions to the Company's results and to motivate them to improve long-term stock market performance. Options are granted at or above the prevailing market price and will have value only if the price of the Company's Common Stock increases.

      Effective January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally denies a tax deduction to any publicly held corporation for compensation that exceeds $1 million paid to certain senior executives in a taxable year, subject to an exception for "performance-based compensation" as defined in the Code and subject to certain transition provisions. Gains on the exercise of nonqualified stock options granted through December 31, 1994, will be tax deductible under the transition rules. Restricted stock awards by definition granted after February 17, 1993, are not deductible. At present the Committee does not intend to recommend amendment to the Stock Option Plans to meet the restrictive requirements of the Code.

      The Committee believes that annual incentive awards should be commensurate with performance. It further believes that in order to meet this objective it needs to have the ability to exercise its judgment or discretion to evaluate performance against qualitative criteria. It is the Committee's opinion that the benefits to the Company of the use of a qualitative approach to the compensation of senior executives such as the Chairman outweigh the nonmaterial loss of a portion of the deductions associated with that compensation.

      In recognition of the efforts and sacrifices of management that had enabled the Company in mid-1997 to be on track to meet its 1997 goals, the need to retain existing management and the need to attract qualified and competent personnel, in June 1997, the Board of Directors reassessed the need for adjusting management's compensation to provide for additional incentives to management. As a result of this reassessment, the Board of Directors approved amendments to and a restatement of the Company's 1992 LTSIP subject to shareholders approval, which was obtained on December 17, 1997. These amendments generally made available to the Committee the authority to grant Awards to executives employed by the Company entitling such executives to acquire shares of the Company's Preferred Stock and Common Stock. They also made available to the Committee the authority to grant appreciation awards. As described in greater detail in "Awards to Management," the Board of Directors made, subject to the approval of the shareholders of the Company, which was obtained on December 17, 1997, certain Awards under the 1997 LTSIP Restatement effective as of June 1, 1997 (except for awards to the CFO and an Executive Vice President which were effective
October 6 and August 1, 1997, respectively). The Committee believes that the 1997 LTSIP Restatement and the Awards granted thereunder effectively encourage retention and continuity of management, appropriately reward management for its past performance and align the interests of management with those of the Company's shareholders by providing management with the opportunity to share in the creation of the Company's value.

      On December 17, 1997, the Committee reviewed the Company's 1997 financial results and 1997 nonfinancial goals and determined that, in light of (i) the Company's continued successful drilling results in the Zhao Dong Block in the Bohai Bay in China, (ii)
the fact that top officials in China's oil industry have indicated that the Company will be offered additional exploration and development rights in China and (iii) the Company's successful placement in May 1997 of $100 million of Preferred Stock and Notes, the proceeds of which allowed the Company to commence achieving its objectives in China, the Company's financial and operating goals for 1997 had been met and exceeded.

Company Performance and Chief Executive Officer Compensation
------------------------------------------------------------

       The Committee, in connection with determining the appropriate compensation for Marsden W. Miller, Jr. as Chief Executive Officer ("CEO"), took into account the financial condition of the Company, including its liquidity requirements. It determined that the CEO had been successful in disposing of assets and raising capital throughout the year. Taking into consideration the performance of the CEO, as well as the
Company's  current  cash  position and near term  requirements,  the adoption of the 1997 LTSIP Restatement and the NSO and Appreciation Option awarded to the CEO under the 1997 LTSIP Restatement, the Committee decided that the 1997 awards should serve in lieu of a cash salary increase or bonus to the CEO for the present time.

Compensation of Other Executive Officers
----------------------------------------

      The  Committee,  in  consultation with the  CEO,  applied  the information and other factors outlined above in reviewing and approving the compensation of the Company's other executive officers.

December 17, 1997                    COMPENSATION COMMITTEE

                              Fred Hofheinz, Chairman
                              Arthur W. Hummel
                              Michael Palliser
                              Francis J. Reinhardt, Jr.

Shareholder Return Performance Presentation
-------------------------------------------

      Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the
Company's  Common  Stock  against the AMEX Market  Value  Index  for the years 1993 through 1997, with a peer group selected by the Company for the past five fiscal years. The peer group consists of the same independent oil and gas exploration and production companies used in last year's comparison, namely: Alta Energy Corporation; Amerac Energy Corporation (formerly Wolverine Exploration Company); Bellwether Exploration Company; Brock Exploration Corporation; Tom Brown, Inc.; Caspen Oil, Inc.; Chemfirst Inc. (formerly First Mississippi Corporation); Cobb Resources Corporation; Coda Energy, Inc.; Comstock Resources, Inc.; Crystal Oil Company; DeKalb Energy Company; Edisto Resources Company; Energen Corporation; Forest Oil Corporation; Geodyne Resources, Inc.; Global Natural Resources, Inc.; Goodrich Petroleum Corporation (formerly Patrick Petroleum Company); Hallador Pete Company; Hondo Oil & Gas Company; Kelley Oil & Gas Partners; Louis Dreyfus Natural Gas (formerly American Exploration Company); Magellan Petroleum Corporation; Maynard Oil Company; Monterey Resources, Inc. (formerly McFarland Energy, Inc.); MSR Exploration Limited; Numac Energy, Inc.; Pacific Enterprises; Penn Virginia Corporation; Plains Resources, Inc.; Presidio Oil; Wainoco Oil Corporation; Wichita River Oil; and Wiser Oil Company. The relevant information with respect to the peer group was furnished by Standard & Poors Compustat Service.
The graph assumes that the value of the investment in the Company's Common Stock and the peer group stocks were $100 on January 1, 1992 and that all dividends were reinvested.

             [SHAREHOLDER RETURN PERFORMANCE GRAPH]

                1993       1994       1995      1996       1997
               Return     Return     Return     Return     Return
               ------     ------     ------     ------     ------
XCL             49.96      72.18      27.73      16.62      24.82
Peer Group     121.87     121.48     153.45     183.12     217.52
AMEX           119.52     108.63     137.32     146.10     171.48


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table sets forth as of March 31, 1998, the individuals or entities known to the Company to own more than 5 percent of the Company's outstanding shares of voting securities. As of that date there were 22,926,333 shares of Common Stock, excluding 69,471 shares held as treasury stock; 1,129,453 shares of Amended Series A Preferred Stock; and 47,085 shares of Amended Series B Preferred Stock issued and outstanding. Except as otherwise indicated, all shares are owned both of record and beneficially.

                                                          Amended Series A        Amended Series B
                                  Common Stock (1)       Preferred Stock(2)     Preferred Stock (3)
                               ---------------------   ---------------------  ----------------------
Name and Address               Number of     Percent   Number of     Percent  Number of     Percent
of Beneficial Owner             Shares      of Class    Shares      of Class   Shares       of Class
-------------------            --------     --------   ---------    --------  --------      --------
Cumberland Associates
1114 Avenue of the Americas
New York, New York  10036      2,900,228 (4)    11.28     214,909      19.03      --           --

KAIM Non-Traditional, L.P.
1800 Avenue of the Stars,
2nd Floor
Los Angeles, California 90026  4,858,366 (4)(5) 18.08     311,908 (6)   27.62   47,085         100

Mitch Leigh
29 West 57th Street
New York, New York  10019      1,487,341 (4)(7)  8.33         --         --      --            --

Marsden W. Miller, Jr.
110 Rue Jean Lafitte, 2nd Floor
Lafayette, Louisiana 70508     1,665,713 (4)(8)  7.11         --         --      --            --

_______________

(1) This table includes shares of Common Stock issuable upon conversion of the shares of Amended Series A Preferred Stock. Each share of Amended Series A Preferred Stock is convertible into approximately 11 shares of Common Stock.

(2) The holders of Amended Series A Preferred Stock are entitled to cast the same number of votes as the shares of Common Stock then issuable upon conversion thereof (currently 11 votes) on any matter subject to the vote of Common Stockholders.

(3) Each share of Amended Series B Preferred Stock is convertible into approximately 26.3 shares of Common Stock, if the Common Stock issuable on conversion has not been registered and 21 shares of Common Stock, if the Common Stock issuable on conversion has been registered, subject to adjustment, on or after August 31, 1998. Each share of Amended Series B Preferred Stock is entitled to 50 votes per share.

 (4)       Includes   shares  issuable  upon  the   exercise   of
     outstanding stock purchase warrants exercisable within the next 60 days.

(5) Includes 16,874 shares owned by Richard A. Kayne, a director, CEO and President of Kayne Anderson Investment Management, Inc., the general partner of KAIM Non-
     Traditional, L.P. ("KAIM LP"). The shares over which Mr. Kayne has sole voting and dispositive power are held by him directly or by accounts for which he serves as trustee or custodian. The shares over which Mr. Kayne and KAIM LP have shared voting and dispositive power are held by accounts for which KAIM LP serves as investment adviser (and, in some cases as general partner). KAIM LP disclaims beneficial ownership of these shares, except to the extent that they are held by it or attributable to it by virtue of its general partner interests in certain limited partnerships holding such shares. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares attributable to him by virtue of his limited and general partner interests in such limited partnerships and by virtue of his indirect interest in the interest of KAIM LP in such limited partnerships.

(6) Includes 2,610 shares owned by Richard Kayne, a director, CEO and President of Kayne Anderson Investment Management, Inc., the general partner of KAIM Non-Traditional, L.P. ("KAIM LP") The shares over which Mr. Kayne has sole voting and dispositive power are held by him directly or by accounts for which he serves as trustee or custodian. The shares over which Mr. Kayne and KAIM LP have shared voting and dispositive power are held by accounts for which KAIM LP serves as investment adviser (and, in some cases as general partner). KAIM LP disclaims beneficial ownership of these shares, except to the extent that they are held by it or attributable to it by virtue of its general partner interests in certain limited partnerships holding such shares. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares attributable to him by virtue of his limited and general partner interests in such limited partnerships and by virtue of his indirect interest in the interest of KAIM LP in such limited partnerships.

(7) Includes 104,132 shares owned by Mr. Leigh's wife. Does not include shares and warrants held in custodial and trust accounts for Mr. Leigh's minor children, which Mr. Leigh does not control. Mr. Leigh disclaims beneficial ownership of all shares held by his wife and minor children.

(8)      Includes  shares  issuable upon the  exercise  of  stock
     options  exercisable within the next 60 days; and  1,000,000 shares of restricted stock subject to certain forfeiture provisions.


Security Ownership of Management
--------------------------------

      The following table sets forth information concerning the shares of the Company's Common Stock owned beneficially by each director of the Company, and all directors and executive officers as a group as of March 15, 1998. As of that date there were 22,926,333 shares of Common Stock issued and outstanding, excluding 69,741 shares of Common Stock held as treasury stock, and 1,129,453 shares of Amended Series A Preferred Stock issued and outstanding. The mailing address for all such individuals is XCL Ltd., 110 Rue Jean Lafitte, 2nd Floor, Lafayette, Louisiana 70508.

                                      Common Stock         Amended Series A Preferred Stock
                            _____________________________   __________________________
                               Number            Percent      Number        Percent
 Name of Beneficial Owner     of Shares         of Class      of Shares     of Class
 ------------------------     ---------         --------      ---------     --------

Marsden W. Miller, Jr.       1,665,713 (1)(2)(3)(4)  7.11       --             --
John T. Chandler               554,940 (1)(2)(3)(4)  2.40       20,000 (2)     0.02
Benjamin B. Blanchet               200 (5)            --        --             --
Fred Hofheinz                    6,666 (3)           0.03       --             --
Arthur W. Hummel, Jr.            6,666 (3)           0.03       --             --
Sir Michael Palliser             6,666 (3)           0.03       --             --
Francis J. Reinhardt, Jr.       40,798 (3)(6)        0.18       --             --
R. Thomas Fetters, Jr.          62,699 (4)           0.27       --             --
All directors and officers
of the Company as a group
 (15 persons)                2,484,064 (3)(4)       10.83       20,000 (2)     0.02

____________

(1) Includes 133,333 shares which are subject to an option granted under agreement dated October 1, 1985 in favor of John T. Chandler. Such shares are also included in Mr. Chandler's holding inasmuch as the option is presently exercisable. For purposes of the total holdings of the group, the shares are included solely in Mr. Miller's share holdings.

(2)      Includes  shares of restricted stock awarded to  Messrs.
     Miller and Chandler which are subject to certain forfeiture provisions.

((3)      Includes  shares of Common Stock which may be  acquired
     pursuant to options which are exercisable within 60 days.

(4)      Includes  shares of Common Stock which may  be  acquired
     pursuant  to stock purchase warrants exercisable  within  60 days.

(5)     Represents shares of Common Stock owned by Mr. Blanchet's
     children.   Mr. Blanchet disclaims beneficial  ownership  of
     these shares.

(6) Includes 6,666 shares of Common Stock owned by Carl H. Pforzheimer & Co. of which Mr. Reinhardt is a general partner and 13,333 shares owned by Petroleum and Trading Corporation of which Mr. Reinhardt is an officer and director. Mr. Reinhardt disclaims beneficial ownership of the shares owned by Petroleum and Trading Corporation.



                    DESCRIPTION OF THE NOTES

      The Old Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture dated as of the Issue Date (the "Indenture"), by and between the Company and Fleet National Bank, as the original trustee (the "Trustee"). The Trustee is now State Street Bank and Trust Company of Connecticut, N.A. The
terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended ("TIA"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA, and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the form of Indenture (and the Pledge Agreement referred to below) may be obtained from the Company or the Initial Purchaser. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

General
-------

      The Notes are limited in aggregate principal amount to $75 million. The Notes represent senior obligations of the Company and rank pari passu in right of payment with all indebtedness of the Company and senior to any indebtedness of the Company that is expressly subordinated to the Notes. The Notes are secured by (i) a pledge of all the capital stock of XCL-China and any other future Restricted Subsidiary and (ii) the Subsidiary Guarantees of XCL-China and any other Subsidiary Guarantor. The existing Subsidiary Guarantees are, and, when issued, any future Subsidiary Guarantees will be, general unsecured obligations of the Subsidiary Guarantors and rank and will rank as the case may be, pari passu in right of payment to all existing and future unsubordinated indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees are and will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness.

      The Old Notes were issued, and the Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Notes will mature on May 1, 2004. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the
Exchange  Notes.   The Exchange Notes will bear interest  at  the
rate of 13.50% per annum, payable semi-annually on May 1 and November 1 of each year, commencing November 1, 1998. Holders (as defined below) of Exchange Notes of record on October 15, 1998 will receive interest on November 1, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from November 1, 1997 to the date of exchange thereof. In addition, Holders of record of Exchange Notes on November 1, 1998 will receive Additional Interest as described in "Registration Rights" below.

      Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. At the option of the Company, payment of interest on Notes not issued in book-entry form may be made by check mailed to the holders of the Notes ("Holders") at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at 225 Asylum Street, 23rd Floor, Hartford, CT 06103, Attention: Corporate Trust Administration; Ref: XCL Ltd.

      Any Old Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture. References to the Notes in this "Description of the Notes" include the Old Notes and the Exchange Notes unless the context otherwise requires.

Redemption
----------

      Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after May 1, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 1 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

     Year                         Percentage
     ----                         ----------

     2002                         106.750%
     2003 and thereafter          100.00%


      Optional Redemption upon Equity Offerings. At any time, or from time to time, prior to May 1, 2002, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 113.500% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date; provided, however, that at least $48.75 million aggregate principal amount of Notes remains outstanding immediately after giving effect to any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Company or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

      Selection and Notice of Redemption. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the applicable redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Subsidiary Guarantees
---------------------

     The Company and XCL-China have executed and delivered to the Trustee a supplement to the Indenture pursuant to which XCL-China (a "Subsidiary Guarantor") has unconditionally guaranteed, on a senior basis, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. Currently, XCL-China is the only Subsidiary
Guarantor, but under certain circumstances other Restricted Subsidiaries will be obligated to unconditionally guarantee such obligations of the Company. See "-- Certain Covenants -- Additional Subsidiary Guarantees."

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary without limitation, or with or to other Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and/or one or more of its Restricted Subsidiaries and the sale complies with the provisions set forth in "-- Certain Covenants -
- Limitation on Asset Sales," such Subsidiary Guarantor's Subsidiary Guarantee will be released.

Security
--------

      Pursuant to the Indenture, on October 15, 1997, the Company executed and delivered to the Trustee a Pledge Agreement (the "Pledge Agreement"), pursuant to which the Company granted and pledged to the Trustee, for the ratable benefit of the Holders of the Notes, a security interest in all of the outstanding capital stock of XCL-China to secure the performance of the obligations of the Company under the Indenture and the Notes, and delivered to the Trustee one or more certificates evidencing all of the outstanding shares of capital stock of XCL-China, in a form transferable by delivery. As of December 31, 1997, XCL-China had total assets with a book value of approximately $55.2 million and total liabilities of $4.8 million (excluding $52.4 owed to its parent), representing 83% and 6%, respectively, of the Company's consolidated total assets and liabilities at such date. The Indenture also provides that as long as any Notes remain outstanding, the capital stock of any future Restricted Subsidiary shall be pledged to secure the Notes. The Indenture and the Pledge Agreement provide for the release of such pledged shares under certain circumstances such as upon the discharge of the Indenture or Legal Defeasance thereof, or the sale of all of the pledged capital stock of a particular Restricted Subsidiary in accordance with the provisions of the Indenture.

      If the Notes become due and payable prior to the stated maturity thereof or are not paid in full at the stated maturity thereof, the Trustee may take all actions it deems necessary or appropriate, including, but not limited to, foreclosing upon the pledged shares of XCL-China capital stock as provided in the Indenture and the Pledge Agreement. The proceeds received from the sale of any pledged shares of XCL-China capital stock that are the subject of a foreclosure shall be applied first to pay the expenses of such foreclosure and amounts then payable to the Trustee and thereafter to pay the principal of and interest on the Notes. The Trustee has the power to institute and maintain such suits and proceedings as it may deem expedient to prevent impairment of, or to preserve or protect its and the Holders' interest in, the pledged shares of XCL-China capital stock.

      There can be no assurance that the Trustee will be able to sell the pledged shares without substantial delays or that the proceeds obtained will be sufficient to pay all amounts owing to Holders of the Notes. Furthermore, there is some risk that the Chinese government might take the position that its permission is required for sales of the pledged shares. In addition, Apache has a right of first refusal on the direct or indirect sale of XCL's interest in the Zhao Dong Block, as well as an option to purchase XCL's interest in the Zhao Dong Block (subject to necessary Chinese approval) for the fair market value of that interest. Apache's right to exercise this option is triggered by certain defaults by XCL, the insolvency or liquidation of XCL or XCL-China, or the transfer of more than a 49% interest in XCL-China. The existence of or Apache's exercise of rights under its right of first refusal or its option could have a negative adverse impact on the Noteholders' ability to realize value from their security. See "Business -- Apache Farmout."

      Depending on the circumstances at the time, a sale of XCL-China capital stock may require an effective registration statement for such sale, which may not be available. There is no requirement that XCL-China register such stock pursuant to a shelf registration statement. The market price at which any future sale of such stock will be effected may be influenced by many factors, including, among others, investor perception, oil and gas prices, conditions in the oil and gas industry, operating results, and general economic and market conditions.

Registration Rights
-------------------

      The Company and the Initial Purchaser entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company agreed to, and agreed to cause any Subsidiary Guarantors to agree that they would, at their cost, for the benefit of the Holders, (i) within 60 days after the date of disbursement of the Collateral to the Company pursuant to the Disbursement Agreement (the "Trigger Date"), file the Exchange Offer Registration Statement with respect to the Exchange Offer to exchange the Old Notes for the Exchange Notes of the Company, guaranteed by any existing Subsidiary Guarantors and secured by the same collateral as the Old Notes, which Exchange Notes would have terms substantially identical in all material respects to the Notes (except that the Exchange Notes would not contain terms with respect to transfer restrictions or liquidated damages) and (ii) cause the Exchange Offer
Registration Statement to be declared effective under the Securities Act within 150 days after the Trigger Date. Upon the Exchange Offer Registration Statement being declared effective, the Company and any existing Subsidiary Guarantors agreed to offer the Exchange Notes (and related guarantees) in exchange for surrender of the Old Notes (and related guarantees). The Trigger Date occurred on October 15, 1997.

       If, (i) the Exchange Offer is not consummated within 180 days of the Trigger Date, (ii) in certain circumstances, certain Holders of unregistered Exchange Notes so request or (iii) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or any Subsidiary Guarantor within the meaning of the Securities Act), then in each case the Company and each Subsidiary Guarantor will (x) promptly deliver to the Holders and Trustee written notice thereof and (y) at their sole expense, (A) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (B) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (C) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date (or such earlier date as may be authorized under Rule 144(k), as it may be amended from time to time) or such time as all of the applicable Notes have been sold thereunder or are otherwise eligible for sale under Rule 144 under the Securities Act. The Exchange Offer was not consummated within 180 days of the Trigger Date. The Company has notified the Holders and the Trustee that it is satisfying its obligations pursuant to the foregoing requirement by filing this Exchange Offer Registration Statement in lieu of a Shelf Registration Statement. The Company and each Subsidiary Guarantor will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the
Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder that sells Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the
provisions  of  the  Registration  Rights  Agreement   that   are
applicable to such a Holder (including certain indemnification rights and obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have its Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

      The Registration Rights Agreement provides that, in the event that either (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the Trigger Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th calendar day following the Trigger Date, or (iii) the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective on or prior to the date required by the Registration Rights Agreement or the Shelf
Registration Statement ceases to be effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay, as liquidated damages, cash interest ("Additional Interest") to each Holder of the Notes during the first 90 day period immediately following the occurrence of such Registration Default in an amount equal to 0.50% per annum of the principal amount of such Notes, plus an additional 0.50% per annum for each subsequent 90 day period until the Exchange Offer Registration Statement is filed, the Exchange Offer Registration Statement is declared effective, the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be, up to a maximum amount of Additional Interest of 2.00% per annum. The Trigger Date occurred more than 60 calendar days prior to the date (the "Filing Date") on which the Exchange Offer Registration Statement was filed, which was May [*], 1998, resulting in a Registration Default as of December 14, 1997. As a result of this Registration Default, the interest rate on the Old Notes was increased to 14% from the date one day after the Registration Default. Effective March 14, 1998, the interest rate was again increased to 14.5% for the subsequent 90 day period. If the Exchange Offer Registration Statement is not declared effective or the Exchange Offer is not consummated by
(i) June 14, 1998, the interest rate will increase to 15% or (ii) September 13, 1998, the interest rate will increase to 15.5%. Due to each of the foregoing Registration Defaults, additional interest will be due on November 1, 1998 of $[*] per $1,000 outstanding principal amount of the Old Notes. Holders of record of Exchange Notes on October 15, 1998 will receive such Additional Interest on November 1, 1998.

      If for any reason a Holder fails to exchange its Old Notes for Exchange Notes or any Old Notes remain outstanding, the Company will promptly notify the Trustee and the Old Notes and Exchange Notes will be deemed one class of security subject to the provisions of the Indenture and entitled to participate in all the security granted by the Company pursuant thereto and in the Subsidiary Guarantees on a ratable basis.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

Change of Control
-----------------

      The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

      Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). A Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

      The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the Change of Control Purchase Price, at the same time and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to such a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company will be able to obtain such financing.

      Neither  the  Board  of Directors of the  Company  nor  the
Trustee may waive the covenant relating to the Company's obligation to make a Change of Control Offer. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants
-----------------

     The following sets forth a summary description of certain of the covenants contained in the Indenture. Except as explicitly set forth to the contrary below, all references to the Company in this section shall mean XCL Ltd. only and shall not include any Unrestricted Subsidiary of XCL Ltd.

      Limitation on Incurrence of Additional Indebtedness. Other than Permitted Indebtedness, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Restricted Subsidiaries (or any of them) may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case, if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the receipt and application of the proceeds therefrom, both (a) the Company's Consolidated EBITDA Coverage Ratio would have been greater than 2.5 to 1.0 and (b) the Company's Adjusted Consolidated Net Tangible Assets are equal to or greater than 150% of the aggregate consolidated Indebtedness of the Company and its Restricted Subsidiaries. In addition, the Company will not cause or permit any of its Restricted Subsidiaries to incur any Indebtedness, other than Permitted Indebtedness.

      For purposes of determining any particular amount of Indebtedness under this covenant, guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included.

      Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

      The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

      Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, or (d) make any Investment (other than a Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with "-- Limitation on Incurrence of Additional Indebtedness" above, or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company, but shall not include the value of the Company's interest in the lube oil joint venture contemplated to be transferred to an Unrestricted Subsidiary upon approval of the Chinese government) shall exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the last date of the Company's fiscal quarter immediately preceding such Restricted Payment (the "Reference Date") (treating such period as a single accounting period); PLUS
(B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; PLUS (C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company subsequent to the Issue Date from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii) (B) and
(C), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); PLUS (D) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case to the Company or to any Wholly Owned Restricted Subsidiary of the Company subsequent to the Issue Date from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company), or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in "-- Limitation on Restricted and Unrestricted Subsidiaries" below) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under the Indenture; PLUS (E) without duplication of the immediately preceding subclause (D), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company); PLUS (F) $5 million.

      Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the applicable redemption if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration; (2) the redemption or other acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of
Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified
Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (I) shares of Qualified Capital Stock of the Company or (II) Refinancing Indebtedness; and (4) the initial designation of XCL-China, XCL-China LubeOil Ltd., XCL-China Coal Methane Ltd., XCL-Texas, Ltd., XCL-Acquisitions, Inc., The Exploration Company of Louisiana, Inc. and XCL-Land Ltd. as Unrestricted Subsidiaries under the Indenture and the transfer of the Company's interest in the lube oil joint venture to XCL-China LubeOil, Ltd., an Unrestricted Subsidiary. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(B), and 3(B)(I) above shall be included in such calculation. Furthermore, the Company may pay cash dividends in respect of its Preferred Stock in an amount of up to $9,400,000 in any twelve-month period, commencing with the twelve months beginning on the third anniversary of the Issue Date, if such Restricted Payments comply with the provisions set forth in the preceding paragraph, but for such purposes losses incurred prior to the third anniversary of the Issue Date shall be disregarded in determining the amount referred to in clause
(A) of such paragraph.

      Limitation on Asset Sales. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or, in the case of any Asset Sale involving total cash consideration of less than $2,000,000, senior management of the Company); (b)(i) at least 70% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition and (ii) at least 15% of such consideration  received  if in a form other  than  cash  or  Cash
Equivalents is converted into or exchanged for cash or Cash Equivalents within 120 days of such disposition; and (c) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (i) to repay or prepay Indebtedness (other than Indebtedness that is subordinate or junior in right of payment to the Notes), provided, in each case, that any related loan commitment is thereby permanently reduced by the amount of the Indebtedness so paid, (ii) to repay or prepay any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to "-- Limitation on Liens" below, (iii) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the Crude Oil and Natural Gas Business of the Company and its Restricted Subsidiaries as
existing on the Issue Date ("Replacement Assets"), (iv) to an investment in Crude Oil and Natural Gas Related Assets or (v) a combination of prepayment and investment permitted by the foregoing clauses (c)(i) through (c)(iv). On the 366th day after an Asset Sale or such earlier date, if any, following the disbursement of all the Collateral subject to the Principal Account (as defined in the Disbursement Agreement) in accordance with the Disbursement Agreement as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (c)(i) through (c)(v) of the next preceding sentence (each a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have been received by the Company or such Restricted Subsidiary but which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (c)(i) through (c)(v) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (a "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes purchasable with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $7,500,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $7,500,000, shall be applied as required pursuant to this paragraph).

      In  the event of the transfer of substantially all (but not all) of the properties and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," such Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

      Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) the consideration for such Asset Sale constitutes Replacement Assets and/or Crude Oil and Natural Gas Related Assets and (b) such Asset Sale is for fair market value; provided, however, that any consideration not constituting Replacement Assets and Crude Oil and Natural Gas Related Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

      Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes with an aggregate principal amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on principal amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

      The Company's ability to repurchase Notes in a Net Proceeds
Offer may be prohibited or otherwise limited by the terms of  any
then   existing  borrowing  arrangements  and  by  the  Company's financial resources.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

      Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock;
(b) make loans or advances, or to pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary; (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or (d)
transfer any of its property or assets to the Company or any other Restricted Subsidiary (each such encumbrance or restriction, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) the Indenture; (iii) a credit facility described in clause (b) of the definition of "Permitted Indebtedness"; (iv) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (v) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Restricted Subsidiary, or the properties or assets of such Restricted Subsidiary, other than the Person or the properties or assets of the Person so acquired; (vi) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (vii) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of the Indenture solely in respect of the assets or Capital Stock to be sold or disposed of; (viii) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; or (ix) an agreement governing Refinancing Indebtedness incurred in relation to the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii) or (vi) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect (as determined by the Board of Directors of the Company in their reasonable and good faith judgment) than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (ii) or (vi).

     Limitation on Capital Stock of Restricted Subsidiaries. The Company will not cause or permit any of its Restricted Subsidiaries to issue or sell Capital Stock (other than to the Company or to another Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or another Wholly Owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary.

      Limitation on Liens. Other than Permitted Liens, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date) or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Subsidiary Guarantee, the Notes or such Subsidiary Guarantee, as the case may be, is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent as the Notes or such Subsidiary Guarantee, as the case may be, is senior in priority to such Indebtedness and (b) in all other cases, the Notes and the Subsidiary Guarantees are equally and ratably secured.

      Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person, unless: (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the Person (if other than the Company), including, without limitation, a Restricted Subsidiary, formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted
Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual  payment  of  the principal of,  premium,  if  any,  and interest  on  all  of  the  Notes and the  performance  of  every covenant of the Notes, the Indenture, the Pledge Agreement and the Registration Rights Agreement on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction and the assumption contemplated by clause
(a)(ii)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving
Entity, as the case may be, (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (ii) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "-- Limitation on Incurrence of Additional Indebtedness" above; (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (d) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

       Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under "Merger, Consolidation and Sale of Assets") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into, or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties and assets, to any Person other than the Company or another Subsidiary Guarantor unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; (b) such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of a clause (b) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into, or disposition of all or substantially all of its properties and assets to, the Company (with the Company being the surviving entity) or another Subsidiary Guarantor need only comply with clause (d) of the first paragraph of this covenant.

      Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with, or for the benefit of, any of their respective Affiliates
(each an "Affiliate Transaction"), other than (i) Affiliate Transactions permitted under paragraph (b) of this covenant and
(ii) Affiliate Transactions that are on terms that are fair and reasonable to the Company or the applicable Restricted Subsidiary and are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10,000,000, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from a nationally recognized investment banking firm and file the same with the Trustee.

      (b) The restrictions set forth in clause (a) shall not apply to (i) reimbursement of expenses incurred in the conduct of the Company's or any Restricted Subsidiary's business by, and reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary, as the case may be; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited by the Indenture; and
(iii) Restricted Payments permitted by the Indenture.

     Limitation on Restricted and Unrestricted Subsidiaries. The Indenture provides that the Board of Directors may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such designation shall be deemed to be an incurrence as of the date of such designation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such designated Subsidiary for purposes of "-- Limitation on Incurrence of Additional Indebtedness" above, and (ii) unless such designated Subsidiary shall not have any Indebtedness outstanding, other than
Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such designation and the incurrence of any such Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "-- Limitation on Incurrence of Additional Indebtedness" above. The Company has designated XCL-China a Restricted Subsidiary effective the date its Subsidiary Guarantee became effective.

      The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under "-- Limitation on Restricted Payments" above and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "-- Limitation on Incurrence of Additional Indebtedness" above. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this covenant, such Restricted Subsidiary's Subsidiary Guarantee will be released.

      The Indenture provides that for purposes of the covenant described under "-- Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii) "net worth" to be calculated based upon the fair market value of the net assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

      The Indenture provides that notwithstanding the foregoing, the Board of Directors may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or (b) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

       Notwithstanding any provisions of this covenant, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted
Subsidiaries.

      Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary having total consolidated assets with a book value in excess of $1,000,000 that is not a Subsidiary Guarantor, then such transferee or acquired or other Restricted Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

      Limitation on Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Crude Oil and Natural Gas Business and the Lube Oil Business.

     Reports to Holders. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Section 13 of the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the TIA.

Events of Default
-----------------

      The following events will be defined in the Indenture as "Events of Default":

           (a) the failure to pay interest (including any Additional Interest (as defined herein under "Exchange Offer and Registration Rights")) on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

           (b) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

           (c) a default in the performance or breach of the provisions of the "Merger, Consolidation and Sale of Assets" covenant, failure to make or consummate a Change of Control Offer in accordance with the provisions of the "Change of Control" covenant or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of the "Limitation on Asset Sales" covenant;

           (d) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

           (e) a default in the observance or performance of any covenant or agreement contained in the Pledge Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

           (f) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness (a
     "payment default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates at least $5,000,000;

           (g) the Pledge Agreement shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Company or any of its Affiliates, or any of the Liens intended to be created by the Pledge Agreement, shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby;

          (h) one or more judgments in an aggregate amount in excess of $5,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged, unvacated, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

           (i) certain events of bankruptcy affecting the Company or any of its Subsidiaries; or

          (j) any of the Subsidiary Guarantees cease to be in full force and effect or any of the Subsidiary Guarantees are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

      The Indenture provides that, if an Event of Default (other than an Event of Default specified in clause (i) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (i) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration,
(c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (i) of the description of Events of Default above, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      The Indenture provides that, at any time prior to the declaration of acceleration of the Notes, the Holders of a majority in principal amount of Notes may waive any existing
Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

      The Indenture provides that Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

      Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance
----------------------------------------

      The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (other than non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as
Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (e) such Legal Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other agreement or instrument to which the
Company  or  any of its Subsidiaries is a party or by  which  the
Company or any of its Subsidiaries is bound; (f) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (g) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company; and (h) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

Satisfaction and Discharge
--------------------------

      The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (a) either (i) all the Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

Modification of the Indenture
-----------------------------

      From time to time, the Company and the Trustee, without the consent of the Holders, may amend or modify the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, to comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel; provided, however, that in delivering such opinion of counsel, such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company. The provisions of the Indenture respecting a Mandatory Redemption may be amended or modified  with  the  consent of the  Holders  of  a  majority  in principal amount of the then outstanding Notes. Other modifications and amendments of the Indenture may be made with the consent of the Holders of two-thirds in principal amount of the then outstanding Notes, except that, without the consent of each Holder affected thereby, no amendment may: (a) reduce the amount of Notes whose Holders must consent to an amendment; (b)
reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (d) make any Notes payable in money other than that stated in the Notes; (e) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (f) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (g) modify or change any provision of the Indenture or the Pledge Agreement or the related definitions affecting ranking of the Notes or any Subsidiary Guarantee or the security for the Notes in a manner which adversely affects the Holders; or (h) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law
-------------

      The Indenture provides that the Indenture, the Notes, the Subsidiary Guarantees and the Pledge Agreement will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee
-----------

      The Trustee is State Street Bank and Trust Company, successor to Fleet National Bank, 225 Asylum Street, Hartford, Connecticut 06103, telephone number (860) 986-9344. The Indenture provides that, except during the continuance of an
Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      The Indenture and the provisions of the TIA incorporated therein contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security of otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

No Personal Liability of Stockholders, Officers or Directors
------------------------------------------------------------

     No past, present or future stockholder, officer, or director of the Company or any Subsidiary shall have any personal liability in respect of the obligations of the Company or such Subsidiary under the Indenture, the Notes or the Pledge Agreement by reason of his or its status as such stockholder, officer, or director.

Certain Definitions
-------------------

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

      "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (i) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) which becomes Indebtedness of the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person, in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

      "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with Commission guidelines (before any state or federal income tax), as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing, by a nationally recognized firm of independent petroleum engineers, plus (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, plus (iii) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements, plus (iv) with respect to each other tangible asset of the Company or its Restricted Subsidiaries specifically including, but not to the exclusion of any other qualifying tangible assets, the Company's or its
Restricted Subsidiaries' oil and gas producing facilities and unproved oil and gas properties (less any remaining deferred income taxes which have been allocated to such oil and gas producing facilities in connection with the acquisition thereof), land, equipment, leasehold improvements, investments carried on the equity method, restricted cash and carrying value of marketable securities, the greater of (A) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements or (B) the appraised value, as estimated by an Independent Advisor, of such other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus
(b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements,
(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (iv) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company was still using the full cost method of accounting. In addition to, but without duplication of, the foregoing, for purposes of this definition, "Adjusted Consolidated Net Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Investment not prohibited by the Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of the Company, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (3) any sales or other dispositions of assets permitted by the Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date.

     "Affiliate" means, with respect to any specified Person, (a) any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person and (b) any Related Person of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

      "Affiliate  Transaction" has the meaning  set  forth  under
"Certain   Covenants   --   Limitation   on   Transactions   with
Affiliates."

      "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the properties and assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the properties and assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, exchange, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets
(including any interests therein) of the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction; provided, however, that Asset Sales shall not include (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the properties and assets of the Company in a transaction which is made in compliance with the provisions of "-- Certain Covenants -- Merger, Consolidation and Sale of Assets", (ii) any Investment in an Unrestricted Subsidiary which is made in compliance with the provisions of "-- Certain Covenants --
Limitation on Restricted Payments" above, (iii) disposals or replacements of obsolete equipment in the ordinary course of business, (iv) the sale, lease, conveyance, disposition or other transfer (each, a "Transfer") by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Wholly Owned Restricted Subsidiaries, (v) any disposition of Hydrocarbons or other mineral products for value in the ordinary course of business, (vi) the Transfer of the Company's interests in the Lutcher Moore Tract and the Cox Field, and (vii) the Transfer by the Company or any Restricted Subsidiary of other assets or property in the ordinary course of business; provided, however, that the aggregate amount (valued at the fair market value of such assets or property at the time of such Transfer) of all such assets and property Transferred since the Issue Date pursuant to this clause (vii) shall not exceed $1,000,000 in any one year.

      "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the Cities of New York, New York, Hartford, Connecticut, or Boston, Massachusetts are required or authorized by law or other governmental action to be closed.

      "Capitalized Lease Obligation" means, as to any Person, the discounted present value of the rental obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation at such date, determined in accordance with GAAP.

     "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of capital stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

      "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; (f) money market mutual or similar funds having assets in excess of $100,000,000 and (g) investments in money market funds registered under the Investment Company Act of 1940, as amended, substantially all of whose assets are limited to United States government obligations and United States Agency obligations.

      "Change of Control" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture); (b) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);
(c) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or
(d) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period with directors whose replacement shall not have been approved (by recommendation, nomination or election, as the case may be) by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Change of Control Offer" has the meaning set forth under "-
- Change of Control."

      "Change of Control Payment Date" has the meaning set forth under "-- Change of Control."

     "Change of Control Purchase Price" has the meaning set forth under " -- Change of Control."

     "Commission" means the Securities and Exchange Commission.

      "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

      "Company" means XCL Ltd., a Delaware corporation, until a successor replaces it in accordance with the provisions of the Indenture and thereafter means such successor.

      "Company Properties" means all properties and assets, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or its Subsidiaries, which business activities are not prohibited by the terms of the Indenture.

      "Consolidated EBITDA" means, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense, (iii) the amount of any Preferred
Stock   dividends  paid  by  the  Company  and   its   Restricted
Subsidiaries and (iv) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

      "Consolidated EBITDA Coverage Ratio" means, with respect to the Company, the ratio of (a) Consolidated EBITDA of the Company during the four full fiscal quarters for which financial information in respect thereof is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to (b) Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect (without duplication)  on  a  PRO  FORMA basis  for  the  period  of  such calculation to (a) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) any Asset Sales or Asset
Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and also including, without limitation, any Consolidated EBITDA attributable to the properties or assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period)
occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness.
Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated EBITDA Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any
Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (iii) notwithstanding clauses (i) and
(ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

      "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), PLUS (b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

      "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) the net costs under Interest Swap Obligations, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise, (e) the net income of any Person in which the Company has an interest, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions actually paid to the Company or to a Restricted Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's properties and assets, any net income (or loss) of the Surviving Entity prior to such consolidation, merger or transfer of properties and assets.

      "Consolidated Net Worth" of any Person as of any date means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

      "Consolidated Non-Cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

      "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the account of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

      "Covenant Defeasance" has the meaning set forth  under  "--
Legal Defeasance and Covenant Defeasance."

       "Crude Oil and Natural Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other Hydrocarbon properties, and
(ii) the gathering, marketing, treating, processing, storage, selling and transporting of all production from such interests or properties of the Company or of others.

      "Crude Oil and Natural Gas Hedge Agreements" means, with respect to any Person, any oil and gas agreements or arrangements or any combination thereof entered into by such Person and that is designed to provide protection against oil and natural gas price fluctuations.

     "Crude Oil and Natural Gas Properties" means all properties, including equity or other ownership interests therein, owned by any Person which have been assigned "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act as in effect on the Issue Date.

      "Crude Oil and Natural Gas Related Assets" means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by the Company or any Restricted Subsidiary of the Company which is related to the business of the Company and its Restricted Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

      "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

      "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to the final maturity of the Notes. The Company's shares of Series B and Amended Series A Preferred Stock shall not be deemed Disqualified Capital Stock.

      "Dollar-Denominated Production Payments"  means  production payment  obligations recorded as liabilities in  accordance  with
GAAP,   together   with  all  undertakings  and  obligations   in
connection therewith.

      "Equity  Offering" means an offering of  Qualified  Capital
Stock of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

      "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee; provided, however, that (A) if the aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably be expected to exceed $5,000,000 or (B) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $10,000,000, the fair market value shall be determined by an Independent Advisor.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as of any date of determination.

     "Holder" means any Person holding a Note.

       "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons (including, without limitation, coal bed methane) and all constituents, elements or compounds thereof and products processed therefrom.

      "incur"  has  the  meaning  set  forth  under  "--  Certain
Covenants    --   Limitation   on   Incurrence   of    Additional
Indebtedness."

      "Indebtedness" means, with respect to any Person, without duplication, (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Capitalized Lease Obligations of such Person, (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable), (e) all Obligations of such Person for the reimbursement of any obligor on a letter of credit, banker's acceptance or similar credit transaction, (f) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (a) through (e) above and clauses (h) and (i) below, (g) all Obligations of any Person of the type referred to in clauses (a) through (f) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (h) all Obligations of such Person under either Crude Oil and Natural Gas Hedging Agreements or Currency Agreements and Interest Swap Obligations of such Person, (i) all Obligations of such Person in respect of any Production Payment or production imbalances and (j) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company. The "amount" or "principal amount" of Indebtedness at any time of determination represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof shall be the face amount of the liability in respect thereof, (b) any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof, (c) any Interest Swap Obligations or Indebtedness under either Crude Oil and Natural Gas Hedging Agreements or Currency Agreements included in the definition of Permitted Indebtedness shall be zero, (d) all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP and (e) all other contingent obligations shall be the maximum liability at such date of such Person.

       "Independent Advisor" means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm (a) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest in the Company and
(b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

      "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      "Investment" means, with respect to any Person, any direct or indirect (i) loan, advance or other extension of credit (including, without limitation, a guarantee) or capital contribution to any Person (by means of any transfer of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or any payment of property or services for the account or use of others), (ii) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness),
(iii) guarantee or assumption of the Indebtedness of any other Person (other than the guarantee or assumption of Indebtedness of such Person or a Restricted Subsidiary of such Person which guarantee or assumption is made in compliance with the provisions of "-- Certain Covenants -- Limitation of Incurrence of Additional Indebtedness" above), and (iv) other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means May 20, 1997.

     "Legal Defeasance" has the meaning set forth under "-- Legal
Defeasance and Covenant Defeasance."

      "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

      "Lube Oil Business" means (i) the acquisition, design, construction, and operation of lubrication oil plants and the distribution and marketing of lubrication oils in China and Southeast Asia and (ii) the joint venture with CNPC United Lube Oil Corporation with respect to the acquisition, design, construction and operation of other facilities for the down-stream processing and treatment, refining, storage, selling and transporting of refined products.

     "Material Change" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and gas reserves of the Company and its Restricted Subsidiaries (before any state or federal income tax), calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exists, and (ii) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters.

      "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) an appropriate amount to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post closing adjustments or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post- employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (but excluding any payments which, by the terms of the indemnities will not be made during the term of the Notes).

      "Net  Proceeds Offer" has the meaning set forth  under  "--
Certain Covenants -- Limitation on Asset Sales."

      "Net Proceeds Offer Amount" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales."

      "Net Proceeds Offer Payment Date" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales."

      "Net Proceeds Offer Trigger Date" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales."

      "Net Working Capital" means (i) all current assets of the Company and its consolidated Subsidiaries, minus (ii) all current liabilities of the Company and its consolidated Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness; provided, however, that any such Indebtedness shall not cease to be "Non-Recourse Indebtedness" solely as a result of the instrument governing such Indebtedness containing terms pursuant to which such Indebtedness becomes recourse upon (a) fraud or misrepresentation by the Person in connection with such Indebtedness, (b) such Person failing to pay taxes or other charges that result in the creation of liens on any portion of the specific property securing such Indebtedness or failing to maintain any insurance on such property required under the instruments securing such Indebtedness, (c) the conversion of any of the collateral for such Indebtedness, (d) such Person failing to maintain any of the collateral for such Indebtedness in the condition required under the instruments securing the Indebtedness, (e) any income generated by the specific property securing such Indebtedness being applied in a manner not otherwise allowed in the instruments securing such Indebtedness,
(f) the violation of any applicable law or ordinance governing hazardous materials or substances or otherwise affecting the environmental condition of the specific property securing the Indebtedness or (g) the rights of the holder of such Indebtedness to the specific property becoming impaired, suspended or reduced by any act, omission or misrepresentation of such Person; provided, however, that upon the occurrence of any of the foregoing clauses (a) through (g) above, any such Indebtedness which shall have ceased to be "Non-Recourse Indebtedness" shall be deemed to have been Indebtedness incurred by such Person at such time.

      "Obligations" means all obligations for principal, premium,
interest,   penalties,  fees,  indemnifications,  reimbursements,
damages and other liabilities payable under the documentation governing any Indebtedness.

      "Payment  Restriction" has the meaning set forth under  "--
Certain  Covenants  -- Limitation on Dividend and  Other  Payment
Restrictions Affecting Restricted Subsidiaries."

     "Permitted Indebtedness" means, without duplication, each of the following:

           (a) Indebtedness under the Notes, the Indenture, the Pledge Agreement and the Subsidiary Guarantees;

           (b) Indebtedness incurred pursuant to one or more credit facilities with banks and other financial institutions to be entered into by the Company in an aggregate principal amount at any time outstanding not to exceed $5,000,000, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (the "Maximum Bank Credit Amount"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for the purpose of this clause (b), a "refinancing") thereof, including any successive refinancing thereof, so long as the aggregate principal amount of any such new Indebtedness outstanding pursuant to this clause (b), shall not at any one time exceed the Maximum Bank Credit Amount;

           (c) Interest Swap Obligations of the Company or a Restricted Subsidiary covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

           (d) Indebtedness of a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

           (e) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided, however, that (i) any such Indebtedness of the Company to any Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and
     (ii) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

           (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

           (g) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (h)     Refinancing Indebtedness;

           (i)      Capitalized  Lease Obligations  and  Purchase
     Money  Indebtedness of the Company or any of its  Restricted
     Subsidiaries not to exceed $5,000,000 at any one time outstanding;

          (j)     Permitted Operating Obligations;

           (k) Obligations arising in connection with Crude Oil and Natural Gas Hedge Agreements of the Company or a Restricted Subsidiary entered into in the ordinary course of its Crude Oil and Natural Gas Business and not for purposes of speculation;

          (l)     Non-Recourse Indebtedness;

            (m) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

           (n) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of
     (i) $3.0 million or (ii) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company; and

          (o)     Indebtedness outstanding on the Issue Date.

      "Permitted Industry Investments" means, in relation to the Crude Oil and Natural Gas Business, (i) capital expenditures, including, without limitation, acquisitions of Company Properties; (ii) (a) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, and (b) exchanges of Company Properties for other Company Properties of at least equivalent value as determined in good faith by the Board of Directors of the Company; and (iii) Investments of operating funds on behalf of co-owners of Crude Oil and Natural Gas Properties of the Company or a Restricted Subsidiary pursuant to joint operating agreements.

     "Permitted Investments" means (a) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary that is not subject to any Payment Restriction; (b) Investments in the Company by any Restricted Subsidiary; provided, however, that any Indebtedness evidencing any such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (c) investments in cash and Cash Equivalents; (d) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with "-- Certain Covenants -- Limitation on Asset Sales" above; and (e) Permitted Industry Investments.

      "Permitted  Liens"  means each of the  following  types  of
Liens:

           (a) Liens existing as of the Issue Date (to the extent and in the manner such Liens are in effect on the Issue Date);

          (b) Liens securing Indebtedness outstanding under a new credit facility entered into by the Company and Liens arising under the Indenture;

           (c)      Liens  securing the Notes and the  Subsidiary
     Guarantees;

          (d) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary;

           (e) Liens securing Refinancing Indebtedness which is incurred to refinance, renew, replace, defease or refund any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, renewed, replaced, defeased or refunded and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, renewed, replaced, defeased or refunded;

           (f) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (g) statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business to the extent such Liens relate only to the tangible property of the lessee which is located on such property and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (h) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (i) judgment and attachment Liens not giving rise to an Event of Default;

           (j) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

           (k) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

           (l) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that (i) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

           (m) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

           (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

           (o) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture and Liens securing Crude Oil and Natural Gas Hedge Agreements permitted under the Indenture;

           (p) Liens securing Acquired Indebtedness incurred in accordance with "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" above; provided, however, that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and
     (ii) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

           (q) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, transportation, marketing or storage, or operation thereof;

           (r) Liens on pipeline or pipeline facilities, Hydrocarbons or properties and assets of the Company or its Subsidiaries which arise out of operation of law;

            (s) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, revisionary interests, production payments, production sales contracts, operating agreements and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to properties and assets of the Company and its Subsidiaries or otherwise as are customary in the oil and gas business;

           (t) with respect to any properties and assets of the Company and its Subsidiaries, Liens arising under, or in connection with, or related to, farm-out, farm-in, joint operation, area of mutual interest agreements and/or other similar or customary arrangements, agreements or interests that the Company or any Subsidiary determines in good faith to be necessary for the economic development of such property or assets;

           (u) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

           (v) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

          (w)     Liens securing Non-Recourse Indebtedness; and

          (x) Liens with respect to any properties and assets of the Company and any Subsidiary and any production and revenues attributable thereto in favor of any Governmental agency of the People's Republic of China;

provided, however, no Lien on any property subject to the Lien of the Pledge Agreement (except a Lien described in clause (c) of this definition or a nonconsensual Lien described in clause (f) of this definition) shall be deemed to be a Permitted Lien.

      "Permitted Operating Obligations" means Indebtedness of the Company or any Restricted Subsidiary in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Company or any Restricted Subsidiary in the ordinary course of business (excluding obligations related to the purchase by the Company or any Restricted Subsidiary of Hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for an obligation for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

      "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust, estate, or joint venture, or a governmental agency or political subdivision thereof.

      "Pledge Agreement" means the Pledge Agreement between the Company and the Trustee, as amended from time to time in accordance with the Indenture.

      "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital
Stock of such Person with respect to dividends or redemptions or upon liquidation.

      "Production  Payments" means Dollar-Denominated  Production
Payments and Volumetric Production Payments, collectively.

      "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

      "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Reference Date" has the meaning set forth under "-- Certain
Covenants -- Limitation on Restricted Payments."

      "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to clause
(a), (h) or (o) of the definition of "Permitted Indebtedness"; provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so exchanged, refinanced, renewed, replaced, defeased or refunded (plus the amount of related prepayment penalties, fees and reasonable expenses incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded;
(iii) if the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded.

      "Registration  Rights  Agreement"  means  the  Registration
Rights Agreement dated as of the Issue Date between the Company, and the Initial Purchaser.

      "Related Person" of any Person means any other Person directly or indirectly owning 10% or more of the outstanding voting Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person).

      "Replacement  Assets" has the meaning set forth  under  "--
Certain Covenants -- Limitation on Asset Sales."

      "Restricted  Payment" has the meaning set forth  under  "--
Certain Covenants -- Limitation on Restricted Payments."

      "Restricted Subsidiary" means any Subsidiary of the Company (including, without limitation, XCL-China), unless such Subsidiary is an Unrestricted Subsidiary or is designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with "-- Certain Covenants -- Limitation on Restricted and Unrestricted Subsidiaries" above. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

      "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

      "Subsidiary", with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

      "Subsidiary Guarantor" means XCL-China and each of the Company's other Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor, provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with the Indenture.

      "Surviving  Entity"  has the meaning set  forth  under  "--
Certain Covenants -- Merger, Consolidation and Sale of Assets."

      "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with "-- Certain Covenants -- Limitation on Restricted and Unrestricted Subsidiaries" above; provided, however, that Unrestricted Subsidiaries shall initially include all Subsidiaries of the Company as of the Issue Date (other than XCL-China to the extent provided in the covenant described under " -- Certain Covenants -
- Limitation on Capital Stock of Restricted Subsidiaries") and no Subsidiary whose Capital Stock is subject to the Lien of the Pledge Agreement may be an Unrestricted Subsidiary. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

      "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

      "Weighted Average Life of Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

      "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by the Company or another Wholly Owned Restricted Subsidiary.


                  DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of XCL consists of 500,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 2,400,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), 70,000 of which have been designated Amended Series B, Cumulative Convertible Preferred Stock, and 2,085,000 of which have been designated Amended Series A, Cumulative Convertible Preferred Stock.

     Common Stock
     ------------

General
-------

     As of March 31, 1998, there were 22,926,333 shares of Common Stock outstanding, excluding 69,471 shares held in treasury, held by approximately 3,600 stockholders of record. Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive right to maintain their percentage of ownership in future offerings or sales of stock of XCL. Holders of shares of Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of XCL. The holders of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of XCL out of funds legally available therefor (subject to restrictions in the Indenture and any credit agreement). Upon liquidation, dissolution, or winding up of the affairs of XCL, the holders of Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of XCL available for distribution to holders of Common Stock. The shares of Common Stock currently outstanding are fully paid and nonassessable.

     Effective December 17, 1997, the Company effected a one-for-fifteen reverse stock split of its outstanding shares of Common
Stock.

      The United States registrar and transfer agent for the Common Stock is ChaseMellon Shareholder Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660, (Telephone No. 1-800-851-9677). The transfer agent for the Common Stock in the United Kingdom is IRG plc, Balfour House, 390/398 High Road, Ilford, Essex IG1 1NQ, England (Telephone No. 0181-478-8241).

Special Charter and By-Law Provisions

      General Effect. The Board of Directors of the Company believes that certain provisions in its Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation") and the Amended and Restated By-Laws of XCL (the "By-Laws") will effectively reduce the possibility that a third party could effect a sudden or surprise change of majority control of the Company's Board of Directors or successfully complete a takeover of XCL without the support of the incumbent Board of Directors.

      Certain provisions in the Certificate of Incorporation and By-Laws of XCL may have significant effects on the ability of the stockholders of XCL to change the composition of the incumbent Board of Directors and to benefit from certain transactions that are opposed by the incumbent Board of Directors.

     XCL has adopted a number of provisions in its Certificate of Incorporation and By-Laws that might discourage certain types of transactions that involve an actual or threatened change of control of XCL. The provisions may make it more difficult and time consuming to change majority control of the Board of Directors, and thus reduce the vulnerability of XCL to an unsolicited offer to acquire XCL, particularly an offer that does not contemplate the acquisition of all of XCL's outstanding shares. As more fully described below, the Board believes that, as a general rule, such unsolicited offers are not in the best interests of XCL and its stockholders at this time.

      The Board of Directors of XCL believes that the threat of removal of XCL's management, in the case of a takeover bid, severely curtails its ability to negotiate effectively with a potential purchaser of XCL or its subsidiaries. In such a situation, management is deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals, and to help ensure that the best transaction involving XCL is ultimately undertaken. The Board believes a takeover of XCL without prior negotiation with XCL's management would be detrimental to XCL and its stockholders. Consequently, the Board thinks that the benefits of protecting its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure XCL outweigh the disadvantages of discouraging such proposals. The Certificate of Incorporation makes it more difficult for a holder of a substantial block of Common Stock to acquire control of, or to remove, the incumbent Board and could thus have the effect of entrenching incumbent management. At the same time, the anti-takeover provisions help ensure that the Board, if confronted by a surprise proposal from a third party who has recently acquired a block of Common Stock, will have sufficient time to review the proposal and alternatives to it and to seek better proposals for its stockholders, employees, suppliers, customers, and others.

      The anti-takeover provisions are intended to encourage persons seeking to acquire control of XCL to initiate such an acquisition through arm's-length negotiations with XCL's management and Board of Directors. The Certificate of Incorporation could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of XCL, even though such an attempt might be beneficial to XCL and its stockholders.

      Fair Price Provision. The purchaser in corporate takeovers often pays cash to acquire a controlling equity interest in a corporation and then arranges a transaction to acquire the balance of the shares for a lower price or less desirable consideration (frequently securities of the purchaser that do not have an established trading market at the time of issue) or both. This practice is known as "two-tier pricing" and tends (and may be designed) to cause stockholders to accept the initial offer for fear of becoming minority stockholders in a controlled corporation or being forced to accept a lower price or less favorable consideration for their shares. To alleviate this problem, XCL has included in its Certificate of Incorporation a provision (the "Fair Price Provision") designed to assure that all stockholders of XCL will receive substantially the same price for their shares in transactions in which XCL is acquired in two or more steps.

      The Fair Price Provision discourages two-step acquisitions of XCL by requiring that mergers and certain other business combinations involving XCL and any Interested Stockholder (as hereinafter defined) either (1) meet certain minimum price and procedural requirements, (2) be approved by a majority of the members of XCL's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became a 20% stockholder, (3) be approved by the favorable vote of at least 67% of the voting power of the Voting Stock and a majority of the outstanding shares of Voting Stock (as hereinafter defined) held by persons who are neither Interested Stockholders nor affiliates of Interested Stockholders, or (4) be approved by the holders of at least 80% of the outstanding shares of Voting Stock.

      The Fair Price Provision is designed to prevent a purchaser from utilizing two-tier pricing and similar tactics in an attempted takeover of XCL. It has the overall effect of making it more difficult to acquire and exercise control of XCL and may provide officers and directors with enhanced ability to retain their position in the event of a takeover bid. It is not designed to prevent or discourage all tender offers for control of XCL. The Fair Price Provision does not preclude an offeror from making a tender offer for some of the shares of XCL's stock without proposing a Business Combination (as defined below) in which the remaining shares of stock are purchased. Except for the restrictions on Business Combinations, the Fair Price Provision will not prevent a holder of a controlling interest of the XCL Common Stock from exercising control over XCL or increasing its interest in XCL. The Board will support or oppose any future takeover proposal, whether or not the proposal satisfies the fair price requirements for the Fair Price Provision, if the Board determines that its support or opposition is in the best interests of XCL's stockholders.

      The Fair Price Provision will not limit the ability of a third party to effect a Business Combination, as long as such third party owns (or can obtain the affirmative votes of) at least 80% of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors (the "Voting Stock").

      Certain Definitions Used in the Fair Price Provision. An "Interested Stockholder" is defined in the Fair Price Provision as anyone who is the beneficial owner of 20% or more of the Voting Stock, and includes any person who, in a transaction not involving a public offering, is an assignee of or has succeeded to any shares of Voting Stock of XCL that were at any time within the prior two-year period beneficially owned by an Interested Stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. The Board of Directors of XCL considers that a 20% holding, which is four times the minimum ownership requirement imposed in connection with various reporting requirements under the Exchange Act for stockholders of public companies, is appropriate to define an Interested Stockholder.

        A "Business Combination" includes the following transactions: (1) a merger or consolidation of XCL or any subsidiary with an Interested Stockholder or with any other company or entity that is, or after such merger or consolidation would be, an affiliate of an Interested Stockholder; (2) the sale or other disposition by XCL or a subsidiary of assets having an aggregate fair market value equal to 10% or more of the net assets of XCL or more if an Interested Stockholder (or an affiliate thereof) is a party to the transaction; (3) the issuance or transfer of stock or other securities of XCL or of a subsidiary to a person or entity that, immediately before such issuance, is an Interested Stockholder (or an affiliate thereof) in exchange for cash or property (including stock or other securities) having an aggregate fair market value equal to 10% or more of the net assets of XCL; (4) the adoption of any plan or proposal for the liquidation or dissolution of XCL proposed by or on behalf of an Interested Stockholder (or an affiliate thereof); or (5) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock (or securities convertible into stock) of any class of XCL or any of its subsidiaries owned by an Interested Stockholder or affiliate.

      A "Disinterested Director" is a member of the Board of Directors of XCL who is not affiliated with or a nominee of an Interested Stockholder and was a director of XCL immediately before the time the Interested Stockholder became an Interested Stockholder, and any successor to such Disinterested Director who is not affiliated with or a nominee of an Interested Stockholder and was recommended for nomination or election to the Board by a majority of the Disinterested Directors then on the Board.

      Requirements for Certain Business Combinations Without the Fair Price Provision. If XCL's Certificate of Incorporation did not include the Fair Price Provision, mergers, consolidations, the sale of substantially all of the assets of XCL, the adoption of a plan of dissolution of XCL and reclassification of securities and recapitalizations of XCL involving amendments to the Certificate of Incorporation would require approval by the holders of a majority of the voting power of the Voting Stock. Certain other transactions, such as sales of less than substantially all of the assets of XCL, certain mergers involving a wholly owned subsidiary of XCL and recapitalizations and reclassifications not involving amendments to the Certificate of Incorporation would not require stockholder approval.

      Requirements for Certain Business Combinations Under the Fair Price Provision. Under the Fair Price Provision, it will be a condition to a Business Combination with an Interested Stockholder that the transaction either (1) meet certain price criteria and procedural requirements (discussed below), or (2) be approved by a majority of the Disinterested Directors, or (3) be approved by the favorable vote of at least 67% of the voting power of the Voting Stock and a majority of the outstanding shares of Voting Stock held by persons who are neither Interested Stockholders or affiliates of Interested Stockholders, or (4) be approved by the favorable vote of at least 80% of the voting power of the Voting Stock. If the minimum price criteria and procedural requirements are met or the requisite approval of the Disinterested Directors is obtained with respect to a particular Business Combination, then the normal requirements of Delaware law will apply, and only a majority vote of the outstanding Voting Stock will be required or, for certain transactions as noted above, no stockholder vote will be necessary. If the minimum price criteria and procedural requirements are not met or the requisite approval of the Disinterested Directors is not obtained, or the requisite vote of shareholders not affiliated with the Interested Stockholder is not obtained, then a Business Combination with an Interested Stockholder will require an 80% stockholder vote. One consequence of the Fair Price Provision, therefore, is that additional time and expense would be required to effect certain Business Combinations due to the need to hold a special stockholders' meeting.

      Exceptions to Higher Vote Requirements under the Fair Price Provision. The 80% affirmative stockholder vote contemplated by the Fair Price Provision will be required only if (1) the minimum price criteria and procedural requirements described under (a) and (b) below are not satisfied or (2) the transaction is not approved by a majority of the Disinterested Directors or (3) the requisite vote of shareholders not affiliated with the Interested Stockholder is not obtained.

      (a) Minimum Price Criteria. In a Business Combination involving cash or other consideration paid to XCL's stockholders, the consideration must be either cash or the same type of consideration used by the Interested Stockholder in acquiring the largest portion of its Voting Stock before the first public announcement of the terms of the proposed Business Combination (the "Announcement Date"). In addition, the fair market value (calculated in accordance with the Fair Price Provision) of the consideration to be paid on the date the Business Combination was consummated (the "Consummation Date") must meet certain minimum price criteria described herein.

      In the case of payments to holders of Common Stock and Preferred Stock, the fair market value per share of such payments must be at least equal in value to the higher of (1) the highest price per share (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder in acquiring any shares of such class or series of stock during the two years before the Announcement Date (even if the
Interested Stockholder was not an Interested Stockholder at the time of any such acquisitions) or in the transaction in which it became an Interested Stockholder (whichever is higher), or (2) the fair market value per share of such class or series of stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; provided, however, the holders of Preferred Stock shall be entitled to receive an amount at least equal to the highest preferential amount payable upon dissolution, liquidation or winding up of XCL applicable thereto if the Interested Stockholder has not previously purchased shares of Preferred Stock or such price paid for Preferred Stock is lower than such preferential amount. If the Interested Stockholder purchased any shares of Common Stock during the two-year period before the Announcement Date, the minimum price might be fixed based on a purchase occurring as long as two years before the Announcement Date. If the Determination Date was more than two years before the Announcement Date, then the minimum price could be set as of such earlier date. If the Interested Stockholder did not purchase any shares of Common Stock during the two-year period before the Announcement Date or in the transaction on the Determination Date in which it became an
Interested Stockholder (e.g., if it became an Interested Stockholder through the acquisition of shares of another class of Voting Stock), the minimum price would be as determined under (2) above.

     For example, if the acquisition by an Interested Stockholder of its Common Stock interest was by cash purchases in open market transactions and the highest price paid per share of Common Stock during the previous two years (including in the transaction in which it became an Interested Stockholder) was $5.00, and assuming that the fair market values per share of Common Stock on the Determination Date and on the Announcement Date were $4.00 and $4.50, respectively, the amount required to be paid to the holders of Common Stock would be the amount per share in cash equal to the higher of (1) $5.00 (the highest price paid), and
(2) $4.50 (fair market value on the Announcement Date). Accordingly, in order to comply with the Fair Price Provision's minimum price criteria, the Interested Stockholder would be required to pay at least $5.00 per share in cash to holders of Common Stock in the Business Combination. If the Interested Stockholder did not purchase any shares of Common Stock during the two-year period before becoming an Interested Stockholder (e.g., if it became an Interested Stockholder through the acquisition of shares of another class of Voting Stock), the minimum price payable under the Fair Price Provision for shares of Common Stock would be the fair market value on the Announcement Date or on the Determination Date, whichever is higher, resulting in a price, in the foregoing example, of $4.50 per share in cash. All such prices shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.

     In the case of payments to holders of any class or series of XCL's Voting Stock other than Common Stock, the fair market value per share of such payments must be at least equal to the higher of (a) the highest price per share determined with respect to such class or series of stock in the same manner as described in clauses (1) and (2) of the preceding paragraphs, or (b) the highest preferential amount per share to which the holders of such class or series of Voting Stock are entitled in the event of a voluntary or involuntary liquidation of XCL.

      Under the minimum price requirements, the fair market value of non-cash consideration to be received by holders of shares of any class of Voting Stock in a Business Combination is to be determined in good faith by the Board of Directors of XCL.

      Under the Fair Price Provision, the Interested Stockholder is required to meet the minimum price with respect to each class of stock before proposing the Business Combination. If the minimum price criteria and the procedural requirements (discussed below) are not met with respect to each class of Voting Stock, then an 80% vote of stockholders will be required to approve the Business Combination unless the transaction is approved by the favorable vote of at least 67% of the voting power of the Voting Stock and a majority of the outstanding shares of Voting Stock held by persons who are neither Interested Stockholders nor affiliates of Interested Stockholders, or by a majority of the Disinterested Directors.

      If the proposed Business Combination does not involve receipt by the other stockholders of XCL of cash or other property, such as a sale of assets or an issuance of XCL's securities to an Interested Stockholder, then the price criteria discussed above will not apply and an 80% vote of stockholders will be required unless the transaction is approved by the favorable vote of at least 67% of the voting power of the Voting Stock and a majority of the outstanding shares of Voting Stock held by persons who are neither Interested Stockholders nor affiliates of Interested Stockholders, or by a majority of the Disinterested Directors.

      (b) Procedural Requirements. Under the Fair Price Provision, unless the Business Combination is approved by a majority of the Disinterested Directors, the Business Combination will be subject to the 80% stockholder vote requirement, even if it satisfies the minimum price criteria, in each of the following situations:

          (1) If XCL, after the Interested Stockholder became an Interested Stockholder, (i) reduced the rate of dividends paid on the Common Stock (unless such reduction was necessary to reflect any subdivision of the Common Stock), or (ii) failed to increase the rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless such reduction was approved by a majority of the Disinterested Directors. This provision is designed to prevent an Interested Stockholder from attempting to depress the market price of the Common Stock before proposing a Business Combination by reducing dividends on the Common Stock, and thereby reducing the consideration required to be paid pursuant to the minimum price provisions of the Fair Price Provision.

           (2) If the Interested Stockholder acquired any additional shares of Voting Stock except in the transaction pursuant to which it became an Interested Stockholder. This provision is intended to prevent an Interested Stockholder from purchasing additional shares of Voting Stock without compliance with the provisions of the Fair Price Provision.

           (3) If the Interested Stockholder, at any time after it became an Interested Stockholder, whether in connection with the proposed Business Combination or otherwise, received the benefits of any loss or other financial assistance or tax advantage provided by XCL (other than proportionately as a stockholder). This provision is intended to deter an Interested Stockholder from self-dealing or otherwise taking advantage of its equity position in XCL by using XCL's resources to finance the proposed Business Combination or otherwise for its own purposes in a manner not proportionately available to all stockholders.

       Under the Fair Price Provision, unless the Business Combination is approved by a majority of the Disinterested Directors, to avoid the 80% stockholder vote requirement even if the other conditions described above are met, a proxy or information statement disclosing the terms and conditions of the proposed Business Combination and complying with the requirements of the proxy rules promulgated under the Exchange Act will have to be mailed to all stockholders of XCL at least 30 days before the consummation of a Business Combination. This provision is intended to ensure that XCL's stockholders will be fully informed of the terms and conditions of the proposed Business Combination even if the Interested Stockholder is not otherwise legally required to disclose such information to stockholders.

      NONE OF THE MINIMUM PRICE OR PROCEDURAL REQUIREMENTS DESCRIBED ABOVE WILL APPLY IN THE CASE OF A BUSINESS COMBINATION APPROVED BY A MAJORITY OF THE DISINTERESTED DIRECTORS OR THE FAVORABLE VOTE OF 67% OF THE OUTSTANDING SHARES AND A MAJORITY OF THE SHARES HELD BY PERSONS WHO ARE NEITHER THE INTERESTED STOCKHOLDER NOR AFFILIATES OF THE INTERESTED STOCKHOLDER, AND, IN THE ABSENCE OF SUCH APPROVAL, ALL OF SUCH REQUIREMENTS WILL HAVE TO BE SATISFIED TO AVOID THE 80% STOCKHOLDER VOTE REQUIREMENT.

      Classified Board. XCL's Board of Directors is divided into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting of shareholders to hold office until the end of their term or until their successors have been elected and qualified. Directors may not be removed without cause except upon the affirmative vote of the holders of 67% of the outstanding shares of Voting Stock. This provision makes it more difficult to effect an involuntary change in incumbent management.

       No Cumulative Voting. Neither the Certificate of Incorporation nor the By-Laws permit cumulative voting. Thus, a purchaser of a block of Common Stock representing less than a majority of the outstanding shares will have no assurance of proportional representation on the Board of Directors.

      No Action by Stockholder Consent. Delaware law provides that, unless a corporation's certificate of incorporation denies the right, stockholders may act by a written consent executed by the holders of a majority of the outstanding shares of voting stock without holding a special or annual meeting of stockholders. The Certificate of Incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of XCL from being taken by the written consent of stockholders without a meeting unless authorized by a majority of the Disinterested Directors. The intent of this provision is to provide an open forum at a stockholders' meeting for all stockholders to have a chance to attend and be heard. This provision could have an anti-takeover effect and tend to entrench management by forcing the holder or holders of a majority of the outstanding stock to exercise their prerogatives of majority ownership only by voting at a stockholders' meeting rather than by written consent.

      Supermajority Voting. The Fair Price Provision may be altered, amended, or repealed only if the holders of 80% or more of the outstanding shares of Voting Stock entitled to vote thereon or 67% or more of the outstanding shares voting together with a majority of the outstanding shares held by persons other than the Interested Stockholder and its affiliates, vote in favor of such action. The other anti-takeover provisions and certain other provisions in the Certificate of Incorporation may be altered, changed, amended, or repealed only if the holders of 67% or more of the outstanding shares of voting stock of XCL entitled to vote thereon vote in favor of such action. Without this supermajority voting, the beneficial effects of the provisions requiring such greater percentage of vote could be nullified by subsequent amendments approved by a vote of the holders of only a majority of Common Stock.

     Preferred Stock
     ---------------

General
-------

      Under the Certificate of Incorporation, the Board of Directors of XCL may direct the issuance of up to 2,400,000 shares of Preferred Stock, in one or more series and with rights, preferences, privileges, and restrictions, including, without limitation, dividend rights, voting rights, conversion rights, terms of redemption, and liquidation preferences, that may be fixed or designated by the Board of Directors without any further vote or action by XCL's stockholders. The following description of Preferred Stock sets forth certain general terms and provisions of the four series of Preferred Stock which are currently issued and outstanding. As discussed elsewhere in this Prospectus, effective November 10, 1997, the Company amended, recapitalized and combined the outstanding shares of Series A Preferred Stock and Series E Preferred Stock into shares of Amended Series A Preferred Stock which, together with the Amended Series A Preferred Stock issued in the Prior Equity Offering, constituted a single class of approximately $93 million (in aggregate liquidation preference) of Amended Series A Preferred
Stock at that time. The shares of Amended Series A Preferred Stock currently outstanding have an aggregate liquidation preference of approximately $98.7 million. Effective January 16, 1997, the Series F Preferred Stock was mandatorily converted into 633,893 shares of Common Stock. On March 3, 1998, the Series B Preferred Stock was sold by the holder thereof, and the purchasers exchanged the shares of Series B Preferred Stock for an aggregate 44,465 shares of Amended Series B Preferred Stock. In addition, such purchasers were issued an additional 2,620 shares (in the aggregate) of Amended Series B Preferred Stock in payment of accrued and unpaid dividends on the Series B Preferred Stock. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Certificate of Incorporation and the certificate of designation relating to that series.

     The rights, preferences, privileges, and restrictions of the Preferred Stock of each series shall be as stated in the Certificate of Incorporation and, to the extent not stated therein, may be fixed by the certificate of designation relating to such series, which shall specify the terms of the Preferred Stock as follows:

           (a) the maximum number of shares to constitute the series and the distinctive designations thereof;

           (b) the annual dividend rate, if any, on shares of the series and the date or dates from which dividends shall commence to accrue or accumulate, and whether dividends shall be cumulative;

           (c) the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof, and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund;

           (d) the liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of XCL;

           (e) whether or not the shares of the series shall be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relative to the operations of such retirement or sinking fund;

           (f) the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of XCL or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of XCL upon voluntary or involuntary dissolution or winding up of the affairs of XCl;

          (g) the voting rights, if any, on the shares of the series; and

           (h)      any  or  all other preferences and  relative,
     participating,  optional,  or  other  special   rights,   or
     qualifications, limitations, or restrictions thereof.

Amended Series A Preferred Stock
--------------------------------

      In connection with the Prior Equity Offering, the Company authorized a new series of preferred stock designated Amended Series A, Cumulative Convertible Preferred Stock, offered in the Prior Equity Offering, in a unit comprised of one share of Amended Series A Preferred Stock and a warrant to purchase 21 shares of Common Stock at $3.0945 per share all as adjusted for the Reverse Stock Split, subject to adjustment. On May 20, 1997, the Company placed 294,118 units in the Prior Equity Offering. Also, effective on May 20, 1997, the Company issued an additional 11,816 shares of Amended Series A Preferred Stock to those institutional holders of the Company's Secured Subordinated Notes that subscribed for Amended Series A Preferred Stock in the Prior Equity Offering, in payment of interest accrued on such Secured Subordinated Notes being repaid from the proceeds of the Prior Equity Offering. Effective November 10, 1997, the Company amended the terms of and combined two of its then outstanding series of Preferred Stock into the Amended Series A Preferred Stock issued in the Prior Equity Offering. In connection with this amendment and combination an additional 790,613 shares of Amended Series A Preferred Stock were issued. As of May 1, 1998, there were a total of 1,183,115 shares of Amended Series A Preferred Stock issued and outstanding, including shares issued in payment of the May 1, 1998 dividend on the Amended Series A Preferred Stock. See "Significant Events Affecting the Company Since March 31, 1998."

      The Amended Series A Preferred Stock provides for a liquidation preference of $85.00 per share; bears a 9.50% dividend ($8.075 per share per annum), payable in additional shares of Amended Series A Preferred Stock (valued at $85.00 per share) through and including the dividend payment date on November 1, 2000 and thereafter at the Company's election in cash or additional shares of Amended Series A Preferred Stock, payable semiannually on May 1 and November 1 of each year. The Amended Series A Preferred Stock is redeemable at the option of the Company, in whole or in part, at any time and from time to time after May 1, 2002 initially at a redemption price of $90.00 per share and thereafter at redemption prices which decrease ratably annually to $85.00 on and after May 1, 2006. The Amended Series A Preferred Stock is convertible at the holder's option into 11 shares (as adjusted for the Reverse Stock Split) of Common Stock (equivalent to a conversion price of $7.50 per share), subject to adjustment, and at the Company's option should the Common Stock trade for 20 trading days in each 30 consecutive trading day period at a closing bid price equal to or exceeding 150% of the prevailing conversion price. In addition to certain special class voting rights, holders of Amended Series A Preferred Stock vote together as a single class with the holders of Common Stock on all matters subject to Common Stockholder vote, the number of their votes being equal to the number of shares of Common Stock issuable upon conversion of each share of Amended Series A Preferred Stock held (currently 11 votes). The Amended Series A Preferred ranks senior to the Common Stock and pari passu with the Amended Series B Preferred Stock.

Amended Series B Preferred Stock
--------------------------------

      On March 4, 1998, in connnection with settlement of litigation instituted by the holder of the Company's Series B Preferred Stock, the holder thereof sold its 44,465 shares of Series B Preferred Stock and associated warrants. The purchasers, in a simultaneous transaction exchanged the shares of Series B Preferred Stock for Amended Series B Preferred Stock and warrants to purchase 250,000 shares of Common Stock, subject to adjustment. The Amended Series B Preferred Stock is entitled to 50 votes per share on all matters on which Common Stockholders are entitled to vote and separately as a class on certain matters; has a liquidation preference of $100 per share plus accumulated dividends and ranks senior to the Common Stock and pari passu with the Amended Series A Preferred Stock with respect to the payment of dividends and distributions on liquidation; is convertible by the holders thereof at any time after the earlier of the effective date of the registration under the Securities Act of the conversion stock or August 31, 1998, at $4.75 if the conversion stock has been registered or at $3.80 if the conversion stock is unregistered; is redeemable at the option of the holder at any time after December 20, 2001 at $100.00 per share plus accrued and unpaid dividends, payable at the Company's election in shares of Common Stock; and bears a fixed cumulative dividend at an annual rate of $9.50 per share, payable semi-annually in either cash, shares of Common Stock, or additional shares of Amended Series B Preferred Stock, at the Company's option.

Shares Eligible for Future Sale
-------------------------------

      As  of March 31, 1998, there were reserved an aggregate  of
(i) 2,679,601 shares of Common Stock subject to outstanding options; (ii) 12,800,467 shares issuable upon conversion of the Company's outstanding Amended Series A Preferred Stock; (iii) 17,361,286 shares issuable upon exercise of the Company's outstanding warrants; (iv) 1,239,078 shares issuable upon redemption of the Company's outstanding Amended Series B Preferred Stock; (v) 104,375 shares reserved for sale to fund working capital for the Company's China projects; (vi) 60,690 reserved for sale to fund general working capital requirements of the Company; and (vii) 36,373 shares issuable in connection with contractual obligations. The Company would receive a total of approximately $86 million if all options and warrants were exercised and all stock reserved for sale was sold at $5.06 per share.

      Additionally, the Company will have approximately 439 million shares of Common Stock available for issuance at such times and upon such terms as may be approved by the Company's Board of Directors. No prediction can be made as to the effect, if any, that future sales or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock of the Company in the public market could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise capital through sales of its equity securities.

      Approximately 6.5 million shares of Common Stock (including shares issuable upon exercise of outstanding options and warrants and conversion of convertible securities, the "Restricted Shares") are held by executive officers and directors of the Company and affiliates of the Company and may be sold pursuant to an effective registration statement covering such shares or pursuant to Rule 144 of the Securities Act, subject to the restrictions described below.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned Restricted Shares for a least one year, is entitled to sell within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's Common Stock or (ii) an amount equal to the average weekly reported volume of trading in such shares during the four calendar weeks preceding the date on which notice of such sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Restricted Shares properly sold in reliance on Rule 144 are thereafter freely tradable without restrictions or registration under the Securities Act, unless thereafter held by an affiliate of the Company. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of Common Stock which are not Restricted Shares. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such issuer. If two years have elapsed since the later of the date of any acquisition of Restricted Shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144(k) without regard to volume limitations, manner of sale restrictions, or public information or notice requirements.


             CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the material United Stated Federal income tax consequences of the Exchange Offer is for general information only. It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Old Notes, and the Exchange Notes received therefor, that are held as "capital assets" within the meaning of
Section 1221 of the Code. It does not discuss state, local or foreign tax consequences, nor, except as otherwise noted, does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service ("IRS") with respect to the Federal income tax consequences of the Exchange Offer.

      THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO PURCHASE THE NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO PURCHASE THE NOTES.

Payments of Interest and Additional Interest; Original Issue Discount
---------------------------------------------------------------------

      In general, interest on a Note will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia), (iii) a person otherwise subject to United States Federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

      The Company is obligated to pay Additional Interest to the U.S. Holders of Old Notes under certain circumstances described under "Exchange Offer; Registration Rights." It is believed that any such payment should be taxable to U.S. Holders at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

      The Old Notes were not issued, with original issue discount for federal income tax purposes because the total amount of original issue discount on issuance of the Old Notes was less than the de minimis amount permitted pursuant to Section
1273(a)(3) of the Code. The Exchange Offer will not have an effect on the amount of original issue discount on the Notes.

Optional Redemption or Repurchase
---------------------------------

      The Notes are subject to redemption at the option of the Company, on or after February 15, 2002, at the applicable redemption price plus any accrued and unpaid interest, and to purchase at the option of each holder thereof upon a Change of Control for 101% of the principal amount plus any accrued and unpaid interest. Furthermore, under certain circumstances, the Company may become obligated to purchase all or a portion of the Notes at 101% of the principal amount plus any accrued and unpaid interest, with the proceeds of certain Asset Sales. See "Description of Notes." Upon the optional redemption or purchase of a Note, it is expected that the difference between the amount received by such holder and the holder's adjusted tax basis in the Note will be taxable as capital gain or loss, if the Note is held as a capital asset (subject to the market discount rules discussed below).

Payments of Principal; Dispositions
-----------------------------------

      Subject to the discussion of the Exchange Offer below, upon the sale, exchange, redemption, retirement at maturity or other disposition of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest or market discount, which will be taxable as ordinary income) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such U.S. Holder (increased for accrued original issue discount, if any), less any principal payment received by such U.S. Holder. Gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of an Old Note or an Exchange Note generally will be long-term capital gain or loss subject to tax at a rate of twenty percent if, at the time of the disposition, the Note has been held for more than eighteen months. If the holding period of the Note at the time of disposition is more than one year but not more than eighteen months, the gain or loss will be mid-term gain or loss, subject to tax at a rate of twenty-eight percent. Gain recognized on a disposition of Notes held for one year or less will be subject to tax at the rate imposed on ordinary income.

Amortizable Bond Premium
------------------------

      If a U.S. Holder pays an amount (exclusive of accrued and unpaid interest through the acquisition date) in excess of the Note's stated redemption price at maturity at the time of its acquisition ("Bond Premium"), the U.S. Holder may elect to amortize Bond Premium. If Bond Premium is amortized, the amount of interest that must be included in the U.S. Holder's income from each period ending on an interest payment date or stated maturity, as the case may be, will be reduced by the portion of the Bond Premium allocable to such period based on the Note's yield to maturity and the U.S. Holder's adjusted basis in the Notes will be reduced accordingly. This election applies to all Notes acquired by the U.S. Holder during the year of election and thereafter.

Market Discount
---------------

     A U.S. Holder, other than an initial Holder, will be treated as holding a Note at a market discount (a "Market Discount Note") if the amount for which such U.S. Holder purchased the Note is less than the Note's stated redemption price at maturity.

      In general, any partial payment of principal on, or gain recognized on the maturity, optional redemption or repurchase, or disposition of, a Market Discount Note will be treated as ordinary interest income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Market discount accrues on a straight-line basis, unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note, in an amount not exceeding the accrued market discount on such Note, until the maturity or disposition of such Note. If such Note is disposed of in a non-taxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the
Code) accrued market discount will be includable as ordinary income to the U.S. Holder as if such U.S. Holder had sold the Note at its then fair market value.

The Exchange Offer
------------------

      Pursuant to Treasury regulations, the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Old Notes because it does not result in an alteration of the legal rights of the Holders; it merely implements the Registration Rights that the Holders have pursuant to the Old Notes. Accordingly, such exchange should be treated as a non-taxable exchange which should have no Federal income tax consequences to Holders of Old Notes. Each Holder of Old Notes who receives Exchange Notes would continue to include interest on the Exchange Notes in its gross income in accordance with its method of accounting for Federal income tax purposes. Holders of Old Notes who do not exchange Notes pursuant to the Exchange Offer will be unaffected by the Exchange Offer.

Non-U.S. Holders
----------------

      A non-U.S. Holder will not be subject to withholding of United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, provided in the case of interest that (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank which receives interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, (iv) the beneficial owner provides the ownership statement described below, and (v) such interest is not contingent interest under Section 871(h)(4)(A) of the Code and the regulations thereunder. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owners of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30-days of such change. If a
Note  is  held  through  a  securities clearing  organization  or certain other financial institutions, the organization or institution may provide a signed statement under penalties of perjury to the Withholding Agent. In such case, however, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. Under recently issued Treasury Regulations that become effective on January 1, 1999, a "qualified intermediary" such as a foreign financial institution or clearing organization may provide an intermediary withholding certificate to the Withholding Agent without the need to file a Form W-8 from each beneficial owner.

      A  non-U.S.  Holder will not be subject to  withholding  of
United   States  Federal  income  taxes  on  any   amount   which
constitutes capital gain upon retirement or disposition of a Note.

      If a non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described above, payments of premium and interest (including original issue discount) made to such non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed
(1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Unless recently issued Treasury Regulations that become effective on January 1, 1999 reduced withholding under a tax treaty and an exemption from withholding for effectively connected income will be claimed on Form W-8. It will be necessary to provide a taxpayer identification number to claim reduced withholding under a tax treaty.

      If a non-U.S. Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest and original issue discount on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, including such premium, if any, and interest (including original issue discount) on the Note.

      Any gain realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business in the United States of the non-U.S. Holder, or (ii) in the case of a non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

     The Notes will not be includable in the estate of a non-U.S. Holder provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and provided that at the time of such individual's death, payments in respect of the Notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Information Reporting and Backup Withholding
--------------------------------------------

      Backup withholding of United States Federal income tax at a rate of 31% may apply to payments of principal, interest, original issue discount or premium made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the
registered  owner's  taxpayer  identification  number)   in   the
required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding and information reporting for those non-U.S. Holders who are not exempt recipients provided that the payor does not have actual knowledge that the beneficial owner is a United States person.

      In addition, backup withholding and information reporting will not apply if payments of the principal, interest, original issue discount or premium on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless
(1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner establishes an exemption.

     Payments of principal, interest, original issue discount and premium on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to above and the payer does not have actual knowledge that the beneficial owner is a United States person, or the beneficial owner otherwise establishes as exemption.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.


                 BOOK ENTRY - DELIVERY AND FORM

      Except as set forth in the next paragraph, the Exchange Notes will be issued in the form of one or more fully registered Global Notes (collectively, the "Global Note"). The Global Note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

       Notes (i) originally purchased by or transferred to Accredited Investors who are not qualified institutional buyers or (ii) held by qualified institutional buyers which elect to take physical delivery of their certificates instead of holding their interest through the Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered certificated form ("Certificated Securities"). Upon the transfer to a qualified institutional buyer of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Note.

      The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Note, DTC or its custodian will credit, on its internal system, portions of the Global Note which shall be comprised of the corresponding respective principal amount of the Global Note to the respective accounts of persons who have accounts with such depositary and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants (as described below)) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchaser and ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

      So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture with respect to the Notes.

      Payments of the principal of, premium (if any) and interest (including Additional Interest) on the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Payment Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in the Global Note or for maintaining, supervising or reviewing any records relating to any such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium (if any) and interest (including Additional Interest) on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in accordance with DTC rules in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global
Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

      DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect to such portion of Notes, the aggregate principal amount of Notes as to which such Participant or Participants have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

      DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and participants and facilitate the clearance and settlement of securities transactions between participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC System is available to others such as banks, brokers, dealers and trust companies that clear through r maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Warrant Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company, within 90 days, the Company will issue
Certificated Securities in exchange for the Global Note.


                      PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts pursuant to the Exchange Offer as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

      The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the
Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. For a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Old Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Rights Agreement to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

           The Old Notes not exchanged in the Exchange Offer for Exchange Notes will remain subject to the transfer restrictions described below.


               TRANSFER RESTRICTIONS ON THE OLD NOTES

      None  of  the  Old  Notes  has been  registered  under  the
Securities Act and they may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Old Notes were being offered and sold only
(A) to a limited number of "qualified institutional buyers" (as defined in Rule 144A ("Rule 144A") promulgated under the Securities Act) ("QIBs") in compliance with Rule 144A, (B) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) ("Accredited Investors") that, prior to their purchase of any Units, deliver to the Company a letter in the form of Appendix A to the Offering Memorandum with respect to the Debt Units containing certain representations and agreements, and (C) outside the United States to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or their professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners, other than an estate or trust) in reliance upon Regulation S under the Securities Act ("Regulation S"). As used herein, the terms "United States" and "U.S. person" have the meaning given to them in Regulation S.

      Each purchaser of Old Notes was deemed to have represented and agreed as follows:

           1. It is purchasing the Debt Units for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is either (A) a QIB, and is aware that the sale to it is being made in reliance on Rule 144A, (b) an Accredited Investor, or (C) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary as referred to above).

            2. It acknowledges that Debt Units and the securities comprising the Debt Units (collectively, the "Securities") have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below.

          3. It shall not resell or otherwise transfer any of such Securities within two years after the original issuance of the Securities except (A) to the Company or any of its subsidiaries, (B) inside the United States to a QIB in a transaction complying with Rule 144A, (C) inside the United States to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Company and the Trustee or the Warrant Agent, as the case may be, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Company or such Trustee and Warrant Agent), (D) outside the United States in compliance with Rule 904 under the Securities Act, (E) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act. Each Accredited Investor that was not a QIB and that was an original purchaser of any of the Units was required to sign a letter to the foregoing effect.

           4. It agrees that it will give to each person to whom it transfers the Securities notice of any restrictions on such Securities.

           5. It understands that all of the Securities will bear a legend substantially to the following effect unless otherwise agreed by the Company and the holder thereof:

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR
          (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE COMPANY AND THE TRUSTEE OR THE WARRANT AGENT, AS THE CASE MAY BE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY OR THE TRUSTEE AND WARRANT AGENT FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
          (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE OR THE WARRANT AGENT AND THE COMPANY SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                THIS SECURITY IS SUBJECT TO A REGISTRATION RIGHTS
          AGREEMENT DATED AS OF MAY 20, 1997 BETWEEN THE  COMPANY
          AND  JEFFERIES & COMPANY, INC., A COPY OF WHICH  IS  ON
          FILE WITH THE SECRETARY OF THE COMPANY.

           6. Except as permitted by the Purchase Agreement (as defined herein), it will not offer, sell or deliver the Debt Units, the Old Notes, the Debt Warrants or the Common Stock issuable upon exercise of the Debt Warrants (i) as part of the distribution at any time or (ii) otherwise until 40 days (or such longer period as may be required under Regulation S as then in effect) after the later of the commencement of the Debt Offering and the last original issue date of the Debt Units, within the United States or to, or for the account or benefit of, U.S. persons, and that it will send to each dealer to which it sells Securities in reliance on Regulation S during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United
     States or to, or for the account or benefit of, U.S. persons. During the period from May 13, 1997 to the date of its purchase of the Debt Units, it did not, and from such date through the expiration of such 40 day (or longer) period, it will not, execute or effect or cause to be executed or effected, directly or indirectly, any short sale, option or swap transaction in or with respect to the Common Stock of the Company or any other derivative security transaction for its own account, if it is purchasing for its own account, or, if it is purchasing the Debt Units for the account of another person or entity, for such account, the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Securities by the purchaser. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

           7. Until the expiration of the 40-day period (or such longer period) referred to above, an offer or sale of Debt Units, Old Notes, Debt Warrants or the Common Stock issuable upon exercise of the Debt Warrants within the United States by a dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in a transaction complying with the requirements of Rule 144A under the Securities Act or pursuant to an exemption from registration under the Securities Act.

          8. If it is a foreign person, it shall not exercise the Debt Warrants in the United States or by or on behalf of any U.S. person unless the Debt Warrants and the Debt Warrant Shares are registered under the Securities Act and all applicable state securities or blue sky laws or an exemption from such registration is available.

           9. It shall not sell or otherwise transfer such Securities to, and each purchaser represents and covenants that it is not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retiree Income Security Act of 1974 ("ERISA")), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

                a.  to the extent such purchase is made by or  on
          behalf of a bank collective investment fund maintained by the purchaser in which, at any time while the Securities are held by the purchaser, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

                b. to the extent such purchase is made by or on behalf of insurance company pooled separate account maintained by the purchaser in which, at any time while the Securities are held by the purchaser, no plan (together with any other plans maintained by the same employer and employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transactions Class Exemption 90-1 issued by the Department of Labor are satisfied;

                c. to the extent such purchase is made by or on behalf of an insurance company general account maintained by the purchaser in which, at any time while the Securities are held by purchaser, the conditions of Prohibited Transactions Class Exemption 95-60 issued by the Department of Labor are satisfied;

               d. to the extent such purchase is made on behalf of a plan by (i) an investment adviser registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50,000,000 and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year, (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of any plan, which insurance company has, as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, or (iv) a savings and loan association, the accounts of which are insured by the Federal Savings and Loan Insurance Corporation, that has made application for and been granted trust powers to manage, acquire or dispose of assets of a plan by a State or Federal authority having supervision over savings and loan associations, which savings and loan association has, as of the last day of its most recent fiscal year, equity capital or net worth in excess of $1,000,000 and, in any case, such investment adviser, bank, insurance company or savings and loan is otherwise a qualified professional asset manager, as such term is used in Prohibited Transactions Exception 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank, insurance company or savings and loan do not represent more than 20% of the total client assets managed by such investment adviser, bank, insurance company or savings and loan and the conditions of Section I of such exemption are otherwise; or

                e. to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or
          Section 4975 of the Internal Revenue Code of 1986, as amended.

           10. It acknowledges that the Trustee and Warrant Agent for the Securities will not be required to accept for registration of transfer any Securities acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee or the Warrant Agent, as the case may be, that the restrictions set forth herein have been complied with.

           11. It acknowledges that the Company, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Securities are no longer accurate, it shall promptly notify the Company and the Initial Purchaser. If it is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, and agreements on behalf of each account.

                         LEGAL MATTERS

      The validity of the Exchange Notes issued pursuant to the Exchange Offer is being passed upon for the Company by Satterlee
Stephens Burke & Burke LLP, New York, New York.

                            EXPERTS

     The consolidated financial statements of the Company and XCL-China Ltd. as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 included in this Prospectus have been included herein in reliance on the reports, both of which include an explanatory paragraph regarding the Company's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given the authority of that firm as experts in accounting and auditing.

                            ENGINEERS

      The estimate of the oil and gas reserves as of January 1, 1998, for the Company's interests in the Zhao Dong Block as prepared by H.J. Gruy and Associates, Inc. included in this Prospectus has been included herein in reliance upon the authority of such firm as experts with respect to the matters contained in such firm's report attached hereto as Appendix A.


                        GLOSSARY OF TERMS

      Unless otherwise indicated in this Prospectus, natural gas volumes are stated at the legal pressure base of the State or area in which the reserves are located at 60 degrees Fahrenheit. Natural gas equivalents are determined using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate or NGLs.

     The following definitions shall apply to the technical terms used in this Prospectus.

          "Bbl" means barrel or barrels.

          "Bcf" means billion cubic feet.

          "BOE" means barrel of crude oil equivalent.

          "BOPD" means barrel per day.

          "DD&A" means depletion, depreciation and amortization.

           "Developed acreage" means acreage which consists of acres spaced or assignable to productive wells.

          "Developed well" means a well drilled within the proved area of a crude oil or natural gas reservoir to the depth of stratigraphic horizon (rock layer or formation) known to be productive for the purpose of extraction of proved crude oil or natural gas reserves.

           "Dry hole" means an exploratory or development well found to be incapable of producing either crude oil or gas in sufficient quantities to justify completion as a crude oil or natural gas well.

           "EBITDA" means earnings from continuing operations before income taxes, interest expense, DD&A and other non-cash charges.

           "Exploratory well" means a well drilled to find and produce crude oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be producing crude oil or natural gas in another reservoir, or to extend a known reservoir.

           "Farmout" means a leasehold held by the owner thereof under an agreement between operators, whereby a lease owner not desirous of drilling at the time agrees to assign the lease, or some portion of it (in common or in severalty) to another operator who is desirous of drilling the tract.

           "Finding cost", expressed in dollars per BOE, is calculated by dividing the amount of total exploration and development capital expenditures (excluding any amortization with respect to deferred financing fees) by the amount of proved reserves added during the same period (including the effect on proved reserves of reserve revisions).

          "G&A" means general and administrative.

           "Gross" natural gas and crude oil wells or "gross" wells or acres is the number of wells or acres in which the Company has an interest.

           "LOE" means lease operating expenses and production taxes.

          "MBbl" means thousand barrels.

          "MBOE" means thousand barrels of crude oil equivalent.

          "Mcf" means thousand cubic feet.

          "Mcfpd" means thousand cubic feet per day.

          "MMBbls" means million barrels of crude oil.

          "MMBOE" means million barrels of crude oil equivalent.

          "MMBTU" means million British Thermal Units.

          "MMcf" means million cubic feet.

          "MMcfpd" means million cubic feet per day.

           "Net" natural gas and crude oil wells or "net" acres are determined by multiplying "gross" wells or acres by the Company's working interest in such wells or acres.

          "NGL" means natural gas liquid.

           "PV-10" means estimated future net revenue, discounted at a rate of 10% per annum, before income taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the Commission.

           "Production costs" means lease operating expenses and taxes on natural gas and crude oil production.

           "Productive wells" means producing wells and wells capable of production.

           "Proved developed reserves" includes only those proved reserves expected to be recovered from existing completion intervals in existing wells and those reserves that exist behind the casing of existing wells when the cost of making such reserves available for production is relatively small compared to the cost of a new well.

           "Proved reserves" or "reserves" means natural gas and crude oil, condensate and NGLs on a net revenue interest basis, found to be commercially recoverable.

           "Service well" is a well used for water injection in secondary recovery projects or for the disposal of produced water.

          "Undeveloped acreage" means leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of crude oil and natural gas, regardless whether or not such acreage contains proved reserves.

                     INDEX TO FINANCIAL STATEMENTS

                                                                    Page
XCL Ltd.                                                            ----
-------

      Report of Independent Accountants...........................     F-2

      Consolidated  Balance  Sheet as of December  31,  1997  and
       December 31, 1996..........................................     F-3

      Consolidated Statement of Operations for each of the  three
        years in the period ended December 31, 1997...............     F-4

      Consolidated Statement of Shareholders' Equity for each  of
        the three years in the period ended December 31, 1997.....     F-5

      Consolidated Statement of Cash Flows for each of the  three
        years in the period ended December 31, 1997...............     F-6

     Notes to Consolidated Financial Statements...................     F-7

     Supplemental Information.....................................     F-23

     Schedule II -- Valuation and Qualifying Accounts.............     F-28

XCL-China Ltd.
-------------

     Report of Independent Accountants............................     F-29

     Balance Sheet as of December 31, 1997 and December 31, 1996..     F-30

     Statement of Operations for each of the three years in  the
      period ended December 31, 1997..............................     F-31

     Statement  of Shareholders' Deficit for each of  the  three
       years in the period ended December 31, 1997................     F-32

     Statement of Cash Flows for each of the three years in  the
      period ended December 31, 1997..............................     F-33

     Notes to Financial Statements................................     F-34

     Supplemental Information.....................................     F-38


                REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of  XCL Ltd.

We have audited the consolidated financial statements and the financial statement schedule of XCL Ltd. and Subsidiaries listed in the Index on page F-1. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of XCL Ltd. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is generating minimal revenues and although the Company has cash (including its restricted cash) in the amount of approximately $32 million as of December 31, 1997, and a positive working capital position, it must generate additional cash flows to satisfy its development and exploratory obligations with respect to its China properties. There is no assurance that the Company will be able to generate the necessary funds to satisfy these contractual obligations and to ultimately achieve profitable operations, which creates doubt about its ability to continue as a going concern. Managements' plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   COOPERS & LYBRAND L.L.P.



Miami, Florida
April 10, 1998


                   XCL Ltd. and Subsidiaries
                   CONSOLIDATED BALANCE SHEET
                     (Thousands of Dollars)

                                                   December 31
                                              ------------------
                      A S S E T S                1997      1996
                      -----------                ----      ----
Current assets:
      Cash and cash equivalents             $  21,952     $  113
      Cash held in escrow (restricted)         10,263         --
      Accounts receivable, net                    101         23
      Refundable deposits                       1,200         --
      Other                                       451        212
                                               ------       ----
            Total current assets               33,967        348
                                               ------       ----
Property and equipment:
      Oil and gas (full cost method):
           Proved properties under development
           not being amortized                 21,172     13,571
           Unevaluated properties              33,132     21,238
                                               ------     ------
                                               54,304     34,809
      Land, at cost                                --        135
      Other                                     1,163      2,492
                                               ------     ------
                                               55,467     37,436
      Accumulated depreciation, depletion
        and amortization                      (1,000)     (1,491)
                                              ------      ------
                                              54,467      35,945
                                              ------      ------
Investments                                    4,173       2,383
Assets held for sale                          21,155      21,058
Debt issue costs, less amortization            4,268         950
Other assets                                   1,059         180
                                             -------     -------
                       Total assets      $   119,089    $ 60,864
                                             =======     =======

L I A B I L I T I E S  A N D  S H A R E H O L D E R S'  E Q U I T Y
--------------------------------------------------------------------

Current liabilities:
      Accounts payable and accrued costs  $   2,727     $  3,901
      Due to joint venture partner            4,504        4,202
      Dividends payable                       1,813          928
      Current maturities of long term debt    2,524       38,022
                                            -------       ------
           Total current liabilities         11,568       47,053
                                            -------       ------
Long-term debt, net of current maturities    61,310           --

Other non-current liabilities                 5,386        2,770
Commitments and contingencies (Notes 2 and 11)
Shareholders' equity:
       Preferred stock-$1.00 par value;
         authorized 2.4 million
         shares at December 31, 1997
         and 1996; issued shares of
         1,196,236 at December 31,
         1997 and 669,411 at
         December 31, 1996 - liquidation
         preference of  $103 million at
         December 31, 1997                    1,196          669
      Common stock-$.01 par value;
         authorized 500 million shares
         at December 31, 1997 and 1996;
         issued shares of 21,710,257 at
         December 31, 1997 and 285,754,151
         at December 31,1996                    217        2,858
      Common stock held in treasury -
         $.01 par value; 69,470
         shares at December 31, 1997
         and 1,042,065 shares at
         December 31, 1996                       (1)         (10)
      Unearned compensation                 (12,021)          --
      Additional paid-in capital            298,588      226,956
      Accumulated deficit                  (247,154)    (219,432)
                                            -------      -------
           Total shareholders' equity        40,825       11,041
                                            -------      -------
               Total liabilities and
                 shareholders' equity   $   119,089    $  60,864
                                           ========       ======

 The accompanying notes are an integral part of these financial statements.


                    XCL Ltd. and Subsidiaries

              CONSOLIDATED STATEMENT OF OPERATIONS
            (In Thousands, Except Per Share Amounts)

                                                             Year Ended December 31
                                                           -------------------------
                                                            1997      1996      1995
                                                            ----      ----      ----
Oil and gas revenues from properties held for sale       $    236   $  1,136   $  2,480
                                                          -------    -------    -------
Costs and operating expenses:

Operating                                                     210        342        985
      Depreciation, depletion and amortization                126        579      2,266
      Provision for impairment of oil and gas properties       --      3,850     75,300
      Writedown of other assets and investments                --      2,444      4,461
      General and administrative costs                      4,910      3,487      4,551
Other                                                       3,048        227        590
                                                          -------     ------    -------
                                                            8,294     10,929     88,153
                                                          -------     ------    -------
Operating loss                                             (8,058)    (9,793)   (85,673)
                                                          -------     ------    -------

Other income (expense):
      Interest expense, net of amounts capitalized         (8,450)    (2,415)    (2,998)
Gain (loss) on sale of investments/assets                      --       (661)       613
      Interest income                                       2,212          8        133
      Other, net                                              853        787         88
                                                          -------     ------    -------
                                                           (5,385)    (2,281)    (2,164)
                                                          -------     ------    -------

Loss before extraordinary item                            (13,443)   (12,074)   (87,837)
Extraordinary charge for early extinguishment of debt        (551)        --         --
                                                           ------    -------     ------

Net loss                                                  (13,994)   (12,074)   (87,837)
Preferred stock dividends                                 (13,728)    (5,356)    (4,821)
                                                           ------     ------     ------
Net loss attributable to common stock                    $(27,722)  $(17,430)  $(92,658)
                                                           ======     ======     ======
Loss per share (basic):
    Net loss before extraordinary item                   $  (1.33)  $   (.98)  $  (5.77)
    Extraordinary item                                       (.03)        --         --
                                                          -------     ------    -------
    Net loss per share                                   $  (1.36)  $   (.98)  $  (5.77)
                                                          =======    =======    =======
Loss per share (diluted):
    Net loss before extraordinary item                   $  (1.33)  $   (.98)  $  (5.77)
    Extraordinary item                                       (.03)        --         --
                                                          -------     ------     -------
    Net loss per share                                   $  (1.36)  $   (.98)  $  (5.77)
                                                          =======     ======     ======
Average number of shares used in per share computations:

Basic                                                      20,451     17,705     16,047
Diluted                                                    20,451     17,705     16,047


 The accompanying notes are an integral part of these financial  statements.


                    XCL Ltd. and Subsidiaries

         CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     (Thousands of Dollars)


                                                                          Total
                              Preferred    Common  Treasury  Paid-In  Accumulated   Unearned   Shareholders'
                                Stock       Stock   Stock    Capital     Deficit  Compensation   Equity
                              ---------    ------  --------  -------  ----------- ------------  -----------
Balance, December 31, 1994         649      2,372     (35)   206,241   (114,027)       --         95,200
    Net loss                        --         --      --         --    (87,837)       --        (87,837)
    Dividends                       --         --      --         --     (4,821)       --         (4,821)
    Preferred shares issued         32         --      --      5,092         --        --          5,124
    Preferred shares subscribed      4         --      --         --         --        --              4
    Common shares issued            --        189      --      7,936         --        --          8,125
    Treasury shares purchased       --         --     (25)    (1,232)        --        --         (1,257)
    Treasury shares issued          --         --      35      2,327         --        --          2,362
                                 -----     ------    -----   -------    -------     ------       -------
Balance, December 31, 1995         685      2,561     (25)   220,364   (206,685)       --         16,900
    Net loss                        --         --      --         --    (12,074)       --        (12,074)
    Dividends                       --         --      --         --       (673)       --           (673)
    Preferred shares issued         10         --      --        128         --        --            138
    Preferred shares subscribed     (4)        --      --         --         --        --             (4)
    Preferred shares converted
       to common shares            (22)         5      --         17         --        --             --
    Common shares issued            --        292      --      6,339         --        --          6,631
    Treasury shares purchased       --         --      (3)      (138)        --        --           (141)
    Treasury shares issued          --         --      18        246         --        --            264
                                 -----     ------    ----   --------    -------    ------        -------
Balance, December 31, 1996         669      2,858     (10)   226,956   (219,432)       --         11,041
    Net loss                        --         --      --         --    (13,994)       --        (13,994)
    Dividends                       --         --      --         --    (13,728)       --        (13,728)
    Preferred shares issued        507         --      --     36,521         --        --         37,028
    Common shares issued            --        198      --      4,395         --        --          4,593
    Issuance of stock purchase
      warrants                      --         --      --     15,032         --        --         15,032
    Unearned compensation           20         13      --     12,841         --   (12,021)           853
    Reverse stock split 1 for 15    --     (2,852)      9      2,843         --        --             --
                                 -----     ------   -----    -------    -------    ------        -------
Balance, December 31, 1997      $1,196    $   217  $   (1)   298,588  $(247,154) $(12,021)      $ 40,825
                                 =====     ======   =====    =======    =======    ======        =======

 The accompanying notes are an integral part of these financial statements.


                    XCL Ltd. and Subsidiaries
              CONSOLIDATED STATEMENT OF CASH FLOWS
                     (Thousands of Dollars)

                                                                       Year Ended December 31
                                                                ------------------------------------
                                                                 1997          1996            1995
                                                                 ----          ----            ----
Cash flows from operating activities:
    Net loss                                                 $(13,994)     $  (12,074)     $  (87,837)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
        Depreciation, depletion and amortization                  126             579           2,266
        Provision for impairment of oil and gas properties         --           3,850          75,300
        Extraordinary charge for early extinguishment of debt     551              --              --
        (Gain) loss on sale of investments/assets                  --             661            (613)
        Amortization of discount on senior secured notes        1,342              --              --
        Writedown of other assets and investments                  --           2,444           4,461
        Stock compensation programs                               853              --              --

Other                                                             796              --              --
        Change in assets and liabilities:
             Accounts receivable                                  (78)            799             875
             Refundable deposits                               (1,200)             --              --
             Accounts payable and accrued costs                  (132)            575            (765)
             Non-current liabilities and other                  2,655              12             803
                                                              -------          ------         -------
                  Total adjustments                             4,913           8,920          82,327
                                                              -------          ------         -------
                  Net cash used in operating activities        (9,081)         (3,154)         (5,510)
                                                              -------          ------         -------

Cash flows from investing activities:
    Capital expenditures                                      (16,097)         (1,489)         (8,458)
    Investments                                                (1,790)           (491)         (1,624)
    Proceeds from sales of assets and investments                 797           9,210           2,655
    Other                                                          --               4              64
                                                               ------          ------           -----
                  Net cash (used in) provided by investing
                    activities                                (17,090)          7,234          (7,363)
                                                               ------           -----          ------
Cash flows from financing activities:
    Proceeds from sales of common stock                           652           1,766           3,553
    Proceeds from issuance of preferred stock                  25,000             144           3,068
    Proceeds from sale of treasury stock                           --             264           2,487
    Proceeds from Senior Secured Notes                         75,000              --              --
    Loan proceeds                                               6,100             315                  -
    Payment of long-term debt                                 (35,503)         (8,344)           (522)
    Payment of notes payable                                   (6,100)             --              --
    Proceeds from exercise of options and warrants              1,590             691              874
    Payment of preferred stock dividends                           --              --             (250)
    Payment for treasury stock                                     --            (141)          (1,257)
    Stock/note issuance costs and other                        (8,466)           (272)            (221)
                                                              -------           -----            -----
                  Net cash provided by (used in) financing
                    activities                                 58,273          (5,577)           7,732
                                                              -------          ------            -----
Net increase (decrease) in cash and cash equivalents           32,102          (1,497)          (5,141)
Cash and cash equivalents at beginning of year                    113           1,610            6,751
                                                              -------          ------           ------
Cash and cash equivalents at end of year                     $ 32,215     $       113      $     1,610
                                                              =======          ======           ======
Supplemental information:
    Cash paid for interest, net of amounts capitalized       $  7,441     $     1,591      $     2,602
                                                              =======          ======           ======

 The accompanying notes are an integral part of these financial statements.


                    XCL Ltd. and Subsidiaries

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)     Summary of Significant Accounting Policies:

  Principles of Consolidation:
  ---------------------------

      The consolidated financial statements include the accounts of XCL Ltd. and its wholly owned subsidiaries ("XCL" or the "Company") after the elimination of all significant intercompany accounts and transactions. Certain reclassifications have been made to prior year financial statements to conform to current year presentation. These reclassifications had no effect on net loss, cash flows or shareholders' equity.

Use of Estimates in the Preparation of Financial Statements:
-----------------------------------------------------------

      The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

  Cash and Cash Equivalents:
  -------------------------

      The Company considers deposits which can be redeemed on demand and investments which have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 1997, the Company's cash and cash equivalents were deposited primarily in three financial institutions.

  Concentration of Credit Risk:
  ----------------------------

     The Company operates exclusively in the oil and gas industry and receivables are due from other producers who may be affected by economic conditions in the industry. The Company has not experienced any material credit losses.

      The  Company's  financial instruments that are  exposed  to
concentrations   of  credit  risk  consist  primarily   of   cash
equivalents/short-term investments and trade receivables.

      The Company believes that no single short-term investment exposes the Company to significant credit risk. Additionally, creditworthiness of its counterparties, which are major financial institutions, are monitored. As of December 31, 1997, the Company had cash in financial institutions in excess of the insured amounts.

  Fair Value of Financial Instruments:
  -----------------------------------

      For the purposes of disclosure requirements pursuant to Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Market Value of Financial Instruments," fair value of current assets and liabilities approximate carrying value, due to the short-term nature of these items. The Company believes the fair value of long-term debt approximates carrying value. Fair value of such financial instruments is not necessarily representative of the amount that could be realized or settled.

  Oil and Gas Properties:
  ----------------------

      The Company accounts for its oil and gas exploration and production activities using the full cost method of accounting. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including appropriate related costs, are capitalized. The Company capitalizes internal costs that can be directly identified with its acquisition, exploration and development activities and does not capitalize any costs related to production, general corporate overhead or similar activities.

      The capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method based on estimates of proved oil and gas reserves. The Company's domestic oil and gas reserves were estimated by Company engineers in 1997 and 1996, and foreign reserves in 1997 and 1996 by independent petroleum engineers. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that properties are impaired, the amount of the impairment is added to the capitalized costs to be depleted. The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized for the period that activities are in progress to bring these projects to their intended use.

      During the fourth quarter of 1995, the Company decided to concentrate on the development of its China investments, and decided to dispose of its domestic properties. Accordingly, the recorded value of the Company's domestic properties was reduced to their estimated fair market value and the resulting balances were transferred to assets held for sale.

      The Company reviews the carrying value of its oil and gas properties each quarter on a country-by-country basis, and limits capitalized costs of oil and gas properties to the present value of estimated future net revenues from proved reserves, discounted at 10 percent, plus the lower of cost or fair value of unproved properties as adjusted for related tax effects and deferred tax reserves. If capitalized costs exceed this limit, the excess is charged to depreciation, depletion and amortization expense ("DD&A") in the period in which it occurs.

     Proceeds from the sale of proved and unproved properties are accounted for as reductions to capitalized costs with no gain or loss recognized unless such sales would significantly alter the relationship between capitalized costs and proved reserves of oil and gas. Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

     The Company accounts for site restoration, dismantlement and abandonment costs in its estimated future costs of proved reserves. Accordingly, such costs are amortized on a unit of production basis and reflected with accumulated depreciation, depletion and amortization. The Company identifies and estimates such costs based upon its assessment of applicable regulatory requirements, its operating experience and oil and gas industry practice in the areas within which its properties are located. To date the Company has not been required to expend any material amounts to satisfy such obligations. The Company does not expect that future costs will have a material adverse effect on the Company's operations, financial condition or cash flows. The standardized measure of discounted future net cash flows includes a deduction for any such costs.

    Other Property and Equipment:
    ----------------------------

     Other property and equipment primarily consists of furniture and fixtures, equipment and software. Major renewals and betterments are capitalized while the costs of repairs and maintenance are charged to expense as incurred. The costs of assets retired or otherwise disposed of and the applicable accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in operations. Other property and equipment costs are depreciated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 15 years.

     Capitalized Interest and Amortized Debt Costs:
     ---------------------------------------------

      During fiscal 1997, 1996 and 1995, interest and associated costs of approximately $5.8 million, $2.8 million and $3.1 million, respectively were capitalized on significant investments in oil and gas properties that are not being currently depreciated, depleted, or amortized and on which exploration or development activities are in progress. Deferred debt issue costs and discount on senior secured notes are amortized on the
straight-line                                               basis
over the term of the related debt agreement. The discount on senior secured notes is the amount attributable to the detachable Common Stock purchase warrants.

  Income Taxes:
  ------------

      The Company accounts for income taxes in compliance with Statement of Financial Accounting Standards No. 109 (SFAS No.
109) "Accounting for Income Taxes." Requirements by this standard include recognition of future tax benefits, measured by enacted tax rates, attributable to: deductible temporary differences between financial statement and income tax bases of assets and liabilities; and, net operating loss carryforwards. Recognition of such tax assets are limited to the extent that realization of such benefits is able to be reasonably anticipated.

  Revenue Recognition:
  -------------------

     Oil and gas revenues are recognized using the accrual method at the price realized as production and delivery occurs. Amounts which are contingently receivable are not recognized until realized.

      Foreign Operations
      ------------------

      The Company's future operations and earnings will depend upon the results of the Company's operations in China. There can be no assurance that the Company will be able to successfully conduct such operations, and a failure to do so would have a material adverse effect on the Company's financial position, results of operations and cash flows. Also, the success of the Company's operations will be subject to numerous contingencies, some of which are beyond management's control. These contingencies include general and regional economic conditions, prices for crude oil and natural gas, competition and changes in regulation. Since the Company is dependent on international operations, specifically those in China, the Company will be subject to various additional political, economic and other uncertainties. Among other risks, the Company's operations will be subject to the risks of restrictions on transfer of funds; export duties, quotas and embargoes; domestic and international customs and tariffs; and changing taxation policies, foreign exchange restrictions, political conditions and governmental regulations.

  Stock Based Compensation:
  ------------------------

       Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," ("SFAS No. 123") encourages, but does not require companies to record compensation costs for stock-based compensation plans at fair value. The Company has chosen to continue to account for stock-based employee compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options, awards and warrants is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

  Earnings Per Share:
  ------------------

      During 1997, the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS No. 128") and has restated all years presented in accordance therewith. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in earnings.

     Environmental Expenditures
     --------------------------

      Environmental expenditures relating to current operations are expensed or capitalized, as appropriate, depending on whether such expenditures provide future economic benefits. Liabilities are recognized when the expenditures are considered probable and can be reasonably estimated. Measurement of liabilities is based on currently enacted laws and regulations, existing technology and undiscounted site-specific costs. Generally, such recognition coincides with the Company's commitment to a formal plan of action.

     Common Stock Reverse Split
     --------------------------

      Effective December 17, 1997, the Company amended and restated its Certificate of Incorporation to effect a one-for-fifteen reverse split of the Company's Common Stock. All share amounts presented herein have been adjusted to reflect the reverse split.

     Recent Accounting Pronouncements
     --------------------------------

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which is effective for the Company's year ending December 31, 1998. SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. The Company will be analyzing SFAS No. 130 during 1998 to determine what, if any, additional disclosures will be required.

      In June 1997, the FASB Issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective the Company's year ended December 31, 1998. This statement establishes standards for reporting of information about operating segments. The Company will be analyzing SFAS No. 131 during 1998 to determine what, if any, additional disclosures will be required.

(2)     Liquidity and Management's Plan

     The Company, in connection with its 1995 decision to dispose of its domestic properties, is generating minimal annual revenues and is devoting all of its efforts toward the development of its China properties. Although the Company has cash available in the amount of approximately $32 million as of December 31, 1997 (including restricted cash of approximately $10 million) and a positive working capital position, management anticipates that additional funds will be needed to meet all of its development and exploratory obligations until sufficient cash flows are generated from anticipated production to sustain its operations and to fund future development and exploration obligations.

      Management plans to generate the additional cash needed through the sale or financing of its domestic assets held for sale and the completion of additional equity, debt or joint venture transactions. There is no assurance, however, that the Company will be able to sell or finance its assets held for sale or to complete other transactions in the future at commercially reasonable terms, if at all, or that it will be able to meet its future contractual obligations. If production from the China properties commences in late 1998 or the first half of 1999, as anticipated, the Company's proportionate share of the related cash flow will be available to help satisfy cash requirements. However, there is likewise no assurance that such development will be successful and production will commence, and that such cash flow will be available.

(3)     Supplemental Cash Flow Information

     There were no income taxes paid for the years ended December
31, 1997, 1996 and 1995.

      The Company completed the following noncash transactions in 1997 and prior years in order to conserve cash for use in its core activities and to meet other obligations while honoring restrictions on cash use imposed by its bank agreement. Such transactions not reported elsewhere herein are as follows:

      1997
      ----

      On January 9, 1997, the Company accepted subscriptions for an aggregate of 21,057 shares of Series F Preferred Stock, issued in February to three individuals for 18,448 shares; 1,731 shares and 878 shares, respectively, at $65.00/share, in exchange for $225,000 in cash, cancellation of a consulting agreement, surrender of Common Stock and Warrants issued in connection with a consulting agreement, surrender of rights to acquire units of registered Common Stock and Warrants, surrender of certain registration rights covering 3,000,000 shares; and surrender of certain shares of Common Stock and Warrants issued in connection with compensation for past fundraising activities, surrender of rights to acquire units of registered Common Stock and Warrants and certain registration rights covering 75,000 shares.

     On May 20, 1997, the Company issued 11,816 shares of Amended Series A Preferred Stock and 133,914 warrants to acquire shares of Common Stock, in respect of approximately $1.0 million of accrued  interest  payable  to  those  institutional  holders  of
Secured Subordinated Debt who purchased $8 million of Amended Series A Preferred Stock. The shares of Amended Series A Preferred Stock were valued at $85.00 per share. The warrants issued are first exercisable on May 20, 1998, at an exercise price of $3.0945 per share, and expire on November 1, 2000.

     In October, 1997, the Company issued 30,000 shares of Common
Stock and granted .003215% in aggregate Net Revenue Interest on the Zhao Dong Block to, a former employee of the Company, and her attorneys in settlement of litigation against the Company.

     In October  1997, pursuant to an agreement effective October
1, 1997, the Company issued an aggregate of 53,333 shares of Common Stock as compensation to a resident of Taiwan who has performed services for the Company.

      On  November 11, 1997, the Company issued 26,667 shares  of
Common Stock and stock purchase warrants to acquire 13,333 shares of Common Stock to a consultant, as compensation pursuant to an agreement dated effective as of February 20, 1997.

      1996
      ----

      In March and April 1996, the Company sold units of Common Stock and Warrants through a placement agent in a Regulation S unit offering. As compensation for such unit offering the Company granted warrants to acquire an aggregate of 25,600 shares of Common Stock.

      As compensation for services performed resulting in Apache Corp. purchasing an additional interest in the Zhao Dong Block, during the first quarter the Company issued 3,333 shares of Common Stock to a finder and amended the finder's existing warrants to acquire 33,333 shares of Common Stock as to exercise price, expiration date and forced conversion feature, to conform the terms of such warrants to the terms of warrants granted in the Regulation S unit offering noted above.

      As compensation for identifying the placement agent for the Regulation S unit offering, the finder earned a four percent stock fee of the gross proceeds of the offering. In payment of this fee, the Company during the first quarter, issued 17,817 shares of Common Stock in connection with the initial closing and during the second quarter issued an aggregate 8,192 shares of Common Stock as compensation for the subsequent closings.

      Effective March 1, 1996, the terms of warrants issued to a financial advisor were amended as partial consideration for introducing to the Company the purchaser of the Gonzalez Gas Unit, comprising a portion of the Berry R. Cox Field. The warrant exercise price was reduced from $15.00 to $7.50 and the term of the warrant was extended for three years to March 1, 1999.

      During August 1996, the Company issued to a finder 18,666 warrants to purchase 18,666 shares of Common Stock, as compensation for the placement with their clients of 186,666 units, comprised of shares of Common Stock and warrants to purchase Common Stock.

     During October 1996, the Company issued approximately 93,333 shares of Common Stock plus warrants to acquire 166,666 shares of Common Stock, as compensation to an individual in consideration for a consulting arrangement, whereby the consultant would introduce persons interested in investing in China through the
Company. During February 1997, the consultant canceled the consultant agreement and returned to the Company the shares and warrants issued in connection therewith.

      During October 1996, the Company issued 100,000 warrants to acquire 100,000 shares of Common Stock, as compensation to an individual for past fund raising services.

      1995
      ----

      During the first quarter of 1995, the Company issued  1,247 shares of Common Stock in payment of interest on funds escrowed in advance of purchase of Series D Preferred Stock.

      During September 1995, the Company issued 3,333 units, each unit comprised of one share of Common Stock and a five-year warrant to purchase one share of Common Stock, plus an additional five-year warrant on the same terms as the unit warrant to purchase 3,333 shares of Common Stock as compensation to an individual who assisted the Company with a private placement of approximately 200,000 units.

 (4)     Receivables

      The Company's trade accounts receivable at December 31, 1997, arise primarily from business transactions with entities in the oil and gas industry, mostly located in Texas. An oil and gas purchaser with which the Company has contractual arrangements accounted for approximately 76 percent of oil and gas revenue receivables in 1997, 76 percent in 1996 and 67 percent in 1995.

 (5)     Assets Held for Sale and Investments

     Assets Held for Sale
     --------------------

     Domestic Oil and Gas Properties
     -------------------------------

     During 1996, the Company was engaged in attempts to sell its remaining domestic oil and gas properties and had a contract in place for the sale of the property. Prior to the sale being consummated, the Company received service of three lawsuits filed by lessors of the most productive remaining leases, effectively thwarting the Company's ability to consummate the sale by casting doubt as to the Company's rights to certain interests in the leases and demanding damages. While the Company believes that the charges are without merit, it is of the opinion that the property cannot be sold until such time as the litigation is concluded or settled. In response to a request by the lessors' counsel, the Company has granted the lessors an extension of time to respond to discovery demands made by the Company and to allow sufficient time to pursue settlement of this litigation (see Note
11). As a result of these lawsuits the Company took an additional writedown of these properties aggregating $3.85 million during 1996.

      Lutcher Moore Tract
      -------------------

      During 1993, the Company completed the acquisition of a group of corporations which together owned 100 percent of an unevaluated 62,500-acre tract in southeastern Louisiana (the "Lutcher Moore Tract"). This property is pledged as collateral for the Lutcher Moore limited recourse debt (see Note 6). This property is being held for sale.

Investments
-----------

      Lube Oil Investment
      -------------------

      On July 17, 1995, the Company signed a contract with CNPC United Lube Oil Corporation to form a joint venture company to engage in the manufacturing, distribution and marketing of lubricating oil in China and southeast Asian markets. As of December 31, 1997, the Company has invested approximately $3.3 million in the project.

     Coalbed Methane Project
     -----------------------

      During 1995, the Company signed an agreement with the China National Administration of Coal Geology, pursuant to which the parties have commenced cooperation for the exploration and development of coalbed methane in two areas in China. As of December 31, 1997, the Company has invested approximately $0.6 million in the project.

 (6)     Debt

     Long-term debt consists of the following (000's):


                                                                  December 31
                                                             -----------------
                                                              1997       1996
                                                              ----       ----
     Senior secured notes, net of unamortized discount     $ 61,310   $     --
     Collateralized credit facility                              --     17,279
     Subordinated debt                                           --     15,000
     Office building mortgage loan                               --        652
                                                            -------    -------
                                                             61,310     32,931
     Lutcher Moore Group Limited Recourse Debt                2,524      5,091
                                                            -------    -------
                                                             63,834     38,022
     Less current maturities:
         Lutcher Moore Group Limited Recourse Debt           (2,524)    (5,091)
         Collateralized credit facility                          --    (17,279)
         Subordinated Debt                                       --    (15,000)
         Other current maturities                                --       (652)
                                                            -------    -------
                                                           $ 61,310   $     --
                                                            =======    =======


      Substantially  all  of the Company's  assets  collateralize
these  borrowings.   Accounts payable and accrued  costs  include
accrued interest at December 31, 1997 and 1996 of $1.8 million and $1.5 million, respectively.

     Senior Secured Notes
     --------------------

      On  May  20,  1997,  the Company sold  in  an  unregistered offering to qualified institutional buyers and accredited institutional investors (the "Note Offering") 75,000 Note Units, each consisting of $1,000 principal amount of 13.5% Senior Secured Notes due May 1, 2004 (collectively, the "Notes") and one Common Stock Purchase Warrant (collectively the "Note Warrants") to purchase 85 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price of
$3.09 per share, first exercisable after May 20, 1998. Total funds received of $75 million were allocated, $15 million to the Note Warrants and $60 million to the Notes. The value allocated to the Note Warrants is being amortized to interest expense over the term of the Notes. At December 31, 1997, the unamortized discount on the Notes is approximately $13.7 million.

      Interest on the Notes is payable semi-annually on May 1 and November 1, commencing November 1, 1997. The Notes will mature on May 1, 2004. The Notes are not redeemable at the option of the Company prior to May 1, 2002, except that the Company may redeem, at its option prior to May 1, 2002, up to 35% of the original aggregate principal amount of the Notes, at a redemption price of 113.5% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of any equity offering completed within 90 days prior to such redemption; provided that at least $48.75 million in aggregate principal amount of the Notes remain outstanding. On or after May 1, 2002, the Notes are redeemable at the option of the Company, in whole or in part, at an initial redemption price of 106.75% of the aggregate principal amount of the Notes until May 1, 2003, and at par thereafter, plus accrued and unpaid interest, if any, to the date of redemption. Upon the occurrence of a change of control, as defined, the Company will be obligated to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Total interest expense incurred on the Notes was approximately $6.2 million for the year ended December 31, 1997.

      The Senior Secured Notes restrict, among other things, the Company's ability to incur additional debt, incur liens, pay dividends, or make certain other restricted payments. It also limits the Company's ability to consummate certain asset sales, enter into certain transactions with affiliates, enter into mergers or consolidations, or dispose of substantially all the Company's assets. The Company's ability to comply with such covenants may be affected by events beyond its control. The breach of any of these covenants could result in a default. A default could allow holders of the Notes to declare all amounts outstanding and accrued interest immediately due and payable. Absent such payment, the holders could proceed against any collateral granted to them to secure such indebtedness, which includes all of the stock of the Company's principal operating subsidiary, XCL-China, which has guaranteed such indebtedness. A foreclosure on the stock of XCL China could trigger Apache's right of first refusal under the Participation Agreement to purchase such stock or its option to purchase the Company's interest in the Contract. There can be no assurance that the assets of the Company and XCL-China (a "Subsidiary Guarantor"), or any other Subsidiary Guarantors would be sufficient to fully repay the Notes and the Company's other indebtedness.

(7)     Shareholders' Equity

  Preferred Stock
  ---------------

      As of December 31, 1997 and 1996, the Company had the following shares of Preferred Stock issued and outstanding:


                                        Preference in           1997 Dividends
                          Shares        Liquidation at          (In Thousands)
                      1997     1996    December 31, 1997   Declared  Accrued    Total
                      ----     ----    -----------------   --------  -------    -----
Series A                 --   577,803    $         --     $    9,678  $    --   $  9,678
Series B             44,465    44,954       4,446,500            262      186        448
Series E                 --    46,654              --            750       --        750
Series F             22,318        --       2,231,800            127      133        260
Amended Series A  1,129,453        --      96,003,505          1,098    1,494      2,592
                                          -----------         ------    -----     ------
                                         $102,681,805     $   11,915  $ 1,813   $ 13,728
                                          ===========         ======    =====     ======

     Amended Series A Preferred Stock
     --------------------------------

      On  May  20,  1997,  the Company sold, in  an  unregistered offering to qualified institutional buyers and accredited institutional investors (the "Equity Offering") 294,118 Equity Units, each consisting of one share of Amended Series A, Cumulative Convertible Preferred Stock, par value $1.00 per share ("Amended Series A Preferred Stock"), and one Common Stock Purchase Warrant (collectively, the "Equity Warrants") to purchase approximately 22 shares of the Company's Common Stock, at an initial exercise price of $3.09 per share, first exercisable on May 20, 1998.

      Each share of Amended Series A Preferred Stock has a liquidation value of $85.00, plus accrued and unpaid dividends. Dividends on the Amended Series A Preferred Stock are cumulative from May 20, 1997 and are payable semi-annually, commencing November 1, 1997, at an annual rate of $8.075 per share. Dividends are payable in additional shares of Amended Series A Preferred Stock (valued at $85.00 per share) through November 1, 2000, and thereafter in cash, or at the election of the Company, in additional shares of Amended Series A Preferred Stock. The Amended Series A Preferred Stock is convertible into Common Stock, at any time after the first anniversary of the issue date, at the option of the holders thereof, unless previously redeemed, at an initial conversion price of $7.50 per share of Common Stock (equivalent to a rate of 11 shares of Common Stock for each share of Amended Series A Preferred Stock), subject to adjustment under certain conditions. The Company is entitled to require conversion of all the outstanding shares of Amended Series A Preferred Stock, at any time after November 20, 1997 if the Common Stock shall have traded for 20 trading days during any 30 consecutive trading day period at a market value equal to or greater than 150% of the prevailing conversion rate.

      The Amended Series A Preferred Stock is redeemable at any time on or after May 1, 2002, in whole or in part, at the option of the Company initially at a redemption price of $90.00 per share and thereafter at redemption prices which decrease ratably annually to $85.00 per share on and after May 1, 2006, plus accrued and unpaid dividends to the redemption date. The Amended Series A Preferred Stock is mandatorily redeemable, in whole, on May 1, 2007, at a redemption price of $85.00 per share, plus accrued and unpaid dividends to the redemption date, payable in cash, or at the election of the Company, in Common Stock.

      Upon the occurrence of a change in control or certain other fundamental changes, the conversion price of the Amended Series A Preferred Stock will be reduced, for a limited period, in certain circumstances in order to provide holders with loss protection at a time when the market value of the Common Stock is less than the then prevailing conversion price.

     The Amended Series A Preferred Stock will entitle the holder thereof to cast the same number of votes as the shares of Common Stock then issuable upon conversion thereof on any matter subject to the vote of the holders of the Common Stock. Further, the holders of the Amended Series A Preferred Stock will be entitled to vote as a separate class (i) to elect two directors if the Company is in arrears in payment of three semi-annual dividends, and (ii) the approval of two-thirds of the then outstanding Amended Series A Preferred Stock will be required for the issuance of any class or series of stock ranking prior to the Amended Series A Preferred Stock, as to dividends, liquidation rights and for certain amendments to the Company's Certificate of Incorporation that adversely affect the rights of holders of the Amended Series A Preferred Stock.

      Effective November 10, 1997, by consent of in excess of 88 percent of the outstanding shares of Series A Preferred Stock such series of preferred stock was amended, reclassified and converted to Amended Series A Preferred Stock. As a consequence of such consent all dividend arrearages, and accrued and unpaid dividends were paid in additional shares of Amended Series A Preferred Stock. This amendment resulted in approximately 726,907 shares of Amended Series A Preferred Stock being issued in respect of such reclassification and payment of dividends.

      Effective November 10, 1997, by consent of in excess of 67 percent of the outstanding Series E Preferred Stock such series of preferred stock was amended, reclassified and converted to Amended Series A Preferred Stock. As a consequence of such consent all accrued and unpaid dividends were paid in additional shares of Amended Series A Preferred Stock. This amendment resulted in approximately 63,706 shares of Amended Series A Preferred Stock being issued in respect of such reclassification and payment of dividends.

     Series B Preferred Stock
     ------------------------

      The Series B, Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock") bears a cumulative fixed dividend at an annual rate of $10 per share, payable semiannually, and is entitled to 50 votes per share on all matters on which Common Stockholders are entitled to vote and separately as a class on certain matters; ranks senior to the Common Stock and pari passu with the Amended Series A and Series F Preferred Stocks of the Company with respect to the payment of dividends and distributions on liquidation; and has a liquidation preference of $100 per share plus accumulated dividends.

     On May 16, 1995, the Company received notice from the Series B Preferred holder exercising its redemption rights. The Company elected to redeem in shares of Common Stock and the holder exercised its option to have the Company sell its shares of Common Stock. The aggregate redemption price was $5 million, plus accrued dividends from January 1, 1995 to the date of redemption. Approximately 5,535 shares had been redeemed at December 31, 1997, from the sale of approximately 353,333 shares of Common Stock. In July 1997, the holder of the Series B Preferred Stock sued the Company and each of its directors with respect to the alleged failure of the Company to redeem the Series B Preferred Stock in accordance with the terms of the Purchase Agreement and Certificate of Designation. In settlement of that lawsuit in March 1998, the holder of the Series B Preferred Stock revoked and withdrew its redemption notice and sold its shares of Series B Preferred Stock and accompanying warrants. The purchasers exchanged the stock and warrants for 44,465 shares of Amended Series B Preferred Stock and warrants to purchase 250,000 shares of Common Stock at an exercise price of $5.50 per share, subject to adjustment, expiring March 2, 2002, and received 2,620 shares of Amended Series B Preferred Stock in payment of all accrued and unpaid dividends on the Series B Preferred Stock.

      Each share of Amended Series B Preferred Stock has a liquidation value of $100, plus accrued and unpaid dividends. Dividends on the Amended Series B Preferred Stock are cumulative from March 3, 1998 and are payable semi-annually on June 30 and December 31 of each year, at an annual rate of $9.50 per share if paid in cash. In lieu of payment in cash, the Company may, at its option, elect to pay any dividend in kind in shares of either Common Stock or Amended Series B Preferred Stock at the option of the holder. If such dividend is paid in shares of Amended Series B Preferred Stock, the dividend will be 0.0475 shares of dividend stock per share of Amended Series B Preferred Stock held. If the dividend is paid in shares of Common Stock, the dividend shall equal the number of shares of Common Stock equal to the quotient obtained by dividing $4.75 by the lowest average closing price per share of Common Stock as calculated for the last 5, 10 and 30 trading days preceding the dividend payment date. Fractional shares will be paid in cash or aggregated and sold on behalf of the holders. The Amended Series B Preferred Stock is convertible into Common Stock, at any time after the earlier of the effective date of the registration of such Common Stock or August 31, 1998.

     Series F Preferred Stock
     ------------------------

     In January 1998, the holders of the Series F Preferred Stock approved an amendment to the "forced conversion" terms of the Series F Preferred Stock. Effective January 16, 1998, the Company forced conversion of the Series F Preferred Stock and an aggregate of 633,893 shares of Common Stock were issued upon conversion and in payment of accrued and unpaid dividends. In consideration for such amendment the holders of the Series F Preferred Stock were issued warrants to acquire an aggregate of 153,332 shares of Common Stock at an exercise price of $0.15 per share.

     Dividends
     ---------

     Prior to November 1997, dividends with respect to the Series A Preferred Stock were in arrearage. Effective November 10, 1997, the Series A Preferred Stock was amended, reclassified and converted to Amended Series A Preferred Stock. As a consequence of such consent all dividend arrearages, and accrued and unpaid dividends were paid in additional shares of Amended Series A Preferred Stock.

      Dividends during 1997 and 1996 on the Series B Preferred Stock were paid from proceeds of sales of redemption stock, which were applied first to accrued dividend then the redemption of shares of Series B Preferred Stock. On March 3, 1998, all accrued and unpaid dividends on the Series B Preferred Stock were paid in shares of Amended Series B Preferred Stock.

      During 1996, the Company issued 2,218 shares of Series E Preferred Stock in payment of the June 1996 dividends payable on the Series E Preferred Stock. During 1997, the Company issued 5,261 shares of Series E Preferred Stock in payment of the December 31, 1996 and June 30, 1997 dividends on the Series E
Preferred Stock. Effective November 10, 1997, the Series E Preferred Stock was amended, reclassified and converted to Amended Series A Preferred Stock. As a consequence of such consent all dividend arrearages, and accrued and unpaid dividends were paid in additional shares of Amended Series A Preferred Stock.

      During  1997, the Company issued 1,261 shares of  Series  F
Preferred Stock in payment of the June 30, 1997 dividends payable on the Series F Preferred Stock.

      On November 3, 1997, 12,906 shares of Amended Series A Preferred Stock were issued in respect of the dividend payable November 1, 1997, in the amount of $1.1 million. Upon conversion of the Series A and Series E Preferred Stocks into Amended Series A Preferred Stock, approximately $9.23 in accrued and unpaid dividends on Series A Preferred Stock and approximately $0.2 in accrued and unpaid dividends on the Series E Preferred Stock were paid through the issuance of 790,613 additional shares of Amended Series A Preferred Stock.

  Common Stock
  ------------

      The  Company  issued  1,322,034,  1,888,461  and  1,264,854 shares of Common Stock during 1997, 1996 and 1995, respectively. The Company had 20,307,454, 18,980,805 and 16,909,532 shares of
Common Stock outstanding at December 31, 1997, 1996 and 1995, respectively.

      Common Stock Warrants
      ---------------------

      As of December 31, 1997, outstanding warrants to purchase the Company's Common Stock are as follows:

                                   Common Stock
                                   Issuable Upon   Warrant Exercise     Proceeds if
                                     Exercise           Price            Exercised
                                   -------------   ----------------      ---------
Total Warrants Expiring in 1998           6,667        $11.25             $     75,000
Total Warrants Expiring after 1998   17,820,088     $0.15 to $22.50         69,000,193
                                     ----------                             ----------
        Total Warrants               17,826,755                           $ 69,075,193
                                     ==========                             ==========

      During November 1996, the Company offered a holder of 136,000 warrants exercisable at $5.25 per share a reduction in the exercise price of such warrants to $1.875 per share in exchange for the immediate exercise of such warrants and the issuance of a like number of new warrants. In January 1997, 136,000 shares of Common Stock were issued upon the exercise of the warrants and 136,000 new warrants were issued, exercisable at $1.875 per share. The Company received $255,000 upon exercise of these warrants.

      During February 1997, the Company offered to reduce the exercise price on a total of 368,000 warrants issued in connection with Regulation S offerings in December 1995 and March 1996, in exchange for their immediate exercise. The offer was made to reduce the warrant price from $3.75 to $3.30 per share. One holder of 176,000 warrants accepted the offer and exercised all 176,000 warrants for which the Company received net proceeds of $555,400. The Placement Agent agreed to accept $0.15 per share rather than 8% of the exercise price as required under the Placement Agent Agreement.

      During April 1997, the Company issued an aggregate of 200,000 shares of Common Stock upon the exercise of warrants at $1.875 per share and received an aggregate of $375,000 upon exercise of such warrants.

       During  August  and October 1997, the  Company  issued  an aggregate of 100,000 shares of Common Stock upon the exercise  of warrants  at $2.8125 per share and received proceeds of  $281,250 upon exercise of such warrants.

      During  October 1997, the Company issued 24,000  shares  of
Common Stock upon the exercise of warrants at $1.875 per share and received $45,000 in proceeds from such exercise.

     Loss Per Share
     --------------

      The following table sets forth the computation of basic and diluted loss per share.

                                                For the Years Ended December 31,
                                                ______________________________
                                                    1997       1996       1995
                                                    ----       ----       ----
Number of shares on which basic loss
  per share is calculated:                         20,541    17,705     16,047

Number of shares on which diluted
 loss per share is calculated:                     20,541    17,705     16,047

    Net loss applicable to common shareholders   $(27,722) $(17,430)  $(92,658)

    Basic loss per share                         $  (1.36)  $ (0.98)  $  (5.77)
    Diluted loss per share                       $  (1.36)  $ (0.98)  $  (5.77)

      The effect of 33,902,036, 5,103,082 and 4,398,380 shares of potential common stock were anti-dilutive in 1997, 1996 and 1995, respectively, due to the losses in all three years.

(8)     Income Taxes

      The Company has significant loss carryforwards which have been recorded as deferred tax assets. Due to realization of such amounts being deemed uncertain with respect to the provisions of SFAS No. 109, a valuation allowance has been recorded for the entire amount.

      The  significant components of the net deferred tax expense
(benefit) for 1997 and 1996, were as follows (000's):

                                                        1997       1996
                                                        ----       ----
Current year domestic net operating loss            $  (4,758)   $  (4,387)
Current year Chinese deferred costs                      (356)        (829)
Prior year under accrual of Chinese deferred costs       (537)          --
Tax/book depreciation, depletion and amortization
  difference                                            3,149        3,046
Oil and gas property expenditures treated as expense
  for income tax purposes                                  --           41
Other accruals                                             13       (1,348)
Reserve for investments                                    --         (855)
Increase (decrease) in valuation allowance              2,489        4,332
                                                       ------       ------
                                                    $      --    $      --
                                                       ======       ======

      The components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996, were as follows (in
000's):

                                                         1997        1996
                                                         ----        ----
     Deferred tax assets:
         Domestic net operating loss carryforwards    $ 63,730    $  58,972
         Chinese deferred costs                          4,439        3,546
         Other liabilities and reserves                  2,802        2,815
         Property and equipment, net                    12,593       15,742
         Valuation allowance                           (83,564)     (81,075)
                                                        ------       ------
     Total deferred tax assets                        $     --     $     --
                                                       =======       ======

      At December 31, 1997, the Company had net operating loss carryforwards for tax purposes in the approximate amount of $174 million which are scheduled to expire by the year 2012. Additionally, the Company has available acquired net operating loss carryforwards, in the approximate amount of $9 million, which are scheduled to expire by the year 2000, and which are available to offset taxable income of an acquired subsidiary. Use of the net operating loss carryforwards is subject to limitations under Section 382 of the Internal Revenue Code.

      At December 31, 1997, the Company had alternative minimum tax net operating loss carryforwards in the approximate amount of $114 million which are scheduled to expire by the year 2012. Additionally, the Company has acquired alternative minimum tax net operating loss carryforwards in the approximate amount of $12 million which are scheduled to expire by the year 2000, and which are available for use by an acquired subsidiary. The Company also has $1.0 million of general business credit carryforwards which are available until the year 2000 to offset future tax liabilities of an acquired subsidiary. The Company also has deferred costs associated with its Chinese operations of approximately $13 million. The costs will be amortized and deducted for Chinese tax purposes when the Company generates revenue from its Chinese operations.

(9)     Stock Option Plans

      The Company's stock option plans, administered by the compensation committee, provide for the issuance of incentive and nonqualified stock options. Under these plans the Company is authorized to grant options to selected employees, directors and consultants to purchase shares of the Company's Common Stock at an exercise price (for the Company's incentive stock options) of not less than the market value at the time such options are granted and are accounted for in accordance with Accounting Principles Board Opinion No. 25. In June 1992, the shareholders of the Company approved the adoption of the Company's Long-Term Stock Incentive Plan ("LTSIP") under which the Company is authorized to issue an aggregate of 16.5 million shares of Common Stock pursuant to future awards granted thereunder.

      In December 1997, the shareholders of the Company approved the amendment and restatement of the Company's LTSIP, effective as of June 1, 1997, (i) increasing the number of shares issuable under the LTSIP by 4 million (post-split) shares of Common Stock,
(ii) authorizing 200,000 shares of preferred stock for issuance under the LTSIP, and (iii) ratifying certain grants of non-qualified stock options and restricted stock awards to certain officers and directors of the Company. The LTSIP, as amended and restated, also allows for the grant of appreciation option awards. A grant of an appreciation option award to Mr. Miller was ratified at that same meeting.

      The restricted stock awards generally rests only upon attainment of certain increases in the market price of the Company's Common Stock within four years from date of grant. All of the restricted stock awards entitle the participants to full dividend and voting rights. Unvested shares are restricted as to disposition and subject to forfeiture under certain conditions. Upon issuance of restricted shares, unearned compensation is charged to shareholders' equity for the cost of restricted stock and recognized as amortization expense ratably over the vesting period, as applicable. The amount recognized for 1997 was not material because the measurement date was December 17, 1997.

     The appreciation option awarded to the Chairman provides him with the right upon his payment of the exercise price (20% of amount entitled to receive) to additional compensation payable in cash or in shares of Common Stock based upon 5% of the difference between the market capitalization (as defined) of the Company as of June 1, 1997, and the date the option is exercised (no earlier than June 1, 2002). Because the option contemplates compensation determined with reference to increases in the market capitalization without restriction, there is no effective limit on the amount of compensation which may become payable thereunder. Deferred compensation of $3.2 million was recorded in connection with the appreciation option and is being amortized over the service period. The appreciation option expires on June 1, 2007. Compensation expense recognized in 1997 was approximately $373,000.

      Non-qualified options granted on June 1, 1997 for an option price  of  $3.75 per share resulted in compensation  expense  for
1997  of  $481,000.   The  measurement date  was  established  on
December 17, 1997, the date of shareholder approval.

      A summary of the stock option plans activity for the years ended December 31, 1997, 1996 and 1995 is as follows:


                                                                                   Weighted Average
                                                  Shares   Option Price Per Share   Exercise Price
                                                  ------   ----------------------   --------------

Outstanding at December 31, 1994                   831,012     $12.50-$22.50          $18.83
Granted                                             45,333         $18.75             $18.75
Forfeited                                         (104,167)    $12.50-$22.50          $18.23
                                                 ---------      ------------           -----
Outstanding at December 31, 1995                   772,178     $12.50-$22.50          $18.91
Granted                                             16,133         $18.75             $18.75
Forfeited                                         (101,467)    $18.75 - $22.50        $20.14
                                                 ---------      --------------         -----
Outstanding at December 31, 1996                   686,844     $12.50 - $22.50        $18.72
Granted                                          2,000,000          $3.75             $3.75
Forfeited                                           (7,238)    $18.75 - $22.50        $19.12
                                                 ---------      --------------         -----
Outstanding at December 31, 1997                 2,679,606     $3.75 - $22.50         $7.55
                                                 =========      =============          ====

Options exercisable at December 31, 1997           676,451
                                                   =======
Options exercisable at December 31, 1998           676,089
                                                   =======
Options exercisable at December 31, 1999           683,888
                                                   =======

      The following table summarizes information about stock options outstanding at December 31, 1997:

                      Options Outstanding                                          Options Exercisable
_______________________________________________________________________     __________________________________
                                    Weighted Average
    Range of        Outstanding at   remaining life    Weighted Average       Exercisable     Weighted Average
Exercise Prices   December 31, 1997      years         Exercise Price      December 31, 1997    Exercise Price
---------------   -----------------      -----         --------------      -----------------    --------------
     $3.75            2,000,000           9.5               $3.75               --                  --
$18.75-$22.50           679,606           3.4               $18.72              676,451             $18.72
                      ---------                                                 -------              -----
                      2,679,606                                                 676,451             $18.72
                      =========                                                 =======              =====

The  weighted average fair value of options granted  during  1997 was $5.50.

      If compensation expense for the stock options had been determined and recorded based on the fair value on the grant date using the Black-Scholes option pricing model to estimate the theoretical future value of those options, the Company's net loss per share amounts would have been reduced to the pro forma amounts indicated below (000's, except per share data):

                                          1997          1996        1995
                                          ----          ----        ----
     Net loss as reported            $  (27,722)   $  (17,430)  $  (92,658)
     Compensation expense                 1,012           126          537
                                         ------        ------      -------
     Pro forma loss                  $  (28,734)   $  (17,556)  $  (93,195)
                                         ======        ======       ======

     Pro forma loss per share:
        Basic                        $    (1.40)   $    (0.99)  $    (5.81)
                                           ====          ====         ====
        Diluted                      $    (1.40)   $    (0.99)  $    (5.81)
                                           ====          ====         ====

     Weighted average shares             20,451        17,705       16,047
                                         ======        ======       ======

Due to uncertainties in these estimates, such as market prices, exercise possibilities and the possibility of future awards and cancellations, these pro forma disclosures are not likely to be representative of the effects on reported income for future years.

For pro forma purposes, the fair value of each option grant is estimated on the date of grant with the following weighted average assumptions:

                             1997        1996         1995
                             ----        ----         ----
Expected life (years)          10          10           10
Interest rate               5.87%       6.68%        6.78%
Volatility                135.00%     100.00%      100.00%
Dividend yield                --          --           --


(10)     Employee Benefit and Incentive Compensation Plans

      In 1989, the Company adopted an employee benefit plan under
Section 401(k) of the Internal Revenue Code, for the benefit of employees meeting certain eligibility requirements. The Company has received a favorable determination letter from the Internal Revenue Service regarding the tax favored status of the 401(k) plan. Employees can contribute up to 10 percent of their compensation. The Company, at its discretion and subject to certain limitations, may contribute up to 75 percent of the amount contributed by each participant. There were no Company contributions in 1997, 1996 or 1995.

 (11)     Commitments and Contingencies

     Other commitments and contingencies include:

     o The Company acquired the rights to the exploration, development and production of the Zhao Dong Block by executing a Production Sharing Agreement with CNODC in February 1993. Under the terms of the Production Sharing Agreement, the Company and its partner are responsible for all exploration costs. If a commercial discovery is made, and if CNODC exercises its option to participate in the development of the field, all development and operating costs and related oil and gas production will be shared up to 51 percent by CNODC and the remainder by the Company and its partner.

          The Production Sharing Agreement includes the following additional principal terms:

          The Production Sharing Agreement is basically divided into three periods: the Exploration period, the Development period and the Production period. Work to be performed and expenditures to be incurred during the Exploration period, which consists of three phases totaling seven years from May 1, 1993, are the exclusive responsibility of the Contractor (the Company and its partner as a group). The Contractor's obligations in the three exploration phases are as follows:

          1. During the first three years, the Contractor is required to drill three wildcat wells, perform seismic data acquisition and processing and expend a minimum of $6 million. These obligations have been met.

          2. During the next two years, the Contractor is required to drill two wildcat wells, perform seismic data acquisition and processing and expend a minimum of $4 million (The Contractor has elected to proceed with the second phase of the Contract. The seismic data acquisition requirement for the second phase has been satisfied.)

          3. During the last two years, the Contractor is required to drill two wildcat wells and expend a minimum of $4 million.

          4. The Production Period for any oil and/or gas field covered by the Contract (the "Contract Area") will be 15 consecutive years (each of 12 months), commencing for each such field on the date of commencement of commercial production (as determined under the terms of the Contract). However, prior to the Production Period, and during the Development Period, oil and/or gas may be produced and sold during a long-term testing period.

          The Production Sharing Agreement may be terminated by the Contractor at the end of each phase of the Exploration period, without further obligation.

     o The Company is in dispute over a 1992 tax assessment by the Louisiana Department of Revenue and Taxation for the years 1987 through 1991 in the approximate amount of $2.5 million. The Company has also received a proposed assessment from the Louisiana Department of Revenue and Taxation for income tax years 1991 and 1992, and franchise tax years 1992 through 1996 in the approximate amount of $3.0 million. The Company has filed written protests as to these proposed assessments, and will vigorously contest the asserted deficiencies through the administrative appeals process and, if necessary, litigation. The Company believes that adequate provision has been made in the financial statements for any liability.

     o On July 26, 1996, an individual filed three lawsuits against a wholly owned subsidiary with respect to oil and gas properties held for sale. One suit alleges actual damage of $580,000 plus additional amounts that could result from an accounting of a pooled interest. Another seeks legal and related expenses of $56,473 from an allegation the plaintiff was not adequately represented before the Texas Railroad Commission. The third suit seeks a declaratory judgement that a pooling of a 1938 lease and another in 1985 should be declared terminated and further plaintiffs seek damages in excess of $1 million to effect environmental restoration. The Company believes these claims are without merit and intends to vigorously defend itself.

     o The Company is subject to other legal proceedings which arise in the ordinary course of its business. In the opinion of Management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company or results of operations of the Company.

(12)     Supplemental Financial Information

           Quarterly Results of Operations (Unaudited)

                                            Quarter
                           ________________________________________
                           First     Second       Third     Fourth       Year
                           -----     ------       -----     ------       ----
                             (Thousands of Dollars, Except Per
Share Amounts)
1997
----
Oil and gas revenues   $      85    $     53    $    52    $     46    $    236
Loss from operations        (816)       (774)      (976)     (5,492)     (8,058)
Net loss                  (1,211)     (1,215)      (417)    (11,151)    (13,994)
Net loss per share
    Basic                  (0.15)      (0.16)     (0.11)      (0.94)      (1.36)
    Diluted                (0.15)      (0.16)     (0.11)      (0.94)      (1.36)

1996
----
Oil and gas revenues   $     576    $    361    $    94    $    105    $  1,136
Loss from operations      (1,057)     (1,970)    (1,606)     (5,160)     (9,793)
Net loss                  (1,641)     (3,062)    (1,733)     (5,638)    (12,074)
Net loss per share
   Basic                   (0.17)      (0.20)     (0.17)      (0.38)      (0.98)
   Diluted                 (0.17)      (0.20)     (0.17)      (0.38)      (0.98)


              Supplemental Oil and Gas Information
              ------------------------------------

      The following supplementary information is presented in accordance with the requirements of Statement of Financial
Accounting  Standards  No. 69 - "Disclosures About  Oil  and  Gas
Producing Activities."

     Results of Operations from U.S. Oil and Gas Producing Activities
     ----------------------------------------------------------------

      The results of operations from oil and gas producing activities for the three years ended December 31, 1997 are as follows (000's):

                                                             Year Ended December 31
                                                       -------------------------------
                                                        1997        1996          1995
                                                        ----        ----          ----
Revenues from oil and gas producing activities:
      Sales to unaffiliated parties                  $   236    $   1,136     $  2,480
                                                       -----      -------       ------
Production (lifting) costs:
      Operating costs (including marketing)              210          342          985
      State production taxes and other                    13           28           51
                                                       -----      -------       ------
             Production costs                            223          370        1,036
Depletion and amortization                                77          437        1,989
Provision for impairment of oil and gas properties        --        3,850       75,300
                                                       -----      -------       ------
              Total expenses                             300        4,657       78,325
                                                       -----      -------       ------
Pretax loss from producing activities                    (64)      (3,521)     (75,845)
Income tax expense                                        --           --           --
                                                       -----      -------       ------
Results of oil and gas producing activities (excluding
  corporate overhead and interest costs)              $  (64)    $ (3,521)    $(75,845)
                                                       =====       ======       ======

      The  depreciation, depletion and amortization  (DD&A)  rate averaged $0.81, $0.96 and $1.23 per equivalent Mcf in 1997,  1996 and 1995, respectively.

  Capitalized Costs
  -----------------

      Capitalized costs relating to the Company's proved and unevaluated oil and gas properties, are as follows (000's):

                                                         December 31
                                                      -----------------
                                                        1997      1996
                                                        ----      ----
   Foreign proved and unevaluated properties under
     development                                    $  54,304   $ 34,305
                                                       ======     ======

      The capitalized costs for the foreign properties represent cumulative expenditures related to the Zhao Dong Block Production
Sharing Agreement and will not be depreciated, depleted or amortized until production is achieved.

      The Company's investment in oil and gas properties as of December 31, 1997, includes proved and unevaluated properties which have been excluded from amortization. Such costs will be evaluated in future periods based on management's assessment of exploration activities, expiration dates of licenses, permits and concessions, changes in economic conditions and other factors. As these properties become evaluated or developed, their cost and related estimated future revenue will be included in the calculation of the DD&A rate. Such costs were incurred as follows:

      Costs for foreign proved and unevaluated properties under development were incurred as follows (000's):

                                                      Year Ended December 31
                                           ---------------------------------------------
                                  Total     1997        1996      1995    1994 and Prior
                                  -----     ----        ----      ----    --------------
  Property acquisition costs    $ 40,616  $ 14,208   $  4,223   $  7,023     $ 15,162
  Capitalized interest costs      13,688     5,791      2,767      2,596        2,534
                                  ------    ------      -----      -----       ------
      Total foreign proved and
         unevaluated properties
         under development      $ 54,304  $ 19,999   $  6,990   $  9,619     $ 17,696
                                  ======    ======      =====      =====       ======

  Capitalized Costs Incurred
  --------------------------

     Total capitalized costs incurred by the Company with respect to its oil and gas producing activities including those held for sale were as follows (000's):

                                                            Year Ended December 31
                                                            ----------------------
                                                           1997       1996     1995
                                                           ----       ----     ----
     Costs incurred:
         Unproved properties acquired                    $    --    $    --  $ 7,209
         Capitalized internal costs                        2,466        822      135
         Capitalized interest and amortized debt costs     5,791      2,767    3,075
         Exploration                                       6,833      3,401       --
         Development                                       4,909          4    1,590
                                                          ------     ------   ------
                       Total costs incurred              $19,999    $ 6,994  $12,009
                                                          ======     ======   ======

             Proved Oil and Gas Reserves (Unaudited)
             ---------------------------------------

      The following table sets forth estimates of the Company's net interests in proved and proved developed reserves of oil and gas and changes in estimates of proved reserves. The Company's net interests in 1997 and 1996 are located in China and in 1995 were located in the United States.

                                                        Crude Oil (MBbls)
                                                    ------------------------
                                                     1997     1996     1995
                                                     ----     ----     ----
Proved reserves -
   Beginning of year                               10,579        --       294
     Discoveries                                    1,183    10,579        --
     Revisions of previous estimates                   --        --        24
     Production                                        --        --       (19)
     Purchases (sales) of minerals in place            --        --      (241)
     Transfer of property to assets held for sale      --        --       (58)
                                                   ------    ------     -----
  End of year                                      11,762    10,579        --
                                                   ======    ======     =====
Proved developed reserves -
   Beginning of year                                   --        --       126
                                                   ======    ======     =====
   End of year                                         --        --        --
                                                   ======    ======     =====

                                                        Natural Gas (MMcf)
                                                    -------------------------
                                                    1997       1996      1995
                                                    ----       ----      ----
Proved reserves -
   Beginning of year                                   --        --    74,208
     Discoveries                                       --        --    (9,003)
     Revisions of previous estimates                   --        --        --
     Production                                        --        --    (1,474)
     Purchases (sales) of minerals in place            --        --    (6,274)
     Transfer of property to assets held for sale      --        --   (57,457)
                                                   ------     -----    ------
  End of year                                          --        --        --
                                                   ======     =====    ======
Proved developed reserves -
   Beginning of year                                   --        --    34,792
                                                   ======     =====    ======
   End of year                                         --        --        --
                                                   ======     =====    ======


      The Company's estimated quantities of oil and gas as of December 31, 1997 were prepared by H.J. Gruy and Associates,
Inc., independent engineers.

      The revisions in the Company's estimated quantities of gas and oil are attributable to revised estimates by Company engineers in 1995. For fiscal 1995 significant downward revisions were attributed to the Company's interest in the Cox Field in Texas due largely to performance of producing wells.

              Supplementary Information (Unaudited)
              -------------------------------------

      The supplementary information set forth below presents estimates of discounted future net cash flows from proved oil and gas reserves and changes in such estimates. This information has been prepared in accordance with requirements prescribed by the Financial Accounting Standards Board (FASB). Inherent in the underlying calculations of such data are many variables and assumptions, the most significant of which are briefly described below:

      Future cash flows from proved oil and gas reserves were computed on the basis of (a) contractual prices for oil and gas - including escalations for gas - in effect at year-end, or (b) in the case of properties being commercially developed but not covered by contracts, the estimated market price for gas and the posted price for oil in effect at year-end. Probable and possible reserves - a portion of which, experience has indicated, generally become proved once further development work has been conducted - are not considered. Additionally, estimated future cash flows are dependent upon the assumed quantities of oil and gas delivered and purchased from the Company. Such deliverability estimates are highly complex and are not only based on the physical characteristics of a property but also include assumptions relative to purchaser demand. Future prices actually received may differ from the estimates in the standardized measure.

      Future  net  cash  flows have been  reduced  by  applicable
estimated   operating   costs,  production   taxes   and   future
development costs, all of which are based on current costs.

      Future net cash flows are further reduced by future income taxes which are calculated by applying the statutory federal income tax rate to pretax future net cash flows after utilization of available tax carryforwards.

      To reflect the estimated timing of future net cash flows, such amounts have been discounted by the Securities and Exchange
Commission prescribed annual rate of 10 percent.

      In view of the uncertainties inherent in developing this supplementary information, it is emphasized that the information represents approximate amounts which may be imprecise and extreme caution should accompany its use and interpretation.

Standardized Measure of Discounted Future Net Cash Flows Related
----------------------------------------------------------------
                 to Proved Oil and Gas Reserves
                 ------------------------------

     The standardized measure of discounted future net cash flows from proved oil and gas reserves, determined in accordance with rules prescribed by the FASB, is summarized as follows:

                                                           Year Ended December 31
                                                   -----------------------------------
                                                    1997 (a)       1996 (a)       1995 (a)
                                                    --------       --------       --------

(Thousands of Dollars)
Future cash inflows                               $ 205,358     $ 222,797     $ 103,048
Future costs:
    Production, including taxes                     (45,624)      (39,033)      (20,937)
    Development                                     (41,093)      (40,904)      (35,276)
                                                    -------       -------        ------
Future net inflows before income taxes              118,641       142,860        46,835
Future income taxes (b)                                  --            --            --
                                                    -------       -------        ------
Future net cash flows                               118,641       142,860        46,835
10% discount factor                                 (56,194)      (63,798)      (20,795)
Transfer of properties to assets held for sale           --            --       (26,040)
                                                    -------       -------       -------
Standardized measure of discounted net cash flows  $ 62,447     $  79,062     $      --
                                                    =======       =======       =======

_____________
(a)      1997  and  1996 represent China properties  only.   1995
represents U.S. properties only.
(b) No taxes have been reflected because of utilization of net operating loss carryforwards.

  Changes in Standardized Measure of Discounted Future Net Cash
  -------------------------------------------------------------
               Flow From Proven Reserve Quantities
               -----------------------------------

                                                           Year Ended December 31
                                                       ------------------------------
                                                       1997 (a)     1996 (a)     1995 (a)
                                                       --------     --------     --------

(Thousands of Dollars)
Standardized measure-beginning of year                $ 79,062      $     --   $ 60,248
Increases (decreases):
    Sales and transfers, net of production costs            --            --     (1,347)
    Net change in sales and transfer prices, net of
       production costs                                (16,396)           --    (15,095)
    Extensions, discoveries and improved recovery,
       net of future costs                                  --        79,062         --
    Changes in estimated future development costs         (189)           --     (2,886)
    Development costs incurred during the period that
       reduced future development costs                     --            --      1,117
    Revisions of quantity estimates                         --            --     (8,003)
    Accretion of discount                                   --            --      6,024
    Purchase (sales) of reserves in place                   --            --     (4,654)
    Changes in production rates (timing) and other          --            --     (9,364)
     Reclassification of reserves to assets held for
       sale                                                 --            --    (26,040)
                                                       -------       -------    -------
Standardized measure-end of year                      $ 62,477      $ 79,062   $     --
                                                       =======       =======    =======

__________
(a)      1997  and  1996 represent China properties  only.   1995
represents U.S. properties only.

                    XCL Ltd. and Subsidiaries

          Schedule II-Valuation and Qualifying Accounts

      For the Years Ended December 31, 1997, 1996 and 1995
                     (thousands of dollars)

                                                  Additions
                                           ----------------------
                              Balance at     Charged     Charges                Balance at
                             Beginning of    to costs    to other                 End of
Description                      Year      and expenses  accounts    Deduction     Year
-----------                  ------------  ------------  --------    ---------   -------
1997:
Allowance for doubtful trade
 accounts receivable          $      101    $     --     $   --       $    36     $     65
                                ========      ======      =====         =====       ======
Deferred tax valuation
  allowance                   $   81,075    $  2,489     $   --       $    --     $ 83,564
                                ========      ======       =====        =====       ======
1996:
Allowance for doubtful trade
 accounts receivable          $      103    $     --     $   --       $     2     $    101
                                ========      ======       ====         =====       ======
Deferred tax valuation
  allowance                   $   76,743    $  4,332     $   --       $    --     $ 81,075
                                ========      ======       =====        =====       ======
1995:
Allowance for doubtful trade
 accounts receivable          $      113    $     --     $   --       $    10     $    103
                                ========      ======       =====        =====       ======
Deferred tax valuation
  allowance                   $   44,464    $ 32,279     $   --       $    --     $ 76,743
                                ========      ======       =====        =====       ======



                REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of  XCL-China Ltd.

We have audited the financial statements of XCL-China Ltd. listed in the Index on page F-1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XCL-China Ltd. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated production revenues, is dependent on its parent to meet its cash flow requirements and must, in conjunction with its parent company, generate additional cash flows to satisfy its development and exploratory obligations with respect to its oil and gas properties. There is no assurance that the Company or its parent will be able to generate the necessary funds to satisfy these contractual obligations and to ultimately achieve profitable operations, which creates doubt about their ability to continue as a going concern. Managements' plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   COOPERS & LYBRAND L.L.P.



Miami, Florida
April 10, 1998

                         XCL-China, Ltd.
                          BALANCE SHEET
                     (Thousands of Dollars)
                                                       December 31
                                                       -----------
                          A S S E T S                1997       1996
                          -----------                ----       ----
Current assets:
      Accounts receivable, net                    $   101     $    122
      Other                                             2           45
                                                   ------      -------
                       Total current assets           103          167
                                                   ------      -------
Property and equipment:
      Oil and gas (full cost method):
           Proved properties under development
            not being amortized                    21,172       13,571
           Unevaluated properties                  33,132       21,238
                                                   ------       ------
                                                   54,304       34,809
                                                   ------       ------
      Other                                           167          138
                                                   54,471       34,947
                                                   ------       ------
      Accumulated depreciation                         (1)          --
                                                   ------       ------
                                                   54,470       34,947
                                                   ------       ------
Other assets                                          668           --
                                                   ------       ------
                       Total assets             $  55,241     $ 35,114
                                                   ======       ======

L I A B I L I T I E S  A N D  S H A R E H O L D E R S'  E Q U I T Y
-------------------------------------------------------------------

Current liabilities:
      Accounts payable and accrued costs        $     284     $    556
      Due to joint venture partner                  4,504        4,202
                                                   ------       ------
           Total current liabilities                4,788        4,758
                                                   ------       ------
Due to parent                                      52,383       31,573
Commitments and contingencies (Notes 2 and 5)
Shareholders' equity:
      Common stock-$.01 par value; authorized
        5 million shares at December 31, 1997
        and 1996; issued shares of 1,000 shares
        at December 31, 1997 and 1996                 --            --
      Retained deficit                            (1,930)       (1,217)
                                                  ------        ------
           Total shareholders' deficit            (1,930)       (1,217)
                                                  ------        ------
                       Total liabilities and
                        shareholders'deficit    $ 55,241      $ 35,114
                                                  ======        ======

 The accompanying notes are an integral part of these financial statements.

                         XCL-China, Ltd.

                     STATEMENT OF OPERATIONS
                         (In Thousands)

                                                     Year Ended December 31
                                                 -----------------------------
                                                    1997     1996       1995
                                                    ----     ----       ----
Revenues                                         $     --  $    --    $    --

Costs and operating expenses:

Depreciation                                            1       --         --
      General and administrative costs                578      702        536
                                                   ------   ------      -----
                                                      579      702        536
                                                   ------   ------      -----
Operating loss                                       (579)    (702)      (536)
                                                   ------   ------      -----
Other income (expense):
      Interest expense, net of amounts capitalized   (134)      --         --
      Interest income                                  --       --         49
                                                   ------    -----     ------
                                                     (134)      --         49
                                                   ------    -----     ------
Net loss                                         $   (713)  $ (702)   $  (487)
                                                  =======    =====      =====

 The accompanying notes are an integral part of these financial statements.


                            XCL-China

               STATEMENT OF SHAREHOLDERS' DEFICIT
                     (Thousands of Dollars)


              Balance, December 31, 1994           $    (28)
                   Net loss                            (487)
                                                    -------
              Balance, December 31, 1995               (515)
                   Net loss                            (702)
                                                    -------
              Balance, December 31, 1996             (1,217)
                   Net loss                            (713)
                                                    -------
              Balance, December 31, 1997           $ (1,930)
                                                    =======

 The accompanying notes are an integral part of these financial statements.


                         XCL-China, Ltd.

                     STATEMENT OF CASH FLOWS
                     (Thousands of Dollars)


                                                                Year Ended December 31
                                                             ----------------------------
                                                               1997      1996       1995
                                                               ----      ----       ----
Cash flows from operating activities:
    Net loss                                               $   (713)   $   (702)  $  (487)
                                                             ------      ------     -----
    Adjustments to reconcile net loss to net cash used in
       operating activities:
        Depreciation                                              1          --        --
        Change in assets and liabilities:
             Accounts receivable                                 21         (58)      624
             Accounts payable and accrued costs                  30       2,825       801
             Other, net                                        (625)         83        81
                                                             ------       -----     -----
                  Total adjustments                            (573)      2,850     1,506
                                                             ------       -----     -----
                  Net cash (used in) provided by operating
                     activities                              (1,286)      2,148     1,019
                                                             ------       -----     -----
Cash flows from investing activities:
    Capital expenditures                                    (15,889)     (4,237)   (7,284)
    Other                                                        --         249      (179)
                                                             ------       -----     -----
                  Net cash used in investing activities     (15,889)     (3,988)   (7,463)
                                                             ------       -----     -----
Cash flows from financing activities:
    Loan proceeds                                             6,100          --        --
    Payment of long-term debt                                (6,100)         --        --
    Due to parent                                            17,175       1,840     4,468
                                                             ------       -----     -----
                  Net cash provided by financing activities  17,175       1,840     4,468
                                                             ------       -----     -----
Net increase (decrease) in cash and cash equivalents             --          --    (1,976)
Cash and cash equivalents at beginning of year                   --          --     1,976
                                                             ------       -----    ------
Cash and cash equivalents at end of year                    $    --      $   --   $    --
                                                             ======       =====    ======

 The accompanying notes are an integral part of these financial statements.


                         XCL-China, Ltd.

                  NOTES TO FINANCIAL STATEMENTS


(1)     Summary of Significant Accounting Policies:

  Basis of Presentation:
  ---------------------

      The  financial statements include the accounts of XCL-China
Ltd.  (the "Company"), a wholly owned subsidiary of XCL Ltd. (the
"parent").

     Use of Estimates in the Preparation of Financial Statements:
     -----------------------------------------------------------

      The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

  Oil and Gas Properties:
  ----------------------

      The Company accounts for its oil and gas exploration and production activities using the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including appropriate related costs, are capitalized. The Company capitalizes internal costs that can be directly identified with its acquisition, exploration and development activities and does not capitalize any costs related to production, general corporate overhead or similar activities.

      The capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method based on estimates of proved oil and gas reserves. The reserves in 1997 and 1996 were estimated by independent petroleum engineers. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that properties are impaired, the amount of the impairment is added to the capitalized costs to be depleted. The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized for the period that activities are in progress to bring these projects to their intended use.

      The Company reviews the carrying value of its oil and gas properties each quarter on a country-by-country basis, and limits capitalized costs of oil and gas properties to the present value of estimated future net revenues from proved reserves, discounted at 10 percent, plus the lower of cost or fair value of unproved properties as adjusted for related tax effects and deferred tax reserves. If capitalized costs exceed this limit, the excess is charged to depreciation and depletion expense.

     Proceeds from the sale of proved and unproved properties are accounted for as reductions to capitalized costs with no gain or loss recognized unless such sales would significantly alter the relationship between capitalized costs and proved reserves of oil and gas. Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

     The Company accounts for site restoration, dismantlement and abandonment costs in its estimated future costs of proved reserves. Accordingly, such costs are amortized on a unit of production basis and reflected with accumulated depreciation, depletion and amortization. The Company identifies and estimates such costs based upon its assessment of applicable regulatory requirements, its operating experience and oil and gas industry practice in the areas within which its properties are located. To date the Company has not been required to expend any material amounts to satisfy such obligations. The Company does not expect that future costs will have a material adverse effect on the Company's operations, financial condition or cash flows. The standardized measure of discounted future net cash flows includes a deduction for any such costs.

Capitalized Interest:
--------------------

      During fiscal 1997, 1996 and 1995, interest and associated costs of approximately $5.8 million, $2.8 million and $3.1 million, respectively were capitalized on significant investments in oil and gas properties that are not being currently depreciated, depleted, or amortized and on which exploration or development activities are in progress.

 Revenue Recognition:
 -------------------

      Oil and gas revenues will be recognized using the accrual method at the price realized as production and delivery occurs.

     Foreign Operations
     ------------------

      The Company's future operations and earnings will depend upon the results of the Company's operations in China. There can be no assurance that the Company will be able to successfully conduct such operations, and a failure to do so would have a material adverse effect on the Company's financial position, results of operations and cash flows. Also, the success of the Company's operations will be subject to numerous contingencies, some of which are beyond management's control. These contingencies include general and regional economic conditions, prices for crude oil and natural gas, competition and changes in regulation. Since the Company is dependent on international operations, specifically those in China, the Company will be subject to various additional political, economic and other uncertainties. Among other risks, the Company's operations will be subject to the risks of restrictions on transfer of funds; export duties, quotas and embargoes; domestic and international customs and tariffs; and changing taxation policies, foreign exchange restrictions, political conditions and governmental regulations.

(2)     Liquidity and Management's Plan

      The Company's parent, in connection with its 1995 decision to dispose of its domestic properties, is devoting all of its efforts toward the development of the Company's properties. The Company has historically relied on its parent to meet its cash flow requirements. Although the parent has cash available in the amount of approximately $32 million as of December 31, 1997 (including restricted cash of approximately $10 million) and a positive working capital position, management anticipates that the Company and its parent will need additional funds to meet all of the development and exploratory obligations until sufficient cash flows are generated from anticipated production to sustain operations and to fund future development and exploration obligations.

      The parent plans to generate the additional cash needed through the sale or financing of its domestic assets held for sale and the completion of additional equity, debt or joint venture transactions. There is no assurance, however, that the parent will be able to sell or finance its assets held for sale or to complete other transactions in the future at commercially reasonable terms, if at all, or that the Company will be able to meet its future contractual obligations. If production from the Company's properties commences in late 1998 or the first half of 1999, as anticipated, the Company's proportionate share of the related cash flow will be available to help satisfy cash requirements. However, there is likewise no assurance that such development will be successful and production will commence, and that such cash flow will be available.

(3)     Supplemental Cash Flow Information

     There were no income taxes paid for the years ended December
31, 1997, 1996 and 1995.

 (4)     Income Taxes

      Foreign income taxes are accounted for under the tax structure in that country, principally China. As of December 31, 1997, the Company does not have undistributed earnings available to its parent because of accumulated losses. Further, such losses have provided no tax benefit to the parent company and accordingly, there has been no tax impact. When necessary the Company will enter into an appropriate tax sharing arrangement with its parent.

(5)     Other Commitments and Contingencies

     Other commitments and contingencies include:

     o The Company acquired the rights to the exploration, development and production of the Zhao Dong Block by executing a Production Sharing Agreement with CNODC in February 1993. Under the terms of the Production Sharing Agreement, the Company and its partner are responsible for all exploration costs. If a commercial discovery is made, and if CNODC exercises its option to participate in the development of the field, all development and operating costs and related oil and gas production will be shared up to 51 percent by CNODC and the remainder by the Company and its partner.

          The Production Sharing Agreement includes the following additional principal terms:

          The Production Sharing Agreement is basically divided into three periods: the Exploration period, the Development period and the Production period. Work to be performed and expenditures to be incurred during the Exploration period, which consists of three phases totaling seven years from May 1, 1993, are the exclusive responsibility of the Contractor (the Company and its partner as a group). The Contractor's obligations in the three exploration phases are as follows:

          1. During the first three years, the Contractor is required to drill three wildcat wells, perform seismic data acquisition and processing and expend a minimum of $6 million. These obligations have been met;

          2. During the next two years, the Contractor is required to drill two wildcat wells, perform seismic data acquisition and processing and expend a minimum of $4 million (The Contractor has elected to proceed with the second phase of the Contract. The seismic data acquisition requirement for the second phase has been satisfied.);

          3. During the last two years, the Contractor is required to drill two wildcat wells and expend a minimum of $4 million.

          4. The Production Period for any oil and/or gas field covered by the Contract (the "Contract Area") will be 15 consecutive years (each of 12 months), commencing for each such field on the date of commencement of commercial production (as determined under the terms of the Contract). However, prior to the Production Period, and during the Development Period, oil and/or gas may be produced and sold during a long-term testing period.

          The Production Sharing Agreement may be terminated by the Contractor at the end of each phase of the Exploration period, without further obligation.

(6)     Related Party Transactions

      The Company has consistently borrowed money from its parent for the acquisition and development of its oil and gas properties. The amount due the parent as of December 31, 1997 is
approximately         $52        million.          All         of
the Common Stock of the Company has been pledged as collateral for parent company debt and the Company is a guarantor on certain Senior Secured Notes described below.

     Senior Secured Notes of Parent Company
     --------------------------------------

      On May 20, 1997, the parent company sold in an unregistered offering to qualified institutional buyers and accredited institutional investors 75,000 Note Units, each consisting of $1,000 principal amount of 13.5% Senior Secured Notes due May 1, 2004 and one Common Stock Purchase Warrant to purchase 85 shares of the parent's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price of $3.09 per share, first exercisable after May 20, 1998.

      Interest on the Notes is payable semi-annually on May 1 and November 1, commencing November 1, 1997. The Notes will mature on May 1, 2004. The Notes are not redeemable at the option of the parent prior to May 1, 2002, except that the parent may redeem, at its option prior to May 1, 2002, up to 35% of the original aggregate principal amount of the Notes, at a redemption price of 113.5% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of any equity offering completed within 90 days prior to such redemption; provided that at least $48.75 million in aggregate principal amount of the Notes remain outstanding. On or after May 1, 2002, the Notes are redeemable at the option of the parent, in whole or in part, at an initial redemption price of 106.75% of the aggregate principal amount of the Notes until May 1, 2003, and at par thereafter, plus accrued and unpaid interest, if any, to the date of redemption.

      The Senior Secured Notes restrict, among other things, the parent's and its subsidiaries ability to incur additional debt, incur liens, pay dividends, or make certain other restricted payments. It also limits the parent's ability to consummate certain asset sales, enter into certain transactions with affiliates, enter into mergers or consolidations, or dispose of substantially all the parent's assets. The parent's ability to comply with such covenants may be affected by events beyond its control. The breach of any of these covenants could result in a default. A default could allow holders of the Notes to declare all amounts outstanding and accrued interest immediately due and payable. A foreclosure on the stock of the Company could trigger Apache's right of first refusal under the Participation Agreement to purchase such stock or its option to purchase the parent's interest in the Contract. There can be no assurance that the assets of the parent and the Company, or any other Subsidiary Guarantors would be sufficient to fully repay the Notes and the parent's other indebtedness.

              Supplemental Oil and Gas Information
              ------------------------------------

      The following supplementary information is presented in accordance with the requirements of Statement of Financial
Accounting  Standards  No. 69 - "Disclosures About  Oil  and  Gas
Producing Activities."

  Capitalized Costs
  -----------------

      Capitalized costs relating to the Company's proved and unevaluated oil and gas properties, are as follows (000's):

                                                        December 31
                                                     ------------------
                                                       1997        1996
                                                       ----        ----
   Proved and unevaluated properties under
     development                                   $  54,304    $  34,305
                                                      ======       ======

      The  capitalized  costs  for the  oil  and  gas  properties represent cumulative expenditures related to the Zhao Dong  Block
Production   Sharing  Agreement  and  will  not  be  depreciated,
depleted or amortized until production is achieved.

      The Company's investment in oil and gas properties as of December 31, 1997, includes proved and unevaluated properties which have been excluded from amortization. Such costs will be evaluated in future periods based on management's assessment of exploration activities, expiration dates of licenses, permits and concessions, changes in economic conditions and other factors. As these properties become evaluated or developed, their cost and related estimated future revenue will be included in the calculation of the DD&A rate. Such costs were incurred as follows:

       Costs   for   proved  and  unevaluated  properties   under
development were incurred as follows (000's):

                                                       Year Ended December 31
                                           --------------------------------------------
                                   Total      1997       1996     1995   1994 and Prior
                                   -----      ----       ----     ----   --------------
  Property acquisition costs   $  40,616   $ 14,208   $  4,223  $  7,023   $  15,162
  Capitalized interest costs      13,688      5,791      2,767     2,596       2,534
                                --------     ------    -------    ------     -------
      Total proved and
       unevaluated  properties
       under development       $  54,304   $ 19,999   $  6,990  $  9,619   $  17,696
                                ========     ======     ======    ======      ======

  Capitalized Costs Incurred
  --------------------------

     Total capitalized costs incurred by the Company with respect to its oil and gas producing activities were as follows (000's):

                                                   Year Ended December 31
                                                 --------------------------
                                                  1997      1996      1995
                                                  ----      ----      ----
     Costs incurred:
         Unproved properties acquired           $    --   $    --   $  5,298
         Capitalized internal costs               2,466       822        135
         Capitalized interest and amortized debt
          costs                                   5,791     2,767      2,596
     Exploration                                  6,833     3,401         --
     Development                                  4,909        --      1,590
                                                -------    ------     ------
                       Total costs incurred    $ 19,999   $ 6,990    $ 9,619
                                                =======    ======     ======


             Proved Oil and Gas Reserves (Unaudited)
             ---------------------------------------

      The following table sets forth estimates of the Company's net interests in proved and proved developed reserves of oil and gas and changes in estimates of proved reserves.

                                                       Crude Oil (MBbls)
                                                    ---------------------
                                                     1997           1996
                                                     ----           ----
Proved reserves -
   Beginning of year                                10,579            --
     Discoveries                                     1,183        10,579
     Revisions of previous estimates                    --            --
     Production                                         --            --
     Purchases (sales) of minerals in place             --            --
     Transfer of property to assets held for sale       --            --
                                                    ------        ------
  End of year                                       11,762        10,579
                                                    ======        ======
Proved developed reserves -
   Beginning of year                                    --            --
                                                     =====        ======
   End of year                                          --            --
                                                     =====        ======


      The Company's estimated quantities of oil and gas as of December 31, 1997 were prepared by H.J. Gruy and Associates,
Inc., independent engineers.

              Supplementary Information (Unaudited)
              -------------------------------------

      The supplementary information set forth below presents estimates of discounted future net cash flows from proved oil and gas reserves and changes in such estimates. This information has been prepared in accordance with requirements prescribed by the Financial Accounting Standards Board (FASB). Inherent in the underlying calculations of such data are many variables and assumptions, the most significant of which are briefly described below:

      Future cash flows from proved oil and gas reserves were computed on the basis of (a) contractual prices for oil and gas - including escalations for gas - in effect at year-end, or (b) in the case of properties being commercially developed but not covered by contracts, the estimated market price for gas and the posted price for oil in effect at year-end. Probable and possible reserves - a portion of which, experience has indicated, generally become proved once further development work has been conducted - are not considered. Additionally, estimated future cash flows are dependent upon the assumed quantities of oil and gas delivered and purchased from the Company. Such deliverability estimates are highly complex and are not only based on the physical characteristics of a property but also include assumptions relative to purchaser demand. Future prices actually received may differ from the estimates in the standardized measure.

      Future  net  cash  flows have been  reduced  by  applicable
estimated   operating   costs,  production   taxes   and   future
development costs, all of which are based on current costs.

      Future net cash flows are further reduced by future income taxes which are calculated by applying the statutory federal income tax rate to pretax future net cash flows after utilization of available tax carryforwards.

      To reflect the estimated timing of future net cash flows, such amounts have been discounted by the FASB prescribed annual rate of 10 percent.

      In view of the uncertainties inherent in developing this supplementary information, it is emphasized that the information represents approximate amounts which may be imprecise and extreme caution should accompany its use and interpretation.
Standardized Measure of Discounted Future Net Cash Flows Related
                 to Proved Oil and Gas Reserves

     The standardized measure of discounted future net cash flows from proved oil and gas reserves, determined in accordance with rules prescribed by the FASB, is summarized as follows:

                                                    Year Ended December 31
                                                    ----------------------
                                                       1997          1996
                                                       ----          ----
                                                     (Thousands of Dollars)
Future cash inflows                                 $ 205,358     $ 222,797
Future costs:
    Production, including taxes                       (45,624)      (39,033)
    Development                                       (41,093)      (40,904)
                                                      -------       -------
Future net inflows before income taxes                118,641       142,860
Future income taxes                                        --            --
                                                      -------       -------
Future net cash flows                                 118,641       142,860
10% discount factor                                   (56,194)      (63,798)
Transfer of properties to assets held for sale             --            --
                                                      -------       -------
Standardized measure of discounted net cash flows   $  62,447     $  79,062
                                                      =======       =======

  Changes in Standardized Measure of Discounted Future Net Cash
               Flow From Proven Reserve Quantities

                                                     Year Ended December 31
                                                     ----------------------
                                                         1997        1996
                                                         ----        ----
                                                      (Thousands of Dollars)
Standardized measure-beginning of year              $  79,062     $      --
Increases (decreases):
    Sales and transfers, net of production costs           --            --
    Net change in sales and transfer prices, net of
       production costs                               (16,396)           --
    Extensions, discoveries and improved recovery,
       net of future costs                                 --        79,062
    Changes in estimated future development costs        (189)           --
    Development costs incurred during the period that
       reduced future development costs                    --            --
    Revisions of quantity estimates                        --            --
    Accretion of discount                                  --            --
    Purchase (sales) of reserves in place                  --            --
    Changes in production rates (timing) and other         --            --
    Reclassification of reserves to assets held for sale   --            --
                                                       -------       ------
Standardized measure-end of year                     $ 62,477      $ 79,062
                                                       =======       ======


Item  9.       Changes  in and Disagreements  on  Accounting  and
Financial Disclosure.

     There have been no changes in and there are no disagreements with the Company's accountants on accounting and financial disclosure.


                        [BACK COVER]

                        [LEFT SIDE]


      No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Initial Purchaser. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than those to which it relates nor does it constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

     ------------------------

     TABLE OF CONTENTS
     Page

Available Information
Disclosure Regarding forward Looking Statements
Prospectus Summary
Risk Factors
Private Placement
The Exchange Offer
Use of Proceeds
Financial Restructuring
Capitalization
Price Range of Common Stock
Dividend Policy
Selected Consolidated Financial Data
Summary of Oil and Gas Reserve Data
Management's Discussion and Analysis of Financial
  Condition and Results of Operations
Significant Events Affecting the Company Since
  March 31, 1998
Business
Management
Security Ownership of Certain Beneficial
   Owners and Management
Description of the Notes
Description of Capital Stock
Certain Federal Income Tax Consequences
Book Entry -- Delivery and Form
Plan of Distribution
Transfer Restrictions on the Old Notes
Legal Matters
Experts
Engineers
Glossary of Terms
Index to Financial Statements           F-1
Summary Report of H.J. Gruy and
   Associates, Inc.                     A-1


                           [RIGHT SIDE]

     [LOGO]




     XCL Ltd.




     $75,000,000
     13.50% Senior Secured
     Notes due May 1, 2004




     _____________________________
     Prospectus
     _____________________________









     ___________, 1998










                             PART II

     Information Not Required in the Prospectus

Item 20.     Indemnification of Directors and Officers

           The  Company's  Amended  and Restated  Certificate  of
Incorporation (the "Certificate") provides that:

           (A). No director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

           (B) Each person who was or is made a party or is threatened to be made a party to or involved in any action suit or proceeding whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, including excise taxes with respect to an employee benefit plan, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as described in (C) below, the Company will indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The right to indemnification described in this paragraph B includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, will be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate or otherwise.

           (C) If a claim described in paragraph (B) above is not paid in full by the Company within thirty (30) after written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (D) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the Certificate will not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate, the Amended and Restated Bylaws of the Company (the "Bylaws"), agreement, vote of stockholders or disinterested directors or otherwise.

           (E) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            (F) Upon resolution passed by the board of directors, the Company may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of certain of its obligations arising under the indemnification provisions contained in the Certificate.

           (G) If any part of the indemnification provisions contained in the Certificate will be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director or employee to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances will not be affected, except as otherwise required by applicable law.

          The Bylaws provide that:

                (i) the Company will indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or any predecessor of the Company, or served any other enterprise as a director or officer at the request of the Company or any predecessor of the Company.

                (ii) the rights of indemnification described in paragraph (i) above will be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while such provision is in effect, and any repeal or modification thereof will not affect any rights or obligations then existing or any action, suit or proceeding theretofore brought based in whole or in part upon any such state of facts;

                (iii) the rights of indemnification described in paragraphs (i) and (ii) above will not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of
          Article VIII of the Bylaws (governing indemnification);
          and

                (i) the board of directors in its discretion will have power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Company.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.     Exhibits and Financial Schedules

          The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

Exhibit No.     Exhibit

3.1     Amended and Restated Certificate of Incorporation of the
          Company.  (S)(i)

3.2     Amended and Restated By-Laws of the Company.  (A)(i)

4.1     Forms of Common Stock Certificates.  (R) (i)

4.2     Form of Warrant dated January 31, 1994 to purchase
          2,500,000 shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment, issued to INCC. (D)(i)

4.3 Form of Registrar and Stock Transfer Agency Agreement, effective March 18, 1991, entered into between the Company and Manufacturers Hanover Trust Company (predecessor to Chemical Bank), whereby Chemical Bank (now known as ChaseMellon Shareholder Services) serves as the Company's Registrar and U.S. Transfer Agent.
          (E)

4.4 Copy of Warrant Agreement and Stock Purchase Warrant dated March 1, 1994 to purchase 500,000 shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment, issued to EnCap Investments, L.C. (D)(ii)

4.5 Copy of Warrant Agreement and form of Stock Purchase Warrant dated March 1, 1994 to purchase an aggregate 600,000 shares of Common Stock at an exercise price of $1.00 per share, subject to adjustment, issued to principals of San Jacinto Securities, Inc. in connection with its financial consulting agreement with the Company. (D)(iii)

4.6 Form of Warrant Agreement and Stock Purchase Warrant dated April 1, 1994, to purchase an aggregate 6,440,000 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to executives of the Company surrendering all of their rights under their employment contracts with the Company. (C)(i)

4.7 Form of Warrant Agreement and Stock Purchase Warrant dated April 1, 1994, to purchase an aggregate 878,900 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to executives of the Company in consideration for salary reductions sustained under their employment contracts with the Company. (C)(ii)

4.8 Form of Warrant Agreement and Stock Purchase Warrant dated April 1, 1994, to purchase 200,000 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to Thomas H. Hudson.
          (C)(iii)

4.9 Form of Warrant Agreement and Stock Purchase Warrant dated May 25, 1994, to purchase an aggregate 100,000 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to the holders of Purchase Notes B, in consideration of amendment to payment terms of such Notes. (C)(iv)

4.10 Form of Warrant Agreement and Stock Purchase Warrant dated May 25, 1994, to purchase an aggregate 100,000 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, issued to the holders of Purchase Notes B, in consideration for the granting of an option to further extend payment terms of such
          Notes.   (C)(v)

4.11 Form of Purchase Agreement between the Company and each of the Purchasers of Units in the Regulation S Unit
          Offering conducted by Rauscher Pierce & Clark with closings as follows:

          December 22, 1995               116 Units
          March 8, 1996                    34 Units
          April 23, 1996                   30 Units  (J)(i)

4.12 Form of Warrant Agreement between the Company and each of the Purchasers of Units in the Regulation S Unit
          Offering conducted by Rauscher Pierce & Clark, as follows:

              Closing Date           Warrants    Exercise Price
              ------------           --------    --------------
              December 22, 1995      6,960,000        $.50
              March 8, 1996          2,040,000        $.35
              April 23, 1996         1,800,000        $.35   (J)(ii)

4.13     Form of Warrant Agreement between the Company and
          Rauscher Pierce & Clark in consideration for acting as placement agent in the Regulation S Units Offering, as follows:

              Closing Date           Warrants    Exercise Price
              ------------           --------    --------------
              December 22, 1995       696,000         $.50
              March 8, 1996           204,000         $.35
              April 23, 1996          180,000         $.35    (J)(iii)

4.14 Form of a series of Stock Purchase Warrants issued to Janz Financial Corp. Ltd. dated August 14, 1996, entitling the holders thereof to purchase up to 3,080,000 shares of Common Stock at $0.25 per share on or before August 13, 2001. (M)(i)

4.15     Stock Purchase Agreement between the Company and
          Provincial Securities Ltd. dated August 16, 1996, whereby Provincial purchased 1,500,000 shares of Common
          Stock in a Regulation S transaction. (M)(ii)

4.16 Stock Purchase Warrant issued to Terrenex Acquisitions Corp. dated August 16, 1996, entitling the holder thereof to purchase up to 3,000,000 shares of Common Stock at $0.25 per share on or before December 31, 1998. (M)(iii)

4.17 Form of a series of Stock Purchase Warrants dated November 26, 1996, entitling the following holders thereto to purchase up to 2,666,666 shares of Common Stock at $0.125 per share on or before December 31, 1999:

          Warrant Holder                              Warrants
          --------------                              --------
          Opportunity Associates, L.P.                133,333
          Kayne Anderson Non-Traditional
            Investments, L.P.                         666,666
          Arbco Associates, L.P.                      800,000
          Offense Group Associates, L.P.              333,333
          Foremost Insurance Company                  266,667
          Nobel Insurance Company                     133,333
          Evanston Insurance Company                  133,333
          Topa Insurance Company                       200,000 (N)(i)

4.18     Form of a series of Stock Purchase Warrants dated
          December 31, 1996 (2,128,000 warrants) and January 8,
          1997 (2,040,000 warrants) to purchase up to an aggregate of 4,168,000 shares of Common Stock at $0.125 per share on or before August 13, 2001. (N)(ii)

4.19 Form of Stock Purchase Warrants dated February 6, 1997, entitling the following holders to purchase an aggregate of 1,874,467 shares of Common Stock at $0.25 per share on or before December 31, 1999:

          Warrant Holder                            Warrants
          --------------                            --------
          Donald A. and Joanne R. Westerberg         241,660
          T. Jerald Hanchey                        1,632,807 (N)(iii)

4.20 Form of a series of Stock Purchase Warrants dated April 10, 1997, issued as a part of a unit offered with Unsecured Notes of XCL-China Ltd., exercisable at $0.01 per share on or before April 9, 2002, entitling the following holders to purchase up to an aggregate of 10,092,980 shares of Common Stock:

          Warrant Holder                          Warrants
          --------------                          --------
          Kayne Anderson Offshore L.P.             651,160
          Offense Group Associates, L.P.         1,627,900
          Kayne Anderson Non-Traditional
             Investments, L.P.                   1,627,900
          Opportunity Associates, L.P.           1,302,320
          Arbco Associates, L.P.                 1,627,900
          J. Edgar Monroe Foundation               325,580
          Estate of J. Edgar Monroe                976,740
          Boland Machine & Mfg. Co., Inc.          325,580
          Construction Specialists, Inc.
            d/b/a Con-Spec, Inc.                 1,627,900  (N)(iv)

4.21 Form of Purchase Agreement dated May 13, 1997, between the Company and Jefferies & Company, Inc. (the "Initial Purchaser") with respect to 75,000 Units each consisting of $1,000 principal amount of 13.5% Senior Secured Notes due May 1, 2004, Series A and one warrant to purchase 1,280 shares of the Company's Common Stock with an exercise price of $0.2063 per share ("Note Warrants"). (O)(i)

4.22 Form of Purchase Agreement dated May 13, 1997, between the Company and Jefferies & Company, Inc. (the "Initial Purchaser") with respect to 294,118 Units each consisting of one share of Amended Series A, Cumulative Convertible Preferred Stock ("Amended Series A Preferred Stock") and one warrant to purchase 327 shares of the Company's Common Stock with an exercise price of $0.2063 per share ("Equity Warrants"). (O)(ii)

4.23     Form  of Warrant Agreement and Warrant Certificate dated
          May  20,  1997,  between the Company  and  Jefferies  &
          Company, Inc., as the Initial Purchaser, with respect to the Note Warrants. (O)(iii)

4.24     Form  of Warrant Agreement and Warrant Certificate dated
          May  20,  1997,  between the Company  and  Jefferies  &
          Company, Inc., as the Initial Purchaser, with respect to the Equity Warrants. (O)(iv)

4.25 Form of Designation of Amended Series A Preferred Stock dated May 19, 1997. (O)(v)

4.26     Form  of  Amended Series A Preferred Stock  certificate.
          (O)(vi)

4.27     Form   of  Global  Unit  Certificate  for  75,000  Units
          consisting  of 13.5% Senior Secured Notes  due  May  1,
          2004  and Warrants to Purchase Shares of Common  Stock.
          (O)(vii)

4.28 Form of Global Unit Certificate for 293,765 Units consisting of Amended Series A Preferred Stock and
          Warrants to Purchase Shares of Common Stock. (O)(viii)

4.29 Form of Warrant Certificate dated May 20, 1997, issued to Jefferies & Company, Inc., with respect to 12,755 warrants to purchase shares of Common Stock of the Company at an exercise price of $0.2063 per share.
          (O)(ix)

4.30 Form of Stock Purchase Agreement dated effective as of October 1, 1997, between the Company and William Wang, whereby the Company issued 800,000 shares of Common Stock to Mr. Wang, as partial compensation pursuant to a Consulting Agreement. (Q)(i)

4.31 Form of Stock Purchase Warrants dated effective as of February 20, 1997, issued to Mr. Patrick B. Collins with respect to 200,000 warrants to purchase shares of Common Stock of the Company at an exercise price of $0.25 per share, issued as partial compensation pursuant to a Consulting Agreement. (Q)(ii)

4.32 Certificate of Amendment to the Certificate of Designation of Series F, Cumulative Convertible
          Preferred Stock dated January 6, 1998. (R)(ii)

4.33 Form of Stock Purchase Warrants dated January 16, 1998, issued to Arthur Rosenbloom (6,389), Abby Leigh (12,600) and Mitch Leigh (134,343) to purchase shares of Common Stock of the Company at an exercise price of $0.15 per share, on or before December 31, 2001.
          (R)(iii)

4.34     Certificate of Designation of Amended Series B,
          Cumulative Convertible  Preferred Stock dated March 4,
          1998. (R)(iv)

4.35     Correction to Certificate of Designation of Amended
          Series B, Cumulative Convertible  Preferred Stock dated
          March 5, 1998. (R)(v)

4.36     Second Correction to Certificate of Designation of
          Amended Series B Preferred Stock dated March 19, 1998.
          (R)(vi)

4.37     Form of Stock certificate representing shares of Amended
          Series B Preferred Stock. (S)(ii)

4.38 Form of Agreement dated March 3, 1998 between the Company and Arbco Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Offense Group Associates, L.P. and Opportunity Associates, L.P. for the exchange of Series B Preferred Stock and associated warrants into Amended Series B Preferred Stock and warrants. (S)(iii)

4.39 Form of Stock Purchase Warrants dated March 3, 1998 between the Company and the following entities:

              Holder                                   Warrants
              ------                                   --------
          Arbco Associates, L.P.                         85,107
          Kayne Anderson Non-Traditional
            Investments, L.P.                            79,787
           Offense Group Associates, L.P.                61,170
          Opportunity Associates, L.P.                   23,936 (S)(iv)

5.1 Opinion of Satterlee Stephens Burke & Burke LLP (to be filed by Amendment).

10.1 Contract for Petroleum Exploration, Development and Production on Zhao Dong Block in Bohai Bay Shallow Water Sea Area of The People's Republic of China between China National Oil and Gas Exploration and Development Corporation and XCL - China, Ltd., dated
          February 10,    1993. (B)

10.2     Form of Net Revenue Interest Assignment dated February
          23, 1994, between the Company and the purchasers of the Company's Series D, Cumulative Convertible Preferred
          Stock. (D)(iv)

10.3 Modification Agreement for Petroleum Contract on Zhao Dong Block in Bohai Bay Shallow Water Sea Area of The People's Republic of China dated March 11, 1994, between the Company, China National Oil and Gas Exploration and Development corporation and Apache China Corporation LDC. (D)(v)

10.4     Consulting agreement between the Company and Sir Michael
          Palliser dated April 1, 1994. (F)(i)

10.5     Consulting agreement between the Company and Mr. Arthur
          W. Hummel, Jr. dated April 1, 1994. (F)(ii)

10.6     Letter of Intent between the Company and CNPC United
          Lube Oil Corporation for a joint venture for the manufacture and sale of lubricating oil dated January
          14, 1995. (G)(i)

10.7 Farmout Agreement dated May 10, 1995, between XCL China Ltd., a wholly owned subsidiary of the Company and Apache Corporation whereby Apache will acquire an additional interest in the Zhao Dong Block, Offshore People's Republic of China. (G)(ii)

10.8     Modification  Agreement of Non-Negotiable  Promissory
          Note  and  Waiver  Agreement  between  Lutcher  &
          Moore Cypress Lumber Company and L.M. Holding
          Associates, L.P. dated June 15, 1995. (H)(i)

10.9 Third Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust,
          Matilda Gray  Stream, The   Opal  Gray  Trust,  Harold
          H.  Stream  III,   The Succession  of  Edward  M.
          Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated June 15, 1995. (H)(ii)

10.10      Second   Amendment  to  Appointment  of  Agent   for
          Collection and Agreement to Application of Funds between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, L.M. Holding Associates, L.P. and The First National Bank of Lake Charles, dated June 15, 1995. (H)(iii)

10.11     Contract of Chinese Foreign Joint Venture dated  July
          17,  1995, between United Lube Oil Corporation  and
          XCL China   Ltd.  for  the  manufacturing  and  selling
          of lubricating oil and related products. (H)(iv)

10.12     Letter  of  Intent dated July 17, 1995  between  CNPC
          United Lube Oil Corporation and XCL Ltd. for discussion of further projects. (H)(v)

10.13 Copy of Letter Agreement dated March 31, 1995, between the Company and China National Administration of Coal Geology for the exploration and development of coal bed methane in Liao Ling Tiefa and Shanxi Hanchang Mining Areas. (I)(i)

10.14 Memorandum of Understanding dated December 14, 1995, between XCL Ltd. and China National Administration of
          Coal Geology. (J)(iv)

10.15 Form of Fourth Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated January 16, 1996. (J)(v)

10.16 Form of Third Amendment to Appointment of Agent for Collection and Agreement to application of Funds between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, L.M. Holding Associates, L.P. and The First National Bank of Lake Charles, dated January 16, 1996. (J)(vi)

10.17     Copy of Purchase and Sale Agreement dated March 8,
          1996, between XCL-Texas, Inc. and Tesoro  E&P  Company,
          L.P. for the sale of the Gonzales Gas Unit located in south Texas. (J)(vii)

10.18     Copy  of  Limited  Waiver  between  the Company  and
          Internationale  Nederlanden (U.S.)  Capital
          Corporation dated April 3, 1996. (J)(viii)

10.19     Copy  of Purchase and Sale Agreement dated  April 22,
          1996, between XCL-Texas, Inc. and  Dan  A.  Hughes
          Company for the sale of the Lopez Gas Units located in south Texas. (K)

10.20 Form of Sale of Mineral Servitude dated June 18, 1996, whereby the Company sold its 75 percent mineral interest in the Phoenix Lake Tract to the Stream Family
          Limited Partners and Virginia Martin Carmouche Gayle.
          (L)(i)

10.21 Form of Fifth Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated August 8, 1996. (N)(v)

10.22     Form of Assignment and Sale between XCL Acquisitions,
          Inc. and purchasers of an interest in certain promissory notes held by XCL Acquisitions, Inc. as follows:

                                                      Principal      Purchase
     Date               Purchaser                       Amount         Price
     ----               ---------                       -------        -----
     November 19, 1996 Opportunity Associates, L.P. $15,627.39 $12,499.98 November 19, 1996 Kayne Anderson Non-Traditional
                          Investments, L.P.            $78,126.36     $62,499.98
     November 19, 1996  Offense Group Associates, L.P. $39,063.18     $31,249.99
     November 19, 1996  Arbco Associates, L.P.         $93,743.14     $75,000.04
     November 19, 1996  Nobel Insurance Company        $15,627.39     $12,499.98
     November 19, 1996  Evanston Insurance  Company    $15,627.39     $12,499.98
     November 19, 1996  Topa Insurance Company         $23,435.79     $18,750.01
     November 19, 1996 Foremost Insurance Company $31,249.48 $25,000.04 February 10, 1997 Donald A. and Joanne R.
                            Westerberg                 $25,000.00     $28,100.00
     February 10, 1997   T. Jerald Hanchey            $168,915.74    $189,861.29
                                                                       (N)(vi)

10.23 Form of Sixth Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, The Estate of Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated January 28, 1997.
          (N)(vii)

10.24     Form of Act of Sale between the Company and The
          Schumacher Group of Louisiana, Inc. dated March 31,
          1997, where in the Company sold its office building.
          (N)(viii)

10.25     Amendment No. 1 to the May 1, 1995 Agreement with
          Apache Corp. dated April 3, 1997, effective December
          13, 1996. (N)(ix)

10.26     Form of Guaranty dated April 9, 1997 by XCL-China Ltd.
          in favor of ING (U.S.) Capital Corporation executed in connection with the sale of certain Unsecured Notes issued by XCL-China Ltd. (N)(x)

10.27 Form of First Amendment to Stock Pledge Agreement dated April 9, 1997, between the Company and ING (U.S.) Capital Corporation adding XCL Land Ltd. to the Stock Pledge Agreement dated as of January 31, 1994. (N)(xi)

10.28 Form of Agreement dated April 9, 1997, between ING (U.S.) Capital Corporation, XCL-China and holders of the Senior Unsecured Notes, subordinating the Guaranty granted by XCL-China in favor of ING to the Unsecured Notes. (N)(xii)

10.29 Form of Forbearance Agreement dated April 9, 1997 between the Company and ING (U.S.) Capital Corporation.
          (N)(xiii)

10.30     Form of a series of Unsecured Notes dated April 10,
          1997, between the Company and the following entities:

          Note Holder                                        Principal Amount
          -----------                                        ----------------
          Kayne Anderson Offshore, L.P.                           $200,000
          Offense Group Associates, L.P.                          $500,000
          Kayne Anderson Non-Traditional Investments, L.P.        $500,000
          Opportunity Associates, L.P.                            $400,000
          Arbco Associates, L.P.                                  $500,000
          J. Edgar Monroe Foundation                              $100,000
          Estate of J. Edgar Monroe                               $300,000
          Boland Machine & Mfg. Co., Inc.                         $100,000
          Construction Specialists, Inc. d/b/a Con-Spec, Inc.     $500,000
                                                                     (N)(xiv)

10.31 Form of Subscription Agreement dated April 10, 1997, by and between XCL-China, Ltd., the Company and the subscribers of Units, each unit comprised of $100,000 in Unsecured Notes and 325,580 warrants. (N)(xv)

10.32 Form of Intercompany Subordination Agreement dated April 10, 1997, between the Company, XCL-Texas, Ltd., XCL Land Ltd., The Exploration Company of Louisiana, Inc., XCL-Acquisitions, Inc., XCL-China Coal Methane Ltd., XCL-China LubeOil Ltd., XCL-China Ltd., and holders of the Unsecured Notes. (N)(xvi)

10.33 Form of Indenture dated as of May 20, 1997, between the Company, as Issuer and Fleet National Bank, as Trustee
          ("Indenture"). (O)(x)

10.34     Form  of  13.5% Senior Secured Note due  May  1,  2004,
          Series  A  issued May 20, 1997 to Jefferies &  Company,
          Inc.  as  the  Initial  Purchaser  (Exhibit  A  to  the
          Indenture). (O)(xi)

10.35 Form of Pledge Agreement dated as of May 20, 1997, between the Company and Fleet National Bank, as Trustee
          (Exhibit C to the Indenture). (O)(xii)

10.36 Form of Cash Collateral and Disbursement Agreement dated as of May 20, 1997, between the Company and Fleet National Bank, as Trustee and Disbursement Agent, and Herman J. Schellstede & Associates, Inc., as Representative (Exhibit F to the Indenture). (O)(xiii)

10.37 Form of Intercreditor Agreement dated as of May 20, 1997, between the Company, ING (U.S.) Capital Corporation, the holders of the Secured Subordinated Notes due April 5, 2000 and Fleet National Bank, as trustee for the holders of the 13.5% Senior Secured Notes due May 1, 2004 (Exhibit G to the Indenture).
          (O)(xiv)

10.38 Registration Rights Agreement dated as of May 20, 1997, by and between the Company and Jefferies & Company, Inc. with respect to the 13.5% Senior Secured Notes due May 1, 2004 and 75,000 Common Stock Purchase Warrants (Exhibit H to the Indenture). (O)(xv)

10.39 Form of Security Agreement, Pledge and Financing Statement and Perfection Certificate dated as of May 20, 1997, by the Company in favor of Fleet National Bank, as Trustee (Exhibit I to the Indenture). (O)(xvi)

10.40 Registration Rights Agreement dated as of May 20, 1997, by and between the Company and Jefferies & Company, Inc. with respect to the 9.5% Amended Series A Preferred Stock and Common Stock Purchase Warrants.
          (O)(xvii)

10.41 Form of Restated Forbearance Agreement dated effective as of May 20, 1997, between the Company, XCL-Texas,
          Inc. and ING (U.S.) Capital Corporation. (O)(xviii)

10.42 Form of Seventh Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, The Estate of Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated May 8, 1997.
          (P)(i)

10.43 Form of Eighth Amendment to Credit Agreement between Lutcher-Moore Development Corp., Lutcher & Moore Cypress Lumber Company, The First National Bank of Lake Charles, The Estate of Mary Elizabeth Mecom, The Estate of John W. Mecom, The Mary Elizabeth Mecom Irrevocable Trust, Matilda Gray Stream, The Opal Gray Trust, Harold H. Stream III, The Succession of Edward M. Carmouche, Virginia Martin Carmouche and L.M. Holding Associates, L.P. dated July 29, 1997.
          (P)(ii)

10.44 Form of Consulting Agreement dated February 20, 1997, between the Company and Mr. Patrick B. Collins, whereby
          Mr. Collins performs certain accounting advisory services. (Q)(ii)

10.45     Form of Consulting Agreement dated effective as of June
          1, 1997, between the Company and Mr. R. Thomas Fetters,
          Jr., a director of the Company, whereby Mr. Fetters performs certain geological consulting services.
          (Q)(iii)

10.46     Form of Agreement dated October 1, 1997, between the
          Company and Mr. William Wang, whereby Mr. Wang performs certain consulting services with respect to its investments in China. (Q)(iv)

10.47 Form of Services Agreement dated August 1, 1997, between the Company and Mr. Benjamin B. Blanchet, an officer of the Company. (Q)(v)

10.48 Form of Promissory Note dated August 1, 1997, in a principal amount of $100,000, made by Mr. Benjamin B.
          Blanchet in favor of the Company. (Q)(vi)

21.1     Subsidiaries of the Company
          XCL-China Ltd.
          XCL-China LubeOil Ltd.
          XCL-China Coal Methane Ltd.
          XCL-Texas, Inc.
          XCL-Acquisitions, Inc.
          The Exploration Company of Louisiana, Inc.
          XCL Land Ltd.

23.1     Consent of Coopers & Lybrand L.L.P.*

23.2     Consent of H.J. Gruy and Associates, Inc.*

23.3     Consent of Satterlee Stephens Burke & Burke LLP
          (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

25.1     Statement of Eligibility of State Street Bank and Trust
          Company, Successor Trustee to Fleet National Bank.

99.1     Form of Letter of Transmittal

_________________________

*     Filed herewith.

(A) Incorporated by reference to the Registration Statement on Form 8-B filed on July 28, 1988, where it appears as Exhibits 3(c).

(B) Incorporated by reference to a Registration Statement on Form S-3 (File No. 33-68552) where it appears as Exhibit
     10.1.

(C)     Incorporated by reference to Post-Effective Amendment No.
     2 to Registration Statement on Form S-3 (File No. 33-68552) where it appears as: (i) Exhibit 4.29; (ii) Exhibit 4.30;
     and (iii) through (v) Exhibits 4.34 through 4.36, respectively.

(D) Incorporated by reference to Amendment No. 1 to Annual Report on Form 10-K filed April 15, 1994, where it appears as: (i) Exhibit 4.32; (ii) Exhibit 4.36; (iii) Exhibit 4.37; (iv) through (v) Exhibit 10.41 through Exhibit 10.47, respectively; and (v) Exhibit 10.49.

(E) Incorporated by reference to an Annual Report on Form 10K for the fiscal year ended December 31, 1990, filed April 1, 1991, where it appears as Exhibit 10.27.

(F)     Incorporated by reference to Amendment No. 1 to an Annual
     Report on Form 10-K/A No. 1 for the fiscal year ended
     December 31, 1994, filed April 17, 1995, where it appears as: (i) through (ii) Exhibits 10.22 through 10.23, respectively.

(G)     Incorporated by reference to Quarterly Report on  Form
     10-Q  for the quarter ended March  31,  1995, filed  May
     15, 1995, where it appears as: (i)  Exhibit  10.26; and (ii)
     Exhibit 10.28.

(H)     Incorporated  by reference to Quarterly  Report  on Form
     10-Q for the quarter ended June 30, 1995,  filed August 14,
     1995, where it appears as: (i) through (v) Exhibits 10.29 through 10.33, respectively.

(I)     Incorporated by reference to Quarterly  Report on  Form
     10-Q for the quarter ended September 30, 1995, filed
     November  13, 1995, where it  appears  as Exhibit 10.35.

(J) Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 1995, filed April 15, 1996, where it appears as: (i) through (iii) Exhibits 4.28 through 4.30, respectively; and (iv) Exhibit 10.31 and
     (v) through (vii) Exhibits 10.33 through 10.36, respectively.

(K)     Incorporated by reference to Quarterly Report on Form 10-
     Q for the quarter ended March 31, 1996, filed May 15, 1996, where it appears as Exhibit 10.37.

(L) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14,
     1996, where it appears as Exhibit 10.38.

(M)     Incorporated by reference to Quarterly Report on Form 10-
     Q for the quarter ended September 30, 1996, filed November
     14, 1996, where it appears as (i) through (iii) Exhibits
     4.32 through 4.34.

(N) Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 1996, filed April 15, 1997, where it appears as (i) through (iii) Exhibits 4.35 through 4.38; (iv) Exhibit 4.40; and (v) through (xvi) Exhibits
     10.39 through 10.50.

(O) Incorporated by reference to Current Report on Form 8-K dated May 20, 1997, filed June 3, 1997, where it appears as
     (i) through (ix) Exhibits 4.1 through 4.9 and (x) through
     (xviii) Exhibits 10.51 through 10.59.

(P)     Incorporated by reference to Quarterly Report on Form 10-
     Q for the quarter ended June 30, 1997, filed August 14,
     1997, where it appears as (i) and (ii) Exhibits 10.60 and 10.61.

(Q)     Incorporated by reference to Quarterly Report on Form 10-
     Q for the quarter ended September 30, 1997, filed November
     14, 1997, where it appears as (i) Exhibit 4.52; and (ii) through (vi) Exhibits 10.61 through 10.66.

(R) Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 1997, filed April 15, 1998, where it appears as (i) Exhibit 4.1; and (ii) through (vi)
     Exhibits 4.32 through 4.36, respectively.

(S)     Incorporated by reference to Amendment No. 1 to Annual
     Report on Form 10-K for the year ended December 31, 1997, filed April 22, 1998, where it appears as (i) Exhibit 3.1;
     and (ii) through (iv) Exhibits 4.37 through 4.39, respectively.

Item 22.     Undertakings

           The undersigned co-registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each undersigned co-registrants pursuant to the provisions described under Item 15 above, or otherwise, each undersigned co-registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by an undersigned co-registrant of expenses incurred or paid by a director, officer or controlling person of such undersigned co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such undersigned co-registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           Each undersigned co-registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

           Each undersigned co-registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


                             SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, each of the Company and XCL-China has duly caused this Registration Statement on Form S-4 to be signed on its behalf by of the undersigned, respectively, thereunto duly authorized, in the City of Lafayette, State of Louisiana on the 7th day of May, 1998.

                                   XCL LTD.

                                    /s/  Marsden W.  Miller, Jr.
                                 By:_____________________________
                                        Marsden W. Miller, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer

                                   XCL-CHINA LTD.

                                        /s/ John T. Chandler
                                  By:____________________________
                                        John T. Chandler
                                        Chairman of the Board

                             XCL LTD.
                        POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marsden W. Miller, Jr. and Benjamin B. Blanchet, and each of them (with full power to each of them to act alone), his true and lawful attorney-
in-fact   and   agent,  with  full  power  of  substitution   and
resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in
connection   therewith,   with  the   Securities   and   Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                      Date


/s/ Marsden W. Miller, Jr.
---------------------------
Marsden W. Miller, Jr.       Chairman of the Board and Chief
                             Executive Officer
                             (principal executive officer)     May 7, 1998
/s/ John T. Chandler
--------------------------
John T. Chandler             Vice Chairman of the Board        May 7, 1998

/s/ Benjamin B. Blanchet
--------------------------
Benjamin B. Blanchet         Executive Vice President
                              and Director                     May 7, 1998

/s/ Steven B. Toon
--------------------------
Steven B. Toon               Chief Financial Officer
                             (chief accounting officer)        May 7, 1998

/s/ R. Thomas Fetters, Jr.
____________________________
R. Thomas Fetters, Jr.        Director                         May 7, 1998

/s/ Fred Hofheinz
----------------------------
Fred Hofheinz                 Director                         May 7, 1998

/s/ Francis J. Reinhardt, Jr.
-----------------------------
Francis J. Reinhardt, Jr.     Director                         May 7, 1998

/s/ Arthur W. Hummel, Jr.
----------------------------
Arthur W. Hummel, Jr.         Director                         May 7, 1998

/s/ Michael Palliser
----------------------------
Sir Michael Palliser          Director                         May 7, 1998


----------------------------
Peter F. Ross                 Director                              , 1998


                          XCL-CHINA LTD.
                        POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marsden W. Miller, Jr. and Benjamin B. Blanchet, and each of them (with full power to each of them to act alone), his true and lawful attorney-
in-fact   and   agent,  with  full  power  of  substitution   and
resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in
connection   therewith,   with  the   Securities   and   Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                    Date

/s/ Marsden W. Miller, Jr.
__________________________
Marsden W. Miller, Jr.        Chairman of  the Board       May 7, 1998

/s/ John T. Chandler
---------------------------
John T. Chandler              Chief Executive Officer and
                               Director                    May 7, 1998

/s/ Benjamin B. Blanchet
__________________________
Benjamin B. Blanchet          Vice President and Director   May 7, 1998

/s/ Steven B. Toon
---------------------------
Steven B. Toon                 Chief Financial Officer
                               (principal financial and
                                 accounting officer)        May 7, 1998


                                                            APPENDIX A


H.J. GRUY AND ASSOCIATES, INC.
1200 Smith Street, Suite 3040, Houston, Texas  77002 o FAX
(713) 739-6112 o (713) 739-1000



                         April 9, 1998
XCL, Ltd.
110 Rue Jean Lafitte
Lafayette, Louisiana 70508


                              Proved Reserves
                              Zhao Dong Block, China
                              98-202-104



Gentlemen:

At your request, we estimated the proved reserves and future net cash flow as of January 1, 1998, attributable to interests owned by XCL, Ltd. in the Zhao Dong Block, Bohai
Bay, China.

The estimated reserves, future net cash flow and discounted future net cash flow are summarized by reserve category as follows:



                       Estimated                      Estimated
                     Net Reserves                 Future Net Cash Flow
                     -------------           ---------------------------
                          Oil                                Discounted
                                                               at 10%
                       (Barrels)            Nondiscounted     Per Year
                       ---------            -------------    -----------

Proved  Undeveloped    11,762,000           $ 129,105,000   $ 55,031,000

     Apache  Payment      -0-               $   8,974,000   $  7,416,000
                      -----------            ------------      ----------

Total Proved           11,762,000           $ 138,079,000   $ 62,447,000
                       ==========            ============    ===========

The   Apache  Payment  reflects  an  agreement  by  Apache
China Corporation LDC to pay XCL - China Ltd. sixteen and two-thirds percent (16 2/3%) of the value of the Foreign Contractor's share of the recoverable proved reserves in the Producing Unit(s) located in the C field through the Minghuazhen.

The discounted future net cash flows summarized in the above table are computed using a discount rate of 10 percent per annum.

Proved  reserves are estimated in accordance with the
definitions contained  in Securities and Exchange Commission
Regulation  S-X, Rule  4-10  (a).   The  definitions  are
included  in  part as Attachment I.

Future net cash flow as presented herein is defined as the
future cash  inflow attributable to the evaluated interest
in accordance with  the  production sharing agreement with
the Chinese National Oil  and  Gas  Exploration and
Development  Corporation  (CNODC). Future  costs  of
abandoning the facilities and  wells,  and  the restoration
of  producing properties to  satisfy   environmental
standards are not deducted from the cash flow.

Estimates of future net cash flow and discounted future net cash flow are not to be interpreted to represent the fair market value for the estimated reserves. The estimated reserves included in this report have not been adjusted for risk.

For  the  economic forecasts presented in this  report,  the oil prices  are held constant at the initial value.  Direct
operating costs  and  future  capital expenditures are  not
escalated  and therefore  remain  constant  for  the
projected  life  of   each property.

In conducting this evaluation, we relied on data supplied by
XCL, Ltd.   The extent and character of ownership, oil
prices,  direct operating   costs,   future  capital
expenditures,   accounting, geological,  and  engineering
data were accepted as represented. The development schedule for currently undeveloped properties was supplied by XCL,
Ltd.   No independent  well  tests,  property inspections,
or audits of operating expenses were conducted by our staff in conjunction with this evaluation. We did not verify or determine the extent, character, status, or liability, if any, of any current or possible future detrimental environmental conditions.

Reserve  estimates for these undeveloped reserves  are
based on volumetric calculations and analogy with the performance of comparable wells. Reserves estimates from volumetric methods and from analogy comparisons are often less certain than reserve estimates based on well performance obtained over a period during which a
substantial portion of the reserve was  produced.     The
reserves reported herein are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flows, and reserves of all categories may be subject to revision as more performance data become available.

In order to estimate the reserves, costs, and future cash flows shown in this report, we have relied in part on geological, engineering, and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or the cash flows projected will be realized. The reserve and cash flow projections presented in this report may require revision as additional data become available.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person, with the approval of our client, is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                      Yours very truly,

                      H.J. GRUY AND ASSOCIATES, INC.

                          /s/ James H. Hartsock
                         --------------------------------
                         James H. Hartsock, Ph.D., P.E.
                         Executive Vice President


                         /s/ Tommy Elkins
                        -------------------------------
                        Tommy Elkins
                        Petroleum Consultant


JHH:akr
Attachment

     ATTACHMENT I

     DEFINITIONS OF PROVED OIL AND GAS RESERVES (1)


Proved Oil and Gas Reserves
----------------------------

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes
in   existing  prices  provided  only  by   contractual
arrangements,   but   not  on  escalations  based   upon
future conditions.

Reservoirs  are  considered proved if economic
producibility  is supported  by  either  actual production
or conclusive  formation test.   The  area of a reservoir
considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological
and engineering  data.   In  the  absence  of  information
on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates  of proved reserves do not include the following:
(A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; c crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved Developed Oil and Gas Reserves
-------------------------------------

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Reserves
---------------------------

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably
certain of production when drilled.   Proved reserves  for
other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.
Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

(1)   Contained in Securities and Exchange Commission Regulation
      S-X, Rule 4-10 (a)

XCL CHINA, LTD.
SUMMARY OF PROJECTED CASH FLOWS - VARIOUS PRELIMINARY
CASES ZHAO DONG CONCESSION

C-4 WELL: SEC CASE
------------------
                            1996        1997       1998      1999
                            ----        ----       ----      ----
NET FLOW RATE (MBBLS)         -            -          -        48
TOTAL OIL REVENUES (M$)       -            -          -       817
EXPLORATION EXPENSE (M$)      -            -          -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE (M$)             -            -          -
(714)
OPERATING EXPENSE (M$)        -            -          -
(99)
                          -----         ----       ----     -----
NET CASH FLOW (M$)            -            -          -         3
                          =====         ====       ====     =====

                                  2000     2001     2002     2003
                                  ----     ----     ----     ----
NET FLOW RATE (MBBLS)               77       30        7        -
TOTAL OIL REVENUES (M$)          1,323      509      125        -
EXPLORATION EXPENSE (M$)             -        -        -        -
SUBSEQUENT DEVELOPMENT
  EXPENSE (M$)                       -        -        -        -
OPERATING EXPENSE (M$)            (207)    (138)     (31)       -
                                 -----     ----     ----     ----
NET CASH FLOW (M$)               1,117      371       94        -
                                 =====     ====     ====     ====

                                 2004     2005      2006     2007
                                 ----     ----      ----     ----
NET FLOW RATE (MBBLS)               -        -         -        -
TOTAL OIL REVENUES (M$)             -        -         -        -
EXPLORATION EXPENSE (M$)            -        -         -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE (M$)                   -        -         -        -
OPERATING EXPENSE (M$)              -        -         -        -
                                 ----     ----      ----     ----
NET CASH FLOW (M$)                  -        -         -        -
                                 ====     ====      ====     ====

                                 2008     2009     2010     2011
                                 ----     ----     ----     ----
NET FLOW RATE (MBBLS)               -        -        -        -
TOTAL OIL REVENUES (M$)             -        -        -        -
EXPLORATION EXPENSE (M$)            -        -        -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE (M$)                   -        -        -        -
OPERATING EXPENSE (M$)              -        -        -        -
                                 ----     ----     ----     ----
NET CASH FLOW (M$)                  -        -        -        -
                                 ====     ====     ====     ====

                                2012     2013     2014     2015
                                ----     ----     ----     ----
NET FLOW RATE (MBBLS               -        -        -        -
TOTAL OIL REVENUES (M$)            -        -        -        -
EXPLORATION EXPENSE (M$)           -        -        -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE (M$)                  -        -        -        -
OPERATING EXPENSE (M$)             -        -        -        -
                                ----     ----     ----     ----
NET CASH FLOW (M$)                 -        -        -        -
                                ====     ====     ====     ====

                                 TOTALS
                                 ------
NET FLOW RATE (MBBLS)               162
TOTAL OIL REVENUES (M$)           2,774
EXPLORATION EXPENSE (M$)              -
SUBSEQUENT DEVELOPMENT
      EXPENSE (M$)                 (714)
OPERATING EXPENSE (M$)             (475)
                                  -----
NET CASH FLOW (M$)                1,585
                                 ======


C BLOCK: SEC CASE
-----------------
                              1996       1997       1998       1999
                              ----       ----       ----       ----
NET FLOW RATE (MBBLS)            -          -          -        214
TOTAL OIL REVENUES               -          -          -      3,565
EXPLORATION EXPENSE        (15,817)         -          -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                     -          -     (3,212)    (8,365)
OPERATING EXPENSE                -          -          -        424
                            ------       ----      -----      -----
NET CASH FLOW              (15,817)         -     (3,212)    (5,223)
                            ======       ====      =====      =====

                              2000       2001       2002       2003
                              ----       ----       ----       ----
NET FLOW RATE (MBBLS)          907        738        494        380
TOTAL OIL REVENUES          15,130     12,325      8,250      6,345
EXPLORATION EXPENSE              -          -          -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                (4,300)         -          -          -
OPERATING EXPENSE           (1,620)    (1,848)    (1,626)    (1,452)
                            ------     ------      -----      -----
NET CASH FLOW                9,210     10,477      6,623      4,893
                            ======     ======      =====      =====

                             2004        2005        2006      2007
                             ----        ----        ----      ----
NET FLOW RATE (MBBLS)         309         255         217       191
TOTAL OIL REVENUES          5,150       4,248       3,620     3,193
EXPLORATION EXPENSE             -           -           -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -           -           -         -
OPERATING EXPENSE          (1,351)     (1,278)     (1,227)   (1,164)
                            -----       -----       -----     -----
NET CASH FLOW               3,799       2,970       2,393     2,029
                            =====       =====       =====     =====

                             2008        2009        2010      2011
                             ----        ----        ----      ----
NET FLOW RATE (MBBLS)         171         154         139       122
TOTAL OIL REVENUES          2,857       2,578       2,312     2,042
EXPLORATION EXPENSE             -           -           -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -           -           -         -
OPERATING EXPENSE          (1,105)     (1,052)       (392)     (343)
                            -----       -----       -----      -----
NET CASH FLOW               1,752       1,527       1,921      1,699
                            =====       =====       =====      =====

                             2012        2013        2014       2015
                             ----        ----        ----       ----
NET FLOW RATE (MBBLS)         111          102          73         -
TOTAL OIL REVENUES          1,860        1,699       1,221         -
EXPLORATION EXPENSE             -            -           -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -            -           -         -
OPERATING EXPENSE            (916)        (890)       (802)        -
                            -----        -----       -----      ----
NET CASH FLOW                944           809         419         -
                           =====         =====       =====      ====

                            TOTALS
                            ------
NET FLOW RATE (MBBLS)        4,577
TOTAL OIL REVENUES          76,395
EXPLORATION EXPENSE              -
SUBSEQUENT DEVELOPMENT
     EXPENSE               (15,877)
OPERATING EXPENSE          (17,491)
                             -----
NET CASH FLOW               43,028
                            ======

D BLOCK: SEC CASE
-----------------
                             1996         1997        1998        1999
                             ----         ----        ----        ----
NET FLOW RATE (MBBLS)           -            -           -         330
TOTAL OIL REVENUES              -            -           -       5,502
EXPLORATION EXPENSE       (24,409)           -           -           -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -            -      (4,957)    (12,909)
OPERATING EXPENSE               -            -           -        (654)
                           ------         ----       -----      ------
NET CASH FLOW             (24,409)           -      (4,957)     (8,061)
                           ======         ====       =====      ======

                             2000         2001        2002        2003
                             ----         ----        ----        ----
NET FLOW RATE (MBBLS)       1,388        1,128         755         581
TOTAL OIL REVENUES         23,169       18,824      12,603       9,705
EXPLORATION EXPENSE             -            -           -           -
SUBSEQUENT DEVELOPMENT
     EXPENSE               (6,636)           -           -           -
OPERATING EXPENSE          (2,500)      (2,851)     (2,510)     (2,241)
                           ------       ------       ------      -----
NET CASH FLOW              14,033       15,973       10,093      7,464
                           ======       ======       ======      =====

                             2004         2005         2006       2007
                             ----         ----         ----       ----
NET FLOW RATE (MBBLS)         471            391            334     295
TOTAL OIL REVENUES          7,869          6,519          5,579   4,928
EXPLORATION EXPENSE             -              -              -       -
SUBSEQUENT DEVELOPMENT
     EXPENSE                    -              -              -       -
OPERATING EXPENSE          (2,085)        (1,972)        (1,894) (1,797)
                            -----          -----          -----   -----
NET CASH FLOW               5,784          4,547          3,685   3,131
                            =====          =====          =====   =====

                            2008            2009           2010    2011
                            ----            ----           ----    ----
NET FLOW RATE (MBBLS)        264             238            215     190
TOTAL OIL REVENUES         4,409           3,979          3,585   3,168
EXPLORATION EXPENSE            -               -              -       -
SUBSEQUENT DEVELOPMENT
     EXPENSE                   -               -              -       -
OPERATING EXPENSE         (1,706)         (1,623)          (937)   (863)
                           -----           -----          -----   -----
NET CASH FLOW              2,703           2,356          2,648   2,305
                           =====           =====          =====   =====

                           2012             2013           2014     2015
                           ----             ----           ----     ----
NET FLOW RATE (MBBLS)       172              157            113        -
TOTAL OIL REVENUES        2,870            2,622          1,884        -
EXPLORATION EXPENSE           -                -              -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE                  -                -              -        -
OPERATING EXPENSE        (1,413)          (1,374)        (1,238)       -
                          -----            -----          -----     ----
NET CASH FLOW             1,457            1,248            646        -
                          =====            =====          =====     ====

                            TOTALS
                            ------
NET FLOW RATE (MBBLS)        7,023
TOTAL OIL REVENUES         117,215
EXPLORATION EXPENSE              -
SUBSEQUENT DEVELOPMENT
       EXPENSE             (24,502)
OPERATING EXPENSE          (27,658)
                            ------
NET CASH FLOW               65,055
                           =======


PAYMENT: 5.9% INTEREST
----------------------

                                1996        1997      1998      1999
                                ----        ----      ----      ----
NET FLOW RATE (MBBLS)              -           -         -        66
TOTAL OIL REVENUES                 -           -         -     1,258
EXPLORATION EXPENSE           (1,416)          -         -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                       -           -         -         -
OPERATING EXPENSE                  -           -         -      (113)
                               -----        ----      ----     -----
NET CASH FLOW                 (1,416)          -         -     1,145
                               =====        ====      ====     =====


                               2000         2001       2002     2003
                               ----         ----       ----     ----
NET FLOW RATE (MBBLS)            191         191        145      106
TOTAL OIL REVENUES             3,813       3,983      3,160    2,408
EXPLORATION EXPENSE                -           -          -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE                  (4,765)          -          -        -
OPERATING EXPENSE               (486)       (554)      (488)    (436)
                               -----       -----      -----     -----
NET CASH FLOW                 (1,437)      3,429      2,672     1,972
                               =====       =====      =====     =====

                                2004        2005       2006      2007
                                ----        ----       ----      ----
NET FLOW RATE (MBBLS)             86          72         62        55
TOTAL OIL REVENUES             2,047       1,789      1,603     1,484
EXPLORATION EXPENSE                -           -          -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                       -           -          -         -
OPERATING EXPENSE               (405)       (384)      (368)     (349)
                               -----       -----      -----     -----
NET CASH FLOW                  1,642       1,405      1,235     1,135
                               =====       =====      =====     =====

                                2008        2009       2010      2011
                                ----        ----       ----      ----
NET FLOW RATE (MBBLS)             50          45         4         37
TOTAL OIL REVENUES             1,407       1,333     1,265      1,174
EXPLORATION EXPENSE                -           -         -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                       -           -         -          -
OPERATING EXPENSE               (332)       (316)     (229)      (215)
                               -----       -----     -----      -----
NET CASH FLOW                  1,075       1,017     1,036        960
                               =====       =====     =====      =====

                                2012        2013        2014     2015
                                ----        ----        ----     ----
NET FLOW RATE (MBBLS)             33          30          22        -
TOTAL OIL REVENUES             1,101       1,047         788        -
EXPLORATION EXPENSE                -           -           -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE                       -           -           -        -
OPERATING EXPENSE               (275)       (267)       (241)       -
                               -----       -----        ----     ----
NET CASH FLOW                    826         780         547        -
                               =====       =====        ====     ====

                            TOTALS
                            ------
NET FLOW RATE (MBBLS)        1,231
TOTAL OIL REVENUES          29,660
EXPLORATION EXPENSE              -
SUBSEQUENT DEVELOPMENT
     EXPENSE                (4,765)
OPERATING EXPENSE           (5,458)
                             -----
NET CASH FLOW               19,437
                            ======

TOTAL
-----

                                 1996      1997      1998      1999
                                 ----      ----      ----      ----
NET FLOW RATE (MBBLS)               -         -         -       657
TOTAL OIL REVENUES                  -         -         -     9,884
EXPLORATION EXPENSE           (40,226)        -         -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                        -         -    (8,170)  (21,987)
OPERATING EXPENSE                   -         -         -    (1,177)
PARTNER PAYMENT                     -         -         -         -
                               ------      ----     -----    ------
NET CASH FLOW                 (40,226)        -    (8,170)  (12,624)
                               ======      ====     =====    ======

                                2000       2001      2002      2003
                                ----       ----      ----      ----
NET FLOW RATE (MBBLS)          2,563      2,087      1,402    1,067
TOTAL OIL REVENUES            39,622     31,658     20,978   16,050
EXPLORATION EXPENSE                -          -          -        -
SUBSEQUENT DEVELOPMENT
     EXPENSE                 (10,936)         -          -        -
OPERATING EXPENSE             (4,327)    (4,837)    (4,167)  (3,693)
PARTNER PAYMENT                8,974          -          -        -
                              ------     ------     ------   ------
NET CASH FLOW                 35,896     28,908     18,212   13,424
                              ======     ======     ======   ======

                               2004          2005     2006      2007
                               ----          ----     ----      ----
NET FLOW RATE (MBBLS)           866           717      613       542
TOTAL OIL REVENUES           13,018        10,767    9,199     8,122
EXPLORATION EXPENSE               -             -        -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                      -             -        -         -
OPERATING EXPENSE            (3,436)       (3,250)  (3,122)   (2,961)
PARTNER PAYMENT                   -             -        -         -
                             ------         ------   -----     -----
NET CASH FLOW                10,449         8,234    6,691     5,702
                             ======        ======    =====     =====

                              2008          2009      2010      2011
                              ----          ----      ----      ----
NET FLOW RATE (MBBLS)          485           438       395       349
TOTAL OIL REVENUES           7,265         6,557     5,898     5,210
EXPLORATION EXPENSE              -             -         -         -
SUBSEQUENT DEVELOPMENT
     EXPENSE                     -             -         -         -
OPERATING EXPENSE           (2,811)       (2,674)   (1,329)   (1,206)
PARTNER PAYMENT                  -             -         -         -
                             -----         -----     -----     -----
NET CASH FLOW                4,940         4,321     4,963     4,353
                             =====         =====     =====     =====

                              2012         2013      2014       2015
                              ----         ----      ----       ----
NET FLOW RATE (MBBLS)          316          289       208          -
TOTAL OIL REVENUES           4,730        4,321     3,105          -
EXPLORATION EXPENSE              -            -         -          -
SUBSEQUENT DEVELOPMENT
     EXPENSE                     -            -         -          -
OPERATING EXPENSE           (2,328)      (2,264)   (2,041)         -
PARTNER PAYMENT                  -            -         -          -
                             -----        -----     -----       ----
NET CASH FLOW                2,718        2,346     1,273          -
                             =====        =====     =====       ====

                            TOTALS
                            ------
NET FLOW RATE (MBBLS)       12,993
TOTAL OIL REVENUES         226,044
EXPLORATION EXPENSE              -
SUBSEQUENT DEVELOPMENT
     EXPENSE               (45,858)
OPERATING EXPENSE          (51,081)
PARTNER PAYMENT              8,974
                            ------
NET CASH FLOW              138,079
                           =======

XCL CHINA, LTD.
PROJECTED CASH FLOWS - PRELIMINARY SEC CASE
ZHAO DONG CONCESSION:     1     MM BBL CASE
(C-4 WELL: SEC CASE)

                                         1998    1999      2000   2001    2002    2003
                                         ----    ----      ----   ----    ----    ----
OIL PRICE ($BBL)                        17.16    17.16    17.16   17.16   17.16    17.16
GROSS OIL VOLUME (MBBLS)                    0      208      342     132      32        -
CONS IND & COMM TAX (MBBLS)                 0       10       17       7       2        -
ROYALTY (MBBLS)                             -        -        -       -       -        -
COST RECOVERY OIL (MBBLS)                   0      125      205      79      19        -
OPERATING EXPENSES (M$)                     -      405      843     564     125        -
OPERATING EXPENSE VOLUME (MBBLS)            -       24       49      33       7        -
INVESTMENT RECOVERY OIL (MBBLS)             0      101      156      46      12        -
EXPLORATION COSTS (M$)                      -        -        -       -       -        -
EXPLORATION RECOVERY (MBBLS)                -        -        -       -       -        -
EXPLORATION RECOVERY ADJUSTMENT             -        -        -       -       -        -
EXPLORATION RECOVERY UTILIZED               -        -        -       -       -        -
EXPLORATION COST CARRYOVER (MBBLS)          -        -        -       -       -        -
DEVELOPMENT COSTS (M$)                      -    2,915        -       -       -        -
DEVELOPMENT RECOVERY (MBBLS)                -      170        -       -       -        -
DEVELOPMENT RECOVERY UTILIZED               -      101       68       6       1        -
DEVELOPMENT COST CARRYOVER (MBBLS)          -       68        -       -       -        -
DEEMED INTEREST (MBBLS)                     -        -        6       1       -        -
TOTAL COST RECOVERY OIL (MBBLS)             -      101       68       6       1        -
REMAINDER OIL (MBBLS)                       0       73      208      86      23        -
X FACTOR                                0.950    0.950    0.950   0.950   0.950        -
CHINESE SHARE OIL (MBBLS)                   0        4       10       4        1       -
ALLOCABLE REMAINDER OIL (MBBLS)             0       69      197      82       22       -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)      0       34       97      40       11       -
TOTAL CONTRACTOR OIL (MBBLS)                0       95      154      59       15       -


                                         2004      2005     2006   2007   2008     2009
                                         ----      ----     ----   ----   ----     ----
OIL PRICE ($BBL)                        17.16    17.16    17.16   17.16   17.16    17.16
GROSS OIL VOLUME (MBBLS)                   -        -       -         -        -       -
CONS IND & COMM TAX (MBBLS)                -        -       -         -        -       -
ROYALTY (MBBLS)                            -        -       -         -        -       -
COST RECOVERY OIL (MBBLS)                  -        -       -         -        -       -
OPERATING EXPENSES (M$)                    -        -       -         -        -       -
OPERATING EXPENSE VOLUME (MBBLS)           -        -       -         -        -       -
INVESTMENT RECOVERY OIL (MBBLS)            -        -       -         -        -       -
EXPLORATION COSTS (M$)                     -        -       -         -        -       -
EXPLORATION RECOVERY (MBBLS)               -        -       -         -        -       -
EXPLORATION RECOVERY ADJUSTMENT            -        -       -         -        -       -
EXPLORATION RECOVERY UTILIZED              -        -       -         -        -       -
EXPLORATION COST CARRYOVER (MBBLS)         -        -       -         -        -       -
DEVELOPMENT COSTS (M$)                     -        -       -         -        -       -
DEVELOPMENT RECOVERY (MBBLS)               -        -       -         -        -       -
DEVELOPMENT RECOVERY UTILIZED              -        -       -         -        -       -
DEVELOPMENT COST CARRYOVER (MBBLS)         -        -       -         -        -       -
DEEMED INTEREST (MBBLS)                    -        -       -         -        -       -
TOTAL COST RECOVERY OIL (MBBLS)            -        -       -         -        -       -
REMAINDER OIL (MBBLS)                      -        -       -         -        -       -
X FACTOR                                   -        -       -         -        -       -
CHINESE SHARE OIL (MBBLS)                  -        -       -         -        -       -
ALLOCABLE REMAINDER OIL (MBBLS)            -        -       -         -        -       -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)     -        -       -         -        -       -
TOTAL CONTRACTOR OIL (MBBLS)               -        -       -         -        -       -


                                        2010      2011    2012     2013    2014    2015
                                        ----     -----    ----     ----    ----    ----

OIL PRICE ($BBL)                       17.16     17.16    17.16   17.16    17.16   17.16
GROSS OIL VOLUME (MBBLS)                 -          -       -       -        -        -
CONS IND & COMM TAX (MBBLS)              -          -       -       -        -        -
ROYALTY (MBBLS)                          -          -       -       -        -        -
COST RECOVERY OIL (MBBLS)                -          -       -       -        -        -
OPERATING EXPENSES (M$)                  -          -       -       -        -        -
OPERATING EXPENSE VOLUME (MBBLS)         -          -       -       -        -        -
INVESTMENT RECOVERY OIL (MBBLS)          -          -       -       -        -        -
EXPLORATION COSTS (M$)                   -          -       -       -        -        -
EXPLORATION RECOVERY (MBBLS)             -          -       -       -        -        -
EXPLORATION RECOVERY ADJUSTMENT          -          -       -       -        -        -
EXPLORATION RECOVERY UTILIZED            -          -       -       -        -        -
EXPLORATION COST CARRYOVER (MBBLS)       -          -       -       -        -        -
DEVELOPMENT COSTS (M$)                   -          -       -       -        -        -
DEVELOPMENT RECOVERY (MBBLS)             -          -       -       -        -        -
DEVELOPMENT RECOVERY UTILIZED            -          -       -       -        -        -
DEVELOPMENT COST CARRYOVER (MBBLS)       -          -       -       -        -        -
DEEMED INTEREST (MBBLS)                  -          -       -       -        -        -
TOTAL COST RECOVERY OIL (MBBLS)          -          -       -       -        -        -
REMAINDER OIL (MBBLS)                    -          -       -       -        -        -
X FACTOR                                 -          -       -       -        -        -
CHINESE SHARE OIL (MBBLS)                -          -       -       -        -        -
ALLOCABLE REMAINDER OIL (MBBLS)          -          -       -       -        -        -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   -          -       -       -        -        -
TOTAL CONTRACTOR OIL (MBBLS)             -          -       -       -        -        -

                                       TOTALS
                                       ------
OIL PRICE ($BBL)
GROSS OIL VOLUME (MBBLS)                 715
CONS IND & COMM TAX (MBBLS)               36
ROYALTY (MBBLS)                            -
COST RECOVERY OIL (MBBLS)                429
OPERATING EXPENSES (M$)                1,937
OPERATING EXPENSE VOLUME (MBBLS)         113
INVESTMENT RECOVERY OIL (MBBLS)          316
EXPLORATION COSTS (M$)                     -
EXPLORATION RECOVERY (MBBLS)               -
EXPLORATION RECOVERY ADJUSTMENT            -
EXPLORATION RECOVERY UTILIZED              -
EXPLORATION COST CARRYOVER (MBBLS)         -
DEVELOPMENT COSTS (M$)                 2,915
DEVELOPMENT RECOVERY (MBBLS)             170
DEVELOPMENT RECOVERY UTILIZED            177
DEVELOPMENT COST CARRYOVER (MBBLS)        68
DEEMED INTEREST (MBBLS)                    7
TOTAL COST RECOVERY OIL (MBBLS)          177
REMAINDER OIL (MBBLS)                    390
X FACTOR                                   -
CHINESE SHARE OIL (MBBLS)                 19
ALLOCABLE REMAINDER OIL (MBBLS)          370
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   181
TOTAL CONTRACTOR OIL (MBBLS)             323

FOREIGN CONTRACTOR CASH FLOW (M$)
                                 1998    1999    2000   2001   2002    2003
                                 ----    ----    ----   ----   ----    ----
COST RECOVERY REVENUES              -   1,051     989    328     66       -
ALLOCABLE REVENUES                  0     582   1,658    689    183       -
EXPLORATION EXPENSE                 -       -       -      -      -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -  (1,428)      -      -      -       -
OPERATING EXPENSE                   -    (198)   (413)  (277)   (61)      -
                                -----   -----   -----   ----   ----   ----
NET CASH FLOW                       0       7   2,234    741    188      -
                                =====   =====  ======   ====   ====   ====


                                 2004    2005    2006   2007    2008   2009
                                 ----    ----    ----   ----    ----   -----
COST RECOVERY REVENUES              -       -        -       -     -     -
ALLOCABLE REVENUES                  -       -        -       -     -     -
EXPLORATION EXPENSE                 -       -        -       -     -     -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -        -       -     -     -
OPERATING EXPENSE                   -       -        -       -     -     -
                                -----    ----     ----    ----  ----  ----
NET CASH FLOW                       -       -        -       -     -     -
                                 ====    ====     ====    ====  ====  ====

                                 2010    2011     2012    2013  2014   2015
                                 ----    ----    ----     ----  ----   ----
COST RECOVERY REVENUES              -       -        -       -     -      -
ALLOCABLE REVENUES                  -       -        -       -     -      -
EXPLORATION EXPENSE                 -       -        -       -     -      -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -        -       -     -      -
OPERATING EXPENSE                   -       -        -       -     -      -
                                 ----    ----     ----    ----  ----   ----
NET CASH FLOW                       -       -        -       -     -      -
                                 ====    ====     ====    ====  ====   ====

                                 TOTALS
                                 ------

COST RECOVERY REVENUES            2,434
ALLOCABLE REVENUES                3,113
EXPLORATION EXPENSE                   -
SUBSEQUENT DEVELOPMENT EXPENSE   (1,428)
OPERATING EXPENSE                  (949)
                                  -----
NET CASH FLOW                     3,170
                                  =====


CASH FLOW TO EACH PARTNER (M$) (50% INTEREST)

                              1998    1999    2000    2001    2002    2003
                              ----    ----    ----    ----    ----    -----

TOTAL OIL REVENUES               0      817    1,323     509   125      -
EXPLORATION EXPENSE              -        -        -       -     -      -
SUBSEQUENT DEVELOPMENT EXPENSE   -     (714)       -       -     -      -
OPERATING EXPENSE                -      (99)    (207)   (138)  (31)     -
                              ----     ----    -----    ----  ----   ----
NET CASH FLOW                    0        3    1,117     371    94      -
                             =====     ====    =====   ===== =====   ====


                              2004     2005     2006    2007    2008   2009
                              ----     ----     ----    ----    ----   -----

TOTAL OIL REVENUES               -       -         -       -       -       -
EXPLORATION EXPENSE              -       -         -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE   -       -         -       -       -       -
OPERATING EXPENSE                -       -         -       -       -       -
                              ----    ----      ----    ----    ----    ----
NET CASH FLOW                    -       -         -       -       -       -
                              ====    ====      ====    ====    ====    ====


                              2010    2011      2012    2013    2014    2015
                              ----    ----      ----    ----    ----    ----

TOTAL OIL REVENUES               -       -         -       -       -       -
EXPLORATION EXPENSE              -       -         -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE   -       -         -       -       -       -
OPERATING EXPENSE                -       -         -       -       -       -
                              ----    ----      ----    ----    ----    ----
NET CASH FLOW                    -       -         -       -       -       -
                              ====    ====      ====    ====    ====    ====


                                  TOTALS
                                  ------
TOTAL OIL REVENUES                2,774
EXPLORATION EXPENSE                   -
SUBSEQUENT DEVELOPMENT EXPENSE     (714)
OPERATING EXPENSE                  (475)
                                  -----
NET CASH FLOW                     1,585
                                 ======

 NET PRESENT VALUES @ 10% AS OF 1-1-1998, (M$)     1,153

XCL CHINA, LTD.
PROJECTED CASH FLOWS - PRELIMINARY CASE
ZHAO DONG CONCESSION:     18 MM BBL CASE
(C BLOCK: SEC CASE)

                                       1996     1997     1998   1999    2000     2001    2002     2003
                                       ----     ----     ----   ----    ----     ----    ----     ----
OIL PRICE ($BBL)                      16.69     16.69   16.69   16.69   16.69    16.69   16.69    16.69
GROSS OIL VOLUME (MBBLS)                  0         0       0     629   2,664    2,912   2,187    1,672
CONS IND & COMM TAX (MBBLS)               0         0       0      31     133      146     109       84
ROYALTY (MBBLS)                           -         -       -       -       -        -       -        -
COST RECOVERY OIL (MBBLS)                 0         0       0     378   1,598    1,747   1,312    1,003
OPERATING EXPENSES (M$)                   -         -       -   1,729   6,613    7,541   6,639    5,927
OPERATING EXPENSE VOLUME (MBBLS)          -         -       -     304     396      452     398      355
INVESTMENT RECOVERY OIL (MBBLS)           0         0       0     274   1,202    1,295     915      648
EXPLORATION COSTS (M$)               31,634         -       -       -       -        -       -        -
EXPLORATION RECOVERY (MBBLS)          1,895         -       -       -       -        -       -        -
EXPLORATION RECOVERY ADJUSTMENT         (89)        -       -       -       -        -       -        -
EXPLORATION RECOVERY UTILIZED             0         0       0     274   1,202      330       -        -
EXPLORATION COST CARRYOVER (MBBLS)    1,806     1,806   1,806   1,532     330        -       -        -
DEVELOPMENT COSTS (M$)                    -         -  13,112  34,141  17,551        -       -        -
DEVELOPMENT RECOVERY (MBBLS)              -         -     786   2,046   1,052        -       -        -
DEVELOPMENT RECOVERY UTILIZED             -         -       -       -       -      965     915      648
DEVELOPMENT COST CARRYOVER (MBBLS)        -         7     786   2,831   3,883    2,917   2,003    1,355
DEEMED INTEREST (MBBLS)                   -         -       -      71     261      373     296      207
TOTAL COST RECOVERY OIL (MBBLS)           0         0       0     274   1,202    1,295     915      648
REMAINDER OIL (MBBLS)                     0         0       0     220     932    1,019     766      585
X FACTOR                              0.950     0.950   0.950   0.950   0.912    0.907   0.921    0.937
CHINESE SHARE OIL (MBBLS)                 0         0       0      11      82       95      60       37
ALLOCABLE REMAINDER OIL (MBBLS)           0         0       0     209     850      924     705      548
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)    0         0       0     103     417      453     346      269
TOTAL CONTRACTOR OIL (MBBLS)              0         0       0     427   1,813    1,477     989      760

                                       2004    2005     2006     2007    2008    2009
                                       ----    ----     ----     ----    ----    ----

OIL PRICE ($BBL)                      16.69    16.69   16.69    16.69    16.69  16.69
GROSS OIL VOLUME (MBBLS)              1,350    1,114     949      838      757    684
CONS IND & COMM TAX (MBBLS)              68       56      47       42       38     34
ROYALTY (MBBLS)                           -        -       -        -        -      -
COST RECOVERY OIL (MBBLS)               810      668     570      503      454    411
OPERATING EXPENSES (M$)               5,514    5,216   5,010    4,753     4,511 4,292
OPERATING EXPENSE VOLUME (MBBLS)        330      313     300      285      270    257
INVESTMENT RECOVERY OIL (MBBLS)         480      356     269      218      184    153
EXPLORATION COSTS (M$)                    -        -       -        -        -      -
EXPLORATION RECOVERY (MBBLS)              -        -       -        -        -      -
EXPLORATION RECOVERY ADJUSTMENT           -        -       -        -        -      -
EXPLORATION RECOVERY UTILIZED             -        -       -        -        -      -
EXPLORATION COST CARRYOVER (MBBLS)        -        -       -        -        -      -
DEVELOPMENT COSTS (M$)                    -        -       -        -        -      -
DEVELOPMENT RECOVERY (MBBLS)              -        -       -        -        -      -
DEVELOPMENT RECOVERY UTILIZED           480      356     269      218       32      -
DEVELOPMENT COST CARRYOVER (MBBLS)      875      519     249       32        -      -
DEEMED INTEREST (MBBLS)                 141        -       -        -        -      -
TOTAL COST RECOVERY OIL (MBBLS)         480      356     269      218       32      -
REMAINDER OIL (MBBLS)                   473      390     332      293      418    393
X FACTOR                              0.950    0.950   0.950    0.950    0.950  0.950
CHINESE SHARE OIL (MBBLS)                24       19      17       15       21     20
ALLOCABLE REMAINDER OIL (MBBLS)         449      370     316      278      397    373
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)  220      182     155      136      194    183
TOTAL CONTRACTOR OIL (MBBLS)            617      509     434      383      342    309


                                       2010     2011    2012     2013     2014   2015
                                       ----    -----    ----     ----     ----   ----

OIL PRICE ($BBL)                      16.69    16.69    16.69   16.69    16.69    16.69
GROSS OIL VOLUME (MBBLS)                621      549      492     448      323      -
CONS IND & COMM TAX (MBBLS)              31       27       25      22       16      -
ROYALTY (MBBLS)                           -        -        -       -        -      -
COST RECOVERY OIL (MBBLS)               373      329      295     269      194      -
OPERATING EXPENSES (M$)               1,599    1,401    3,737   3,634    3,275      -
OPERATING EXPENSE VOLUME (MBBLS)         96       84      224     218      196      -
INVESTMENT RECOVERY OIL (MBBLS)         277      245       71      51       (2)     -
EXPLORATION COSTS (M$)                    -        -        -       -        -      -
EXPLORATION RECOVERY (MBBLS)              -        -        -       -        -      -
EXPLORATION RECOVERY ADJUSTMENT           -        -        -       -        -      -
EXPLORATION RECOVERY UTILIZED             -        -        -       -       (2)     -
EXPLORATION COST CARRYOVER (MBBLS)        -        -        -       -        2      -
DEVELOPMENT COSTS (M$)                    -        -        -       -        -      -
DEVELOPMENT RECOVERY (MBBLS)              -        -        -       -        -      -
DEVELOPMENT RECOVERY UTILIZED             -        -        -       -        -      -
DEVELOPMENT COST CARRYOVER (MBBLS)        -        -        -       -        -      -
DEEMED INTEREST (MBBLS)                   -        -        -       -        -      -
TOTAL COST RECOVERY OIL (MBBLS)           -        -        -       -       (2)     -
REMAINDER OIL (MBBLS)                   494      437      243     208      113      -
X FACTOR                              0.950    0.950    0.950   0.950    0.950      -
CHINESE SHARE OIL (MBBLS)                25       22       12      10        6      -
ALLOCABLE REMAINDER OIL (MBBLS)         470      415      231     198      107      -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)  230      204      113      97       53      -
TOTAL CONTRACTOR OIL (MBBLS)            277      245      223     204      146      -

                                           TOTALS
                                           ------
OIL PRICE ($BBL)
GROSS OIL VOLUME (MBBLS)                  18,190
CONS IND & COMM TAX (MBBLS)                  910
ROYALTY (MBBLS)                                -
COST RECOVERY OIL (MBBLS)                 10,914
OPERATING EXPENSES (M$)                   71,391
OPERATING EXPENSE VOLUME (MBBLS)           4,277
INVESTMENT RECOVERY OIL (MBBLS)            6,637
EXPLORATION COSTS (M$)                    31,634
EXPLORATION RECOVERY (MBBLS)               1,895
EXPLORATION RECOVERY ADJUSTMENT              (89)
EXPLORATION RECOVERY UTILIZED              1,804
EXPLORATION COST CARRYOVER (MBBLS)         5,476
DEVELOPMENT COSTS (M$)                    64,804
DEVELOPMENT RECOVERY (MBBLS)               3,883
DEVELOPMENT RECOVERY UTILIZED              3,883
DEVELOPMENT COST CARRYOVER (MBBLS)        15,449
DEEMED INTEREST (MBBLS)                    1,348
TOTAL COST RECOVERY OIL (MBBLS)            5,686
REMAINDER OIL (MBBLS)                      7,317
X FACTOR                                       -
CHINESE SHARE OIL (MBBLS)                    475
ALLOCABLE REMAINDER OIL (MBBLS)            6,842
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)     3,353
TOTAL CONTRACTOR OIL (MBBLS)               9,155


FOREIGN CONTRACTOR CASH FLOW (M$)
                                  1996    1997    1998    1999    2000     2001    2002    2003
                                  ----    ----    ----    ----    ----     ----    -----   ----
COST RECOVERY REVENUES               0       0       0    5,419   23,306   17,094  10,732   8,206
ALLOCABLE REVENUES                   0       0       0    1,711    6,955    7,555   5,767   4,485
EXPLORATION EXPENSE            (31,634)      -       -        -        -        -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -       -  (6,425) (16,729)  (8,600)       -       -       -
OPERATING EXPENSE                    -       -       -     (847)  (3,240)  (3,695) (3,253) (2,904)
                                 -----   -----   -----     ----    -----   ------   ------  -----
NET CASH FLOW                  (31,634)      0  (6,425) (10,446)  18,420   20,955   13,247  9,786
                                ======   =====  ======   ======   ======   ======   ======  =====

                                 2004    2005    2006     2007   2008   2009
                                 ----    ----    ----     ----   -----   -----

COST RECOVERY REVENUES          6,627   5,466   4,659    4,110   2,469   2,103
ALLOCABLE REVENUES              3,672   3,029   2,582    2,277   3,244   3,053
EXPLORATION EXPENSE                 -       -       -        -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -       -        -       -       -
OPERATING EXPENSE              (2,702) (2,556) (2,455)  (2,329) (2,210) (2,103)
                                -----   -----   -----    -----   -----   -----
NET CASH FLOW                   7,597   5,940   4,785    4,058    3,503   3,053
                                =====   =====   =====    =====    =====   =====

                                2010     2011    2012    2013     2014     2015
                                ----     ----    ----    ----     ----    -----
COST RECOVERY REVENUES           784      687   1,831    1,780    1,564       -
ALLOCABLE REVENUES             3,841    3,397   1,889    1,617      878       -
EXPLORATION EXPENSE                -        -        -       -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE     -        -        -       -        -       -
OPERATING EXPENSE               (784)    (687)  (1,831)  (1,780) (1,605)     -
                                ----     ----    -----    -----   -----   ----
NET CASH FLOW                  3,841    3,397    1,889    1,617     837      -
                               =====    =====    =====    =====    ====   ====

                                 TOTALS
                                 ------

COST RECOVERY REVENUES           96,836
ALLOCABLE REVENUES               55,954
EXPLORATION EXPENSE                   -
SUBSEQUENT DEVELOPMENT EXPENSE  (31,754)
OPERATING EXPENSE               (34,981)
                                 ------
NET CASH FLOW                    86,055
                                 ======

CASH FLOW TO EACH PARTNER (M$) (50% INTEREST)

                                  1996    1997    1998    1999   2000    2001     2002    2003
                                  ----    ----    ----    ----   ----    -----    ----    ----
TOTAL OIL REVENUES                   0       0       0   3,565   15,130   12,325   8,250   6,345
EXPLORATION EXPENSE            (15,817)      -       -       -        -        -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -       -  (3,212) (8,365)  (4,300)       -       -       -
OPERATING EXPENSE                    -       -       -    (424)  (1,620)  (1,848) (1,626) (1,452)
                                  ----    ----   -----    ----    -----    -----   -----   -----
NET CASH FLOW                  (15,817)      0  (3,212) (5,223)   9,210   10,477   6,623   4,893
                                ======    ====   =====   =====    =====   ======   =====   =====

                                 2004   2005    2006    2007      2008    2009
                                 ----   ----    ----    ----      ----    -----
TOTAL OIL REVENUES              5,150  4,248    3,620   3,193    2,857   2,578
EXPLORATION EXPENSE                 -      -        -       -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -      -        -       -        -       -
OPERATING EXPENSE              (1,351) (1,278) (1,227) (1,164)  (1,105) (1,052)
                                -----   -----   -----   -----    -----   -----
NET CASH FLOW                   3,799   2,970   2,393   2,029    1,752   1,527
                                =====   =====   =====   =====    =====   =====


                                2010    2011     2012    2013     2014    2015
                                ----    ----     ----    ----     ----   -----
TOTAL OIL REVENUES             2,312   2,042    1,860    1,699    1,221       -
EXPLORATION EXPENSE                -       -        -        -        -       -
SUBSEQUENT DEVELOPMENT EXPENSE     -       -        -        -        -       -
OPERATING EXPENSE               (392)   (343)    (916)    (890)    (802)      -
                                ----    ----     ----     ----     ----    ----
NET CASH FLOW                  1,921   1,699      944      809      419       -
                               =====   =====     ====     ====     ====    ====


                                   TOTALS
                                   ------

TOTAL OIL REVENUES                 76,395
EXPLORATION EXPENSE                     -
SUBSEQUENT DEVELOPMENT EXPENSE    (15,877)
OPERATING EXPENSE                 (17,491)
                                   ------
NET CASH FLOW                      43,028
                                   ======


INTERNAL RATE OF RETURN 75%
NET PRESENT VALUES @ 10% AS OF 1-1-1998, (M$)     21,434

XCL CHINA, LTD.
PROJECTED CASH FLOWS - PRELIMINARY SEC CASE
ZHAO DONG CONCESSION:     28 MM BBL CASE
(D BLOCK: SEC CASE)

                                        1996    1997   1998    1999     2000   2001   2002     2003
                                        ---     ----   ----    ----     ----   ----   ----      ----
OIL PRICE ($BBL)                       16.69    16.69   16.69  16.69   16.69   16.69   16.69    16.69
GROSS OIL VOLUME (MBBLS)                   0        0       0     971   4,111   4,493   3,375    2,581
CONS IND & COMM TAX (MBBLS)                0        0       0      49     206     225     169      129
ROYALTY (MBBLS)                            -        -       -       -       -       -       -        -
COST RECOVERY OIL (MBBLS)                  0        0       0     583   2,467   2,696   2,025    1,548
OPERATING EXPENSES (M$)                    -        -       -   2,669  10,205  11,638  10,245    9,147
OPERATING EXPENSE VOLUME (MBBLS)           -        -       -     160     611     697     614      548
INVESTMENT RECOVERY OIL (MBBLS)            0        0       0     423   1,855   1,999   1,411    1,000
EXPLORATION COSTS (M$)                48,818        -       -       -       -       -       -        -
EXPLORATION RECOVERY (MBBLS)           2,925        -       -       -       -       -       -        -
EXPLORATION RECOVERY ADJUSTMENT         (138)       -       -       -       -       -       -        -
EXPLORATION RECOVERY UTILIZED              0        0       0     423   1,855     509       -        -
EXPLORATION COST CARRYOVER (MBBLS)     2,787    2,787   2,787   2,364     509       -       -        -
DEVELOPMENT COSTS (M$)                     -        -  20,234  52,688  27,085       -       -        -
DEVELOPMENT RECOVERY (MBBLS)               -        -   1,212   3,157   1,623       -       -        -
DEVELOPMENT RECOVERY UTILIZED              -        -       -       -       -   1,490   1,411    1,000
DEVELOPMENT COST CARRYOVER (MBBLS)         -        -   1,212   4,369   5,992   4,502   3,091    2,091
DEEMED INTEREST (MBBLS)                    -        -       -     109     403     576     457      319
TOTAL COST RECOVERY OIL (MBBLS)            0        0       0     423   1,855   1,999   1,411    1,000
REMAINDER OIL (MBBLS)                      0        0       0     340   1,439   1,573   1,181      903
X FACTOR                               0.950    0.950   0.950   0.950   0.881   0.876   0.895    0.913
CHINESE SHARE OIL (MBBLS)                  0        0       0      17     171     195     124       78
ALLOCABLE REMAINDER OIL (MBBLS)            0        0       0     323   1,268   1,378   1,057      825
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)     0        0       0     158     621     675     518      404
TOTAL CONTRACTOR OIL (MBBLS)               0        0       0     659   2,776   2,256   1,510    1,163


                                        2004    2005     2006   2007   2008   2009
                                        ----    ----     ----   ----   ----   ----

OIL PRICE ($BBL)                       16.69    16.69   16.69  16.69    16.69   16.69
GROSS OIL VOLUME (MBBLS)               2,084    1,719   1,465  1,292    1,169   1,056
CONS IND & COMM TAX (MBBLS)              104       86      73     65       58      53
ROYALTY (MBBLS)                            -       -        -      -        -       -
COST RECOVERY OIL (MBBLS)              1,250    1,032     879    775      701     634
OPERATING EXPENSES (M$)                8,509    8,050   7,732  7,334    6,961   6,624
OPERATING EXPENSE VOLUME (MBBLS)         510      482     463    439      417     397
INVESTMENT RECOVERY OIL (MBBLS)          741      549     416    336      284     237
EXPLORATION COSTS (M$)                     -        -       -      -        -       -
EXPLORATION RECOVERY (MBBLS)               -        -       -      -        -       -
EXPLORATION RECOVERY ADJUSTMENT            -        -       -      -        -       -
EXPLORATION RECOVERY UTILIZED              -        -       -      -        -       -
EXPLORATION COST CARRYOVER (MBBLS)         -        -       -      -        -       -
DEVELOPMENT COSTS (M$)                     -        -       -      -        -       -
DEVELOPMENT RECOVERY (MBBLS)               -        -       -      -        -       -
DEVELOPMENT RECOVERY UTILIZED            741      549     416    336       49       -
DEVELOPMENT COST CARRYOVER (MBBLS)     1,350      801     385     49        -       -
DEEMED INTEREST (MBBLS)                  217        -       -      -        -       -
TOTAL COST RECOVERY OIL (MBBLS)          741      549     416    336       49       -
REMAINDER OIL (MBBLS)                    729      602     513    452      644     606
X FACTOR                               0.924    0.935   0.946  0.950    0.950   0.950
CHINESE SHARE OIL (MBBLS)                 56       39      27     23       32      30
ALLOCABLE REMAINDER OIL (MBBLS)          674      563     485    430      612     576
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   330      276     238    211      300     282
TOTAL CONTRACTOR OIL (MBBLS)             943      781     669    591      528     477


                                        2010    2011    2012   2013     2014   2015
                                        ----    ----    ----   ----     ----   ----
OIL PRICE ($BBL)                       16.69    16.69   16.69  16.69    16.69  16.69
GROSS OIL VOLUME (MBBLS)                 959      847     759    692      498     -
CONS IND & COMM TAX (MBBLS)               48       42      38     35       25     -
ROYALTY (MBBLS)                            -        -       -      -        -     -
COST RECOVERY OIL (MBBLS)                575      508     455    415      299     -
OPERATING EXPENSES (M$)                3,826    3,520   5,767  5,608    5,054     -
OPERATING EXPENSE VOLUME (MBBLS)         229      211     346    336      303     -
INVESTMENT RECOVERY OIL (MBBLS)          346      297     110     79       (4)    -
EXPLORATION COSTS (M$)                     -        -       -      -        -     -
EXPLORATION RECOVERY (MBBLS)               -        -       -      -        -     -
EXPLORATION RECOVERY ADJUSTMENT            -        -       -      -        -     -
EXPLORATION RECOVERY UTILIZED              -        -       -      -       (4)    -
EXPLORATION COST CARRYOVER (MBBLS)         -        -       -      -        4     -
DEVELOPMENT COSTS (M$)                     -        -       -      -        -     -
DEVELOPMENT RECOVERY (MBBLS)               -        -       -      -        -     -
DEVELOPMENT RECOVERY UTILIZED              -        -       -      -        -     -
DEVELOPMENT COST CARRYOVER (MBBLS)         -        -       -      -        -     -
DEEMED INTEREST (MBBLS)                    -        -       -      -        -     -
TOTAL COST RECOVERY OIL (MBBLS)            -        -       -      -       (4)    -
REMAINDER OIL (MBBLS)                    682      593     375    321      174     -
X FACTOR                               0.950    0.950   0.950  0.950    0.950     -
CHINESE SHARE OIL (MBBLS)                 34       30      19     16        9     -
ALLOCABLE REMAINDER OIL (MBBLS)          648      564     356    305      166     -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   317      276     175    150       81     -
TOTAL CONTRACTOR OIL (MBBLS)             430      380     344    314      226     -

                                         TOTALS
                                         ------
OIL PRICE ($BBL)
GROSS OIL VOLUME (MBBLS)                 28,072
CONS IND & COMM TAX (MBBLS)               1,404
ROYALTY (MBBLS)                               -
COST RECOVERY OIL (MBBLS)                16,843
OPERATING EXPENSES (M$)                 112,889
OPERATING EXPENSE VOLUME (MBBLS)          6,764
INVESTMENT RECOVERY OIL (MBBLS)          10,079
EXPLORATION COSTS (M$)                   48,818
EXPLORATION RECOVERY (MBBLS)              2,925
EXPLORATION RECOVERY ADJUSTMENT            (138)
EXPLORATION RECOVERY UTILIZED             2,783
EXPLORATION COST CARRYOVER (MBBLS)        8,451
DEVELOPMENT COSTS (M$)                  100,007
DEVELOPMENT RECOVERY (MBBLS)              5,992
DEVELOPMENT RECOVERY UTILIZED             5,992
DEVELOPMENT COST CARRYOVER (MBBLS)       23,842
DEEMED INTEREST (MBBLS)                   2,081
TOTAL COST RECOVERY OIL (MBBLS)           8,775
REMAINDER OIL (MBBLS)                    11,129
X FACTOR                                      -
CHINESE SHARE OIL (MBBLS)                   900
ALLOCABLE REMAINDER OIL (MBBLS)          10,229
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)    5,012
TOTAL CONTRACTOR OIL (MBBLS)             14,046

FOREIGN CONTRACTOR CASH FLOW (M$)

                                 1996   1997    1998    1999   2000    2001    2002    2003
                                 ----   ----    ----    ----   ----    ----    -----   ----
COST RECOVERY REVENUES              0      0       0    8,363   35,966   26,381  16,563  12,663
ALLOCABLE REVENUES                  0      0       0    2,640   10,371   11,268   8,644   6,747
EXPLORATION EXPENSE           (48,818)     -       -        -        -        -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -      -  (9,915) (25,817) (13,272)       -       -       -
OPERATING EXPENSE                   -      -       -   (1,308)  (5,001)  (5,702) (5,020) (4,482)
                               ------  -----   -----    -----    -----    ------ ------  ------
NET CASH FLOW                 (48,818)     0  (9,915) (16,121)  28,065   31,946  20,186  14,928
                                =====  =====  ======   ======   ======   ======  ======  ======

                                2004   2005     2006    2007     2008      2009
                                ----    ----    ----    ----     -----    -----
COST RECOVERY REVENUES         10,227   8,436   7,189    6,342   3,810    3,246
ALLOCABLE REVENUES              5,511   4,602   3,969    3,515   5,007    4,712
EXPLORATION EXPENSE                 -       -       -        -       -        -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -       -        -       -        -
OPERATING EXPENSE              (4,169) (3,944) (3,789)  (3,594) (3,411)  (3,246)
                                -----   -----   -----    -----   -----     ----
NET CASH FLOW                  11,568   9,094   7,370    6,263   5,406    4,712
                               ======   =====   =====    =====   =====    =====

                                2010    2011     2012     2013    2014    2015
                                ----    ----     ----     ----    ----   -----
COST RECOVERY REVENUES          1,875   1,725   2,826    2,748   2,413        -
ALLOCABLE REVENUES              5,296   4,611   2,914    2,496   1,355        -
EXPLORATION EXPENSE                 -       -       -        -       -        -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -       -        -       -        -
OPERATING EXPENSE              (1,875) (1,725) (2,826)  (2,748) (2,476)       -
                                -----   -----   -----    -----   -----     ----
NET CASH FLOW                   5,296   4,611   2,914    2,496   1,292        -
                                =====   =====   =====    =====   =====     ====


                                   TOTALS
                                   ------

COST RECOVERY REVENUES            150,772
ALLOCABLE REVENUES                 83,657
EXPLORATION EXPENSE                     -
SUBSEQUENT DEVELOPMENT EXPENSE    (49,004)
OPERATING EXPENSE                 (55,315)
                                   ------
NET CASH FLOW                     130,110
                                  =======


CASH FLOW TO EACH PARTNER (M$) (50% INTEREST)

                                  1996    1997   1998    1999    2000     2001    2002    2003
                                  ----    ----   ----    ----    ----     -----   ----    ----
TOTAL OIL REVENUES                    0      0       0    5,502  23,169  18,824  12,603   9,705
EXPLORATION EXPENSE             (24,409)     -       -        -       -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE        -      -  (4,957) (12,909) (6,636)      -       -       -
OPERATING EXPENSE                     -      -       -     (654) (2,500) (2,851) (2,510) (2,241)
                                   ----   ----   -----    -----   -----  ------  ------   -----
NET CASH FLOW                   (24,409)     0  (4,957)  (8,061) 14,033  15,973  10,093   7,464
                                  =====   ====   =====    =====  ======  ======  ======   =====

                                   2004   2005     2006    2007    2008   2009
                                   ----    ----    ----    ----    ----   -----
TOTAL OIL REVENUES                7,869   6,519    5,579  4,928   4,409   3,979
EXPLORATION EXPENSE                   -       -        -      -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE        -       -        -      -       -       -
OPERATING EXPENSE                (2,085) (1,972) (1,894) (1,797) (1,706) (1,623)
                                  -----   -----   -----   -----   -----    ----
NET CASH FLOW                     5,784   4,547   3,685   3,131   2,703   2,356
                                  =====   =====   =====   =====   =====   =====

                                  2010     2011    2012    2013    2014   2015
                                  ----    ----     ----    ----    ----  -----
TOTAL OIL REVENUES                3,585   3,168   2,870   2,622   1,884      -
EXPLORATION EXPENSE                   -       -       -       -       -      -
SUBSEQUENT DEVELOPMENT EXPENSE        -       -       -       -       -      -
OPERATING EXPENSE                  (937)   (863) (1,413) (1,374) (1,238)     -
                                  -----   -----   -----   -----   -----    ----
NET CASH FLOW                     2,648   2,305   1,457   1,248     646      -
                                  =====   =====   =====   =====   =====    ====

                                       TOTALS
                                       ------
TOTAL OIL REVENUES                    117,215
EXPLORATION EXPENSE                         -
SUBSEQUENT DEVELOPMENT EXPENSE        (24,502)
OPERATING EXPENSE                     (27,658)
                                       ------
NET CASH FLOW                          65,055
                                       ======



INTERNAL RATE OF RETURN 74%   NET
PRESENT VALUES @ 10% AS OF 1-1-1998, (M$)     32,444

XCL CHINA, LTD.
PROJECTED CASH FLOWS - PRELIMINARY SEC CASE
ZHAO DONG CONCESSION:     46 MM BBL CASE
(ESTIMATE OF PAYMENT: PROVED ONLY - ESCALATED PRICING)

                                      1996     1997    1998     1999    2000    2001   2002      2003
                                      ----     ----    ----     ----    ----    ----   ----      -----
OIL PRICE ($BBL)                     16.32    17.32   18.32    19.14    19.99   20.88   21.80     22.76
GROSS OIL VOLUME (MBBLS)                 0        0       0    1,600    6,775   7,405    5,563    4,253
CONS IND & COMM TAX (MBBLS)              0        0       0       80      339     370      278      213
ROYALTY (MBBLS)                          -        -       -        -        -      16        -        -
COST RECOVERY OIL (MBBLS)                0        0       0      960    4,065   4,443    3,338    2,552
OPERATING EXPENSES (M$)                  -        -       -    3,914   16,818  19,179   16,884   15,075
OPERATING EXPENSE VOLUME (MBBLS)         -        -       -      205      841     919      774      662
INVESTMENT RECOVERY OIL (MBBLS)          0        0       0      756    3,224   3,524    2,563    1,889
EXPLORATION COSTS (M$)              24,000        -       -        -        -       -        -        -
EXPLORATION RECOVERY (MBBLS)         1,471        -       -        -        -       -        -        -
EXPLORATION RECOVERY ADJUSTMENT       (207)       -       -        -        -       -        -        -
EXPLORATION RECOVERY UTILIZED            0        0       0      756      508       -        -        -
EXPLORATION COST CARRYOVER (MBBLS)   1,263    1,263   1,263      508        -       -        -        -
DEVELOPMENT COSTS (M$)                   -        -       -        -  164,811       -        -        -
DEVELOPMENT RECOVERY (MBBLS)             -        -       -        -    8,244       -        -        -
DEVELOPMENT RECOVERY UTILIZED            -        -       -        -    2,716   3,524    2,500      225
DEVELOPMENT COST CARRYOVER (MBBLS)       -        -       -        -    5,527   2,003        -        -
DEEMED INTEREST (MBBLS)                  -        -       -        -        -     497      225       20
TOTAL COST RECOVERY OIL (MBBLS)          0        0       0      756    3,224   3,524    2,500      225
REMAINDER OIL (MBBLS)                    0        0       0      560    2,371   2,576    2,010    3,153
X FACTOR                             0.950    0.950   0.950    0.940    0.845   0.837    0.865    0.879
CHINESE SHARE OIL (MBBLS)                0        0       0       34      367     420      271      381
ALLOCABLE REMAINDER OIL (MBBLS)          0        0       0      526    2,004   2,156    1,739    2,772
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   0        0       0      258      982   1,056      852    1,358
TOTAL CONTRACTOR OIL (MBBLS)             0        0       0    1,114    3,233   3,233    2,457    1,793


                                          2004     2005     2006    2007     2008    2009
                                         -----     ----     ----    ----     ----    ----
OIL PRICE ($BBL)                         23.76    24.80    25.88    27.00    28.17    29.38
GROSS OIL VOLUME (MBBLS)                 3,435    2,833    2,415    2,130    1,926    1,741
CONS IND & COMM TAX (MBBLS)                172      142      121      106       96       87
ROYALTY (MBBLS)                              -        -        -        -        -        -
COST RECOVERY OIL (MBBLS)                2,061    1,700    1,449    1,278    1,156    1,044
OPERATING EXPENSES (M$)                 14,023   13,266   12,742   12,087   11,472   10,916
OPERATING EXPENSE VOLUME (MBBLS)           590      535      492      448      407      372
INVESTMENT RECOVERY OIL (MBBLS)          1,471    1,165      956      830      748      673
EXPLORATION COSTS (M$)                       -        -        -        -        -        -
EXPLORATION RECOVERY (MBBLS)                 -        -        -        -        -        -
EXPLORATION RECOVERY ADJUSTMENT              -        -        -        -        -        -
EXPLORATION RECOVERY UTILIZED                -        -        -        -        -        -
EXPLORATION COST CARRYOVER (MBBLS)           -        -        -        -        -        -
DEVELOPMENT COSTS (M$)                       -        -        -        -        -        -
DEVELOPMENT RECOVERY (MBBLS)                 -        -        -        -        -        -
DEVELOPMENT RECOVERY UTILIZED               20        2        -        -        -        -
DEVELOPMENT COST CARRYOVER (MBBLS)           -        -        -        -        -        -
DEEMED INTEREST (MBBLS)                      2        -        -        -        -        -
TOTAL COST RECOVERY OIL (MBBLS)             20        2        -        -        -        -
REMAINDER OIL (MBBLS)                    2,652    2,155    1,801    1,576    1,423    1,282
X FACTOR                                 0.893    0.909    0.916    0.923    0.928    0.934
CHINESE SHARE OIL (MBBLS)                  283     196      151       122      102       84
ALLOCABLE REMAINDER OIL (MBBLS)          2,370    1,959   1,651     1,454    1,320    1,198
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)   1,161     960      809       712      647      587
TOTAL CONTRACTOR OIL (MBBLS)             1,460    1,223   1,050       932      847      769

                                         2010      2011    2012     2013     2014   2015
                                         -----     ----    ----     ----     ----   ----

OIL PRICE ($BBL)                         30.64     31.95    33.32   34.74   36.22  37.75
GROSS OIL VOLUME (MBBLS)                 1,580     1,395    1,250   1,140     821      -
CONS IND & COMM TAX (MBBLS)                 79        70       63      57      41      -
ROYALTY (MBBLS)                              -         -        -       -       -      -
COST RECOVERY OIL (MBBLS)                  948       837      750     684     493      -
OPERATING EXPENSES (M$)                  7,925     7,422    9,504   9,241   8,329      -
OPERATING EXPENSE VOLUME (MBBLS)           259       232      285     266     230      -
INVESTMENT RECOVERY OIL (MBBLS)            689       605      465     418     263      -
EXPLORATION COSTS (M$)                       -         -        -       -       -      -
EXPLORATION RECOVERY (MBBLS)                 -         -        -       -       -      -
EXPLORATION RECOVERY ADJUSTMENT              -         -        -       -       -      -
EXPLORATION RECOVERY UTILIZED                -         -        -       -       -      -
EXPLORATION COST CARRYOVER (MBBLS)           -         -        -       -       -      -
DEVELOPMENT COSTS (M$)                       -         -        -       -       -      -
DEVELOPMENT RECOVERY (MBBLS)                 -         -        -       -       -      -
DEVELOPMENT RECOVERY UTILIZED                -         -        -       -       -      -
DEVELOPMENT COST CARRYOVER (MBBLS)           -         -        -       -       -      -
DEEMED INTEREST (MBBLS)                      -         -        -       -       -      -
TOTAL COST RECOVERY OIL (MBBLS)              -         -        -       -       -      -
REMAINDER OIL (MBBLS)                    1,242     1,093      902     817     550      -
X FACTOR                                 0.941     0.950    0.950   0.950   0.950      -
CHINESE SHARE OIL (MBBLS)                   73        55       45      41      28      -
ALLOCABLE REMAINDER OIL (MBBLS)          1,169     1,039      857     776     523      -
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)     573       509      420     380     256      -
TOTAL CONTRACTOR OIL (MBBLS)               700       623      560     511     369      -

                                        TOTALS
                                        ------

OIL PRICE ($BBL)
GROSS OIL VOLUME (MBBLS)                46,263
CONS IND & COMM TAX (MBBLS)              2,313
ROYALTY (MBBLS)                             16
COST RECOVERY OIL (MBBLS)               27,758
OPERATING EXPENSES (M$)                188,796
OPERATING EXPENSE VOLUME (MBBLS)         7,517
INVESTMENT RECOVERY OIL (MBBLS)         20,240
EXPLORATION COSTS (M$)                       -
EXPLORATION RECOVERY (MBBLS)                 -
EXPLORATION RECOVERY ADJUSTMENT           (207)
EXPLORATION RECOVERY UTILIZED            1,263
EXPLORATION COST CARRYOVER (MBBLS)       3,035
DEVELOPMENT COSTS (M$)                 164,811
DEVELOPMENT RECOVERY (MBBLS)             8,244
DEVELOPMENT RECOVERY UTILIZED            8,988
DEVELOPMENT COST CARRYOVER (MBBLS)       7,530
DEEMED INTEREST (MBBLS)                    745
TOTAL COST RECOVERY OIL (MBBLS)         10,252
REMAINDER OIL (MBBLS)                   26,164
X FACTOR                                     -
CHINESE SHARE OIL (MBBLS)                2,652
ALLOCABLE REMAINDER OIL (MBBLS)         23,512
CONTRACTOR ALLOCABLE OIL - 49% (MBBLS)  11,521
TOTAL CONTRACTOR OIL (MBBLS)            20,872


FOREIGN CONTRACTOR CASH FLOW (M$)

                                  1996     1997   1998     1999    2000    2001    2002     2003
                                  ----     ----   ----     ----    ----    ----    -----    ----
COST RECOVERY REVENUES               0        0      0   16,381   45,003  45,457  34,984    9,896
ALLOCABLE REVENUES                   0        0      0    4,938   19,632  22,055  18,579   30,919
EXPLORATION EXPENSE            (24,000)       -      -        -        -       -       -        -
SUBSEQUENT DEVELOPMENT EXPENSE       -        -      0        -  (80,757)      -       -        -
OPERATING EXPENSE                    -        -      -   (1,918)  (8,241) (9,398) (8,273)  (7,387)
                                ------    -----  -----    -----   ------  ------   -----   -----
NET CASH FLOW                  (24,000)       0      0  (19,401)  24,363  58,114   45,289  33,429
                                ======    ===== ======   ======   ======  ======   ======  ======

                                2004    2005     2006    2007    2008    2009
                                 ----    ----    ----    ----    -----  -----
COST RECOVERY REVENUES           7,107   6,522   6,243    5,923   5,621   5,349
ALLOCABLE REVENUES              27,587  23,798  20,930   19,232  18,222  17,243
EXPLORATION EXPENSE                  -       -        -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE       -       -        -       -       -       -
OPERATING EXPENSE               (6,871) (6,500) (6,243)  (5,923) (5,621) (5,349)
                                 -----  ------  ------   ------  ------  ------
NET CASH FLOW                   27,823  23,820  20,930   19,232  18,222  17,243
                                ======  ======  ======   ======  ======  ======

                                 2010    2011    2012     2013    2014    2015
                                 ----    ----    ----     ----    ----    -----
COST RECOVERY REVENUES           3,883   3,637    4,657   4,528   4,081      -
ALLOCABLE REVENUES              17,551  16,264   13,997  13,214   9,277      -
EXPLORATION EXPENSE                  -       -        -       -       -      -
SUBSEQUENT DEVELOPMENT EXPENSE       -       -        -       -       -      -
OPERATING EXPENSE               (3,883) (3,637) (4,657)  (4,528) (4,081)     -
                                ------  ------  ------    -----   -----   ----
NET CASH FLOW                   17,551  16,264  13,997   13,214   9,277      -
                                ======  ======  ======   ======   =====   ====


                                   TOTALS
                                   ------

COST RECOVERY REVENUES            209,273
ALLOCABLE REVENUES                293,437
EXPLORATION EXPENSE                     -
SUBSEQUENT DEVELOPMENT EXPENSE    (80,757)
OPERATING EXPENSE                 (92,510)
                                   ------
NET CASH FLOW                      329,442
                                   =======


CASH FLOW TO EACH PARTNER (M$) (5.9% INTEREST)


                                 1996     1997   1998    1999    2000    2001   2002     2003
                                 ----     ----   ----    ----    -----   ----   ----     ----
TOTAL OIL REVENUES                  0       0       0   1,258   3,813   3,983   3,160   2,408
EXPLORATION EXPENSE            (1,416)      -       -       -       -       -       -       -
SUBSEQUENT DEVELOPMENT EXPENSE      -       -       0       -  (4,765)      -       -       -
OPERATING EXPENSE                   -       -       -    (113)   (486)   (554)   (488)   (436)
                                -----    ----   -----    ----   -----   -----   -----   -----
NET CASH FLOW                  (1,416)      0       0   1,145  (1,437)  3,429   2,672   1,972
                                =====    ====   =====   =====   =====   =====   =====   =====

                                2004    2005     2006    2007    2008   2009
                                ----    ----     ----    ----    ----  -----
TOTAL OIL REVENUES             2,047   1,789    1,603   1,484   1,407  1,333
EXPLORATION EXPENSE                -       -        -       -       -      -
SUBSEQUENT DEVELOPMENT EXPENSE     -       -        -       -       -      -
OPERATING EXPENSE               (405)   (384)    (368)   (349)   (332)  (316)
                               -----    ----    -----   -----   -----   -----
NET CASH FLOW                  1,642   1,405    1,235   1,135   1,075   1,017
                               =====    ====    =====   =====   =====   =====


                               2010     2011     2012    2013   2014    2015
                               --- -    ----     ----    ----   ----   -----
TOTAL OIL REVENUES             1,265   1,174    1,101    1,047   788      -
EXPLORATION EXPENSE                -       -        -        -     -      -
SUBSEQUENT DEVELOPMENT EXPENSE     -       -        -        -     -      -
OPERATING EXPENSE               (229)   (215)    (275)    (267) (241)     -
                               -----   -----     -----   -----   ---   ----
NET CASH FLOW                  1,036     960      826      780   547      -
                               =====    ====     ====     ====  ====   ====


                                 TOTALS
                                 ------
TOTAL OIL REVENUES               29,660
EXPLORATION EXPENSE                   -
SUBSEQUENT DEVELOPMENT EXPENSE   (4,765)
OPERATING EXPENSE                (5,458)
                                  -----
NET CASH FLOW                    19,437
                                 ======


NET PRESENT VALUES @ 12% AS OF 1-1-2000, (M$)  8,974 (AMOUNT OF
PAYMENT IN YEAR 2000)

NET PRESENT VALUES @ 10% AS OF 1-1-1998, (M$)  7,416 (DISCOUNTED
PAYMENT)